UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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TODCO

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PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

To the Stockholders of Hercules Offshore, Inc. and TODCO:

The boards of directors of Hercules Offshore, Inc., which we sometimes refer to herein as Hercules, and TODCO have approved a merger agreement by which Hercules will acquire TODCO. As we describe in greater detail in this document, we believe the transaction will result in significant benefits to each company’s stockholders.

The merger consideration is fixed at approximately $924.4 million in cash and approximately 56.6 million shares of Hercules common stock, based on the amount of TODCO common stock and restricted stock outstanding on the effective date of the merger agreement. This is equivalent to 0.979 shares of Hercules common stock plus $16.00 per share of TODCO common stock. TODCO stockholders may elect to receive cash or shares of Hercules common stock in the merger. Those desiring to receive a combination of cash and Hercules common stock may do so by making a cash election for a portion of their shares and a stock election for their remaining shares. Regardless of the election made, the merger agreement contains provisions designed to cause the value of the per share consideration that TODCO stockholders receive to be substantially equivalent.

Your vote is very important. We cannot complete the transaction unless, among other things, the holders of TODCO common stock vote to approve and adopt the merger agreement and the holders of Hercules common stock vote to approve the issuance of Hercules common stock in the merger. Each of Hercules and TODCO will hold a meeting of stockholders to vote on proposals related to the merger, and in the case of Hercules additional proposals unrelated to the merger, including election of directors and amendments to its long-term incentive plan. The meetings of stockholders will be held at the date, time and location set forth below. Whether or not you plan to attend your company’s meeting, please take the time to submit your proxy by completing and mailing the enclosed proxy card or by using the telephone or Internet procedures provided to you. If your shares of Hercules common stock or TODCO common stock are held in “street name,” you must instruct your broker how to vote those shares.

For Hercules stockholders: July 11, 2007 at 9:00 a.m. Houston time at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027	For TODCO stockholders: July 11, 2007 at 9:00 a.m. Houston time at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027

The Hercules board of directors recommends that Hercules stockholders vote FOR the issuance of Hercules common stock in the merger, and FOR each other proposal, including for each of the director nominees.	The TODCO board of directors recommends that TODCO stockholders vote FOR the approval and adoption of the merger agreement.

This document describes the stockholder meetings, the transactions contemplated by the merger agreement, documents related to the merger transaction and other related matters. Please read this entire document carefully, including the section discussing risk factors beginning on page 30. You can also obtain information about our companies from documents that we have each filed with the Securities and Exchange Commission.

Shares of Hercules common stock trade on the NASDAQ Global Select Market, which we refer to herein as NASDAQ, under the symbol “HERO.” Shares of TODCO common stock trade on the New York Stock Exchange, which we refer to herein as the NYSE, under the symbol “THE.”

Randall D. Stilley Chief Executive Officer and President Hercules Offshore, Inc.	Jan Rask President and Chief Executive Officer TODCO

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or has passed upon the adequacy or accuracy of the disclosure in this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated June 1, 2007, and is first being mailed to Hercules stockholders and TODCO stockholders on or about June 6, 2007.

HERCULES OFFSHORE, INC.

11 Greenway Plaza, Suite 2950

Houston, Texas 77046

NOTICE OF SPECIAL AND ANNUAL MEETING OF STOCKHOLDERS

To be held on July 11, 2007

To the Stockholders

of Hercules Offshore, Inc.:

The special and annual meeting of stockholders of Hercules Offshore, Inc. (the “Hercules Meeting”) will be held on July 11, 2007, at 9:00 a.m., Houston time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas for the following purposes:

1.	to approve the issuance of Hercules common stock to TODCO stockholders in connection with the merger as set forth in the Amended and Restated Agreement and Plan of Merger, effective as of March 18, 2007, by and among Hercules, TODCO and THE Hercules Offshore Drilling Company LLC, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice, pursuant to which TODCO will merge with and into a direct, wholly-owned subsidiary of Hercules,

2.	to elect three directors to the class of directors whose term will expire at the 2010 Annual Meeting of Stockholders,

3.	to approve the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan, sometimes referred to herein as the plan, increasing the number of shares of Hercules common stock available for issuance under the plan by 6,800,000 shares, or by 1,200,000 shares if the merger is not completed,

4.	to approve the adjournment of the Hercules Meeting, if necessary or appropriate, to solicit additional proxies in favor of any of the foregoing proposals, and

5.	to transact any other business as may properly come before the Hercules Meeting or any adjournments or postponements thereof.

Attached to this notice is a joint proxy statement/prospectus setting forth information with respect to the above items and certain other information.

The Hercules board of directors has fixed the close of business on May 30, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Hercules Meeting or any adjournment thereof. Only holders of record of Hercules common stock at the close of business on the record date are entitled to notice of and to vote at the Hercules Meeting. For a period of ten days prior to the Hercules Meeting, a complete list of the holders of record of Hercules common stock entitled to vote at the meeting will be available at Hercules’ executive offices for inspection by stockholders during normal business hours for proper purposes.

The Hercules Offshore, Inc. Board of Directors recommends that you vote FOR each of the proposals listed above.

Your vote is important. All stockholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the Hercules Meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided, using the procedures in the voting instructions provided to you. If a stockholder who has submitted a proxy attends the meeting in person, the stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors

James W. Noe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Houston, Texas

June 1, 2007

TODCO

2000 W. Sam Houston Parkway S., Suite 800

Houston, Texas 77042-3615

(713) 278-6000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On July 11, 2007

Notice is hereby given that a special meeting of stockholders of TODCO (the “TODCO Meeting”) will be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, at 9:00 a.m., Houston time, on July 11, 2007, for the following purposes:

1.	to approve and adopt the Amended and Restated Agreement and Plan of Merger, effective as of March 18, 2007, by and among Hercules Offshore, Inc., TODCO and THE Hercules Offshore Drilling Company LLC, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice, pursuant to which TODCO will merge with and into a direct, wholly-owned subsidiary of Hercules Offshore, Inc.,

2.	to approve the adjournment of the TODCO Meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposal, and

3.	to transact any other business as may properly come before the TODCO Meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on May 30, 2007, are entitled to notice of and to vote at the TODCO Meeting or any adjournment or postponement thereof. A list of all stockholders entitled to vote at the TODCO Meeting will be available at TODCO’s office at 2000 W. Sam Houston Parkway S., Suite 800, Houston, Texas 77042-3615, for a period of at least ten days prior to the TODCO Meeting, and will also be available at the TODCO Meeting.

The TODCO Board of Directors recommends that you vote FOR each of the proposals listed above.

By Order of the Board of Directors

Michael P. Donaldson

Vice President, General Counsel and Secretary

Houston, Texas

June 1, 2007

Whether or not you plan to attend the TODCO Meeting, please sign, date and return the enclosed proxy card as promptly as possible in the envelope provided or submit your proxy by telephone or the Internet, using the procedures in the voting instructions provided to you. No postage is required if mailed in the United States. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to ensure that all your shares will be voted. Your proxy may be revoked at any time prior to the time it is voted at the TODCO Meeting.

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates by reference important business and financial information about Hercules and TODCO from documents that are not included or delivered with this joint proxy statement/prospectus. These documents are available to Hercules and TODCO stockholders without charge upon written or oral request, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain any of these documents by requesting them in writing or by telephone from the appropriate company.

Hercules Offshore, Inc. 11 Greenway Plaza, Suite 2950 Houston, Texas 77046 Attention: Investor Relations Telephone number: (713) 979-9300 www.herculesoffshore.com	TODCO 2000 W. Sam Houston Parkway, Suite 800 Houston, Texas 77042-3615 Attention: Investor Relations Telephone number: (713) 278-6000 www.theoffshoredrillingcompany.com

See “Where You Can Find More Information” beginning on page 156 for a detailed description of the documents incorporated by reference into this joint proxy statement/prospectus.

In order for you to receive timely delivery of the documents in advance of the meetings, Hercules or TODCO, as applicable, should receive your request by no later than July 2, 2007.

Information contained on the Hercules and TODCO websites is expressly not incorporated by reference into this joint proxy statement/prospectus.

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission, which is referred to herein as the SEC, by Hercules (File No. 333-142314), constitutes a prospectus of Hercules under Section 5 of the Securities Act of 1933, as amended, which is referred to as the Securities Act, with respect to the shares of Hercules common stock to be issued to TODCO stockholders in the merger pursuant to the merger agreement.

This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, with respect to the Hercules Meeting, at which Hercules stockholders will be asked to consider and vote upon certain proposals, including a proposal to approve the issuance of shares of Hercules common stock to TODCO stockholders in the merger pursuant to the merger agreement, and with respect to the TODCO Meeting, at which TODCO stockholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

Important Information and Risks: The following are brief answers to some questions that Hercules stockholders and TODCO stockholders may have regarding the proposed merger and the proposals being considered at the Hercules Meeting and the TODCO Meeting. Hercules and TODCO urge you to read and consider carefully the remainder of this joint proxy statement/prospectus, including the Risk Factors beginning on page 30 and the attached Annexes, because the information in this section does not provide all of the information that might be important to you. Additional important information and descriptions of risks are also contained in the documents incorporated by reference in this joint proxy statement/prospectus.

Your vote is very important. You are encouraged to submit a proxy as soon as possible.

Q:	What is the proposed merger?

A:	Hercules, TODCO and THE Hercules Offshore Drilling Company LLC, referred to as Merger Sub, have entered into a merger agreement, pursuant to which TODCO will merge with and into Merger Sub, with Merger Sub surviving the merger as a direct, wholly-owned subsidiary of Hercules. Stockholders of both Hercules and TODCO must approve proposals enabling the merger to occur.

Q:	Why is Hercules proposing the merger?

A:	The Hercules board of directors believes that the combined company will be one of the leading oil and gas service providers in the world. The Hercules board of directors also believes that the combination of Hercules and TODCO offers the following advantages to the combined company:

•	provides the opportunity to diversify the combined company’s asset base,

•	increases the combined company’s operational flexibility,

•	expands the international footprint of the combined company, which provides diversity as well as a platform for future growth in existing and new locations,

•	expands the stockholder base and market capitalization of the combined company,

•	enables Hercules to combine the operational and safety best practices developed by both companies in order to deliver high quality drilling and marine services to the combined company’s customers, and

•	generates additional career and development opportunities for the employees of Hercules and TODCO, which in turn will enhance the combined company’s ability to recruit and retain a skilled workforce.

Q:	How much in total is Hercules paying the TODCO stockholders in the merger?

A:	Based on the number of outstanding shares of TODCO common stock as of March 18, 2007, the effective date of the merger agreement:

•

Hercules will issue a total of approximately 56.6 million shares of Hercules common stock in the merger based on the number of shares outstanding as of March 18, 2007, representing approximately 64% of the shares of Hercules common stock outstanding if issued as of the same date.

•	Hercules will pay approximately $924.4 million in cash to TODCO stockholders in the merger pursuant to the merger agreement based on the number of shares outstanding as of March 18, 2007.

Q:	What will TODCO stockholders receive as a result of the merger?

A:	At the effective time of the merger, on a per-share basis, the outstanding shares of TODCO common stock will be converted into the right to receive merger consideration equal in value to $16.00 per share plus the product of (1) 0.979 times (2) the average of the per share closing sales price of Hercules common stock during a ten consecutive trading day valuation period ending on the fifth calendar day immediately prior to the effective time of the merger, or if the fifth calendar day is not a trading day, then ending on the immediately preceding trading day.

Q:	Will TODCO stockholders be able to choose whether to receive cash or Hercules common stock in the merger?

A:	Yes. TODCO stockholders will be able to elect to receive cash or Hercules common stock in the merger based on a formula contained in the merger agreement, subject to proration in the event the cash election or stock election is oversubscribed and cash payments in lieu of fractional shares. Those stockholders desiring to receive a combination of cash and Hercules common stock may do so by making a cash election with respect to a portion of their shares and a stock election with respect to their remaining shares.

The cash/stock election formula is designed to provide substantially equivalent value of the consideration to be received for each share of TODCO common stock at the time the calculation is made, regardless of whether a TODCO stockholder elects to receive cash or shares of Hercules common stock. This value equivalency will be based on the average of the per share closing sales price of Hercules common stock during a ten consecutive trading day valuation period ending on the fifth calendar day immediately prior to the effective time of the merger, or if the fifth calendar day is not a trading day, then ending on the immediately preceding trading day. If the effective time of the merger occurs on July 11, 2007, the ten-day valuation period would be June 22, 2007 to July 6, 2007. The cash/stock election formula and examples of its application are described in “The Merger Agreement—Merger Consideration,” beginning on page 89 of this joint proxy statement/prospectus.

Q:	If I am a TODCO stockholder, what is the deadline for me to elect the type of merger consideration that I prefer to receive?

A:	Holders of TODCO common stock who wish to elect to receive cash or Hercules common stock should follow the instructions in the election form which will be provided to TODCO stockholders in a separate mailing. Those stockholders desiring to receive a combination of Hercules common stock and cash may do so by making a cash election for a portion of their TODCO shares and a stock election for their remaining TODCO shares. If you do not submit a properly completed and signed election form to the exchange agent before the election deadline set forth below and in the election form, then you will not have a right to elect your preferred form of consideration and, consequently, under the proration provisions of the merger agreement, may receive only cash, only shares of Hercules common stock, or a combination of cash and shares of Hercules common stock following completion of the merger, depending on the type of merger consideration that other TODCO stockholders elect to receive.

The exchange agent must receive your properly completed and signed election form, along with certificates evidencing your shares of TODCO common stock, before the election deadline, which is 5:00 p.m., New York City time, on July 5, 2007 (subject to possible extension by Hercules and TODCO).

Q:	If I am a TODCO stockholder, when will I receive my form of election?

A:	The form of election will be sent separately. Submitting a form of election will not count as a vote in favor of the merger. Therefore, in order to vote your shares, you must complete and submit your proxy card in the envelope provided for the proxy card or submit your proxy by telephone or the Internet, using the procedures in the voting instruction provided to you. If you do not receive your election form by June 15, 2007, contact the information agent at the telephone numbers included at the end of these questions and answers.

Q:	When do Hercules and TODCO expect to complete the merger?

A:	Hercules and TODCO are working to complete the merger as quickly as possible. Hercules and TODCO currently expect to complete the merger promptly following the Hercules and TODCO stockholder meetings that will be held on July 11, 2007. However, neither Hercules nor TODCO can predict the exact timing of the completion of the merger because it is subject to conditions both within and beyond their respective control. See “The Merger Agreement—Conditions to the Completion of the Merger,” beginning on page 98.

Q:	If I am not a U.S. citizen, will I receive the same shares of Hercules common stock as U.S. citizens?

A.	Not in all circumstances. To assist in compliance with regulations governing U.S. coastwise shipping that limit stock ownership by non-U.S. citizens to 25%, Hercules’ certificate of incorporation provides that any attempted transfer of any shares of Hercules common stock that would result in the ownership or control of in excess of 20% of Hercules’ common stock by non-U.S. citizens will be void as against Hercules. In addition, if at any time non-U.S. citizens own or possess voting power over any shares of Hercules common stock in excess of 20%, Hercules may withhold payment of dividends, suspend voting rights and redeem the applicable shares of Hercules common stock. The TODCO bylaws contain transfer restrictions for this purpose. Therefore, non-U.S. citizens may receive non-voting shares in the merger in the event 20% or more of Hercules’ common stock is or, following completion of the merger, would be held by non-U.S. citizens. See “Comparison of Rights of Hercules and TODCO Stockholders—Foreign Ownership of Common Stock—Hercules,” beginning on page 117. For U.S. federal income tax purposes, redemption of Hercules common stock under these provisions could result in taxable income to holders of the redeemed shares. See “Material U.S Federal Income Tax Consequences—Non-U.S. Holders,” beginning on page 86.

Q:	How will Hercules stockholders be affected by the merger and issuance of shares of Hercules common stock?

A:	After the merger, each Hercules stockholder will have the same number of shares of Hercules common stock that the stockholder held immediately prior to the merger. However, because Hercules will be issuing new shares of Hercules common stock to TODCO stockholders in the merger, each share of Hercules common stock outstanding immediately prior to the merger will represent a smaller percentage of the aggregate number of shares of Hercules common stock outstanding after the merger. As a result of the merger, each Hercules stockholder will own a smaller percentage of the shares of common stock of a larger company with more outstanding shares and more assets. It is anticipated that Hercules stockholders will own in the aggregate approximately 36% of the combined company, based upon the number of outstanding shares of Hercules and TODCO common stock on March 31, 2007.

Q:	What conditions are required to be fulfilled to complete the merger?

A:	Hercules and TODCO are not required to complete the merger unless certain specified conditions are satisfied or waived. These conditions include, but are not limited to:

•	approval by Hercules stockholders of the issuance of the additional shares of Hercules common stock to be issued to TODCO stockholders in the merger,

•	approval and adoption of the merger agreement by TODCO stockholders,

•	approval of the shares of Hercules common stock to be issued in the merger for listing on NASDAQ,

•	no more than 5% of TODCO stockholders exercising statutory appraisal or “dissenters” rights, and

•

the continued service of Mr. Stilley as the Chief Executive Officer and President and as a director of Hercules on a full-time basis and that he not be subject to any material and continuing disability in performing his duties and has not accepted or announced his intention to accept any position as an executive officer of another company.

Neither Hercules nor TODCO can assure you that these required conditions will be satisfied. For a more complete summary of the conditions that must be satisfied or waived prior to the effective time of the merger, see “The Merger Agreement—Conditions to the Completion of the Merger,” beginning on page 98.

Q:	Is the merger subject to Hercules receiving financing?

A:	No. Hercules is expected to receive financing to fund the cash component of the merger as described below, but receipt of the financing is not a condition to completing the merger.

Q:	How will Hercules finance the cash component of the merger?

A:	In order to finance some or all of the cash portion of the merger consideration, Hercules expects to incur incremental indebtedness of up to $1.1 billion. Hercules intends to enter into a new syndicated secured term loan facility of up to $1.1 billion and a $150.0 million revolving credit facility to be arranged by UBS Securities LLC. Under the Bank Facilities Commitment Letter between Hercules and UBS dated March 18, 2007 (as amended to include Amegy Bank National Association, Comerica Bank, Credit Suisse, Deutsche Bank AG, Jefferies Finance LLC and JPMorgan Chase Bank, N.A.) and subject to the conditions set forth therein, Hercules expects to enter into the facility upon the closing of the merger, so long as it occurs prior to October 31, 2007. Hercules expects to use the proceeds of the term loan facility to repay in full and terminate Hercules’ existing syndicated secured term loan facility and refinance TODCO’s revolving credit facility. If the merger is not consummated, Hercules will not enter into the facility and its existing facility will not be terminated. See “Financing of the Merger,” beginning on page 113.

Q:	Are TODCO stockholders entitled to appraisal rights?

A:	If, under the terms of the merger agreement, including the election, equalization and proration provisions, any TODCO stockholders who elected stock are required to accept cash (other than cash in lieu of fractional shares of Hercules common stock) in the merger in exchange for their stock election shares, appraisal rights will be available to all TODCO stockholders. It is not clear, however, whether appraisal rights will be available under Delaware law if no TODCO stockholders who elect stock are in fact required to accept cash (other than cash in lieu of fractional shares of Hercules common stock) in the merger. TODCO stockholders who wish to seek appraisal of their shares are in any case urged to seek the advice of counsel with respect to the availability of appraisal rights.

If appraisal rights are available, holders of shares of TODCO common stock who do not vote in favor of the merger will have the right to seek appraisal of the fair value of their shares, but only if they submit a written demand for such an appraisal before the vote on the merger and comply with other Delaware law procedures and the requirements explained in this joint proxy statement/prospectus. See “Appraisal Rights,” beginning on page 109.

ADDITIONAL QUESTIONS AND ANSWERS ABOUT THE PROPOSALS TO BE CONSIDERED

AT THE HERCULES MEETING

OTHER THAN THE MERGER PROPOSAL

Q:	In addition to the proposed merger, what other proposals are to be considered and voted upon at the Hercules Meeting?

A:	In addition to matters related to the proposed merger, the Hercules board of directors is soliciting proxies from Hercules stockholders to act on matters relating to the Hercules special and annual meeting of stockholders. Accordingly, Hercules stockholders are being asked to consider and vote on the following four proposals in addition to issuance of shares of Hercules common stock in connection with the proposed merger:

•	a proposal to elect three directors to the class of directors whose term will expire at the 2010 Annual Meeting of Hercules stockholders,

•

proposals to approve the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan, increasing the number of shares of Hercules common stock available for issuance under the plan by 6,800,000 shares, or by 1,200,000 shares if the merger is not completed, and

•	a proposal to approve the adjournment of the Hercules Meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals.

The Hercules board of directors recommends that Hercules stockholders vote FOR each of the proposals listed above. These proposals are in the section “Proposals Being Submitted to a Vote of Hercules Stockholders at the Hercules Meeting,” beginning on page 121.

Q:	What is the vote required to approve these other proposals?

A:	The affirmative vote of a plurality of the shares of Hercules common stock present in person or represented by proxy and entitled to vote at the Hercules Meeting is required to elect each director nominee, which means that the three nominees who are recommended for election by the Hercules board of directors and receive the greatest number of votes will be elected. The affirmative vote of a majority of the votes cast at the Hercules Meeting is required to approve the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan and to approve the adjournment proposal.

If a Hercules stockholder attends but fails to vote on the proposals discussed above, or if a Hercules stockholder abstains, the presence of the Hercules stockholder will be counted for purposes of a quorum, but will not constitute a vote cast. Abstentions and broker non-votes will not be counted either in favor of or against approval of the proposals at the Hercules Meeting.

Q:	As a Hercules stockholder, why am I electing directors and being asked to consider the other Hercules proposals unrelated to the merger when TODCO stockholders are only being asked to consider a proposal relating to the merger?

A:	The timing of a special meeting to consider the issuance of shares in the merger would have occurred around the time Hercules would regularly hold its annual meeting. Hercules has determined to combine the two meetings in an effort to significantly reduce proxy statement printing and other meeting costs and administrative burdens on Hercules and to reduce the burden on Hercules stockholders who would otherwise receive two sets of proxy materials around the same time to consider and vote on two separate sets of stockholder voting matters. The election of Hercules directors and approval of the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan are not conditions to the completion of the merger.

Q:	How will the vote on the proposed merger affect the other Hercules Meeting proposals?

A:	The completion of the merger is not conditioned upon the approval of the other Hercules Meeting proposals and vice versa. However, the proposals to approve the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan include a provision to increase the number of shares of Hercules common stock issuable under the plan by 6,800,000 or, if the merger is not completed, the number of shares to be added to the plan will be 1,200,000.

QUESTIONS AND ANSWERS ABOUT THE MEETINGS

Q:	Why am I receiving this joint proxy statement/prospectus?

A:	Hercules: Hercules stockholders are being asked at the Hercules Meeting to approve the issuance of additional shares of Hercules common stock, which will be issued to TODCO stockholders under the merger agreement. Hercules is also asking its stockholders to approve other matters in connection with the Hercules Meeting that are described in this joint proxy statement/prospectus but are not conditions to the merger.

TODCO: TODCO stockholders are being asked to approve and adopt the merger agreement at the TODCO Meeting.

Q:	When and where will the Hercules Meeting take place?

A:	The Hercules Meeting will be held on July 11, 2007 at 9:00 a.m., Houston time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027.

Q:	When and where will the TODCO Meeting take place?

A:	The TODCO Meeting will be held on July 11, 2007 at 9:00 a.m., Houston time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027.

Q:	Who can attend and vote at the stockholders meetings?

A:	Hercules: All Hercules stockholders of record as of the close of business on May 30, 2007, the record date for the Hercules Meeting, are entitled to receive notice of and to vote at the Hercules Meeting.

TODCO: All TODCO stockholders of record as of the close of business on May 30, 2007, the record date for the TODCO Meeting, are entitled to receive notice of and to vote at the TODCO Meeting.

Q:	How does the Hercules board of directors recommend that Hercules stockholders vote?

A:	The Hercules board of directors unanimously recommends that Hercules stockholders vote FOR the proposal to approve the issuance of shares of Hercules common stock to TODCO stockholders in the merger pursuant to the merger agreement. For a more complete description of the recommendation of the Hercules board of directors, see “The Merger—Recommendation of the Hercules Board of Directors and Its Reasons for the Merger,” beginning on page 54.

The Hercules board of directors also recommends that Hercules stockholders vote FOR each of the director nominees, FOR the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan and FOR approval to adjourn the Hercules Meeting, if necessary or appropriate, to solicit additional votes.

Q:	How does the TODCO board of directors recommend that TODCO stockholders vote?

A:	The TODCO board of directors unanimously recommends that TODCO stockholders vote FOR the proposal to approve and adopt the merger agreement. The TODCO board of directors also recommends that TODCO stockholders vote FOR approval to adjourn the TODCO Meeting, if necessary or appropriate, to solicit additional votes. For a more complete description of the recommendation of the TODCO board of directors, see “The Merger—Recommendation of the TODCO Board of Directors and Its Reasons for the Merger,” beginning on page 57.

Q:	What is the vote required to approve the proposals related to the merger?

A:	Hercules: Under the rules of NASDAQ, which govern Hercules, approval of the issuance of shares of Hercules common stock to TODCO stockholders in the merger pursuant to the merger agreement requires the affirmative vote of the holders of a majority of the votes cast at a meeting at which a majority of the outstanding shares of Hercules common stock as of the record date are present in person or by proxy. If a Hercules stockholder attends but fails to vote on the issuance of shares of Hercules common stock to TODCO stockholders in the merger, or if a Hercules stockholder abstains, the presence of the Hercules stockholder will be counted for purposes of a quorum, but will not constitute a vote cast. Abstentions and broker non-votes will not be counted either in favor of or against approval of the proposals at the Hercules Meeting.

TODCO: Under the General Corporation Law of the State of Delaware, referred to as the DGCL, approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of TODCO common stock entitled to vote as of the record date. Accordingly, if a TODCO stockholder fails to vote at the TODCO Meeting, or if a TODCO stockholder abstains, that will have the same effect as a vote against approval and adoption of the merger agreement.

Q:	If my shares are held in “street name” by my broker or other nominee, will my broker or other nominee vote my shares for me in connection with the merger and the issuance of shares in the merger?

A:	No. Your broker or other nominee will NOT be able to vote your shares of Hercules or TODCO common stock held in “street name” on the proposal to approve the issuance of Hercules common stock in the merger or the TODCO proposal to approve and adopt the merger agreement, as applicable, unless you instruct your broker or other nominee how to vote. Please follow the voting instructions provided by your broker, or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Hercules or TODCO or by voting in person at your stockholders’ meeting unless you provide a “legal proxy,” which you must obtain from your broker or other nominee.

If you are a Hercules stockholder and you do not instruct your broker or other nominee on how to vote your shares:

•

your broker or other nominee may not vote your shares on the proposal to approve the issuance of shares of Hercules common stock in the merger, and your vote will not be cast in favor of this proposal.

If you are a TODCO stockholder and you do not instruct your broker or other nominee on how to vote your shares:

•	your broker or other nominee may not vote your shares, which will have the same effect as a vote AGAINST the merger agreement.

You should therefore provide your broker or other nominee with instructions as to how to vote your shares of TODCO or Hercules common stock.

Q:	How do I vote my shares?

A:	After you have carefully read this joint proxy statement/prospectus, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope as soon as possible or, if you are a TODCO stockholder, submit your proxy by telephone or the Internet, as described under “The TODCO Meeting—Proxy Voting by Holders of Record,” beginning on page 46.

Please refer to your proxy card or the information forwarded by your broker or other nominee to see which options are available to you. The Internet and telephone proxy submission procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded.

The method you use to submit a proxy will not limit your right to vote in person at the Hercules Meeting or the TODCO Meeting if you later decide to attend one of the meetings. If your shares of Hercules common stock or TODCO common stock are held in the name of a broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote in person at the applicable stockholders meeting.

Q:	How will my shares be voted?

A:	Hercules: All shares of Hercules common stock entitled to vote and represented by properly completed proxies received prior to the Hercules Meeting, and not revoked, will be voted at the Hercules Meeting as instructed on the proxies. If you properly complete and sign your proxy card but do not indicate how your shares should be voted on a proposal, the shares of Hercules common stock represented by your proxy will be voted as the Hercules board of directors recommends and therefore will be voted FOR the issuance of additional shares of Hercules common stock in the merger, FOR the election of each of the director nominees, FOR the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan and FOR the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies in favor of any of the foregoing proposals.

TODCO: All shares of TODCO common stock entitled to vote and represented by properly completed proxies received prior to the TODCO Meeting, and not revoked, will be voted at the TODCO Meeting as instructed on the proxies. If you properly complete and sign your proxy card but do not indicate how your shares of TODCO common stock should be voted on a matter, the shares of TODCO common stock represented by your proxy will be voted as the TODCO board of directors recommends and therefore will be voted FOR the approval and adoption of the merger agreement and FOR the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies for approval and adoption of the merger agreement.

Q:	If I am a TODCO stockholder, should I send in my stock certificates with my proxy card?

A:	No. Please DO NOT send your TODCO stock certificates with your proxy card. Rather, prior to the election deadline, which is 5:00 p.m., New York City time, on July 5, 2007, send your completed, signed election form, together with your TODCO common stock certificates (or a properly completed notice of guaranteed delivery) to the exchange agent. The election form for your TODCO shares and instructions will be delivered to you in a separate mailing. If your shares of TODCO common stock are held in “street name” by your broker or other nominee, you should follow their instructions for making an election to receive cash or Hercules common stock.

Q:	Can I change my vote after I deliver my proxy?

A:	Yes. You may change your vote at any time before your proxy is voted at the Hercules Meeting or the TODCO Meeting, as applicable. You can do this in any of the three following ways:

•

by sending a written notice to the Secretary of Hercules or TODCO, as applicable, in time to be received before the Hercules Meeting or the TODCO Meeting, as applicable, stating that you would like to revoke your proxy,

•

by completing, signing and dating a later proxy card or, if you are a TODCO stockholder, by submitting a later proxy by telephone or by the Internet, in which case your later-submitted proxy will be recorded and your earlier proxy revoked, or

•

if you are a holder of record, or if you hold a proxy in your favor executed by a holder of record, by attending the applicable stockholders meeting and voting in person. Simply attending the Hercules Meeting or the TODCO Meeting without voting will not revoke your proxy or change your vote.

If your shares of Hercules common stock or TODCO common stock are held in an account at a broker or other nominee and you desire to change your vote, you should contact your broker or other nominee.

Q:	What should I do if I receive more than one set of voting materials for the Hercules Meeting or the TODCO Meeting?

A:	You may receive more than one set of voting materials for the Hercules Meeting or the TODCO Meeting and the materials may include multiple proxy cards or voting instruction cards. For example, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive according to the instructions on it or, if you are a TODCO holder of record, submit a proxy by telephone or the Internet for each proxy card you receive.

Q:	Can I submit my proxy by telephone or the Internet?

A:	Hercules: No. Holders of record may not submit their proxies by telephone or by the Internet. See “The Hercules Meeting—Proxy Voting by Holders of Record,” beginning on page 42.

TODCO: Yes. Holders of record may submit their proxies by telephone or by the Internet. See “The TODCO Meeting—Proxy Voting by Holders of Record,” beginning on page 46.

Q:	Who can answer my questions?

A:	If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus, the enclosed proxy card, voting instructions or the election form, you should contact the information agent:

Georgeson Inc.

17 State Street

New York, N.Y. 10004

Banks and Brokers call (212) 440–9800

Hercules stockholders call toll-free 1 (866) 577–4988

TODCO stockholders call toll-free 1 (866) 574–4082

SUMMARY

Important information and risks regarding the merger: This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the merger and the other proposals being considered at the Hercules Meeting and TODCO Meeting, you should read this entire joint proxy statement/prospectus carefully, including the Risk Factors beginning on page 30 and the merger agreement, attached as Annex A. In addition, you are encouraged to read the information incorporated by reference into this joint proxy statement/prospectus, which includes important business and financial information and risks about Hercules and TODCO.

The Companies

Hercules Offshore, Inc. Hercules Offshore, Inc. provides drilling and liftboat services to the oil and natural gas exploration and production industry in the U.S. Gulf of Mexico and internationally. Hercules currently operates a fleet of nine jackup rigs and a fleet of 64 liftboats. Hercules provides these services to major integrated energy companies and independent oil and natural gas operators. Currently, six of Hercules’ jackup rigs are located in the U.S. Gulf of Mexico and the remaining two rigs are located in Qatar and India, respectively. Hercules owns an additional jackup rig that is currently undergoing upgrade and refurbishment and is being marketed for operations in international locations. Hercules owns 47 liftboats located in the U.S. Gulf of Mexico and 12 liftboats located in West Africa. In addition, Hercules operates five liftboats in West Africa which are owned by a third party.

Hercules common stock is traded on NASDAQ under the symbol “HERO.” Hercules’ principal executive offices are located at 11 Greenway Plaza, Suite 2950, Houston, Texas 77046, and its telephone number is (713) 979-9300.

TODCO. TODCO is a leading provider of contract oil and gas drilling services, primarily in the U.S. Gulf of Mexico and inland marine region, an area that TODCO refers to as the U.S. Gulf Coast. TODCO’s core business is to contract its drilling rigs, related equipment and work crews on a dayrate basis to customers who are drilling oil and gas wells. TODCO provides these services primarily to independent oil and gas companies, but also services major international and government-controlled oil and gas companies.

TODCO operates a fleet of 64 drilling rigs consisting of 27 inland barge rigs, 24 jackup rigs, three submersible rigs, one platform rig, and nine land rigs. Currently, 50 of these rigs are located in the United States with the remainder in Angola, Brazil, Mexico, Trinidad, Venezuela and other international locations. TODCO also operates through its wholly-owned subsidiary, Delta Towing LLC (“Delta Towing”), a fleet of U.S. marine support vessels consisting of 42 inland tugs, 19 offshore tugs, 36 crewboats and 55 barges along the U.S. Gulf Coast and in the U.S. Gulf of Mexico.

TODCO common stock is traded on the NYSE under the symbol “THE.” TODCO’s principal executive offices are located at 2000 W. Sam Houston Parkway, Suite 800, Houston, Texas 77042-3615, and its telephone number is (713) 278-6000.

Merger Sub. Merger Sub is a direct, wholly-owned subsidiary of Hercules and is formed as a limited liability company under the laws of the State of Delaware. Merger Sub was formed on March 16, 2007 solely for the purpose of effecting the merger. Merger Sub has not conducted any business operations other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

The principal executive offices of Merger Sub are located at 11 Greenway Plaza, Suite 2950, Houston, Texas 77046, and its telephone number is (713) 979-9300.

The Merger (see page 49)

Hercules and TODCO have agreed to combine their businesses pursuant to the merger agreement described in this joint proxy statement/prospectus, subject to stockholder approvals and other conditions. Under the terms of the merger agreement, TODCO will merge with and into Merger Sub, with Merger Sub surviving the merger as a direct, wholly-owned subsidiary of Hercules. The merger agreement is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference herein. Hercules and TODCO encourage you to read the merger agreement in its entirety because it is the legal document that governs the merger.

Risk Factors (see page 30)

There are risks associated with the merger and the operations of Hercules after the merger. These risks are more fully described in “Risk Factors,” beginning on page 30.

Risk Factors Relating to the Merger

Among the risk factors relating to the merger are the following:

•

because the merger consideration is fixed and the market price of shares of Hercules common stock will fluctuate, TODCO stockholders cannot be sure of the value of the merger consideration they will receive, and Hercules stockholders cannot be sure of the value of the shares of Hercules common stock that will be paid to the TODCO stockholders,

•	if the market price of a share of Hercules common stock goes down after TODCO stockholders vote in favor of the merger, TODCO stockholders may receive less value than they expect from the merger,

•

if the market price of Hercules common stock goes up after Hercules stockholders vote to approve the issuance of shares in the merger, Hercules stockholders may believe that Hercules paid too much for TODCO,

•	TODCO stockholders who elect to receive a specific type of consideration (i.e., stock and/or cash) in the merger may receive a type of consideration different from the consideration they elect,

•	any delay in completing the merger may substantially reduce the benefits expected to be obtained from the merger,

•	failure to complete the merger could negatively impact the stock price and the future business and financial results of Hercules and TODCO,

•

the rights of TODCO stockholders who become stockholders of Hercules in the merger will be governed by Hercules’ certificate of incorporation and bylaws, which are different in some respects from the TODCO certificate of incorporation and bylaws, including certain provisions designed to ensure that, for a period of three years after closing, seven of the Hercules directors will consist of former Hercules directors or their nominees,

•

due to provisions in the Hercules certificate of incorporation, non-U.S. owners of Hercules common stock may be subject to certain restrictions, and the rights of non-U.S. holders may differ from rights of U.S. holders of Hercules common stock,

•

TODCO’s tax sharing agreement with Transocean, Inc., its former parent, will require substantial payments by Hercules upon the effective time of the merger and may require substantial payments by Hercules after completion of the merger, and

•	directors and executive officers of TODCO have personal interests that may motivate them to support or approve the merger.

Risk Factors Relating to Hercules Following the Merger

Among the risk factors relating to Hercules after the merger are the following:

•	Hercules may experience difficulties in integrating TODCO’s businesses, which could cause the combined company to fail to realize many of the anticipated potential benefits of the merger,

•	Hercules will incur significant debt to fund the merger,

•	the impact of purchase accounting could adversely affect Hercules’ earnings, and

•	Hercules will be subject to additional international political, economic, and other uncertainties after the merger due to the fact the combined company will have more international operations.

Merger Consideration (see page 89)

At the effective time of the merger, the outstanding shares of TODCO common stock, on a per-share basis, will be converted into the right to receive merger consideration equal in value to $16.00 per share plus the product of (1) 0.979 times (2) the average closing price of Hercules common stock during a ten consecutive trading day valuation period ending on the fifth calendar day immediately prior to the effective time of the merger, or if the fifth calendar day is not a trading day, then ending on the immediately preceding trading day.

Election Procedures (see pages 93 and 94)

TODCO stockholders may elect to receive cash or shares of Hercules common stock as their merger consideration. TODCO stockholders desiring to receive a combination of cash and Hercules common stock may do so by making a cash election with respect to a portion of their shares and a stock election with respect to their remaining shares. The merger agreement contains provisions designed to provide substantially equivalent value for the consideration to be received for each share of TODCO common stock, at the time the calculation is made, regardless of whether a TODCO stockholder elects to receive cash, shares of Hercules common stock or a combination of cash and shares of Hercules common stock.

Because Hercules is delivering a fixed number of shares of Hercules common stock and paying a fixed amount of cash (subject to upward adjustment for any shares of TODCO common stock issued upon exercise of outstanding TODCO stock options or otherwise), TODCO stockholders cannot be certain of receiving the type of merger consideration that they elect. If the elections result in an oversubscription of the pool of cash or shares of Hercules common stock, certain proration procedures will be followed by the exchange agent to allocate cash and shares of Hercules common stock among TODCO stockholders. See “The Merger Agreement—Election Procedures,” and “—Proration,” beginning on pages 93 and 94, respectively.

Completion and Delivery of the Election Form (see page 94)

Election form: In a separate mailing, TODCO stockholders will receive an election form with instructions for making cash and Hercules common stock elections. TODCO stockholders should properly complete and deliver to the exchange agent their election form along with their stock certificates (or a properly completed notice of guaranteed delivery in lieu of the stock certificates or, in the case of shares of TODCO common stock held in book entry form, any additional documents specified in the election form). TODCO stockholders should not send their stock certificates or election form with their proxy card.

Election deadline: Election forms and stock certificates (or a properly completed notice of guaranteed delivery in lieu of the stock certificates or, in the case of shares of TODCO common stock held in book entry form, any additional documents specified in the election form) must be received by the exchange agent by the election deadline, which is 5:00 p.m., New York City time, on July 5, 2007. Once TODCO stockholders tender their stock certificates to the exchange agent, they may not transfer their shares of TODCO common stock until the merger is completed, unless they revoke their election by written notice to the exchange agent that is received prior to the election deadline.

TODCO stockholders who do not make an election: If any TODCO stockholder fails to submit a properly completed election form, together with stock certificates (or a properly completed notice of guaranteed delivery), prior to the election deadline of July 5, 2007, that stockholder will be deemed not to have made an election. TODCO stockholders making no election may be paid in all cash, all shares of Hercules common stock, or part cash and part shares of Hercules common stock, depending on whether the elections made by other TODCO stockholders result in an oversubscription of the fixed amount of cash or fixed number of shares of Hercules common stock.

Election through broker or nominee: If TODCO stockholders own shares of TODCO common stock in “street name” through a broker or other nominee and wish to make an election, they should follow instructions from the broker or other nominee holding their shares of TODCO common stock concerning how to make their election.

If the merger agreement is not adopted by TODCO stockholders, or the issuance of additional shares of Hercules common stock is not approved by Hercules stockholders, stock certificates will be returned by the exchange agent by first class mail or through book-entry transfer (in the case of shares of TODCO common stock delivered in book-entry form to the exchange agent).

Treatment of TODCO Stock Options and Other Equity Awards (see page 95)

The treatment of stock options, restricted shares, deferred stock units and deferred performance awards outstanding under the TODCO stock plans is discussed under the heading “The Merger Agreement—Treatment of TODCO Stock Options and Other Equity Awards,” beginning on page 95.

Recommendation of the Hercules Board of Directors (see page 54)

The Hercules board of directors has determined unanimously that the merger agreement is advisable and the transactions contemplated by the merger agreement, including the issuance of additional shares of Hercules common stock in the merger, are in the best interests of the Hercules stockholders, and has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The Hercules board of directors unanimously recommends that Hercules stockholders vote FOR the proposal to approve the issuance of additional shares of Hercules common stock in the merger.

The Hercules board of directors unanimously recommends that Hercules stockholders vote, FOR the election of the three Class II director nominees, FOR the approval of the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan and FOR the adjournment of the Hercules Meeting, if necessary or appropriate, to solicit additional proxies.

Recommendation of the TODCO Board of Directors (see page 57)

The TODCO board of directors has determined unanimously that the merger agreement is advisable and the transactions contemplated by the merger agreement are in the best interests of the TODCO stockholders, and has unanimously adopted and approved the merger agreement, the merger, and the transactions contemplated by the merger agreement. The TODCO board of directors unanimously recommends that TODCO stockholders vote FOR the proposal to approve and adopt the merger agreement and FOR the adjournment of the TODCO Meeting, if necessary or appropriate, to solicit additional proxies.

Stockholders Entitled to Vote; Vote Required for Approval (see pages 41 and 45)

Hercules

Record date: Hercules stockholders can vote at the Hercules Meeting if they owned shares of Hercules common stock at the close of business on May 30, 2007, which is referred to as the Hercules record date. On the Hercules record date, there were 32,331,434 shares of Hercules common stock outstanding and entitled to vote at the Hercules Meeting, held by approximately 84 stockholders of record. Hercules stockholders may cast one vote for each share of Hercules common stock that they owned on the Hercules record date.

Vote required: The affirmative vote of the holders of a majority of the votes cast by Hercules stockholders entitled to vote at the Hercules Meeting, at which a quorum is present, is required to approve the issuance of additional shares of Hercules common stock pursuant to the merger agreement, to approve the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan and to approve the adjournment of the Hercules Meeting, if necessary or appropriate, to solicit additional proxies. For the election of Directors (Hercules Proposal No. 2), the three nominees receiving the most votes in favor from the shares having the voting power present in person or represented by proxy will be elected. Abstentions and broker non-votes will not be counted either in favor of or against approval of the proposals at the Hercules Meeting.

Quorum required: For purposes of conducting the Hercules Meeting, the holders of at least a majority of the shares of Hercules common stock issued and outstanding and entitled to vote at the Hercules Meeting will constitute a quorum. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Hercules Meeting.

Your vote is very important. You are encouraged to vote as soon as possible. If you do not indicate how your shares of Hercules common stock should be voted, the shares of Hercules common stock represented by your properly completed proxy will be voted as the Hercules board of directors recommends and therefore FOR the issuance of additional shares of Hercules common stock in the merger, FOR the approval of the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan and FOR the adjournment of the Hercules Meeting, if necessary or appropriate, to solicit additional proxies.

TODCO

Record date: TODCO stockholders can vote at the TODCO Meeting if they owned shares of TODCO common stock at the close of business on May 30, 2007, which is referred to as the TODCO record date. On the TODCO record date, there were 57,766,193 shares of TODCO common stock outstanding and entitled to vote at the TODCO Meeting, held by approximately 294 stockholders of record. TODCO stockholders may cast one vote for each share of TODCO common stock that they owned on the TODCO record date.

Vote required: A majority of the outstanding shares of TODCO common stock entitled to vote must be cast in favor of the approval and adoption of the merger agreement for it to be approved. Therefore, your failure to vote, your failure to instruct your broker to vote your shares, or your abstaining from voting will have the same effect as a vote against the merger. The adjournment of the TODCO Meeting, if necessary or appropriate, to solicit additional proxies is determined by a majority of the votes cast, without regard to broker non-votes or abstentions.

Quorum required: For purposes of conducting the TODCO Meeting, the holders of at least a majority of the shares of TODCO common stock issued and outstanding and entitled to vote at the TODCO Meeting will constitute a quorum. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the TODCO Meeting.

Your vote is very important. You are encouraged to vote as soon as possible. If you do not indicate how your shares of TODCO common stock should be voted, the shares of TODCO common stock represented by your properly completed proxy will be voted as the TODCO board of directors recommends and therefore FOR the adoption of the merger agreement and FOR the adjournment of the TODCO Meeting, if necessary or appropriate, to solicit additional proxies.

Opinions of Financial Advisers (see pages 60 and 66)

Opinion of Hercules’ Financial Adviser

In connection with the merger, Hercules’ financial adviser, Simmons & Company International, which is referred to as Simmons & Company, delivered a written opinion dated March 18, 2007 to the Hercules board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the Hercules stockholders of the consideration to be paid by Hercules in the merger.

The full text of Simmons & Company’s written opinion, dated March 18, 2007 is attached to this joint proxy statement/prospectus as Annex B. Holders of Hercules common stock are encouraged to read the opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the scope of the review undertaken. Simmons & Company’s opinion was provided to the Hercules board of directors in connection with its evaluation of the consideration to be paid by Hercules in the merger, does not address any other aspect of the proposed merger and does not constitute a recommendation to any holder of shares of Hercules common stock as to how the stockholder should vote or act on any matter relating to the merger.

Opinion of TODCO’s Financial Adviser

TODCO engaged Citigroup Global Markets Inc., which is referred to as Citi, to act as TODCO’s financial adviser in connection with the proposed merger. On March 18, 2007, Citi rendered its opinion as to the fairness, from a financial point of view, as of that date and based upon and subject to certain matters stated in the opinion letter, of the consideration to be offered in the merger to TODCO stockholders.

The full text of the written opinion of Citi, dated March 18, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex C, and you are encouraged to read the opinion in its entirety. Citi’s opinion was provided for the information and assistance of the TODCO board of directors in connection with its consideration of the merger, and the opinion does not constitute a recommendation as to how any holder of shares of TODCO common stock should vote or make any election with respect to the merger.

Directors and Executive Officers of Hercules After the Merger

The following individuals are expected to be the members of the Hercules board of directors following the merger:

Class II Directors with term expiring in 2010

•	Thomas R. Bates, Jr. (current Hercules director), nominee for director at the Hercules Meeting

•	Thomas J. Madonna (current Hercules director), nominee for director at the Hercules Meeting

•	Thierry Pilenko (current Hercules director), nominee for director at the Hercules Meeting

•	Suzanne V. Baer (current TODCO director)

•	Thomas M Hamilton (current TODCO director)

Class I Directors with term expiring in 2009

•	Randall D. Stilley (current Hercules director)

•	Steven A. Webster (current Hercules director)

•	Thomas N. Amonett (current TODCO director)

Class III Directors with term expiring in 2008

•	F. Gardner Parker (current Hercules director)

•	John T. Reynolds (current Hercules director)

For more information on these individuals see “Directors and Executive Officers of Hercules After the Merger,” beginning on page 119 and “Proposals Being Submitted to a Vote of Hercules Stockholders at the Hercules Meeting—Hercules Proposal No. 2: Election of Directors—Board of Directors,” beginning on page 121.

The following individuals are expected to be the executive officers of Hercules following the merger:

•	Randall D. Stilley, Chief Executive Officer and President

•	John T. Rynd, Executive Vice President and Chief Operating Officer

•	Lisa W. Rodriguez, Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

•	David J. Crowley, Senior Vice President, Marketing and Technical Services

•	Steven A. Manz, Senior Vice President, Planning and Corporate Development

•	James W. Noe, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

•	Stephen M. Butz, Vice President and Treasurer

All of the executive officers listed above are currently executive officers of Hercules, except for Mr. Crowley, who is an executive officer of TODCO. Additionally, certain other executive officers of TODCO may become non-executive officers of Hercules following the merger.

Ownership of Hercules After the Merger

Based on the number of shares of TODCO common stock outstanding on March 18, 2007, Hercules would issue approximately 56.6 million shares of Hercules common stock in the merger, representing approximately 64% of the outstanding shares of Hercules common stock if issued as of the same date on a diluted basis. Those amounts will be adjusted upwards depending on the actual number of shares of TODCO common stock outstanding at the effective time of the merger, which will increase if TODCO issues any shares in accordance with the terms of the merger agreement, such as the exercise of options to purchase TODCO common stock. Consequently, Hercules stockholders, as a general matter, will have less influence over the management and policies of Hercules than they currently exercise over the management and policies of Hercules.

Share Ownership of Directors and Officers of Hercules

As of the record date, the directors and officers of Hercules and their affiliates beneficially owned and were entitled to vote approximately 2,780,486 shares of Hercules common stock, collectively representing approximately 8.6% of the shares of Hercules common stock outstanding and entitled to vote on that date.

Share Ownership of Directors and Officers of TODCO

As of the record date, the directors and officers of TODCO and their affiliates beneficially owned and were entitled to vote approximately 581,819 shares of TODCO common stock, collectively representing approximately 1.0% of the shares of TODCO common stock outstanding and entitled to vote on that date.

Interests of Executive Officers of Hercules in the Merger (see page 76)

The Hercules board of directors has authorized salary increases for three of its executive officers contingent upon completion of the merger. Under the terms of the merger agreement, certain executive officers of Hercules are expected to deliver waivers of the change of control provisions of their respective employment agreements and equity awards that would otherwise be triggered by the merger.

Interests of Directors and Executive Officers of TODCO in the Merger (see page 76)

In considering the recommendation of the TODCO board of directors with respect to the merger agreement, TODCO stockholders should be aware that certain members of the TODCO board of directors and certain of TODCO’s executive officers have interests in the transactions contemplated by the merger agreement that may be different from, or in addition to, the interests of TODCO stockholders generally. These interests may include, among other things, the following:

•

severance payments for certain executive officers whose employment is terminated under certain circumstances after the effective time of the merger, and the expected employment of one or more executive officers of TODCO by Hercules after the merger,

•

the accelerated vesting of, and payment in the merger with respect to, certain stock options, deferred stock units and deferred performance units and lapse of restrictions on shares of restricted stock for certain directors and executive officers,

•	change of control payments,

•	termination of non-competition obligations contained in the current TODCO employment agreements of non-continuing TODCO executive officers,

•	continuation of comparable disability and life insurance and a lump sum cash payment in lieu of continued post-termination health benefits for TODCO’s non-continuing executive officers, and

•

arrangements that all current and certain former directors and officers will be indemnified by Hercules with respect to acts or omissions by them in their capacities as directors and officers of TODCO prior to the effective time of the merger.

The TODCO board of directors was aware of these interests and considered them, among other matters, in making its recommendation. See “The Merger—Recommendation of the TODCO Board of Directors and Its Reasons for the Merger,” beginning on page 57.

Voting Agreements and Lock-up Agreements (see page 79)

TODCO: Under the terms of the merger agreement, each executive officer of TODCO is expected to execute and deliver to Hercules an agreement that each executive officer will vote any and all shares of TODCO common stock owned by him at the TODCO meeting in favor of the merger. Each executive officer of TODCO who will be employed by Hercules after the merger is expected to execute and deliver to Hercules a “lock-up” agreement under which the executive officer agrees not to sell shares of Hercules common stock for 90 days from and including the date the merger becomes effective.

Hercules: Under the terms of the merger agreement, LR Hercules Holdings, LP and each executive officer of Hercules are expected to execute and deliver to TODCO an agreement that LR Hercules Holdings, LP and each executive officer of Hercules will vote any and all shares of Hercules common stock owned by him, her or it at the Hercules meeting to approve the issuance of shares in the merger. LR Hercules Holdings, LP and the Chief Executive Officer and President of Hercules are expected to execute and deliver to TODCO a lock-up agreement under which each agrees not to sell shares of Hercules common stock for 90 days from and including the date the merger becomes effective.

Listing of Shares of Hercules Common Stock; Delisting and Deregistration of Shares of TODCO Common Stock (see page 81)

Hercules will use its reasonable best efforts to cause the shares of Hercules common stock to be issued in the merger pursuant to the merger agreement to be approved for listing on NASDAQ, subject to official notice of issuance, at the effective time of the merger. Approval of the listing on NASDAQ of the shares of Hercules common stock to be issued in the merger pursuant to the merger agreement is a condition to each party’s obligation to complete the merger. If the merger is completed, shares of TODCO common stock will be delisted from the NYSE and deregistered under the Exchange Act.

Appraisal Rights in the Merger (see page 109)

Under the terms of the merger agreement, including the equalization and proration provisions, if any TODCO stockholders who elect to receive stock are required to accept cash (other than cash in lieu of fractional shares of Hercules common stock) in the merger in exchange for their stock election shares, appraisal rights will be available to all TODCO stockholders. It is not clear, however, whether appraisal rights will be available under Delaware law if no TODCO stockholders who elect stock are in fact required to accept cash (other than cash in lieu of fractional shares of Hercules common stock) in the merger in exchange for their stock election shares. TODCO stockholders who wish to seek appraisal of their shares are in any case urged to seek the advice of counsel with respect to the availability of appraisal rights.

If appraisal rights are available, the shares of TODCO common stock outstanding immediately prior to the effective time of the merger and held by a holder who has not voted in favor of the adoption of the merger agreement and who has delivered a written demand for appraisal of his or her shares in accordance with Section 262 of the DGCL, will not be converted into the right to receive the merger consideration, but the holder will be entitled to seek an appraisal of his or her shares under the DGCL unless and until the dissenting holder fails to perfect or withdraws or otherwise loses his or her right to appraisal and payment under the DGCL. If, after the effective time of the merger, a dissenting stockholder fails to perfect or withdraws or loses his or her right to appraisal, his or her shares of TODCO common stock will be treated as if they had been converted as of the effective time of the merger into the right to receive the merger consideration into which “no election shares” have been converted, subject to the right of Hercules to treat the shares as cash election shares and to pay only cash for the shares, without interest or dividends thereon. The full text of Section 262 of the DGCL is attached to this joint proxy statement/prospectus as Annex D.

Conditions to the Completion of the Merger (see page 98)

A number of conditions must be satisfied or waived, where legally permissible, before the proposed merger can be consummated. These include, among others:

•	approval by Hercules stockholders of the issuance of the additional shares of Hercules common stock to be issued in the merger,

•	approval and adoption of the merger agreement by TODCO stockholders,

•	expiration or termination of the waiting period, which was terminated on May 29, 2007, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended,

•	approval of the shares of Hercules common stock to be issued in the merger for listing on NASDAQ,

•	no more than 5% of TODCO stockholders exercising statutory appraisal or “dissenters” rights, and

•

the continued service of Mr. Stilley as the Chief Executive Officer and President and as a director of Hercules on a full-time basis and that he not be subject to any material and continuing disability in performing his duties and has not accepted or announced his intention to accept any position as an executive officer of another company.

Neither Hercules nor TODCO can assure you when or if all or any of the conditions to the merger will be either satisfied or waived or whether the merger will occur as intended.

Regulatory Approvals Required for the Merger (see page 79)

Although the merger was subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the applicable statutory waiting period under the Act was terminated on May 29, 2007.

No Solicitation (see page 104)

Under the merger agreement, neither Hercules nor TODCO is permitted to solicit, initiate, encourage or facilitate the making of any inquiries regarding any other acquisition proposal.

However, before receipt of the requisite approval by their respective stockholders, Hercules or TODCO may engage in negotiations with a third party making an unsolicited, written acquisition proposal, provided that:

•

the board of directors of the party receiving the acquisition proposal has determined that the acquisition proposal constitutes, or is reasonably likely to result in, a superior proposal and that the third party making the acquisition proposal has the financial and legal capacity to consummate the proposal, and

•	the party receiving the acquisition proposal has complied with the terms of the merger agreement relating to superior proposals.

In addition, before receipt of the requisite approval by its stockholders, respectively, the board of directors of either Hercules or TODCO may withdraw its recommendation or declaration of advisability of the merger agreement if the board of directors determines in good faith that a failure to change its recommendation would reasonably be expected to be inconsistent with its fiduciary duties to Hercules stockholders or TODCO stockholders, respectively, subject to payment of the termination fees set forth in the merger agreement.

Termination of the Merger Agreement (see page 105)

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger by mutual written consent of Hercules and TODCO. Either party (except as otherwise indicated) will also have the right to terminate the merger agreement upon the occurrence of any of the following:

•

the failure to consummate the merger by December 31, 2007, provided that a party may not terminate upon occurrence of this event if that party’s failure to fulfill its obligations has caused or resulted in the merger not occurring before December 31, 2007,

•	the failure to obtain the necessary TODCO or Hercules stockholder approvals,

•	the existence of a law or regulation prohibiting the merger, or the entry of a final and nonappealable government order which permanently restrains, enjoins or prohibits consummation of the merger,

•

a material breach of the other party’s representations, warranties or covenants that gives rise to a failure of certain conditions to closing or would otherwise materially impair or delay or otherwise have a material adverse effect on the non-breaching party’s ability to consummate the transactions contemplated by the merger agreement (subject to a 30-day cure period, if the breach is capable of being cured),

•

a material breach or failure to perform by the other party of any of its covenants or agreements contained in the merger agreement as described under “The Merger Agreement—Covenants—No Solicitation of Alternative Transactions,” or a change in a board of directors recommendation has occurred with respect to the other party or the other party’s board of directors or any committee thereof has resolved to make an adverse recommendation change,

•

by TODCO, if TODCO receives an acquisition proposal that the TODCO board of directors determines in good faith is a superior proposal, provided that, prior to termination, TODCO provides Hercules with written notice of its intention to accept the superior proposal and a three business day period for Hercules to make a counterproposal and TODCO pays a $70 million termination fee, or

•

by Hercules, if Hercules receives an acquisition proposal that the Hercules board of directors determines in good faith is a superior proposal, provided that, prior to termination, Hercules provides TODCO with written notice of its intention to accept the superior proposal and a three business day period for TODCO to make a counterproposal and Hercules pays a $30 million termination fee.

See “The Merger Agreement—Termination of the Merger Agreement and Termination Fees,” beginning on page 105.

Termination Fees and Expenses (see page 107)

Under the merger agreement, Hercules may be required to pay to TODCO a termination fee of $30 million if the merger agreement is terminated under specified circumstances, and TODCO may be required to pay Hercules a termination fee of $70 million if the merger agreement is terminated under specified circumstances. In addition, Hercules or TODCO may be required to pay the other party an expense reimbursement fee of $5 million if the merger agreement is terminated under specified circumstances. See “The Merger Agreement—Termination of the Merger Agreement and Termination Fees—Termination Fees and Expenses,” beginning on page 107.

Material U.S. Federal Income Tax Consequences of the Merger (see page 83)

The merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code for U.S. federal income tax purposes. The U.S. federal income tax consequences of a reorganization to an exchanging TODCO stockholder will depend on whether the TODCO stockholder receives only shares of Hercules common stock, only cash, or a combination of shares of Hercules common stock and cash in exchange for its shares of TODCO common stock.

Please refer to “Material U.S. Federal Income Tax Consequences,” beginning on page 83 of this joint proxy statement/prospectus for a description of the material U.S. federal income tax consequences of the merger. Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation. You are urged to consult your tax adviser for a full understanding of the tax consequences of the merger to you.

Tax Sharing Agreement (see page 80)

Following the merger, Hercules will be bound by the amended and restated tax sharing agreement between TODCO and Transocean, TODCO’s former parent prior to its initial public offering, that is described in TODCO’s Form 10-K, as amended, for the year ended December 31, 2006, which is incorporated herein by reference. Under the tax sharing agreement, Hercules will be required to make significant payments to Transocean upon completion of the merger and may be required to make significant payments following the merger.

Accounting Treatment (see page 81)

Hercules prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which is referred to as GAAP. The merger will be accounted for using the purchase method of accounting. As discussed under “The Merger—Accounting Treatment,” on page 81, based upon the terms of the merger and other factors, such as the composition of the combined company’s board of directors and senior management, Hercules is considered to be the acquirer of TODCO for accounting purposes. Therefore, Hercules will allocate the purchase price to the fair value of TODCO’s assets and liabilities at the acquisition date, with the excess purchase price being recorded as goodwill. Under the purchase method of accounting, goodwill is not amortized but is tested for impairment at least annually.

Payment of Dividends (see page 114)

Hercules: Hercules has not paid any cash dividends on its common stock since becoming a publicly held corporation in October 2005, and does not intend to declare or pay regular dividends on its common stock in the foreseeable future. Instead, Hercules generally intends to invest any future earnings in Hercules’ business. Subject to Delaware law, the Hercules board of directors will determine the payment of future dividends on Hercules common stock, if any, and the amount of any dividends in light of any applicable contractual restrictions limiting Hercules’ ability to pay dividends, Hercules’ earnings and cash flows, Hercules’ capital requirements, Hercules’ financial condition, and other factors the Hercules board of directors deems relevant. Hercules’ senior secured credit agreement restricts, and the new facility expected to be entered into in connection with the merger will also restrict, Hercules’ ability to pay dividends or other distributions on its equity securities.

TODCO: Other than the special cash dividend of $1.00 per share of TODCO common stock paid in August 2005, no other cash dividends have been paid on shares of TODCO common stock. The merger agreement generally provides that TODCO may not declare, set aside or pay any dividend prior to the effective time of the merger or the termination of the merger agreement.

Financing of the Merger (see page 113)

In order to finance some or all of the cash portion of the merger consideration, Hercules expects to incur incremental indebtedness of up to $1.1 billion. In order to fund such amount, Hercules intends to enter into a new syndicated secured term loan facility of up to $1.1 billion and a $150 million revolving credit facility to be arranged by UBS Securities LLC. Under the Bank Facilities Commitment Letter between Hercules and UBS dated March 18, 2007 (as amended to include Amegy Bank National Association, Comerica Bank, Credit Suisse, Deutsche Bank AG, Jefferies Finance LLC and JP Morgan Chase Bank, N.A.) and subject to the conditions set forth therein, Hercules, UBS and the other lenders expect to enter into the facility upon the closing of the merger transaction, so long as it occurs prior to October 31, 2007. Hercules expects to use the proceeds of the facility to also repay in full and terminate Hercules’ existing senior secured term loan facility and refinance TODCO’s revolving credit facility. If the merger is not consummated, Hercules will not enter into the facility and its existing facility will not be terminated. Hercules’ obligation to complete the merger is not conditioned upon Hercules obtaining financing.

Comparison of Rights of Hercules and TODCO Stockholders (see page 116)

Both Hercules and TODCO are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are currently, and will continue to be, governed by the DGCL. If the merger is completed, TODCO stockholders will become stockholders of Hercules, and their rights will be governed by the DGCL, the certificate of incorporation of Hercules and the bylaws of Hercules. The rights of Hercules stockholders contained in the certificate of incorporation and bylaws of Hercules differ from the rights of TODCO stockholders under the certificate of incorporation and bylaws of TODCO, as more fully described under the section entitled “Comparison of Rights of Hercules and TODCO Stockholders,” beginning on page 116 of this joint proxy statement/prospectus.

Other Matters to be Considered at the Hercules Meeting

Hercules has determined to combine its special meeting and annual meeting of stockholders to reduce proxy statement and meeting costs and to reduce the burden on Hercules stockholders of otherwise having to vote in two meetings. Hercules stockholders are being asked to consider and vote on the following four proposals in addition to the issuance of shares of Hercules common stock in the proposed merger:

•	a proposal to elect three directors to the class of directors whose term will expire at the 2010 Annual Meeting of Hercules stockholders,

•

proposals to approve the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan, increasing the number of shares of Hercules common stock available for issuance under the plan by 6,800,000 shares, or 1,200,000 shares if the merger is not completed, and

•	a proposal to approve the adjournment of the Hercules meeting, if necessary or appropriate, to solicit additional proxies.

See “Proposals Being Submitted to a Vote of Hercules Stockholders at the Hercules Meeting,” beginning on page 121.

SUMMARY HISTORICAL FINANCIAL AND OPERATING INFORMATION OF HERCULES

The following table shows selected summary historical consolidated financial data for Hercules as of December 31, 2006, 2005 and 2004, for the years ended December 31, 2006 and 2005 and for the period from July 27, 2004 (inception) to December 31, 2004. The selected summary historical consolidated financial data for each of the periods presented is derived from Hercules’ audited financial statements that are not included herein. The selected historical consolidated financial data as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 is derived from Hercules’ unaudited consolidated financial statements. In the opinion of management, the unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations for these periods. Operating results for the three months ended March 31, 2007 and 2006 are not necessarily indicative of the results that may be expected for the full year.

You should read the following data in connection with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements set forth in Hercules’ Quarterly Report on Form 10-Q for the period ended March 31, 2007, and Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, where there is additional disclosure regarding the information in the following table. See also the pro forma information set forth elsewhere in this prospectus regarding the proposed merger with TODCO. Hercules’ historical results are not necessarily indicative of results to be expected in future periods.

	Three Months Ended March 31,
	2007	2006	Year Ended December 31, 2006(1)	Year Ended December 31, 2005(2)	Period from Inception to December 31, 2004(3)
	(Unaudited)
	(in millions, except per share data)
Statement of Operations Data:
Revenues	$110.5	$56.1	$344.3	$161.3	$31.7
Operating income	48.0	21.7	158.1	55.9	9.9
Net income(4)	33.4	30.9	119.0	27.5	8.1

Earnings per share:
Basic(4)	$1.04	$1.02	$3.80	$1.10	$0.55
Diluted(4)	1.03	1.00	3.70	1.08	0.55

Balance Sheet Data (as of end of period):
Cash and cash equivalents	$74.1		$72.8	$47.6	$14.5
Total assets	642.2		605.7	354.8	132.2
Long-term debt, net of current portion	91.5		91.9	93.3	53.0
Total stockholders’ equity	430.9		394.9	215.9	71.1
Cash dividends per share	—		—	—	—

Other Financial Data:
Net cash provided by (used in):
Operating activities	$52.6	$17.0	$124.2	$52.8	$(6.5)
Investing activities	(52.6)	(45.4)	(150.0)	(173.0)	(96.3)
Financing activities	1.3	(4.3)	50.9	153.3	117.2

(1)	In November 2006, Hercules acquired eight liftboats and was assigned contractual rights to operate five liftboats. Consideration for the acquisition was $51.6 million, plus up to $10.0 million payable under a three-year earnout agreement. In June 2006, Hercules acquired five liftboats for $49.3 million and assumed the construction of an additional liftboat. In February 2006, Hercules acquired Rig 26 for $20.1 million.

(2)	In November 2005, Hercules acquired seven liftboats for $44.0 million and, in September 2005, acquired Rig 31 for $12.6 million. In August 2005, Hercules acquired a liftboat for $12.5 million and, in June 2005, purchased 17 liftboats for $19.7 million and Rig 16 for $20 million. In January 2005, Hercules acquired Rig 25 and Rig 30 for $21.5 million and $20.0 million, respectively.
(3)	In August 2004, Hercules acquired five jackup rigs and four platform rigs for $39.3 million. The platform rigs were not core to its business and were subsequently sold for $4.0 million. In October 2004, Hercules acquired 22 liftboats for $53.5 million.
(4)	During the three months ended March 31, 2006, Hercules realized a gain of $18.6 million, net of tax, or $0.61 and $0.60 per basic and diluted share, respectively, related to an insurance settlement on Rig 25. The gain was $0.59 and $0.58 per basic and diluted share, respectively, for the twelve months ended December 31, 2006.

SUMMARY HISTORICAL FINANCIAL AND OPERATING INFORMATION OF TODCO

The following table shows TODCO’s summary historical consolidated financial data as of and for each of the five years ended December 31, 2006. The summary historical consolidated financial data for each of the five years ended December 31, 2006 are derived from TODCO’s audited financial statements that are not included herein. The selected historical consolidated financial data as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 is derived from TODCO’s unaudited consolidated financial statements. In the opinion of management, the unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations for these periods. Operating results for the three months ended March 31, 2007 and 2006 are not necessarily indicative of the results that may be expected for the full year.

You should read the following data in connection with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements set forth in TODCO’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, where there is additional disclosure regarding the information in the following table. See also the pro forma information set forth elsewhere in this prospectus regarding the proposed merger with Hercules. TODCO’s historical results are not necessarily indicative of results to be expected in future periods.

	Three Months Ended March 31,		Years Ended December 31,
	2007	2006	2006(1)		2005(1)	2004(1)		2003		2002
	(unaudited)
Statement of Operations Data:	(in millions, except per share data)
Operating revenues	$241.9	$183.6	$912.1		$534.2	$351.4		$227.7		$187.8
Operating and maintenance expense	114.7	107.3	510.2		323.2	259.7		227.4		185.7
Earnings (loss) from continuing operations before cumulative effect of a change in accounting principle	60.7	29.2	183.5	(2)	59.4	(28.8	)(3)	(222.0	)(4)	(529.1	)(5)
Earnings (loss) from continuing operations before cumulative effect of a change in accounting principle:
Basic	$1.06	$0.48	$3.06		$0.98	$(0.52)		$(18.28)		$(43.57)
Diluted	$1.05	$0.47	$3.04		$0.97	$(0.52)		$(18.28)		$(43.57)
Weighted average common shares outstanding:
Basic	57.5	61.4	60.1		60.7	55.6		12.1		12.1
Diluted	57.9	62.0	60.5		61.4	55.6		12.1		12.1
Cash dividends paid:
Total	—	—	—		$61.2	—		—		—
Per common share	—	—	—		$1.00	—		—		—

	As of March 31, 2007	As of December 31,
		2006	2005	2004	2003	2002
	(unaudited)
	(in millions)
Balance Sheet Data:
Total assets	$938.2	$889.2	$825.0	$761.4	$778.2	$2,227.2
Long-term debt and redeemable preferred shares(6)	16.3	16.4	17.0	25.4	26.8	40.7
Long-term debt-related party(6)	—	—	2.9	3.0	525.0	1,080.1
Total stockholders’ equity	632.0	563.9	495.5	480.6	137.7	561.9

(1)

TODCO’s consolidated results of operations for the years ended December 31, 2005 and December 31, 2004 reflect the consolidation of TODCO’s ownership interest in Delta Towing effective December 31, 2003 in accordance with Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, and Interpretation of Accounting Research Bulletin No. 51 (“FIN 46”). Accordingly, TODCO’s results for 2004 and 2005 include revenues and expenses for Delta Towing. Prior to the adoption of FIN 46, TODCO recorded its 25% interest in the results of Delta Towing as equity in income (loss) of joint venture. In January 2006, TODCO purchased the remaining 75% interest in Delta Towing. TODCO’s 2006 results reflect the consolidation of Delta Towing as a wholly-owned subsidiary.
(2)	Included in 2006 is a $0.4 million impairment loss on long-lived assets.
(3)	Included in 2004 are a $2.8 million impairment loss on long-lived assets and a $1.9 million loss on retirement of debt.
(4)	Included in 2003 are an $11.3 million impairment loss on long-lived assets, a $21.3 million impairment loss on a note receivable from an unconsolidated joint venture and a $79.5 million loss on retirement of debt.
(5)	Included in 2002 are a $17.5 million impairment loss on long-lived assets, a $381.9 million goodwill impairment and a $18.8 million loss on retirement of debt.
(6)	Includes current portion.

SUMMARY UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

The merger will be accounted for under the purchase method of accounting, which means the assets and liabilities of TODCO will be recorded, as of completion of the merger, at their respective fair values and added to those of Hercules. For a more detailed description of purchase accounting see “The Merger—Accounting Treatment,” beginning on page 81.

The summary unaudited pro forma condensed combined financial information presented below reflects the purchase method of accounting and is for illustrative purposes only. The summary unaudited pro forma condensed combined information may have been different had the companies actually combined. The summary unaudited pro forma condensed combined financial information does not reflect the effect of asset dispositions, if any, or revenue, cost or other operating synergies that may result from the merger, nor does it reflect the effects of any financing, liquidity or other balance sheet repositioning that may be undertaken (except for the financing directly related to the merger) in connection with or subsequent to the merger. You should not rely on the summary unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the merger. The following summary pro forma unaudited condensed combined financial information has been derived from, and should be read in conjunction with the “Unaudited Pro Forma Condensed Combined Financial Statements,” and related notes beginning on page F-1.

	Three Months Ended March 31, 2007	Year Ended December 31, 2006
	(in millions, except per share amounts)
Statement of Operations Data:
Revenues	$352.4	$1,256.4
Operating income	129.0	391.2
Net income	75.5	230.7
Earnings per share:
Basic	0.85	2.62
Diluted	0.84	2.58

	March 31, 2007
	(in millions)
Balance Sheet Data (at end of period):
Total current assets	$455.7
Total assets	3,878.2
Long-term debt, net of current portion	984.7
Total stockholders’ equity	1,909.8

UNAUDITED COMPARATIVE PER SHARE DATA

We present below per common share data regarding the income and book value of Hercules and TODCO on both historical and unaudited pro forma condensed bases and on a per share equivalent unaudited pro forma condensed combined basis for TODCO. We have derived the unaudited pro forma condensed combined per share information from the unaudited pro forma condensed combined financial statements presented elsewhere in this document. You should read the information below in conjunction with the financial statements and accompanying notes of Hercules and TODCO that are incorporated by reference into this document and with the unaudited pro forma condensed combined information included under the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” beginning on page F-1.

For the Year Ended December 31, 2006 (per share):	Hercules	TODCO
Basic earnings per common share
Historical	$3.80	$3.06
Pro forma (1)(2)	2.62	2.56
Diluted earnings per common share
Historical	$3.70	$3.04
Pro forma (1)(2)	2.58	2.53
Dividends declared on common stock
Historical	—	—
Pro forma	—	—
Book value per common share (3)
Historical	$12.34	$9.77
Pro forma (4)	21.09	20.65

For the Three Months Ended March 31, 2007 (per share):	Hercules	TODCO
Basic earnings per common share
Historical	$1.04	$1.06
Pro forma (1)(2)	0.85	0.83
Diluted earnings per common share
Historical	$1.03	$1.05
Pro forma (1)(2)	0.84	0.82
Dividends declared on common stock
Historical	—	—
Pro forma	—	—
Book value per common share (3)
Historical	$13.42	$10.93
Pro forma (4)	21.48	21.03

(1)	Hercules pro forma combined earnings per share is calculated by dividing the pro forma net income by the pro forma weighted average number of shares outstanding during the period.
(2)	TODCO equivalent pro forma combined per share amounts are calculated by multiplying the pro forma combined per share amounts by an assumed exchange ratio of 0.979 shares of Hercules common stock per share of TODCO common stock.
(3)	Book value per share is computed by dividing stockholders’ equity by the number of shares of common stock at the end of the period.
(4)	TODCO pro forma book value per share is calculated by multiplying the pro forma combined book value per common share by an assumed exchange ratio of 0.979 shares of Hercules common stock per share of TODCO common stock.

COMPARATIVE HERCULES AND TODCO

MARKET PRICE DATA AND DIVIDEND INFORMATION

Hercules common stock is listed on NASDAQ under the symbol “HERO.” TODCO common stock is listed on the NYSE under the symbol “THE.” The following table presents closing prices for shares of Hercules common stock and TODCO common stock on March 16, 2007, the last trading day before the public announcement of the execution of the merger agreement by Hercules and TODCO, and May 30, 2007, the latest practicable trading day before the date of this joint proxy statement/prospectus.

The following table also shows the merger consideration equivalent proposed for each share of TODCO common stock, on a fully-diluted basis. These illustrative values are calculated by first multiplying the closing price of Hercules common stock on those dates by 0.979, which is the total Hercules common stock consideration in the merger per share of TODCO common stock. To this, we added $16.00 per share, which is the total cash consideration in the merger per share of TODCO common stock.

Because the total stock consideration in the merger is fixed at 0.979 per share of TODCO common stock, the value of the total merger consideration to be received by TODCO stockholders will fluctuate based on the market price of Hercules common stock. We urge you to obtain the market prices for Hercules common stock and TODCO common stock before you vote. TODCO stockholders may elect to receive cash, Hercules common stock or a combination of both in the merger. However, the merger agreement contains provisions designed to cause value per share received by TODCO stockholders to be substantially equivalent. See “The Merger Agreement—Merger Consideration,” beginning on page 89.

	Hercules Common Stock	TODCO Common Stock	Merger Consideration Equivalent Per Share of TODCO Common Stock
March 16, 2007	$26.57	$32.78	$42.01
May 30, 2007	$34.72	$49.08	$49.99

See “Comparative Market Prices and Dividends,” beginning on page 114 for additional market price information.

RISK FACTORS

In addition to the matters addressed under “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risks before deciding how to vote. In addition, you should read and consider the discussion of other risks in the Annual Reports on Form 10-K, as amended, of Hercules and TODCO for the year ended December 31, 2006, all of which are incorporated by reference into this joint proxy statement/prospectus. You should also consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information,” beginning on page 156.

Risk Factors Relating to the Merger

Because the merger consideration is fixed and the market price of shares of Hercules common stock will fluctuate, TODCO stockholders cannot be certain of the value of the merger consideration they will receive.

The total number of shares of Hercules common stock issuable in the merger will not change as a result of any change in the market price of shares of Hercules common stock before the date a TODCO stockholder actually receives Hercules common stock following the merger. The market price of shares of Hercules common stock will likely be different on the date TODCO stockholders receive shares of Hercules common stock in the merger than the market price of shares of Hercules common stock as of the date the merger agreement was signed, the date of this joint proxy statement/prospectus, the date of the stockholder meetings, or at times following the merger. If the market price of Hercules common stock declines after TODCO stockholders vote, TODCO stockholders may receive less value than they expected when they voted. Conversely, if the market price of Hercules common stock is higher on the date of the effective time of the merger than it was on the date of the Hercules Meeting, then the value paid by Hercules for the TODCO common stock in the merger, as measured by the market price of the Hercules common stock, may be higher than the value expected by Hercules stockholders at the time of the Hercules Meeting.

During the 12-month period ending on May 30, 2007, the record date for the Hercules Meeting, Hercules common stock traded in a range from a low of $23.80 to a high of $39.30 and ended that period at $34.72. See “Comparative Market Prices and Dividends,” beginning on page 114 for more detailed share price information. Differences in Hercules’ stock price may be the result of changes in the business, operations or prospects of Hercules, market reactions to the proposed merger, commodity prices, general market and economic conditions or other factors. Neither Hercules nor TODCO is permitted to terminate the merger agreement or resolicit the vote of their respective stockholders solely because of changes in the market prices of their respective common stock.

The price of Hercules common stock after the merger may be affected by factors different from the factors that currently affect the price of Hercules and TODCO common stock.

Holders of TODCO common stock may receive Hercules common stock in the merger. Hercules’ results of operations, as well as the price of Hercules common stock following the merger, may be affected by factors different from those currently affecting Hercules’ or TODCO’s results of operations and the price of Hercules and TODCO common stock. For a discussion of Hercules’ business and TODCO’s business and certain factors to consider in connection with their businesses, including risk factors associated with their businesses, see the Annual Reports on Form 10-K, as amended, of Hercules and TODCO for the fiscal year ended December 31, 2006 and the Quarterly Reports on Form 10-Q of Hercules and TODCO for the period ended March 31, 2007, which are incorporated by reference into this joint proxy statement/prospectus. See also the other documents incorporated by reference into this joint proxy statement/prospectus under the caption “Where You Can Find More Information,” beginning on page 156.

TODCO stockholders may receive consideration different from the consideration they elect.

Although each TODCO stockholder may, with respect to some or all of the stockholder’s shares of TODCO common stock, elect to receive all cash, or all shares of Hercules common stock under the merger agreement, the total amount of cash and the aggregate number of shares of Hercules common stock available for all TODCO stockholders as a whole will be fixed. Accordingly, depending on the elections made by other TODCO stockholders and the average per share closing sales price of shares of Hercules common stock on NASDAQ during the ten-trading-day valuation period ending on the fifth calendar day prior to the date on which the merger becomes effective (or if the fifth day is not a trading day, then the preceding trading day), TODCO stockholders may receive a proportion of cash and shares of Hercules common stock that is different from what they elected to receive.

If a TODCO stockholder does not submit a properly completed and signed election form to the exchange agent by the election deadline of 5:00 p.m., New York City time, on July 5, 2007, then that TODCO stockholder will have no control over the type of merger consideration he or she may receive.

TODCO stockholders who elect a specific form of merger consideration will not be able to sell their shares of TODCO common stock unless they revoke their election prior to the election deadline.

If TODCO stockholders want to make an election with respect to the type of merger consideration they want to receive, they must deliver their stock certificates (or follow the procedures for guaranteed delivery) and a properly completed and signed election form to the exchange agent no later than the election deadline of 5:00 p.m., New York City time, on July 5, 2007. TODCO stockholders will not be able to sell any shares of TODCO common stock that they have delivered unless they revoke their election before the election deadline by providing written notice to the exchange agent. After the election deadline, TODCO stockholders who have made a valid election will be unable to sell their shares of TODCO common stock. Hercules and TODCO may agree to extend the election deadline but are not obligated to do so. If a new election deadline is set, TODCO and Hercules will publicly announce the new election deadline.

Any delay in completing the merger and integrating the businesses may substantially reduce the benefits expected to be obtained from the merger.

In addition to obtaining the required regulatory clearances and approvals, the merger is subject to a number of other conditions beyond the control of TODCO and Hercules that may prevent, delay or otherwise materially adversely affect its completion. See “The Merger Agreement—Conditions to the Completion of the Merger,” beginning on page 98. Hercules and TODCO cannot predict whether or when the conditions to closing will be satisfied. Any delay in completing the merger and integrating the businesses may diminish the benefits that Hercules and TODCO expect to achieve in the merger.

Failure to complete the merger could negatively impact the stock price and the future business and financial results of Hercules and TODCO.

Neither Hercules nor TODCO can assure you that the merger agreement will be approved by TODCO stockholders, the issuance of the shares of Hercules common stock will be approved by Hercules stockholders or that the other conditions to the completion of the merger will be satisfied. In addition, both Hercules and TODCO have the right to terminate the merger agreement and pursue alternative transactions under certain conditions. If the merger is not completed, neither Hercules nor TODCO will receive any expected benefits of the merger and will be subject to risks and/or liabilities, including the following:

•	failure to complete the merger might be followed by a decline in the market price of TODCO common stock and/or Hercules common stock,

•	TODCO may be required to pay Hercules a termination fee of $70 million if the merger agreement is terminated under specified circumstances,

•	Hercules may be required to pay TODCO a termination fee of $30 million if the merger agreement is terminated under specified circumstances,

•	some costs relating to the merger (such as legal, accounting and financial advisory fees) are payable by Hercules and by TODCO whether or not the merger is completed, and

•

the proposed merger may disrupt the business of Hercules and TODCO and distract their management and employees from day-to-day operations, because work related to the merger (including integration planning) requires substantial time and resources, which could otherwise have been devoted to other business opportunities for the benefit of Hercules and TODCO.

If the merger is not completed, these risks and liabilities may materially adversely affect TODCO’s and Hercules’ business, financial results, financial condition and stock price.

In addition, there can be no assurance that Hercules will be successful in obtaining expected financing. Although financing is not a condition to closing of the merger, if Hercules were not able to obtain the expected financing, or not able to obtain the financing on commercially reasonable terms, it might not be able to complete the merger and might be subject to other adverse consequences.

The rights of TODCO stockholders who become Hercules stockholders in the merger will be governed by Hercules’ certificate of incorporation and bylaws.

TODCO stockholders who receive shares of Hercules common stock in the merger will become Hercules stockholders, and their rights as stockholders will be governed by Hercules’ certificate of incorporation and bylaws. As a result, there will be material differences between the current rights of TODCO stockholders, which are governed by TODCO’s certificate of incorporation and bylaws, as compared to the rights they will have as Hercules stockholders. For more information, see “Comparison of Rights of Hercules and TODCO Stockholders,” beginning on page 116.

Restrictions on the percentage ownership of Hercules’ outstanding common stock by non-U.S. citizens may subject the shares of Hercules common stock held by non-U.S. citizens to restrictions, limitations and redemption.

Hercules’ certificate of incorporation provides that any transfer, or attempted or purported transfer, of any shares of its common stock that would result in the ownership or control of in excess of 20% of Hercules’ outstanding common stock by one or more persons who are not U.S. citizens for purposes of U.S. coastwise shipping will be void and ineffective as against Hercules. The TODCO bylaws also contain transfer restrictions for this purpose. In addition, if at any time persons other than U.S. citizens own shares of Hercules’ common stock or possess voting power over any shares of Hercules common stock in excess of 20%, Hercules may withhold payment of any dividends, suspend the voting rights attributable to the shares and redeem the shares. The limitations on foreign ownership contained in Hercules’ certificate of incorporation may have an adverse impact on the liquidity of Hercules common stock following the effective time of the merger because holders may be unable to transfer Hercules common stock to non-U.S. citizens. This limitation on liquidity could adversely impact the market price of the Hercules common stock.

TODCO’s tax sharing agreement with Transocean will require substantial payments by Hercules upon the completion of the merger and may require substantial payments after completion of the merger.

TODCO and Transocean are parties to a tax sharing agreement that was originally entered into in connection with TODCO’s initial public offering in 2004. The tax sharing agreement was amended and restated in November 2006 in a negotiated settlement of disputes between Transocean and TODCO over the terms of the original tax sharing agreement. The tax sharing agreement will require Hercules to make an acceleration payment to Transocean upon completion of the merger as a result of the deemed utilization of TODCO’s pre-IPO tax benefits. The amount of the payment owing to Transocean based on the acceleration is calculated by multiplying 80% by the then remaining pre-IPO tax benefits at the effective time of the merger. If the effective time of the merger had occurred on March 31, 2007, the acceleration payment owing to Transocean would be $144 million, or approximately 80% of the pre-IPO tax benefits.

Additionally, the tax sharing agreement will continue to require after the merger that additional payments to be made to Transocean be based on a portion of the expected tax benefit from the exercise of certain compensatory stock options to acquire Transocean common stock attributable to current and former TODCO employees and board members. The estimated amount of payments to Transocean related to compensatory options that remain outstanding at March 31, 2007, assuming a Transocean stock price of $81.70 per share at the time of exercise of the compensatory options (the actual price of Transocean’s common stock at March 31, 2007), is approximately $17.6 million.

There is no certainty that Hercules will realize future economic benefits from TODCO’s tax benefits equal to the amount of the payments required under the tax sharing agreement. The payments owing to Transocean adversely affect the economic benefits of the merger that would otherwise accrue to Hercules stockholders and TODCO stockholders.

Some of the directors and executive officers of Hercules and TODCO may have personal interests that differ from yours and may motivate them to support or approve the merger.

Some of the directors of TODCO who recommend the merger to TODCO stockholders, and the executive officers of TODCO who provided information to the TODCO board of directors relating to the merger, have employment, indemnification and severance benefit arrangements, rights to acceleration of the vesting of stock options and other equity awards, continuation of post-termination insurance and health benefits and/or lump sum payments in lieu thereof, and rights to ongoing indemnification and insurance that provide them with interests in the merger that may differ from yours. In addition, three of TODCO’s current directors are expected to become directors of Hercules upon completion of the merger, and at least one executive officer of TODCO is expected to become an officer of Hercules. The Hercules board of directors has authorized promotions and salary increases for certain executive officers of Hercules contingent upon completion of the merger. The benefits that would result from the merger may have influenced these directors in approving the merger and these officers in supporting the merger.

You should consider these interests when you consider the recommendations of the Hercules and TODCO boards of directors that you vote for the issuance of shares of Hercules common stock in the merger and for the approval and adoption of the merger agreement, respectively. As a result of these interests, these directors and executive officers may be more likely to support the merger agreement than if they did not have these interests. For a discussion of the interests of directors and executive officers in the merger, see “The Merger—Interests of Executive Officers of Hercules in the Merger” and “The Merger—Interests of Directors and Executive Officers of TODCO in the Merger,” beginning on page 76.

The merger agreement limits Hercules’ and TODCO’s ability to pursue an alternative to the merger.

The merger agreement prohibits Hercules and TODCO from soliciting alternative transactions. See “The Merger Agreement—Conditions to the Completion of the Merger” on page 98. Additionally, under the merger agreement, before the board of directors of either company changes its recommendation of the merger as a result of its receipt of an unsolicited acquisition proposal, that company must allow the other company a three business day period to make a revised proposal. These provisions limit Hercules’ and TODCO’s ability to pursue offers from third parties that could result in greater value to their respective stockholders.

The obligation to pay the termination fee may also discourage a third party from pursuing an alternative transaction proposal. Under the merger agreement, TODCO may be required to pay to Hercules a termination fee of $70 million if the merger agreement is terminated under specified circumstances, and Hercules may be required to pay to TODCO a termination fee of $30 million if the merger agreement is terminated under specified circumstances. If a termination fee is payable, the payment of this fee could have material and adverse consequences on the financial condition and operations of the company making the payment.

Risk Factors Relating to Hercules Following the Merger

Hercules may experience difficulties in integrating TODCO’s business and could fail to realize potential benefits of the merger.

Achieving the anticipated benefits of the merger will depend in part upon whether Hercules is able to integrate TODCO’s business in an efficient and effective manner. Hercules may not be able to accomplish this integration process smoothly or successfully. The difficulties of combining the two companies’ businesses potentially will include, among other things:

•	geographically separated organizations and possible differences in corporate cultures and management philosophies,

•	significant demands on management resources, which may distract management’s attention from day-to-day business,

•

differences in the disclosure systems, accounting systems, and accounting controls and procedures of the two companies, which may interfere with the ability of Hercules to make timely and accurate public disclosure, and

•	the demands of managing new locations and new lines of business acquired from TODCO in the merger.

Any inability to realize the potential benefits of the merger, as well as any delays in integration, could have an adverse effect upon the revenues, level of expenses and operating results of the combined company, which may affect the value of Hercules common stock after the closing of the merger.

Hercules will have substantial debt after the merger, which could have a material adverse effect on its financial health and limit its future operations.

Hercules will have a significant amount of secured debt immediately after the merger. As of March 31, 2007, on a pro forma basis to reflect the merger and Hercules’ borrowing to finance the cash component of the merger consideration, Hercules’ total outstanding long-term debt would have been $984.7 million. In order to finance some or all of the cash component of the merger consideration and to refinance debt of TODCO, Hercules will enter into a new syndicated secured term loan facility of up to $1.1 billion and a $150 million revolving credit facility. Under the facility, Hercules will be required to prepay the term loan with 50% of any excess cash flow until the outstanding principal balance of the term loan is less than $550.0 million.

Hercules’ substantial debt could have important consequences. In particular, it could:

•

increase Hercules’ vulnerability to general adverse economic and industry conditions, and require it to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, acquisitions, other debt service requirements and other general corporate purposes,

•

increase Hercules’ exposure to risks inherent in interest rate fluctuations and changes in credit ratings or statements from rating agencies because its borrowings generally are at variable rates of interest, which would result in higher interest expense to the extent Hercules has not hedged these risks against increases in interest rates,

•	place Hercules at a competitive disadvantage compared to its competitors that have less debt, and

•	limit Hercules’ ability to borrow additional funds.

Hercules’ debt agreements contain restrictive covenants that may limit the ability of Hercules to respond to changes in market conditions or pursue business opportunities.

The credit agreements and other instruments governing Hercules’ credit facilities will contain restrictive covenants that will limit Hercules’ ability and the ability of certain of its subsidiaries after the merger to, among other things:

•	incur or guarantee additional indebtedness,

•	make investments and other restricted payments, including dividends,

•	purchase equity interests or redeem subordinated indebtedness early,

•	create or incur certain liens,

•	enter into transactions with affiliates,

•	sell assets, and

•	merge or consolidate with another company.

In addition, Hercules will have to meet certain quarterly financial ratios and tests, notably with respect to a fixed charge coverage ratio and a maximum leverage ratio. Hercules’ need to comply with these provisions may materially adversely affect its ability to react to changes in market conditions, take advantage of business opportunities it believes to be desirable, obtain future financing, fund needed capital expenditures, finance its acquisitions, equipment purchases and development expenditures, or withstand a future downturn in its business.

If Hercules is unable to comply with the restrictions and covenants in the agreements governing Hercules’ indebtedness, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that Hercules has borrowed.

If Hercules is unable to comply with the restrictions and covenants in the agreements governing Hercules’ indebtedness or in current or future debt financing agreements, there could be a default under the terms of these agreements. Hercules’ ability to comply with these restrictions and covenants, including meeting financial ratios and tests, may be affected by events beyond its control. As a result, Hercules cannot assure Hercules and TODCO stockholders that Hercules will be able to comply with these restrictions and covenants or meet these tests. If a default occurs under these agreements, lenders could terminate their commitments to lend or accelerate the outstanding loans and declare all amounts borrowed due and payable. Borrowings under other debt instruments that contain cross-acceleration or cross-default provisions may also be accelerated and become due and payable. If any of these events occur, the assets of Hercules might not be sufficient to repay in full all of its outstanding indebtedness and Hercules may be unable to find alternative financing. Even if Hercules could obtain alternative financing, it might not be on terms that are favorable or acceptable. If Hercules were unable to repay amounts borrowed, the holders of the debt could initiate a bankruptcy proceeding or liquidation proceeding against collateral.

The impact of purchase accounting could adversely affect Hercules’ earnings.

Purchase accounting will require the combined company to allocate the price being paid in the merger to TODCO’s assets on the basis of their fair values at the time of the closing of the merger. Those adjustments are expected to result in significant increases in the carrying values of property, plant and equipment costs, as reflected in the unaudited pro forma condensed combined balance sheet contained elsewhere in this document. The increased value of property, plant and equipment will increase the combined company’s depreciation expense, which will reduce reported earnings but have no effect on cash flows.

In addition, the preliminary estimate of goodwill as of March 31, 2007 associated with the merger is approximately $724 million, as reflected in the unaudited pro forma condensed combined balance sheet contained elsewhere in this joint proxy statement/prospectus. Hercules will annually assess this amount for impairment under generally accepted accounting principles as applied by Hercules. If Hercules concludes that the goodwill associated with the merger is impaired or, additionally, that the carrying value of assets acquired in the merger are impaired, the amount of the impairment would reduce the amount of earnings Hercules would otherwise report but would have no effect on its cash flows.

The business of Hercules following the merger is expected to continue to be cyclical. The goodwill associated with the merger and the increased carrying values of TODCO’s assets on the balance sheet of Hercules could, therefore, increase the potential for impairment, possibly causing a write-down or write-off of the goodwill and the carrying values of Hercules’ assets acquired in the merger.

Hercules will be subject to additional international political, economic, and other uncertainties after the merger.

Hercules currently owns or operates 17 liftboats located offshore West Africa, including Nigeria, one drilling rig operating offshore Qatar and another operating offshore India, and Hercules is marketing Rig 26 to work in international markets following completion of the refurbishment and upgrade project on that rig. Hercules has taken precautionary measures with its liftboat operations in Nigeria because of unrest from recent elections and the associated suspension of certain operations of one of its customers. These measures have significantly reduced revenues from the Nigerian liftboats, which constitute the entirety of Hercules’ international marine services segment. Nigerian operations are particularly subject to operational hazards, property damage or loss, reduction or suspension of oil and gas production and customer activity, kidnappings, uprisings, violence, and seizures of property or facilities. Because TODCO also has non-U.S. operations, including Angola, Brazil, Mexico, Trinidad and Venezuela, Hercules’ non-U.S. operations will expand following the merger and so will its exposure to the risks inherent in foreign operations.

As a result of Hercules’ international expansion following the merger, its condition and results of operations could be susceptible to adverse events beyond Hercules control that may occur in the particular country or region in which Hercules is active. Hercules may also experience currency exchange losses where revenues are received and expenses are paid in nonconvertible currencies or where Hercules does not hedge an exposure to a foreign currency. Hercules may also incur losses as a result of an inability to collect revenues because of a shortage of convertible currency available to the country of operation, controls over currency exchange or controls over the repatriation of income or capital.

Hercules will have operations in Venezuela following the merger, which are subject to adverse political and economic conditions.

A portion of Hercules’ operations following the merger will be conducted in the Republic of Venezuela, which has been experiencing political and economic turmoil, including labor strikes and demonstrations as well as a growing trend towards nationalization. Recently, Venezuelan officials publicly suggested that Venezuela may nationalize drilling rigs located there. This instability could have an adverse effect on Hercules’ business. Depending on future developments, Hercules could decide to cease operations in Venezuela, which could result in material adverse consequences to Hercules. Venezuela also imposes foreign exchange controls that will limit Hercules’ ability to convert local currency into U.S. dollars and transfer excess funds out of Venezuela. Any changes in existing regulation or enforcement could further restrict Hercules’ ability to receive U.S. dollar payments.

Hercules’ ability to timely and effectively complete rig upgrade, refurbishment and repair projects within budget could materially impact financial performance.

After the merger, three of Hercules’ rigs, Rig 26, THE 205 and THE 208, will likely continue undergoing major upgrades, refurbishments or repairs. Rig upgrade, refurbishment and repair projects are subject to the risks of delay and cost overruns, which have been previously described by Hercules and TODCO in their respective annual reports on Form 10-K, as amended. Hercules may be subject to financial penalties and contract cancellation if it fails to timely complete the repair of THE 205 and the refurbishment of THE 208. THE 205 sustained damage in a previously disclosed incident in 2006, and TODCO believes that the rig may have additional damage. Presently, TODCO cannot predict the extent of damage to, or the costs or time required to repair, THE 205, or the extent to which such costs will be recovered from its insurers or third parties. If Hercules incurs unexpected repair, upgrade or refurbishment costs with regard to these or other projects, is unable to recover certain of such costs from its insurers or third parties, or incurs financial penalties to customers under drilling contracts, or such customers cancel the drilling contracts because of shipyard delays, the financial condition or results of operations of Hercules could be materially adversely affected.

Failure to retain key employees could adversely affect Hercules following the merger.

Hercules’ performance following the merger could be adversely affected if it is unable to retain certain key employees of Hercules and TODCO. The loss of the services of one or more of these key employees, including Hercules’ Chief Executive Officer and President, Mr. Stilley, could adversely affect Hercules’ future operating results because of their experience and knowledge of the respective businesses of Hercules and TODCO.

Hercules and TODCO will incur substantial costs in connection with the merger.

Hercules and TODCO expect to incur a number of non-recurring transaction fees and other costs associated with completing the merger and combining the operations of the two companies, including legal and accounting fees and potential expenses related to shareholder litigation. These fees and costs will be substantial and many of them will be incurred whether or not the merger is consummated. Additional unanticipated costs may also be incurred in the integration of the businesses of Hercules and TODCO. If the total costs and indebtedness incurred in completing the merger exceed estimates, the financial results of the combined company may be adversely affected.

Failure to comply with the foreign ownership limitations imposed by U.S. coastwise shipping laws could adversely affect Hercules following the merger.

In order to qualify as a U.S. citizen for purposes of U.S. coastwise shipping laws, Hercules may not be more than 25% owned or controlled by non-U.S. citizens. If Hercules ceases to be 75% owned and controlled by U.S. citizens, Hercules would become ineligible to operate in its current markets and may become subject to penalties and risk forfeiture of its vessels.

The issuance of shares of Hercules common stock to TODCO stockholders in the merger will dilute the ownership interests of Hercules stockholders.

After the merger, Hercules stockholders will own a significantly smaller percentage of the combined company than they currently own of Hercules due to the issuance of shares of Hercules common stock to TODCO stockholders. As a result, the relative percentage interest of current Hercules stockholders with respect to earnings, voting, liquidation value, book value and market value will be reduced to approximately 36% of the combined company. If the merger fails to produce the results Hercules and TODCO anticipate, Hercules stockholders may not receive benefits sufficient to offset the dilution of their ownership interest.

Following the merger, the TODCO directors will represent a minority of the combined company’s board of directors.

The merger agreement includes provisions that require the combined company’s board of directors to maintain a ratio of seven Hercules-nominated directors to three TODCO-nominated directors for three years following the effective time of the merger. As a result, the TODCO-nominated directors will not have sufficient voting power to control decisions of the combined company’s board of directors although TODCO stockholders will own approximately 64% of the combined company’s shares immediately after the effective time. The combined company’s board of directors may make different decisions than would either TODCO’s current board of directors or a new board of directors composed entirely of TODCO-nominated directors.

RECENT DEVELOPMENTS

On March 19 and 20, 2007, two TODCO stockholder lawsuits were filed in the District Court of Harris County, Texas, both alleging that the TODCO board of directors breached their fiduciary duties in approving the proposed merger among TODCO, Hercules and Merger Sub. The first lawsuit, pending in the 269th Judicial District Court of Harris County, Texas, Cause No. 2007-16357, is a purported stockholder class action suit against the TODCO directors and contains claims for breach of fiduciary duty. The second lawsuit, pending in the 333rd Judicial District Court of Harris County, Texas, Cause No. 2007-16397, is a stockholder derivative action purportedly filed on behalf of TODCO against the TODCO directors and Hercules, and contains claims for breach of fiduciary duties of loyalty, due care, candor, good faith and/or fair dealing; corporate waste; unlawful self dealing; and claims that the defendants conspired, aided and abetted and/or assisted one another in a common plan to breach these fiduciary duties. Both lawsuits allege, among other things, that the TODCO directors engaged in self-dealing in approving the proposed merger with Hercules by advancing their own personal interests or those of TODCO’s senior management at the expense of the TODCO stockholders, utilized a defective sales process not designed to maximize TODCO stockholder value, and failed to consider any value maximizing alternatives, thus causing TODCO stockholders to receive an unfair price for their shares of TODCO common stock. The second lawsuit also alleges that Hercules conspired, aided and abetted or assisted in these violations.

Both lawsuits seek, among other things, an injunction preventing the completion of the merger, rescission if the merger is consummated, imposition of a constructive trust in favor of plaintiffs upon any benefits improperly received by the defendants, attorneys’ fees and expenses associated with the lawsuits and any other equitable relief the courts deem just and proper. Each of TODCO, the TODCO directors and Hercules believe the asserted claims are without merit, and each intends to defend them vigorously.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus, including information included or incorporated by reference into this joint proxy statement/prospectus, contains certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of these words and similar expressions identify forward-looking statements, and any statements regarding the timing or benefits of the merger, or Hercules’ or TODCO’s future financial condition, results of operations and business, are also forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based upon current expectations and estimates of the management of Hercules and TODCO and are subject to risks and uncertainties that may cause actual results to differ materially, including:

•

the various risks and other factors considered by the respective boards of Hercules and TODCO as described under “The Merger—Recommendation of the Hercules Board of Directors and Its Reasons for the Merger,” beginning on page 54 and under “The Merger—Recommendation of the TODCO Board of Directors and Its Reasons for the Merger,” beginning on page 57,

•	the amount and timing of any synergies expected to result from the merger,

•	the ability of Hercules and TODCO to enter into new contracts for rigs and liftboats and future dayrates and utilization rates for the units,

•	the correlation between demand for the rigs and liftboats of Hercules and TODCO and their earnings and customers’ expectations of drilling activity and energy prices,

•	future capital expenditures and refurbishment, repair and upgrade costs,

•	expected completion times for refurbishment and upgrade projects,

•	amounts expected to be paid by insurance proceeds for the salvage and repair of the Tigershark,

•	sufficiency of funds for required capital expenditures, working capital and debt service,

•	plans regarding international operations,

•	expected useful lives of rigs and liftboats,

•	liabilities under laws and regulations protecting the environment,

•	the impact of purchase accounting,

•	expected outcomes of litigation, claims and disputes and their expected effects on Hercules’ and TODCO’s financial condition and results of operations, and

•

expectations regarding offshore drilling activity and dayrates, continuation of current market conditions, demand for Hercules’ and TODCO’s rigs and liftboats, operating revenues, operating and maintenance expense, insurance coverage, expense and deductibles, interest expense, debt levels and other matters with regard to outlook.

Hercules and TODCO have based these statements on their assumptions and analyses in light of their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in these statements. Although it is not possible to identify all factors, Hercules and TODCO continue to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties described under “Risk Factors,” beginning on page 30 and in the documents incorporated into this joint proxy statement/prospectus and the following:

•	the ability to consummate the merger,

•	difficulties and delays in achieving synergies and cost savings,

•	potential difficulties in meeting conditions set forth in the merger agreement,

•	difficulties and delays in obtaining consents and approvals that are conditions to the completion of the merger,

•	oil and natural gas prices and industry expectations about future prices,

•	demand for offshore jackup rigs and liftboats,

•	the ability of Hercules’ and TODCO to enter into and the terms of future contracts,

•

the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in Nigeria, Venezuela, the Middle East and other oil and natural gas producing regions or further acts of terrorism in the United States, or elsewhere,

•	the impact of governmental laws and regulations,

•	the adequacy of sources of liquidity,

•	uncertainties relating to the level of activity in offshore oil and natural gas exploration, development and production,

•	competition and market conditions in the contract drilling and liftboat industries,

•	the availability of skilled personnel,

•	labor relations and work stoppages, particularly in the Nigerian and Venezuelan labor environment,

•	operating hazards such as severe weather and seas, fires, cratering, blowouts, war, terrorism and cancellation or unavailability of insurance coverage,

•	the effect of litigation and contingencies, and

•	inability to carry out plans and strategies as expected.

Actual results and plans could differ materially from those expressed in any forward-looking statements if underlying assumptions prove incorrect, or if there occurs one or more of the risks or uncertainties described elsewhere herein or in the reports and documents incorporated by reference into this joint proxy statement/prospectus as described under “Where You Can Find More Information,” beginning on page 156.

All forward-looking statements, expressed or implied, included in this joint proxy statement/prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Hercules, TODCO or persons acting on their behalf may issue.

Except as otherwise required by applicable law, Hercules and TODCO disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section. See also “Where You Can Find More Information,” beginning on page 156.

THE HERCULES MEETING

This section contains information from Hercules for Hercules stockholders about the Hercules Meeting to approve the issuance of Hercules common stock in the merger and transact other business described below. Together with this document, Hercules is also sending a notice of the Hercules Meeting and a form of proxy that is being solicited by the Hercules board of directors for use at the Hercules Meeting. The information and instructions contained in this section are addressed to Hercules stockholders only, and all references to “you” in this section should be understood to be addressed to Hercules stockholders.

Date, Time, Place and Purposes of the Hercules Meeting

The Special and Annual Meeting of stockholders of Hercules Offshore, Inc. will be held on July 11, 2007, at 9:00 a.m., Houston time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas for the following purposes:

1.	to approve the issuance of Hercules common stock to TODCO stockholders in connection with the merger as set forth in the Amended and Restated Agreement and Plan of Merger, effective as of March 18, 2007, by and among Hercules, TODCO and THE Hercules Offshore Drilling Company LLC, a copy of which is attached as Annex A to the joint proxy statement/prospectus, pursuant to which TODCO will merge with and into a direct, wholly-owned subsidiary of Hercules,

2.	to elect three directors to the class of directors whose term will expire at the 2010 Annual Meeting of Stockholders,

3.	to approve the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan, increasing the number of shares of Hercules common stock available for issuance under the plan by 6,800,000 shares, or by 1,200,000 shares if the merger is not consummated,

4.	to approve the adjournment of the Hercules Meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals, and

5.	to transact any other business as may properly come before the Hercules Meeting or any adjournments or postponements thereof.

The approval of Proposal No. 1 is a condition to the completion of the merger. Accordingly, if Hercules stockholders wish to support the merger, they must approve Proposal No. 1.

The Hercules board of directors unanimously recommends that Hercules stockholders vote FOR each of the proposals and FOR each of the director nominees.

Who Can Vote at the Hercules Meeting

Only holders of record of Hercules common stock at the close of business on May 30, 2007, the record date for the Hercules Meeting, are entitled to notice of and to vote at the Hercules Meeting. On the record date for the Hercules Meeting, there were 32,331,434 shares of Hercules common stock outstanding and entitled to be voted at the Hercules Meeting held by approximately 84 stockholders of record. A majority of these shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Hercules common stock is entitled to one vote at the Hercules Meeting.

Vote Required for Approval; Quorum

The affirmative vote of the holders of a majority of the votes cast by Hercules stockholders entitled to vote at the Hercules Meeting, at which a quorum is present, is required to approve the issuance of additional shares of Hercules common stock pursuant to the merger agreement, to approve the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan and to approve the adjournment of the Hercules Meeting, if necessary or appropriate, to solicit additional proxies. In the election of directors (Hercules Proposal No. 2), the three nominees receiving the most FOR votes from the shares having the voting power present in person or represented by proxy will be elected by a plurality vote. Abstentions and broker non-votes will not be counted either in favor of or against the proposals at the Hercules Meeting.

A quorum is present at the Hercules Meeting if a majority of all the shares of Hercules common stock issued and outstanding on the Hercules record date and entitled to vote at the Hercules Meeting are represented at the Hercules Meeting in person or by proxy. Abstentions and broker non-votes will be treated as present at the Hercules Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Adjournments

If a quorum of Hercules stockholders is not present in person or by proxy at the Hercules Meeting, the Hercules Meeting may be adjourned by Hercules stockholders holding a majority of Hercules common stock present at the meeting until a quorum is present or represented. In addition, if the adjournment proposal is approved, adjournments of the Hercules Meeting may be made for the purpose of soliciting additional proxies in favor of the proposals.

Manner of Voting

We refer to a stockholder who holds Hercules common stock in the stockholder’s own name (as opposed to being held in the name of their broker, bank or other nominee) as a “holder of record.” Holders of record may vote in person at the Hercules Meeting or by proxy. Hercules recommends that holders of record vote by proxy even if they plan to attend the Hercules Meeting. Holders of record can always revoke their proxy and change their votes at the Hercules Meeting.

Proxy Voting by Holders of Record

Voting instructions are attached to your proxy card. If you properly submit your proxy to Hercules in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against any or all of the proposals submitted at the Hercules Meeting or abstain from voting.

If you are a holder of record, please vote your proxy by mail as provided below. Your submission of proxy authorizes James W. Noe, Lisa W. Rodriguez and Stephen M. Butz and each of them, as proxies, each with the power to appoint his or her substitute, to represent and vote your shares in the same manner as if you marked, signed and returned your proxy form by mail.

Submit your proxy by mail:

•	Mark, sign and date your proxy card and return it in the postage-paid envelope provided, or

•	Return it to Hercules Offshore, Inc. c/o Secretary, 11 Greenway Plaza, Suite 2950, Houston, Texas 77046.

Only the latest dated proxy received from you will be voted at the Hercules Meeting.

Voting of Shares Held in “Street Name”

If your shares of Hercules common stock are not held in your own name but rather by your broker or another nominee, we refer to your shares as being held in “street name” by your nominee. If your shares are held in street name you must instruct your nominee how to vote your shares.

Your nominee may send to you a separate voting instruction form asking you for your voting instructions. If you do not receive a request for voting instructions well in advance of the Hercules Meeting, we recommend that you directly contact your nominee to determine how to cause your shares to be voted as you wish. Your nominee may permit you to instruct the voting of your shares electronically using the telephone or Internet.

Unless you give voting instructions, your nominee will not vote your shares on the proposal to issue Hercules common stock in the merger. Your shares held in street name will, however, be counted for purposes of determining whether a quorum is present at the Hercules Meeting if your shares are represented at the Hercules Meeting by your nominee concerning other proposals at the Hercules Meeting.

If you wish to attend the Hercules Meeting and personally vote your shares held in street name, you must obtain a legally sufficient proxy from your nominee authorizing you to vote your shares held in street name.

How Proxies Will Be Voted

If Hercules stockholders do not indicate how their shares of Hercules common stock should be voted on a matter, the shares of Hercules common stock represented by their properly completed proxy will be voted (unless properly withdrawn) as the Hercules board of directors recommends and therefore will be voted:

•	FOR the proposal to issue additional shares of Hercules common stock in the merger,

•	FOR each of the director nominees,

•	FOR the proposal to approve the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan, and

•	FOR the proposal to adjourn the Hercules Meeting, if necessary or appropriate, to allow for the solicitation of additional proxies.

No proxy that is voted against a proposal described in this joint proxy statement/prospectus will be voted in favor of adjournment of the Hercules Meeting for the purpose of soliciting additional proxies.

Revoking a Proxy

You may revoke your proxy at any time prior to its exercise by:

•	submitting a new proxy card bearing a later date,

•	giving written notice of the revocation to Hercules’ corporate secretary before the Hercules meeting, or

•	appearing and voting in person at the Hercules Meeting.

Your attendance at the Hercules Meeting in person without voting will not automatically revoke your proxy. If you revoke your proxy during the meeting, this will not affect any vote previously taken. If you hold shares through someone else, such as a broker, bank or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your nominee.

Solicitation of Proxies and Expenses

Hercules and TODCO will each pay one-half of the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. Hercules has retained Georgeson Inc. for a fee of $15,000, plus certain expenses, to assist in the solicitation of proxies and otherwise in connection with the Hercules Meeting. Hercules and Georgeson will also request brokers and other nominees holding shares of Hercules common stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will reimburse holders for their reasonable expenses in so doing. Hercules has also retained The Altman Group, Inc. to advise on proxy solicitation matters. The Altman Group may also assist in the solicitation of proxies.

Hercules’ stock transfer registrar and agent, American Stock Transfer & Trust Company, will also solicit proxies from holders of record of Hercules common stock for a fee not in excess of its usual fee for serving as Hercules’ stock registrar and transfer agent. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitations by the directors, officers and employees of Hercules. No additional compensation will be paid to Hercules’ directors, officers or employees for their solicitation efforts.

Questions About Voting or the Hercules Meeting

If you have any questions or need further assistance in voting your shares, please call Georgeson Inc. at the following numbers:

•	brokers and other nominees call 212-440-9800, and

•	holders of record of Hercules common stock call (toll-free) 866-577-4988.

THE TODCO MEETING

This section contains information from TODCO for TODCO stockholders about the special meeting of stockholders it has called to approve and adopt the merger agreement. Together with this document, TODCO is also sending you a notice of the TODCO Meeting and a form of proxy that is being solicited by the TODCO board of directors for use at the TODCO Meeting. The information and instructions contained in this section are addressed to TODCO stockholders only, and all references to “you” in this section should be understood to be addressed to TODCO stockholders.

Date, Time, Place and Purposes of the TODCO Meeting

The TODCO Meeting will be held on July 11, 2007, at 9:00 a.m., Houston time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas. The purpose of the TODCO Meeting is:

1.	to approve and adopt the Amended and Restated Agreement and Plan of Merger, effective as of March 18, 2007, by and among Hercules, TODCO and THE Hercules Offshore Drilling Company LLC, a copy of which is attached as Annex A to this joint proxy statement/prospectus, pursuant to which TODCO will merge with and into a direct, wholly-owned subsidiary of Hercules,

2.	to approve the adjournment of the TODCO Meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposal, and

3.	to transact any other business as may properly come before the TODCO Meeting or any adjournment or postponement of the TODCO Meeting.

The TODCO board of directors unanimously recommends that TODCO stockholders vote:

•	FOR the proposal to approve and adopt the merger agreement, and

•	FOR the proposal to approve the adjournment of the TODCO Meeting, if necessary or appropriate, to solicit additional proxies in favor of approving and adopting the merger agreement.

For the reasons for these recommendations, see “The Merger—Recommendation of the TODCO Board of Directors and Its Reasons for the Merger,” beginning on page 57.

Who Can Vote at the TODCO Meeting

Only holders of record of TODCO common stock at the close of business on May 30, 2007, the TODCO record date, are entitled to notice of, and to vote at, the TODCO Meeting. As of that date, there were 57,766,193 shares of TODCO common stock outstanding and entitled to vote at the TODCO Meeting, held by approximately 294 stockholders of record. Each share of TODCO common stock is entitled to one vote at the TODCO Meeting.

Vote Required for Approval; Quorum

A majority of the outstanding shares of TODCO common stock entitled to vote must be cast in favor of approval and adoption of the merger agreement for it to be approved. Abstentions and broker non-votes will have the same effect as a vote against the proposal to approve and adopt the merger agreement.

The affirmative vote of a majority of votes cast is required to approve the proposal to adjourn the TODCO Meeting to solicit additional proxies in favor of approving and adopting the merger agreement. Abstentions and broker non-votes will not be counted either in favor of or against this proposal.

For purposes of conducting the TODCO Meeting, the holders of at least a majority of the stock issued and outstanding and entitled to vote at the TODCO Meeting will constitute a quorum. Abstentions and broker non-votes will count for purposes of determining whether a quorum is present.

Adjournments

If a quorum is not present or represented at the TODCO Meeting, the Chairman of the TODCO board of directors or TODCO stockholders holding a majority of the TODCO common stock present at the TODCO Meeting have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting. In addition, adjournments of the TODCO Meeting may be made for the purpose of soliciting additional proxies by a majority of the votes cast, without regard to broker non-votes or abstentions. However, no proxy that is voted against a proposal described in this joint proxy statement/prospectus will be voted in favor of adjournment of the TODCO Meeting for the purpose of soliciting additional proxies.

Manner of Voting

We refer to stockholders who hold their TODCO common stock in their own name (as opposed to being held in the name of their broker, bank or other nominee) as “holders of record.” Holders of record may vote in person at the TODCO Meeting or by proxy. TODCO recommends that holders of record vote by proxy even if they plan to attend the TODCO Meeting. Holders of record can always revoke their proxy and change their votes at the TODCO Meeting.

Proxy Voting by Holders of Record

Voting instructions are attached to your proxy card. If you properly submit your proxy to TODCO in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against any or all of the proposals submitted at the TODCO Meeting or abstain from voting.

If you are a holder of record, there are three ways to vote your proxy: by telephone, by Internet or by mail. Your submission of proxy by telephone or Internet authorizes Jan Rask, T. Scott O’Keefe, Dale W. Wilhelm and Michael P. Donaldson, and each of them, as proxies, each with the power to appoint his substitute, to represent and vote your shares in the same manner as if you marked, signed and returned your proxy form by mail.

•	Submit your proxy by Telephone — Toll-Free — 1-866-390-5240

•	Use any touch-tone telephone to vote your proxy 24 hours a day, seven days a week until 11:59 p.m. (New York City Time) on July 10, 2007.

•	Please have your proxy card available and follow the simple instructions the voice prompt provides.

•	Submit your proxy by Internet — http://www.proxypush.com/the

•	Use the Internet to vote your proxy 24 hours a day, seven days a week until 11:59 p.m. (New York City Time) on July 10, 2007.

•	Please have your proxy card available and follow the simple instructions to obtain your records and create an electronic ballot.

•	Submit your proxy by mail

•	Mark, sign and date your proxy card and return it in the postage-paid envelope provided, or

•	Return it to TODCO, c/o Corporate Secretary, 2000 West Sam Houston Parkway, Suite 800, Houston, Texas 77042-3615.

Only the latest dated proxy received from you, whether by mail, telephone or internet, will be voted at the TODCO Meeting. If you submit your proxy by telephone or Internet, please do not mail your proxy form.

Voting of Shares Held in “Street Name”

If your shares of TODCO common stock are not held in your own name but rather by your broker or another nominee, we refer to your shares as being held in “street name” by your nominee. If your shares are held in street name you must instruct your nominee how to vote your shares.

Your nominee may send to you a separate voting instruction form asking you for your voting instructions. If you do not receive a request for voting instructions well in advance of the TODCO Meeting, we recommend that you directly contact your nominee to determine how to cause your shares to be voted as you wish. Your nominee may permit you to instruct the voting of your shares electronically using the telephone or Internet.

Unless you give voting instructions, your nominee will not vote your shares on the proposal to approve and adopt the merger agreement. Shares held in street name but not voted will have the same effect as a vote against approval and adoption of the merger agreement. We therefore urge you to provide voting instructions to your nominee. Your shares held in street name will, however, be counted for purposes of determining whether a quorum is present at the TODCO Meeting, if your shares are represented at the TODCO Meeting by your nominee.

How Proxies Will Be Voted

All shares of TODCO common stock entitled to vote and represented by properly completed proxies received prior to the TODCO Meeting (unless properly revoked) will be voted at the TODCO Meeting as instructed on the proxies. If TODCO stockholders do not indicate how their shares of TODCO common stock should be voted on a matter, the shares of TODCO common stock represented by their properly completed and not properly withdrawn proxy will be voted as the TODCO board of directors recommends and therefore will be voted FOR the approval and adoption of the merger agreement and FOR approval to adjourn the TODCO meeting, if necessary or appropriate to solicit additional votes. Any proxy that is voted against approval and adoption of the merger agreement will also be voted against any adjournment of the TODCO Meeting for the purpose of soliciting additional proxies.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•	submitting a new proxy card bearing a later date, or submitting a new proxy by telephone or through the Internet,

•	providing a written notice revoking your proxy to the Secretary of TODCO before the TODCO Meeting, or

•	Attending the TODCO Meeting and voting in person.

If you have instructed your nominee to vote your shares for you, you must follow directions you receive from your nominee in order to change or revoke your vote.

Tabulation of the Votes

TODCO has appointed The Bank of New York to serve as the Inspector of Election for the TODCO Meeting. The Bank of New York will independently tabulate affirmative and negative votes and abstentions.

Solicitation of Proxies and Expenses

TODCO and Hercules will each pay one-half of the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. TODCO has retained Georgeson Inc. for a fee of $15,000, plus certain expenses, to assist in the solicitation of proxies and otherwise in connection with the TODCO Meeting. TODCO and Georgeson will also request brokers and other nominees holding shares of TODCO common stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will reimburse holders for their reasonable expenses in so doing.

TODCO’s stock transfer registrar and agent, The Bank of New York, will also solicit proxies from holders of record of TODCO common stock for a fee not in excess of its usual fee for serving as TODCO’s stock registrar and transfer agent. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitations by the directors, officers and employees of TODCO. No additional compensation will be paid to TODCO directors, officers or employees for their solicitation efforts.

Questions About Voting or the TODCO Meeting

If you have any questions or need further assistance in voting your shares, please call Georgeson Inc. at the following numbers:

•	brokers, banks and other nominees call 212-440-9800

•	holders of record of TODCO common stock call (toll-free) 1-866-574-4082

THE MERGER

The following is a description of material aspects of the merger. Although Hercules and TODCO believe that the following description covers material terms of the merger, the description may not contain all of the information that is important to you. Hercules and TODCO encourage Hercules stockholders and TODCO stockholders to carefully read this entire joint proxy statement/prospectus, including the merger agreement attached to this joint proxy statement/prospectus as Annex A and incorporated by reference herein, for a more complete understanding of the merger.

General

The boards of directors of Hercules and TODCO have unanimously approved the merger agreement providing for the merger of TODCO into Merger Sub. Merger Sub, which is a wholly-owned subsidiary of Hercules, will be the surviving entity in the merger, and upon completion of the merger, the separate corporate existence of TODCO will terminate. TODCO stockholders will receive the merger consideration described below under “The Merger Agreement—Merger Consideration,” beginning on page 89.

Background of the Merger

Each of Hercules’ and TODCO’s board of directors has from time to time engaged with its senior management in strategic reviews, and considered alternatives to enhance stockholder value of their respective companies. Hercules has completed a number of strategic asset acquisitions since its initial public offering in October 2005.

Hercules and TODCO have considered engaging in strategic business transactions with each other at various times since early 2006. However, it was not until early 2007 that the parties began discussions that resulted in the execution of the merger agreement. A summary of the discussions between the parties is set forth below.

On March 8, 2006, the Hercules board of directors held a meeting to explore the possibility of acquiring TODCO. After an initial discussion, the Hercules board of directors requested that Hercules management prepare financial analyses regarding a possible acquisition of TODCO.

On April 19, 2006, on behalf of Hercules, a representative of UBS informed Mr. Jan Rask, TODCO’s President and Chief Executive Officer, that Hercules was interested in exploring a possible transaction with TODCO.

On April 26, 2006, the Hercules board of directors authorized management to enter into a confidentiality agreement with TODCO and to engage in discussions with TODCO. The Hercules board authorized the engagement of UBS and Simmons & Company as financial advisers for a possible acquisition of TODCO.

Hercules and TODCO entered into a confidentiality and standstill agreement dated April 27, 2006, and exchanged initial due diligence information shortly thereafter.

On April 30, 2006, TODCO entered into a confidentiality agreement with another drilling company with respect to a possible acquisition of drilling assets by TODCO. As discussed below, discussions between TODCO and this company did not result in a definitive purchase agreement, and were eventually terminated.

On May 1, 2006, the Hercules board of directors held a meeting to discuss the possible acquisition of TODCO. The board discussed the strategic rationale and form of consideration that might be used for an acquisition of TODCO.

At a meeting of the TODCO board held on May 2, 2006, Mr. Rask reported to the TODCO board his recent discussions concerning a possible business combination with Hercules.

On May 2, 2006, Mr. Rask and T. Scott O’Keefe, TODCO’s Executive Vice President—Finance and Administration, met with Mr. Randall D. Stilley, Hercules’ Chief Executive Officer and President, and Steven A. Manz, Hercules’ Senior Vice President and Chief Financial Officer, and agreed to explore a possible transaction. Hercules, TODCO and their respective outside legal counsel and advisers continued to conduct due diligence during the remainder of May 2006.

In May 2006, TODCO engaged Citi as TODCO’s financial advisor in connection with a possible transaction with Hercules.

On May 9, 2006, the TODCO board of directors held a meeting in conjunction with its 2006 annual stockholders meeting. Mr. Rask and a representative from Citigroup Global Markets Inc., referred to as Citi, updated the TODCO board on the status of discussions with Hercules, as well as an initial meeting with representatives of the other drilling company mentioned above regarding the possible acquisition of drilling assets by TODCO. In addition, Mr. Rask reported on other strategic alternatives for possible future consideration by TODCO, including (1) construction of new jackup rigs by TODCO, (2) acquiring other companies that were building new jackup rigs on speculation, (3) acquiring other drilling contractors, (4) paying dividends, and (5) repurchasing common stock.

On May 12, 2006, senior management of both Hercules and TODCO gave presentations to each other regarding their respective businesses and continued discussions of the terms and timing of a potential merger. Representatives of UBS and Citi also attended these presentations.

On May 17, 2006, the Hercules board of directors held a meeting at which they discussed the status of discussions with TODCO. Mr. James W. Noe, Hercules’ Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, also made a presentation regarding legal matters.

On May 22, 2006, Mr. Stilley and Mr. Rask discussed the form of consideration proposed to be received by TODCO stockholders in the potential merger.

On May 24, 2006, the Hercules board of directors held a meeting with Hercules management to discuss the potential acquisition of TODCO. UBS and Simmons & Company made financial presentations at the meeting, and Mr. Noe made a presentation regarding legal matters.

On May 30, 2006, the Hercules board of directors met with Hercules management to discuss a potential acquisition of TODCO. The board discussed the strategic and financial rationale and the structure of the proposed merger, including the percentage of cash and stock to be used as consideration and the premium to be offered to TODCO stockholders. Following questions and discussions, the board authorized Hercules management to make a non-binding offer to TODCO.

After the May 30, 2006 meeting, Hercules delivered to Mr. Rask a confidential non-binding proposal to acquire all of TODCO’s outstanding common stock by merger, subject to due diligence and negotiation of a definitive agreement. The proposal was structured to provide TODCO stockholders a fixed ratio of 1.36 shares of Hercules common stock for each share of TODCO common stock and the right to elect to receive $48.76 in cash per share, in lieu of the 1.36 shares of Hercules common stock, with respect to up to 25% of the shares of TODCO common stock. This transaction would have resulted in TODCO stockholders owning approximately 64% of the combined company, and the proposed exchange ratio represented a premium of approximately 18% to the closing price of TODCO’s common stock on May 26, 2006.

On June 1, 2006, the TODCO board of directors held a meeting to discuss Hercules’ May 30 merger proposal. Also in attendance were representatives of Citi and Porter & Hedges L.L.P., TODCO’s outside legal counsel. The TODCO board received a presentation from representatives of Citi regarding Hercules’ proposal. A representative of Porter & Hedges also made a presentation regarding legal matters. After discussion of the terms of the Hercules offer, including the premium and proportion of cash consideration, the TODCO board determined Hercules’ proposal to be inadequate and unanimously voted to reject the Hercules proposal.

Following the TODCO board meeting, Mr. Rask contacted Mr. Stilley to inform him of the decision of the TODCO board of directors not to accept the terms of the Hercules proposal, and TODCO then terminated discussions with Hercules.

On July 6, 2006, following consultation with the TODCO board of directors and Citi, Mr. Rask delivered to the other drilling company referred to above a non-binding preliminary proposal to acquire specified drilling assets. The other company did not respond, and accordingly, on September 11, 2006, Mr. O’Keefe wrote a letter to the chief financial officer of the other company terminating discussions.

At a meeting held on October 3, 2006 attended by Mr. Stilley, Mr. Rask, Mr. O’Keefe, representatives of UBS and representatives of Citi, Hercules expressed a general interest in a possible merger transaction with TODCO but no terms or conditions of a possible transaction were discussed. However, Hercules concluded not to reopen discussions involving a possible merger in view of financial and economic conditions and commodity prices at that time. There were no further discussions between Hercules and TODCO until early 2007.

Later in 2006, Hercules entered into a confidentiality agreement with the same drilling company referred to above for Hercules to possibly acquire specified drilling assets. Discussions between Hercules and this company did not proceed beyond preliminary contacts. However, Hercules completed an acquisition of additional liftboats in west Africa in late 2006.

On December 14, 2006, the TODCO board of directors held a board meeting that included a strategic planning session with senior management. TODCO’s management discussed four major strategic alternatives for possible future consideration by TODCO, including (1) continue on the present course and using expected excess cash balances to pay dividends, repurchase its common stock or save cash for future acquisitions, (2) aggressively pursue acquisitions of Gulf of Mexico drilling assets and companies, including additional overtures to the drilling company referred to above to acquire specified drilling assets, (3) opportunistically pursue other growth opportunities such as deepwater drilling or purchase of newly built jackup rigs, and (4) reopen discussions with Hercules and consider the feasibility of also pursuing a concurrent acquisition of drilling assets from the other drilling company referred to above. Following discussion, the TODCO board of directors reached a consensus that the fourth strategic alternative was preferable.

On January 15, 2007, consistent with the discussions of the TODCO board of directors on December 14, 2006, Mr. Rask and Mr. Stilley met to discuss a potential merger between Hercules and TODCO, following an earlier call by Mr. Rask to UBS to ask whether Hercules would consider reopening discussions regarding a potential merger. Mr. Rask and Mr. Stilley discussed the benefits of a potential merger and also discussed the benefits and difficulties, including potential delays, of acquiring the third-party drilling assets referred to above concurrently with the merger.

Hercules and TODCO entered into a second confidentiality and standstill agreement dated January 24, 2007 related to a possible transaction between Hercules and TODCO and possibly also involving third-party drilling assets of the other company referred to above. The parties commenced updated due diligence after signing the new confidentiality agreement.

On January 29, 2007, Mr. Rask, Mr. Stilley and a representative of UBS participated in a conference call regarding a potential merger between Hercules and TODCO.

On January 31, 2007, the Hercules board of directors met and discussed the potential transaction with TODCO. After discussion, the Hercules board authorized management to pursue negotiations with TODCO, with a cash component of between 35% and 50% of total consideration.

In early February 2007, following review and consideration by the respective management and boards of directors of Hercules and TODCO and their respective advisers, the parties ceased to pursue the acquisition of the third-party drilling assets referred to above and directed their attention toward a merger between Hercules and TODCO.

On February 8, 2007, Messrs. Stilley, Rask and O’Keefe met to discuss the potential transaction. Mr. Rask conveyed TODCO’s position that the merger premium offered by Hercules should be significantly higher than Hercules’ proposal made in 2006.

On February 16, 2007, the Hercules board of directors held a meeting to discuss the potential merger. During the meeting, the management of Hercules made a presentation to the board of directors, including the strategic and financial rationale for the merger, and Mr. Noe made a presentation regarding legal matters. Representatives of UBS and Simmons & Company also attended the meeting and discussed their analyses of the potential business combination at the meeting. The Hercules board of directors approved non-binding indicative terms of up to 40% cash and up to a 20% premium based on the trading prices of TODCO and Hercules at that time.

Mr. Stilley and Mr. Rask met on February 19, 2007 to discuss the potential merger between Hercules and TODCO, including the non-binding indicative terms reviewed by the Hercules board of directors.

Later on February 19, 2007, the Hercules board of directors held a meeting to discuss the proposed merger. Representatives from Simmons & Company and UBS participated in the meeting. After discussing the terms discussed by Mr. Stilley and Mr. Rask, the Hercules board authorized Hercules management to make a non-binding proposal to Mr. Rask.

On February 20, 2007, Hercules delivered to Mr. Rask a confidential non-binding proposal to enter into a business combination, subject to due diligence and negotiation of a definitive agreement. The proposal contemplated that Hercules would provide TODCO stockholders stock and cash consideration for the outstanding shares of TODCO common stock, consisting of a fixed ratio of 0.9278 shares of Hercules common stock and $15.93 in cash for each share of TODCO common stock. The proposed transaction would have resulted in TODCO shareholders owning approximately 62% of the combined company. The total consideration per share represented a premium of approximately 21% to the closing price of TODCO common stock on February 16, 2007, and a premium of approximately 23% to the 30-day average ratio of TODCO’s common stock price to Hercules’ common stock price.

On February 22, 2007, the TODCO board of directors held a meeting attended by senior management and TODCO’s financial and legal advisers, Citi and Porter & Hedges, respectively, to discuss the proposal received from Hercules on February 20. A representative of Porter & Hedges briefed the board of directors regarding legal matters. Representatives of Citi presented their preliminary financial analysis of the Hercules proposal.

On February 27, 2007, the TODCO board of directors met with representatives of Citi, a representative of Porter & Hedges and senior management of TODCO. Citi presented a detailed preliminary analysis of Hercules and the merger proposal. The TODCO board of directors instructed senior management to prepare a counterproposal to Hercules for consideration at a meeting of the board on March 2, 2007, subject to the board’s further discussion and consideration of a presentation to be made by Mr. Stilley on March 2 regarding Hercules and its business and strategy.

The Hercules board of directors held a meeting on February 28, 2007 to discuss business and strategic plans and alternatives, including the proposed merger with TODCO. During the meeting, Mr. Noe briefed the Hercules board regarding legal matters.

On March 2, 2007, the TODCO board of directors met with senior management, representatives of Citi and representatives of Porter & Hedges. Mr. Stilley’s scheduled presentation having been postponed due to weather, the TODCO board continued its deliberations concerning the merger and refined the counterproposal to Hercules, subject to the board’s satisfaction with Mr. Stilley’s presentation.

Mr. Stilley met with one of the TODCO directors at the home of Mr. Rask on Sunday, March 4, 2007, to discuss Hercules and the merger because of the director’s scheduling conflict with Mr. Stilley’s presentation that had been rescheduled for the next day.

On March 5, 2007, Mr. Stilley made his presentation to the TODCO board, which was attended by TODCO’s senior management, representatives of Citi and Porter & Hedges. Mr. Stilley was accompanied by John T. Rynd, Senior Vice President of Hercules. Mr. Stilley discussed Hercules’ growth, its business and assets, its management, its strategy and objectives, and Hercules’ strategic and financial rationale for the proposed merger, the timing of the potential transaction and the steps to complete the transaction. After the presentation, Mr. Stilley responded to questions from the TODCO directors and their representatives regarding Hercules and the proposed merger. Following Mr. Stilley’s departure and further discussion of the presentation and proposed terms, the TODCO board then approved the TODCO counterproposal and authorized Mr. Rask to communicate its terms to Hercules.

On March 5, 2007, Mr. Rask delivered to Mr. Stilley a counterproposal providing that each holder of TODCO common stock would receive $16.00 in cash and 1.00 share of Hercules common stock for each share of TODCO common stock, with TODCO stockholders having the option to elect to receive cash or stock for each share of TODCO common stock, subject to proration. The TODCO proposal also contemplated a premium of at least 23% based on a one-day price and 30-day average price of TODCO common stock and a 30-day average ratio of TODCO’s common stock price to Hercules’ common stock price.

On March 7, 2007, the Hercules board of directors held a meeting. Representatives from Simmons & Company and Andrews Kurth LLP, outside legal counsel for Hercules, also participated in the meeting. At the meeting, the board considered a response to TODCO. Simmons & Company and UBS provided the board with their further financial analysis. After discussion, the board of directors directed management and the financial advisers to prepare additional analysis for their consideration.

The Hercules board of directors held another meeting on the afternoon of March 8, 2007, to consider TODCO’s counterproposal received on March 5. Also present at the meeting were senior management of Hercules, representatives of Simmons & Company, as financial advisers, and Andrews Kurth LLP. Simmons & Company presented further financial analysis, and Andrews Kurth advised the Hercules board regarding legal matters. After review and discussion, the board authorized Hercules management to offer total merger consideration equal to 0.979 shares of Hercules common stock and $16.00 for each share of TODCO common stock, with TODCO stockholders having the right to elect to receive stock or cash, subject to proration in the event either the stock or cash election is oversubscribed. The revised proposal would have resulted in TODCO shareholders owning approximately 64% of the combined company, and the total consideration per share represented a premium of approximately 23% both to the closing price of TODCO common stock on March 8, 2007 and to the 30-day average ratio of TODCO’s common stock price to Hercules’ common stock price. The counterproposal was delivered to TODCO the following day.

On March 11, 2007, the TODCO board of directors held a meeting in order to consider the revised non-binding proposal received from Hercules on March 8, 2005. Mr. Rask presented Hercules’ counterproposal to the TODCO board. At the meeting, representatives of Citi presented further financial analysis of the proposed merger. The TODCO board of directors then approved the terms proposed by Hercules and instructed TODCO management to finalize due diligence and negotiate and finalize a definitive merger agreement.

Following the TODCO board meeting, Mr. Rask called Mr. Stilley to inform him that the TODCO board of directors had accepted Hercules’ revised non-binding proposal, subject to due diligence and negotiation of a definitive agreement.

Between March 11 and March 18, 2007, representatives and management of Hercules and TODCO and their respective financial advisers and outside legal counsel engaged in negotiations with respect to a definitive merger agreement. Concurrently with the negotiation of the merger agreement, Hercules and TODCO and their respective representatives and outside legal counsel conducted financial, legal and other due diligence.

On March 18, 2007, the Hercules board of directors held a meeting to consider the proposed merger and the terms and conditions of the merger agreement that had been negotiated by the management teams of Hercules and TODCO. All of the Hercules directors attended the meeting. In addition, representatives from Simmons & Company and Andrews Kurth attended the meeting. Representatives of Andrews Kurth discussed with the Hercules board of directors the legal terms of the merger agreement and made a presentation regarding legal matters. Mr. Stilley made a presentation to the board regarding the proposed merger. Representatives from Simmons & Company presented a financial analysis of the merger consideration and delivered their oral opinion (which was subsequently confirmed in writing) that, as of the date of the opinion and based on and subject to matters described in the opinion, the merger consideration provided for in the merger agreement was fair, from a financial point of view, to Hercules stockholders. The Hercules board of directors then discussed the reasons for the merger, including the financial analysis and the benefits and risks associated with the merger. After deliberation, the Hercules board unanimously determined that the merger to be advisable and in the best interests of Hercules and its stockholders, approved the financing commitment with UBS, approved the merger agreement, and recommended that Hercules stockholders vote in favor of the issuance of shares of Hercules common stock in the merger.

Hercules entered into financing commitment letters with UBS for $1.25 billion of senior secured credit facilities to support the cash component of the merger consideration and to provide a revolver for general corporate purposes.

The TODCO board of directors held a meeting on the evening of March 18, 2007 to review the proposed merger. All of the TODCO directors attended the meeting. Representatives from Citi and Porter & Hedges also attended the meeting. At the meeting, the TODCO board of directors discussed various aspects of the proposed merger, including the consideration and the terms of the merger agreement. Under the terms of the merger agreement, the total consideration per share represented a premium of approximately 28% to the closing price of TODCO’s common stock on March 16, 2007 and 24% to the 30-day average ratio of TODCO’s common stock price to Hercules’ common stock price. Porter & Hedges then presented a summary of the legal terms of the merger agreement and discussed legal matters with TODCO’s directors. The TODCO board of directors then discussed the reasons for the merger and the related benefits and risks associated with the merger. Citi reviewed its financial analysis of the merger consideration and then delivered to the TODCO board of directors its oral and written opinion that, as of the date of the opinion and based on and subject to matters described in the opinion, the merger consideration to be received in the merger by the holders of TODCO common stock was fair, from a financial point of view, to the TODCO stockholders. After further deliberation, the TODCO board of directors unanimously determined that the merger and other transactions contemplated by the merger were fair, advisable and in the best interest of TODCO and its stockholders and approved the merger, the merger agreement and the transactions contemplated by the merger agreement, and recommended approval and adoption of the merger agreement to the stockholders of TODCO.

Late in the evening on March 18, 2007, following approval of the merger agreement by the boards of directors of both companies, the two chief executive officers signed the merger agreement. Early in the morning of March 19, 2007, the parties publicly announced the execution of the merger agreement. Following review and approval by the Hercules and the TODCO board of directors, the merger agreement was amended and restated on March 22, 2007 effective March 18, 2007 to reflect terms previously agreed by the parties and consistent with presentations to their respective boards of directors.

Recommendation of the Hercules Board of Directors and Its Reasons for the Merger

The Hercules board of directors, at a special meeting held on March 18, 2007, determined that the merger agreement and the transactions contemplated by the merger agreement were advisable and in the best interests of Hercules and its stockholders and approved and adopted the merger agreement and the transactions contemplated thereby. The Hercules board of directors unanimously recommends that Hercules stockholders vote FOR the issuance of the shares of Hercules common stock pursuant to the merger agreement.

Terms of the Merger Agreement and Merger Consideration

In reaching its decision to approve the merger agreement and recommend the issuance of shares of Hercules common stock in the merger, the Hercules board of directors considered the following factors relating to the terms of the merger agreement:

•

the form of the merger consideration, which consists of a fixed number of shares of Hercules common stock and a fixed amount of cash, and therefore permits Hercules to project its expected capital structure and indebtedness immediately following the merger,

•

the financial review and presentation of Simmons & Company and its opinion that, as of the date of such opinion and based upon and subject to the assumptions, qualifications and limitation set forth in the opinion, the merger consideration to be paid to TODCO stockholders in the merger is fair, from a financial point of view, to the Hercules stockholders,

•	the structure of the merger transaction, which generally is not taxable to Hercules or its stockholders,

•

the terms of the merger agreement, which permit Hercules to respond to a third party in connection with an unsolicited proposal for an alternative business combination and permit the board of directors to withdraw its recommendation in favor of the issuance of shares in the merger and terminate the agreement if Hercules receives a superior offer, in each case subject to certain specific conditions, including in certain cases payment to TODCO of a $30 million termination fee,

•

the potential to reduce the company’s weighted average cost of capital as a larger entity with the increased use of leverage, and the availability of a commitment letter with UBS Securities LLC that, subject to the satisfaction of specified conditions, would provide Hercules with the ability to borrow the funds necessary to pay the cash component of the merger consideration, to fund other amounts due in connection with the merger, and to borrow under a revolving facility for general corporate purposes,

•

the governance arrangements of the combined company post-merger, intended to remain in place for three years, which are designed to provide for significant continuity of Hercules management, including the continued leadership of Mr. Stilley, Hercules’ Chief Executive Officer and President, and to provide for a ten-member board of directors with a majority of directors who are currently serving as directors of Hercules, and

•

the board’s belief that, aside from stockholder approval, filings with the Securities and Exchange Commission and compliance with the HSR Act, there are no conditions to closing in the merger agreement that are expected to result in a significant delay in completing the merger.

Strategic and Other Considerations

In addition to the factors listed above, the Hercules board of directors considered the following strategic and other factors:

•

the board’s belief that acquiring the assets of TODCO in the merger offers an opportunity for Hercules to grow strategically in a single transaction, and its belief in the advantages of a larger transaction rather than incremental growth through construction and smaller acquisitions,

•

the estimated value of the assets to be acquired in the merger when calculated on a per-rig basis, and the relatively low ratio of the purchase price to expected earnings compared to other purchases and construction of new drilling rigs in comparable transactions,

•	the level of earnings and cash flow accretion expected as a result of the merger based on management’s forecast that is described in the summary of the Simmons & Company fairness opinion,

•	the expectation that Hercules would be the acquirer of TODCO for generally accepted accounting purposes, and that Hercules’ accounting policies would remain the same for the combined company,

•

the opportunity to diversify Hercules’ asset base and mitigate some of the risks of its operations and revenue sources, and the opportunity to expand its presence in existing and new locations, including Latin America and Southeast Asia,

•

the belief that the combined company would benefit from its larger and more diverse asset classes, enhanced ability to deploy assets, more diversified customer relationships, and operational flexibility to seek out work opportunities in more locations in the Gulf of Mexico and internationally,

•	the advantages of using cash from operations for purposes of strategic growth, rather than for alternative purposes such as stock repurchases or dividends,

•

the complementary nature of the business of TODCO, including its assets, domestic and international geographic coverage and customer base, and the potential to integrate the TODCO business efficiently with the Hercules business,

•

the Hercules board’s belief that the merger would yield efficiencies from greater economies of scale, savings on the procurement of materials and employee benefits, and the elimination of redundant public company expenses,

•	the board’s belief that the combined company would have enhanced future earnings and growth prospects when compared to Hercules’ prospects as a smaller company on a stand-alone basis,

•	the advantages of expanding the stockholder base and market capitalization of the combined company, as well as the float of the Hercules common stock,

•

the board’s belief that Hercules’ customers and potential customers prefer larger service providers in the Gulf of Mexico and international locations who have broader service offering capabilities, have significant capital resources and have a favorable safety reputation and track record, and that the combined company would be better positioned to satisfy these customer preferences,

•

the opportunity in a tight labor market to retain substantially all of TODCO’s non-executive management employees, many of whom have skills and experience needed by Hercules and are expected to continue employment with the combined company,

•

the board’s belief that, for purposes of integrating the two businesses after the merger, Hercules could apply its experience with successfully integrating the operations, assets and employees from its past smaller acquisitions,

•

the board’s belief that the merger would allow Hercules to reduce the cost, in management time and resources, that would otherwise be required to identify and pursue multiple smaller acquisitions as an alternative growth strategy to the merger, that the availability of rigs and fleets for purchase is limited, and that there are execution risks of completing other potential acquisitions, and

•	the board’s belief that Hercules could build effectively on TODCO’s established infrastructure, including shore bases and administrative, operating and technology systems.

Risks of the Merger

The Hercules board of directors also considered the following potential risks related to the merger with TODCO, but concluded that the anticipated benefits from the merger with TODCO were likely to outweigh these risks:

•

the lack of a collar or floating exchange rate to cap the value of the Hercules common stock to be issued to the TODCO stockholders, so that the value of the common stock issued to TODCO stockholders in the merger will also increase if the market price of Hercules common stock increases prior to the effective time of the merger,

•	possible difficulties in integrating the operations of the two businesses, including possible loss of key employees, disruption in ongoing operations, and loss or reduction in business from customers,

•

the significant level of indebtedness of the combined company immediately following the merger, which could subject the combined company to additional risk in the event of a downturn in its business, limit its flexibility or otherwise limit future growth and expansion opportunities,

•

the limitations imposed on the ability of Hercules to solicit alternative business transactions prior to closing or termination of the merger agreement, including the requirement to pay a $30 million termination fee if Hercules accepts a superior proposal,

•	the risk of diverting management focus and resources from operational matters while working to implement the merger and the integration of the combined company post-merger,

•	the substantial transaction costs associated with the merger, including change of control payments and other transaction costs,

•

payments due upon change of control and over time under the tax sharing agreement between TODCO and its former parent, and the uncertainty over whether the associated tax attributes will be utilized fully or at all,

•	additional exposure to declines in volatile U.S. natural gas prices,

•	additional exposure resulting from new or expanded operations in international locations that are subject to political disruption and other risks, and

•	other matters described under “Risk Factors,” beginning on page 30 and risks incorporated by reference herein.

The preceding list of factors considered is not intended to be exhaustive. After due consideration of the potential benefits and risks and other information, the Hercules board of directors determined, in its judgment, that the merger is in the best interests of Hercules and its stockholders. The Hercules board of directors did not quantify or assign relative weight to the factors considered in reaching its conclusion but approved the merger based on the totality of the information it reviewed and considered. Individual directors may have given different weight to different factors.

This description of the factors considered by the Hercules board of directors and all other information presented in this section is forward-looking in nature, and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements,” beginning on page 39.

Recommendation of the TODCO Board of Directors and Its Reasons for the Merger

The TODCO board of directors, at a special meeting held on March 18, 2007, determined that the merger agreement and the transactions contemplated by the merger agreement were advisable, fair to and in the best interests of TODCO and its stockholders and approved and adopted the merger agreement and the transactions contemplated thereby. The TODCO board of directors unanimously recommends that TODCO stockholders vote FOR approval and adoption of the merger agreement.

Terms of the Merger Agreement and Merger Consideration

In reaching its decision to approve and recommend the merger agreement for approval and adoption by the TODCO stockholders, the TODCO board of directors considered the following factors relating to the terms of the merger agreement and merger consideration:

•

the merger consideration per share represented a significant premium per share to the closing sales price of shares of TODCO common stock as of the last trading day prior to the execution of the merger agreement as well as the 30-day average prior to the execution of the merger agreement,

•

the form of the aggregate merger consideration is a combination of cash and Hercules common stock that provides TODCO stockholders with the ability to participate in the future value and growth of the combined company while at the same time providing immediate value through the cash component of the merger consideration,

•

the financial analyses and presentation of Citi, and its opinion that, as of the date of its opinion and based upon and subject to the assumptions, qualifications and limitation set forth in the opinion, the merger consideration is fair, from a financial point of view, to TODCO stockholders,

•

the ability of TODCO stockholders to elect to receive cash or stock consideration, subject to proration, thus providing each stockholder the opportunity to specify their preference level as to liquidity or continued investment in the combined company,

•	the structure of the merger which generally enables TODCO stockholders to receive Hercules common stock in the merger on a tax free basis for federal income tax purposes,

•

the terms of the merger agreement that permit TODCO to furnish information to and conduct negotiations with a third party in connection with an unsolicited proposal for an alternative business combination, and that permit the TODCO board of directors to withdraw its recommendation of the merger agreement to TODCO stockholders and terminate the merger agreement if TODCO receives a superior offer, in each case subject to certain specific conditions set forth in the merger agreement, including in certain cases payment of a $70 million termination fee,

•

the merger agreement has no financing condition and the belief that Hercules has the ability to fund the merger and on-going operations, based in large part on the commitment letter from UBS Securities LLC to provide Hercules with funds necessary to fund the merger, among other things,

•

the governance arrangements of the combined company post-merger, including the executive management team to consist predominantly of former Hercules executive officers, with Mr. Stilley to serve as the Chief Executive Officer and President and as a member of the Hercules board of directors, and the ten member board of directors to consist of seven Hercules directors and three TODCO directors,

•

TODCO’s condition to closing that the Hercules executive officers waive the change of control provisions in their respective employment agreements and equity grants under the Hercules Offshore 2004 Long-Term Incentive Plan as they relate to the consummation of the merger, and

•

other terms and conditions of the merger agreement, including the likelihood that the merger would be completed in a timely manner, taking into account any regulatory and other approvals required in connection the merger (including under the Hart-Scott-Rodino Act).

Strategic and Other Considerations

In addition to the factors listed above, the TODCO board of directors considered the following strategic and other factors:

•

the belief that the combined company would have enhanced future earnings and growth prospects when compared to TODCO’s prospects on a stand-alone basis based on the complementary nature of the two companies’ asset bases as well as the critical mass that would be gained in the merger in terms of assets, geographic coverage and customer base,

•

for many of the same reasons, the belief that the combined company would benefit from the larger and more diverse asset class and the ability to deploy assets internationally due to the increased and broader geographic presence that would be gained as a result of the merger,

•

the belief that customers in the industry prefer larger service providers in the Gulf of Mexico with broader service offering capabilities and who are financially stable and have a favorable safety reputation and track record, and that the combined company would be better positioned to satisfy these customer preferences,

•	substantially all of TODCO’s non-executive management employees are expected to be offered continued employment with the combined company,

•	Hercules’ history of successfully integrating the operations, assets and employees from its past acquisitions, although on a much smaller scale than the merger,

•

the belief that Hercules would be considered the acquirer of TODCO for generally accepted accounting purposes and the possible effects of Hercules’ accounting policies on the financial reporting of the combined company,

•

the financial condition, results of operations, business and prospects of each of Hercules and TODCO, after taking into account, in the case of Hercules, its general familiarity with their business and the results of TODCO’s due diligence review, and

•	the belief that many of TODCO’s established operating and technology systems offer a strong, scalable platform for the combined company’s operations.

Risks and Challenges of the Merger

The TODCO board of directors also considered the following potential risks and challenges related to the merger, but concluded that the anticipated benefits from the merger with Hercules were likely to outweigh these risks and challenges:

•

the lack of a collar or floating exchange rate in an effort to fix the value of the merger consideration, and thus, if the market price of the Hercules common stock declines prior to the effective time of the merger, the value of the merger consideration to be received by the TODCO stockholders will decline,

•

the possibility that the combined company could encounter difficulties in integrating the operations of the two businesses that could result in, among other things, loss of key employees, disruption in the combined company’s ongoing business and loss or reduced business from customers,

•	the significant level of indebtedness that the combined company will have after the merger, which could limit its flexibility or otherwise impede its growth and expansion opportunities,

•

the board composition procedures designed to preserve seven of the ten board seats of the combined company for former members of the Hercules board of directors for a period of three years after the merger despite the fact that the former TODCO stockholders will own approximately 64% of the outstanding voting common stock of the combined company immediately after the merger closes,

•	the ability and speed at which Hercules management team can integrate the cultures of the two organizations, particularly in light of the tight labor market in which the companies operate,

•

the limitations imposed on TODCO’s ability to solicit alternative business transactions prior to closing or termination of the merger agreement, including the requirement to pay a $70 million termination fee in the event TODCO accepts a superior proposal,

•	succession issues related to executive management of the combined company should Mr. Stilley not remain with the combined company for the long term,

•	the risk of diverting management focus and resources from operational matters while working to implement the merger or the combined company’s integration efforts post-merger,

•	the substantial transaction costs associated with the merger,

•

the directors and certain executive officers of TODCO will receive certain benefits that are different from, and in addition to, those of other TODCO stockholders, as more particularly described in “The Merger—Interests of Directors and Executive Officers of TODCO in the Merger,” beginning on page 76, and

•	certain of the other matters described under “Risk Factors,” beginning on page 30 .

Although the preceding list of factors considered is not intended to be exhaustive, in the judgment of the TODCO board of directors, the potential benefits of the merger outweigh the risks and the potential disadvantages. In view of the variety of factors considered in connection with its evaluation of the proposed merger and the terms of the merger agreement, the TODCO board of directors did not quantify or assign relative weight to the factors considered in reaching its conclusion. Rather, the TODCO board of directors views its recommendation as being based on the totality of the information presented to and considered by it. In addition, individual TODCO directors may have given different weight to different factors.

It should be noted that this explanation of the reasoning of the TODCO board of directors and all other information presented in this section is forward-looking in nature, and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements,” beginning on page 39.

Opinion of Hercules’ Financial Adviser

Hercules retained Simmons & Company to act as its financial adviser and to provide a financial fairness opinion to the Hercules board of directors in connection with the merger. The Hercules board of directors selected Simmons & Company to act as its financial adviser based upon Simmons & Company’s qualifications, reputation and experience in connection with mergers and acquisitions. The Hercules board of directors instructed Simmons & Company, in its role as financial adviser, to evaluate the fairness, from a financial point of view, of the merger consideration to be paid by Hercules pursuant to the merger agreement.

On March 18, 2007, Simmons & Company delivered its oral opinion to the board of directors of Hercules to the effect that, as of that date and based upon and subject to factors and assumptions set forth in its opinion, which were discussed with the Hercules board of directors, the merger consideration to be paid by Hercules pursuant to the transaction in accordance with the merger agreement was fair to the Hercules stockholders from a financial point of view. Simmons & Company subsequently confirmed its opinion in writing by a letter dated March 18, 2007. The opinion speaks only as of the date it was delivered and not as of the time the merger will be completed. The opinion does not reflect changes that may occur or may have occurred after March 18, 2007, which could significantly alter the value of Hercules or TODCO or the respective trading prices of shares of their common stock, which are factors on which Simmons & Company’s opinion was based.

The full text of the Simmons & Company fairness opinion, dated March 18, 2007, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken, is attached as Annex B to this joint proxy statement/prospectus and is incorporated into this document by reference. The summary of the Simmons & Company fairness opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the Simmons & Company fairness opinion. Hercules stockholders should read the Simmons & Company fairness opinion carefully and in its entirety. In arriving at its opinion, Simmons & Company did not ascribe a specific value to TODCO, but rather made its determination as to the fairness, from a financial point of view, of the merger consideration to be paid by Hercules in the transaction on the basis of the financial and comparative analyses described below. Simmons & Company’s opinion is for the use and benefit of the Hercules board of directors and was rendered to the board of directors in connection with its consideration of the merger. The opinion does not address the merits of the underlying decision of Hercules to engage in the transaction contemplated by the merger agreement. Moreover, it does not constitute a recommendation by Simmons & Company to any Hercules stockholder as to whether the stockholders should vote to approve the issuance of Hercules common stock to TODCO stockholders as contemplated in the merger agreement.

In connection with rendering its opinion described above, Simmons & Company reviewed, among other things:

•	the merger agreement dated as of March 18, 2007,

•

certain publicly available financial statements and other information concerning Hercules, including Hercules’ Annual Reports on Form 10-K for the years ended December 31, 2005 and December 31, 2006, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and

September 30, 2006, the Current Reports on Form 8-K filed on October 17, 2006, November 2, 2006, November 3, 2006, November 6, 2006, November 13, 2006, November 14, 2006, November 16, 2006, November 21, 2006, December 4, 2006, December 14, 2006, December 15, 2006, January 3, 2007, January 4, 2007, January 5, 2007, January 17, 2007, January 19, 2007, February 5, 2007 February 20, 2007 and March 14, 2007, the registration statement on form S-3ASR filed on November 7, 2006, and the Rule 424(b)(1) prospectus filed on November 14, 2006,

•	certain other internal information, primarily financial in nature, concerning the business and operations of Hercules furnished to Simmons & Company by Hercules, including financial forecasts,

•	certain publicly available information concerning the trading of, and the trading market for, Hercules common stock,

•

certain publicly available financial statements and other information concerning TODCO, including TODCO’s Annual Reports on Form 10-K for the years ended December 31, 2004, December 31, 2005 and December 31, 2006, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, the Current Reports on Form 8-K filed on October 31, 2006, November 2, 2006, November 30, 2006, December 29, 2006, January 31, 2007, March 1, 2007, March 2, 2007, and the Proxy Statement on Schedule 14A filed on March 22, 2006,

•	certain other internal information, primarily financial in nature, concerning the business and operations of TODCO furnished to Simmons & Company by TODCO, including financial forecasts,

•	certain publicly available information concerning the trading of, and the trading market for, TODCO common stock,

•

certain publicly available information with respect to certain other companies that Simmons & Company believes to be comparable to Hercules or TODCO and the trading markets for certain of such other companies’ securities,

•

certain publicly available information concerning the estimates of the future operating and financial performance of Hercules, TODCO and the comparable companies prepared by industry experts unaffiliated with either Hercules or TODCO, and

•	certain publicly available information concerning the nature and terms of certain other transactions considered relevant to the inquiry.

In addition, Simmons & Company made such other analyses and examinations as Simmons & Company deemed appropriate or necessary and had discussions with certain officers and employees of Hercules and TODCO regarding the foregoing, as well as other matters believed to be relevant to the inquiry.

Simmons & Company did not independently verify any of the foregoing information and has relied on it being complete and accurate in all material respects. With respect to the financial forecasts, Simmons & Company has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Hercules’ and TODCO’s management as to the future financial performance of Hercules and TODCO, respectively. In addition, Simmons & Company did not make an independent evaluation or appraisal of the assets of Hercules or TODCO. Pursuant to the Agreement and Plan of Merger dated as of March 18, 2007, Simmons & Company has also assumed that the merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Simmons & Company did not perform any tax analysis nor was Simmons & Company ever furnished with any tax analysis. Accordingly, Simmons & Company did not evaluate (and Simmons & Company’s opinion does not include) any potential tax consequences related to the merger including, without limitation, any potential tax consequences to the stockholders of Hercules.

In preparing its fairness opinion for the board of directors, Simmons & Company performed a variety of financial and comparative analyses, including those described below. The summary of the analyses performed by

Simmons & Company, as set forth below, does not purport to be a complete description of the analyses underlying the opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, fairness opinions are not readily susceptible to partial or summary description. No company or transaction used in such analyses as a comparison is identical to Hercules, TODCO, or the transaction contemplated by the merger agreement, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operational characteristics and other factors that could affect the public trading or other values of the companies or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of the business or securities do not purport to be appraisals or to reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, such analyses and estimates are subject inherently to substantial uncertainty.

In arriving at the fairness opinion, Simmons & Company made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Simmons & Company believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying such analyses and the fairness opinion. In its analyses, Simmons & Company made numerous assumptions with respect to general business, economic, market and financial conditions, as well as other matters, many of which are beyond the control of Hercules and TODCO and involve the application of complex methodologies and experienced and educated judgment.

The analyses were prepared solely as part of Simmons & Company’s analysis of the fairness, from a financial point of view, to Hercules stockholders of the merger consideration to be paid in the proposed merger.

Simmons & Company’s opinion and financial analyses were only one of the many factors considered by Hercules and the Hercules board of directors in their evaluation of the merger and should not be viewed as determinative of the views of Hercules’ management or the Hercules board of directors with respect to the merger and the merger consideration.

The data and analysis summarized herein is from Simmons & Company’s presentation to the Hercules board of directors on March 18, 2007, which primarily utilized data from market closing prices as of March 16, 2007. For purposes of its analysis, Simmons & Company defined EBITDA as net income plus income taxes, interest expense (less interest income), depreciation and amortization. TTM stands for the trailing twelve month period.

Historical Trading Analysis

Simmons & Company examined the historical ratio of TODCO’s closing share price to Hercules’ closing share price since October 2005 (when Hercules completed the initial public offering of its common stock) and calculated the average share price ratio over various periods of time. Simmons & Company noted that the ratio has generally trended downward over time since October 2005, but has trended up since October 2006. Simmons & Company also noted that the average closing share price ratio for the 30 trading days ending March 16, 2007 was slightly higher than the average ratio since Hercules’ initial public offering. Simmons & Company compared the historical share price ratios to the implied share price ratios calculated using historical share prices and the transaction terms of 0.979 shares of Hercules and cash of $16.00 for each share of TODCO.

Simmons & Company also examined the historical TODCO share price since October 2005 and calculated the average TODCO share price over various periods of time. Simmons & Company compared the historical TODCO share price to the implied TODCO share price calculated using historical Hercules share price and the transaction terms of 0.979 shares of Hercules and cash of $16.00 for each share of TODCO.

Simmons & Company noted that the implied merger exchange ratio of 1.581x as of March 16, 2007 represented premiums of 28% and 24% to the share price ratio of 1.234x on March 16, 2007 and the 30-day average share price ratio of 1.278x, respectively. Simmons & Company also noted that the implied TODCO share prices calculated using the 10-day, 20-day and 30-day average closing share prices of Hercules, as of March 16, 2007, represented premiums of 26%, 25% and 24% to the 10-day, 20-day and 30-day average closing share prices of TODCO, as of March 16, 2007, respectively.

Pro Forma Case Assumptions

As part its analysis, Simmons & Company used several different scenarios, or case assumptions, for the projected financial results of Hercules and TODCO. In addition to projections which reflected the mean of estimates of securities research analysts, Simmons & Company used five different cases based on assumptions developed by Hercules management. Case 1 reflected:

•

Hercules management’s assumptions for dayrates and, utilization for Hercules’ rigs and liftboats and TODCO’s rigs, barges and marine vessels, which were based on the published fleet status reports and contracted backlog of Hercules and TODCO (as of February 2007) and the internal budgets and forecasts of both companies,

•

Hercules management’s assumptions for daily operating costs for Hercules rigs and liftboats and TODCO’s rigs, barges and marine vessels, which were based on the internal budgets and forecasts of both companies, and

•	the financial impact of the reactivations of two rigs, THE 208 and THE 153 currently planned by TODCO and the repair and return to service of a third rig, THE 205.

Case 2 reflected the same assumptions as Case 1, but assumed the reactivation of five additional TODCO rigs and three TODCO barges. Cases 3, 4 and 5 utilized the same assumptions as Case 1, but were adjusted to reflect degrees of downside scenarios with a range of reduced dayrates and utilizations rates occurring at different times, and in Cases 4 and 5, a concurrent 5% reduction in operating costs. The downside cases were also used to conduct a sensitivity analysis on Hercules’ ability to service the debt that would be incurred or assumed by Hercules in consummating the acquisition of TODCO.

Comparable Company Analysis

Simmons & Company performed a comparable company analysis, which attempted to provide an implied value for TODCO by comparing it to similar companies. During its analysis, Simmons & Company reviewed publicly available information with respect to certain offshore drilling companies. Although none of the selected companies is directly comparable to TODCO, Simmons & Company selected a group of companies from the universe of possible companies based on its views as to the comparability of the financial and operating characteristics of offshore drilling companies to TODCO operations. With respect to each such analysis, Simmons & Company made such comparisons with the following companies:

•	Ensco International Incorporated

•	Rowan Companies, Inc.

•	Pride International, Inc.

Public valuation multiples of Hercules were also considered.

With respect to each company’s public valuation multiples, Simmons & Company examined the share price, enterprise value, equity value, ratio of enterprise value to actual 2006 and projected 2007 and 2008 EBITDA and ratio of equity value to actual 2006 and projected 2007 and 2008 net income and cash flow. 2007 and 2008 projections for each company were based on the mean of estimates of securities research analysts. Valuation multiples of Hercules based on Case 1 management estimates were also calculated. Enterprise value was calculated by adding the market value of common equity, the estimated market value of debt and minority interests and then subtracting investments in unconsolidated affiliates and cash.

Simmons & Company compared the valuation multiples for TODCO implied by the merger’s transaction value to the valuation multiples of the comparable companies using both consensus estimates and various case assumptions for TODCO. The table below provides comparable company multiples compared to those of TODCO at market (based on consensus research analyst estimates) and TODCO at the implied transaction values (based on the mean of estimates of securities research analysts and the various case assumptions, discussed above):

	Range (1)	Average (2)	TODCO At Market	Range of TODCO Multiples Implied By Transaction
2006 EBITDA	4.7x – 7.5x	6.9x	4.9x	6.4x
2007 EBITDA	3.4x – 5.0x	4.7x	3.4x	4.5x – 4.8x
2008 EBITDA	3.0x – 4.2x	3.8x	2.7x	2.8x – 3.5x

2006 Net Income	8.7x – 18.0x	13.1x	10.8x	13.8x
2007 Net Income	6.2x – 10.0x	8.0x	7.1x	9.0x – 9.9x
2008 Net Income	5.3x – 7.0x	6.2x	5.4x	5.3x – 6.9x

2006 Cash Flow	6.6x – 10.0x	9.0x	7.3x	9.3x
2007 Cash Flow	4.6x – 6.6x	6.2x	5.3x	6.8x – 7.2x
2008 Cash Flow	4.1x – 5.1x	5.0x	4.3x	4.3x – 5.5x

(1)	Range excludes TODCO.
(2)	Average excludes Hercules and TODCO.

Simmons & Company then applied the range of comparable multiples to both TODCO consensus estimates and Case 1 assumptions to generate implied exchange ratios. After assuming $16.00 cash consideration per TODCO share, the range of implied exchange ratios generally included the 0.979x shares of Hercules common stock per share of TODCO common stock contemplated in the merger.

Comparable Transactions Analysis

Simmons & Company analyzed certain information relating to selected transactions in the drilling industry since June 1994. Specifically, Simmons & Company calculated, when available, the TTM EBITDA and projected year EBITDA multiples implied by the transaction value of the selected transactions as well as the TTM net income and projected year net income multiples implied by the equity value of the selected transactions. Simmons & Company determined the selected transactions’ median ratios of transaction value to each of (i) TTM EBITDA, (ii) projected year EBITDA, (iii) TTM net income and (iv) projected year net income were 17.3x, 9.6x, 27.6x and 16.9x, respectively. Simmons & Company calculated the ratio of the merger’s transaction value to each of TODCO’s (i) TTM EBITDA, (ii) projected year EBITDA, (iii) TTM net income and (iv) projected year net income and suggested that theses multiples were low compared to most comparable transactions.

Discounted Cash Flow Analysis

Simmons & Company performed a discounted cash flow analysis of the projected cash flows of Hercules and TODCO for the six months ended December 2007 and the calendar years 2008 through 2010. A discounted cash flow analysis is used to derive a valuation of an asset by calculating the “present value” of projected cash flows of the asset. “Present value” refers to the current value of projected cash flows or amounts and is obtained by discounting those projected cash flows or amounts by a discounted rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors applicable to a particular asset. Simmons & Company assumed discount rates from 9.0% to 13.0% and calculated terminal values using a range of multiples of projected 2010 EBITDA from 4.0x to 5.0x. Simmons & Company conducted this analysis using the various case assumptions, discussed above.

The discounted cash flow analysis implied a value of the Hercules common stock under Case 1 and Case 2 ranging from $41.60 to $45.69 and under Case 3 and Case 4 ranging from $19.17 to $26.88. The discounted cash flow analysis implied a value of the TODCO common stock under Case 1 ranging from $53.52 to $58.92, under Case 2 ranging from $61.13 to $67.66, and under Case 3 and Case 4 ranging from $33.16 to $37.57.

Simmons & Company then calculated implied share price ratios assuming $16.00 cash consideration per TODCO share and compared the results to the 0.979x shares of Hercules common stock per share of TODCO common stock contemplated in the merger. The discounted cash flow analysis implied exchange ratios of 0.747x to 1.198x.

Contribution Analysis

Simmons & Company compared the relative contribution of Hercules and TODCO to the combined company based on actual 2006 results and projected 2007 and 2008 results based on the various case assumptions, discussed above. Historical and projected EBITDA, net income, cash flow, levered net income and levered cash flow were analyzed for this analysis before taking into account any of the possible benefits from cost savings or operating synergies that may be realized following the merger. Levered net income and cash flow reflect the contribution of net income and cash flow including the effect of the transaction financing.

The table below shows the implied exchange ratios assuming $16.00 cash consideration per TODCO share indicated by the analysis.

	EBITDA	Net Income	Cash Flow	Levered Net Income	Levered Cash Flow
2006	1.008x	0.814x	0.553x	1.214x	1.037x
2007 Range	0.638x – 0.908x	0.471x – 0.730x	0.571x – 0.788x	0.875x – 1.194x	1.038x – 1.327x
2008 Range	0.997x – 1.577x	0.949x – 2.329x	0.789x – 1.264x	1.303x – 2.266x	1.232x – 1.622x

Relative Asset Value Analysis

Simmons & Company compared the values implied by third-party estimates of asset values for each of Hercules and TODCO and calculated the implied share price ratio based on these asset values. Simmons & Company also calculated the implied exchange ratio assuming $16.00 cash consideration per TODCO share. After assuming $16.00 cash consideration per TODCO share, the range of implied exchange ratios of 0.966x to 1.059x included the 0.979x shares of Hercules common stock per share of TODCO common stock contemplated in the merger.

Premium Paid Analysis

Simmons & Company analyzed the premiums implied by the merger consideration and compared that to the premiums paid in selected acquisitions of drilling companies since June of 1994. Simmons & Company determined the overall average premiums in the selected drilling transactions to be 14.8% and 19.6% based on the closing sale price one-day and 30-days prior to public announcement of the transaction, respectively. Simmons & Company also noted that the premiums to be paid by Hercules in the merger were 28.2% and 21.1% at one-day and 30-days, respectively (based on a value of $42.01 per share implied by the closing sales price per share of the Hercules common stock on March 16, 2007).

Accretion/Dilution Analysis

Simmons & Company prepared a pro forma merger model that incorporated TODCO’s and Hercules’ financial projections based on various case assumptions for the years 2007 and 2008, as well as the estimated transaction costs and estimated synergies that could result from the merger. Simmons & Company then compared the earnings and cash flow per share for Hercules, on a stand-alone basis to the earnings and cash flow per share for the combined company following the completion of the merger. Based on such analysis the proposed transaction would be accretive to earnings per share and cash flow per share in 2007 and 2008 for all case assumptions, with the exception of Case 2, which is dilutive to earnings per share in 2007.

Miscellaneous

Simmons & Company is an internationally recognized investment banking firm specializing in the energy industry and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. Hercules selected Simmons & Company as its financial adviser in connection with the merger because of Simmons & Company’s experience and expertise. In the ordinary course of its business, Simmons & Company actively trades the debt and equity securities of both Hercules and TODCO for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Simmons & Company in the past has provided investment banking services to Hercules, for which it received customary underwriting compensation and reimbursement of expenses. Simmons & Company served as an underwriter in connection with Hercules’ initial public offering in October 2005 and in Hercules’ April 2006 and November 2006 equity offerings. The aggregate amounts that Simmons & Company received from Hercules for such services was approximately $1.9 million. Simmons & Company has also previously provided investment banking and financial advisory services to TODCO for which it has received compensation from TODCO. Simmons & Company served as an underwriter in connection with TODCO’s initial public offering in February 2004 and is currently acting as financial adviser to TODCO in connection with transactions other than the merger for which it expects to receive compensation. The aggregate amount that Simmons & Company has received from TODCO during the past two years for its investment banking and financial advisory services was approximately $589,000. Simmons & Company anticipates that it may act as financial adviser to Hercules with respect to future transactions.

Pursuant to the terms of the engagement of Simmons & Company, Hercules has agreed to pay Simmons & Company for its financial advisory services in connection with the transaction contemplated by the merger agreement a transaction fee equal to $8,000,000 upon the consummation of the merger. Simmons & Company has also received a fee of $2,000,000 for the delivery of its fairness opinion on March 18, 2007 to the Hercules board of directors. In addition, Hercules has agreed to reimburse Simmons & Company for its reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel, incurred in connection with the engagement, including the delivery of its opinion, and to indemnify Simmons & Company against certain liabilities that may arise out of the engagement, including certain liabilities under federal securities laws.

Opinion of TODCO’s Financial Adviser

TODCO has retained Citi as its exclusive financial adviser in connection with the merger. In connection with this engagement, TODCO requested that Citi evaluate the fairness, from a financial point of view, of the merger consideration to be received by holders of TODCO common stock. Citi delivered to the TODCO board of directors a written opinion, dated March 18, 2007, to the effect that, as of that date, the merger consideration was fair, from a financial point of view, to the holders of TODCO common stock. The opinion speaks only as to the date it was delivered and not as of the time the merger will be completed. The opinion does not reflect changes that may occur or may have occurred after March 18, 2007, which could significantly alter the value of Hercules or TODCO or their respective trading prices of shares of their common stock, which are factors on which Citi’s opinion was based.

The full text of the written opinion of Citi, dated March 18, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. Citi provided its advisory services and opinion for the information of the TODCO board of directors in its evaluation of the merger. Citi’s opinion was limited solely to the fairness of the merger consideration. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how that stockholder should vote or act with respect to the proposed merger or any other matter described in this joint proxy statement/ prospectus. Citi was not requested to consider, and its opinion does not address, the relative merits of the merger compared to any alternative business strategies that might exist for TODCO or the effect of any other transaction in which TODCO might engage. The summary of Citi’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Holders of TODCO common stock are urged to read the Citi opinion carefully and in its entirety.

In arriving at its opinion, Citi:

•	reviewed a draft of the merger agreement dated March 17, 2007,

•

held discussions with certain senior officers, directors and other representatives and advisers of TODCO and certain senior officers and other representatives and advisers of Hercules concerning the businesses, operations and prospects of TODCO and Hercules,

•	examined certain publicly available business and financial information relating to TODCO and Hercules,

•

examined certain financial forecasts and other information and data relating to TODCO and Hercules which were provided to or discussed with Citi by the respective managements of TODCO and Hercules, as well as adjustments to the forecasts and other information and data relating to Hercules discussed with Citi by the management of TODCO,

•

reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of TODCO common stock and Hercules common stock, the historical and projected earnings and other operating data of TODCO and Hercules and the capitalization and financial condition of TODCO and Hercules,

•	considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the merger,

•

analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of TODCO and Hercules,

•	evaluated certain potential pro forma financial effects of the merger on Hercules, and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements of TODCO and Hercules that they were not aware of any relevant information that had been omitted or that remained undisclosed to Citi. With respect to financial forecasts and other information and data relating to TODCO and Hercules provided to or otherwise reviewed by or discussed with Citi, Citi was advised by the respective managements of TODCO and Hercules that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of TODCO and Hercules as to the future financial performance of TODCO and Hercules. Citi also assumed, with TODCO’s consent, that the financial results reflected in such forecasts and other information and data would be realized in the amounts and at the times projected. Citi assumed, with TODCO’s consent, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on TODCO, Hercules or the contemplated benefits of the merger. Representatives of TODCO advised Citi, and Citi further assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by Citi. Citi also assumed, with TODCO’s consent, that the merger would be treated as a tax-free reorganization for federal income tax purposes. Citi did not express any opinion as to what the value of Hercules common stock actually would be when issued pursuant to the merger or the price at which the Hercules common stock would trade at any time.

Citi did not make, and was not provided with, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of TODCO or Hercules, and did not make any physical inspection of the properties or assets of TODCO or Hercules. Citi was not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or a part of TODCO, nor was Citi requested to consider, and its opinion did not address, the relative merits of the merger as compared to any alternative business strategies that might exist for TODCO or the effect of any other transaction in which TODCO might engage. Citi’s opinion was necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion.

The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description. The financial analyses described below were conducted by Citi in connection with its opinion. Citi believes that the analyses and factors described below must be considered as a whole and that selecting portions of such analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of its analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion. In arriving at its fairness determination, Citi considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Citi made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

Citi did not recommend any specific merger consideration to TODCO or its board of directors or that any specific merger consideration constituted the only appropriate merger consideration for the merger. The merger consideration was determined through arms’ length negotiations between TODCO and Hercules and was approved by the TODCO board of directors.

Citi’s opinion and analyses were only one of many factors considered by the TODCO board of directors in its evaluation of the transaction and should not be viewed as determinative of the views of the TODCO board of directors or management with respect to the merger or the consideration payable to holders of TODCO common stock in the merger.

Financial Analysis of Citi

A description of the material financial analyses of Citi performed in connection with the preparation of its fairness opinion is set forth below. The following summary does not, however, purport to be a complete description of all the financial analyses performed by Citi in connection with its fairness opinion.

The order of the analyses described does not represent relative importance or weight given to those analyses by Citi. The summary includes information presented in tabular format. In order to more fully understand the financial analyses used by Citi, the tables must be read together with the full text of each summary. The tables alone are not a complete description of Citi’s financial analyses. Set forth above under “— Opinion of TODCO’s Financial Adviser,” beginning on page 66 is a summary of Citi’s fairness opinion, including a description of the assumptions made in respect of and limitations on the financial analyses. Except as otherwise noted, the following quantitative information, to the extent based on market data, is based on market data as it existed on or before March 16, 2007, and is not necessarily indicative of current market conditions.

Valuation of Hercules and the Merger Consideration

Citi analyzed the value of Hercules common stock utilizing four different methodologies: a review of Hercules’ historical trading prices, a review of research analyst price targets, a net asset valuation/net asset replacement cost analysis and a comparable companies analysis. The results of Citi’s valuation analyses of Hercules are set forth below.

Historical Trading Analysis

Citi reviewed the daily closing prices per share of Hercules common stock to derive a 52-week trading range for Hercules for the period ended March 16, 2007 (the last trading day prior to announcement of the merger agreement). Citi noted that the 52-week trading range for Hercules for such period was $24.82 to $43.89.

Research Analyst Price Targets

Citi reviewed selected research price targets for Hercules found in publicly available equity research. Citi noted that the range of such research price targets was $26.00 to $56.00.

Net Asset Valuation/Net Asset Replacement Cost Valuation

Citi derived the net asset value, or NAV, and the net replacement cost, or NRV, per share of Hercules common stock. In deriving the NAV per share, Citi first observed the values of Hercules’ principal operating assets as set forth in publicly available research reports. Citi then derived the NAV per share by (i) adding the total of those observed asset values to the amount of cash, cash equivalents and working capital of Hercules, (ii) subtracting the total debt of Hercules and (iii) dividing the result by the number of shares outstanding. The NRV analysis was conducted in the same manner as the NAV analysis, except that instead of using observed asset values, Citi used the observed replacement cost of such assets as set forth in publicly available research reports. Citi noted that the NAV and NRV per share of Hercules were $19.87 and $45.24, respectively.

Comparable Companies

Using publicly available information, Citi reviewed trading and other multiples of Hercules and certain other publicly held companies. In conducting this analysis, Citi reviewed information regarding the following companies in the following categories:

Premium Jack Up Focus

•	Ensco International Inc.

•	Rowan Companies Inc.

Land and Shallow Water

•	TODCO

•	Nabors Industries Ltd.

•	Patterson-UTI Energy Inc.

•	Helmerich & Payne Inc.

•	Parker Drilling Co.

Other Marine

•	Tidewater Inc.

•	Superior Energy Services Inc.

•	Hornbeck Offshore Services Inc.

For each of the above companies, Citi observed the multiples of (i) market price per share to estimated 2007 and 2008 earnings per share (“EPS”), (ii) market price per share to estimated 2007 and 2008 cash flow per share (“CFPS”) and (iii) firm value to estimated 2007 and 2008 earnings before interest, tax, depreciation and amortization (“EBITDA”). Market price data were based on the closing price per share of each company’s common stock on March 16, 2007. Estimated financial data were based on a consensus of publicly available research analysts’ estimates. Firm values were calculated as equity value plus debt less cash and cash equivalents. Citi then applied a range of selected multiples to estimated 2007 and 2008 EPS, CFPS and EBITDA of Hercules (based on a consensus of publicly available research analysts’ estimates), and derived the implied firm value, implied equity value and implied value per share of Hercules.

Based on this analysis, Citi selected a per share reference range for Hercules of $26.50 to $32.50.

Valuation of the Merger Consideration

Citi derived per share reference ranges of implied values of the merger consideration based on Citi’s valuation analyses of Hercules described above. To derive reference ranges of the implied values of the merger consideration, Citi multiplied the high and low ends of the per share reference ranges for the value of Hercules common stock by the exchange ratio in the merger of 0.979 and added to those amounts the per share cash consideration of $16.00.

To calculate the then current value of the merger consideration, Citi multiplied the closing price per share of Hercules common stock on March 16, 2007 ($26.57) by the exchange ratio in the merger of 0.979 and added to that amount the per share cash consideration of $16.00. That amount, referred to herein as the merger consideration value, is $42.01. Citi then compared the merger consideration value to the per share reference ranges of implied values of the merger consideration as derived above. The following table sets forth the results of this analysis:

Valuation Metric	Per Share Reference Range of Values of Hercules Common Stock		Per Share Reference Range of Implied Values of Merger Consideration
Historical Trading Range	$24.82	$43.89	$40.30	$58.97
Research Price Targets	$26.00	$56.00	$41.45	$70.82
NAV / NRV	$19.87	$45.24	$35.45	$60.29
Comparable Companies	$26.50	$32.50	$41.94	$47.82
Merger Consideration Value	$26.57		$42.01

Implied Premium of Merger Consideration

Citi calculated the premium percentage of the merger consideration value over (i) the closing price per share of TODCO common stock on March 16, 2007, (ii) the average closing price per share of TODCO common stock over the 20-trading day period ending on March 16, 2007 and (iii) the average closing price per share of TODCO common stock over the 30-trading day period ending on March 16, 2007. Citi also calculated that the exchange ratio in the merger would have been 1.581 as of March 16, 2007 had the merger consideration value been paid entirely in Hercules common stock. Citi further calculated the premium percentage of this implied exchange ratio over (i) the average exchange ratio of TODCO common stock to Hercules common stock over the 20-trading day period ending on March 16, 2007 and (ii) the average exchange ratio of TODCO common stock to Hercules common stock over the 30-trading day period ending on March 16, 2007. The following table sets forth the results of this analysis:

Time Period	Implied Premium
1-Day Price	28%
20-Trading Day Average Price	25%
30-Trading Day Average Price	25%
20-Trading Day Average Exchange Ratio	24%
30-Trading Day Average Exchange Ratio	24%

Valuation of TODCO and Comparison to Merger Consideration Value

Citi analyzed the value of TODCO common stock utilizing five methodologies: a review of TODCO’s historical trading prices, a review of research analyst price targets, a net asset valuation/net asset replacement cost analysis, a comparable companies analysis and a precedent transactions analysis. Citi then compared the resulting per share reference range for the value of TODCO common stock to the merger consideration value.

Historical Trading Analysis

Citi reviewed the daily closing prices per share of TODCO common stock to derive a 52-week trading range for TODCO for the period ended March 16, 2007. The analysis indicated the following per share reference range for the value of TODCO common stock, as compared to the merger consideration value:

Per Share Reference Range of Values of TODCO Common Stock		Merger Consideration Value
$30.05	$53.86	$42.01

Research Analyst Price Targets

Citi reviewed selected research price targets for TODCO found in publicly available equity research. The analysis indicated the following per share reference range for the value of TODCO common stock, as compared to the merger consideration value:

Per Share Reference Range of Values of TODCO Common Stock		Merger Consideration Value
$38.00	$47.00	$42.01

Net Asset Valuation/Net Asset Replacement Cost Valuation

Citi derived the NAV and the NRV per share of TODCO common stock. In deriving the NAV per share, Citi first observed the values of TODCO’s principal operating assets as set forth in publicly available research reports. Citi then derived the NAV per share by (i) adding the total of those observed asset values to the amount of cash, cash equivalents and working capital of TODCO, (ii) subtracting the total debt of TODCO and (iii) dividing the result by the number of shares outstanding. The NRV analysis was conducted in the same manner as the NAV analysis, except that instead of using observed asset values, Citi used the observed replacement cost of such assets as set forth in publicly available research reports. The analysis indicated the following NAV and NRV per share of TODCO common stock, as compared to the merger consideration value:

NAV Per Share	NRV Per Share	Merger Consideration Value
$29.92	$67.40	$42.01

Comparable Companies

Using publicly available information, Citi reviewed trading and other multiples of TODCO and certain other publicly held companies. In conducting this analysis, Citi reviewed information regarding the following companies in the following categories:

Premium Jack Up Focus

•	Ensco International Inc.

•	Rowan Companies Inc.

Land and Shallow Water

•	Hercules Offshore, Inc.

•	Nabors Industries Ltd.

•	Patterson-UTI Energy Inc.

•	Helmerich & Payne Inc.

•	Parker Drilling Co.

For each of the above companies, Citi observed the multiples of (i) market price per share to estimated 2007 and 2008 EPS, (ii) market price per share to estimated 2007 and 2008 CFPS and (iii) firm value to estimated 2007 and 2008 EBITDA. Market price data were based on the closing price per share of each company’s common stock on March 16, 2007. Estimated financial data were based on a consensus of publicly available research analysts’ estimates. Firm values were calculated as equity value plus debt less cash and cash equivalents. Citi then applied a range of selected multiples to estimated 2007 and 2008 EPS, CFPS and EBITDA of TODCO (based on a consensus of publicly available research analysts’ estimates), and derived the implied firm value, implied equity value and implied value per share of TODCO. The analysis indicated the following per share reference range for the value of TODCO common stock, as compared to the merger consideration value:

Per Share Reference Range of Values of TODCO Common Stock		Merger Consideration Value
$31.00	$36.00	$42.01

Precedent Transactions

Using publicly available information, Citi reviewed the transaction value multiples paid in the following selected transactions involving companies in the contract drilling industry:

Target	Acquirer
Chiles Offshore	ENSCO International
Global Marine	Santa Fe International
Marine Drilling	Pride International
UTI Energy Corp	Patterson Energy
R&B Falcon	Transocean Sedco Forex
Sedco Forex	Transocean
Cardinal Holding	Superior Energy Services
Cliffs Drilling	R&B Falcon
Reading & Bates	Falcon Drilling
Transocean ASA	Sonat Drilling

All multiples for the selected transactions were based on publicly available information at the time of the announcement of the relevant transaction. Estimated financial data for TODCO were based on a consensus of publicly available research analysts’ estimates. For each of the selected transactions, Citi observed the multiple of (i) firm value to the last twelve months EBITDA preceding the announcement of the transaction and (ii) firm value to EBITDA in the year following consummation of the transaction. Citi then normalized these multiples by dividing them by the ratio of historical comparable multiples prevailing at the time of the relevant transaction to current comparable multiples. Citi then applied a range of selected multiples to TODCO’s 2006 EBITDA and 2007 estimated EBITDA (based on a consensus of publicly available research analysts’ estimates), and derived the implied firm value, implied equity value and implied value per share of TODCO.

Citi also reviewed the premiums paid in energy industry transactions since 2001 with an equity value of greater than $1 billion, excluding mergers of equals (which amounted to 45 precedent transactions). All premiums paid in the selected transactions were based on publicly available information at the time of the announcement of the relevant transaction. For each of the selected transactions, Citi observed the premium percentage of the per share price paid in the transaction to selected historical closing price data regarding the target’s common stock. Citi then applied a range of selected premium percentages to selected historical closing price data regarding TODCO’s common stock, and derived the implied value per share of TODCO. The analysis indicated the following per share reference range for the value of TODCO common stock, as compared to the merger consideration value:

Per Share Reference Range of Values of TODCO Common Stock		Merger Consideration Value
$39.00	$44.00	$42.01

Relative Valuation Analysis

Citi analyzed the relative value of Hercules common stock and TODCO common stock utilizing six methodologies: a review of TODCO’s historical trading prices, a review of research analyst price targets, a net asset valuation/net asset replacement cost analysis, a comparable companies analysis, a contribution analysis and a precedent transactions analysis. As explained more fully below, for purposes of each such analysis, Citi assumed that TODCO had paid a cash dividend in an amount equal to the per share cash consideration of $16.00, made adjustments to account for this assumption, and then calculated a range of implied exchange ratios. Citi then compared the resulting range of implied exchange ratios to the exchange ratio in the merger.

Historical Trading Analysis

Citi calculated an implied exchange ratio as of each trading day during the 52-week period ending on March 16, 2007 by dividing (i) the closing price per share of TODCO common stock on that day less $16.00, by (ii) the closing price per share of Hercules common stock on that day. The analysis indicated the following reference range of implied exchange ratios as compared to the exchange ratio in the merger:

Reference Range of Implied Exchange Ratios		Exchange Ratio in the Merger
0.454	0.882	0.979

Research Analyst Price Targets

Citi calculated a range of implied exchange ratios based on the research price targets for TODCO and Hercules discussed above. Citi first adjusted the high and low research price targets for TODCO by subtracting $16.00 from each statistic. Citi then determined the high and low ends of the range of implied exchange ratios, respectively, by (i) dividing the high research price target for TODCO (as adjusted) by the low research price target for Hercules and (ii) dividing the low research price target for TODCO (as adjusted) by the high research price target for Hercules. The analysis indicated the following reference range of implied exchange ratios as compared to the exchange ratio in the merger:

Reference Range of Implied Exchange Ratios		Exchange Ratio in the Merger
0.393	1.192	0.979

Net Asset Valuation/Net Asset Replacement Cost Valuation

Citi calculated a range of implied exchange ratios based on the NAV and NRV analyses discussed above. Citi first adjusted the NAV and NRV per share of TODCO common stock by subtracting $16.00 from each statistic. Citi then determined the high and low ends of the range of implied exchange ratios, respectively, by (i) dividing the NRV per share of TODCO common stock (as adjusted) by the NRV per share of Hercules common stock and (ii) dividing the NAV per share of TODCO common stock (as adjusted) by the NAV per share of Hercules common stock. The analysis indicated the following implied exchange ratios based on the NAV per share and NRV per share, as compared to the exchange ratio in the merger:

Reference Range of Implied Exchange Ratios		Exchange Ratio in the Merger
0.700	1.136	0.979

Comparable Companies Analysis

Citi calculated a range of implied exchange ratios based on the comparable companies analyses of TODCO and Hercules discussed above. Citi first adjusted the high and low ends of the range indicated by the comparable companies analysis of TODCO by subtracting $16.00 from each statistic. Citi then determined the high and low ends of the range of implied exchange ratios, respectively, by (i) dividing the high end of the range indicated by the comparable companies analysis of TODCO (as adjusted) by the low end of the range indicated by the comparable companies analysis of Hercules and (ii) dividing the low end of the range indicated by the comparable companies analysis of TODCO (as adjusted) by the high end of the range indicated by the comparable companies analysis of Hercules. The analysis indicated the following reference range of implied exchange ratios as compared to the exchange ratio in the merger:

Reference Range of Implied Exchange Ratios		Exchange Ratio in the Merger
0.462	0.755	0.979

Precedent Transactions Analysis

Citi calculated a range of implied exchange ratios based on the precedent transactions analysis of TODCO discussed above. Citi first adjusted the high and low ends of the range indicated by the precedent transactions analysis of TODCO by subtracting $16.00 from each statistic. Citi then determined the high and low ends of the range of implied exchange ratios, respectively, by (i) dividing the high end of the range indicated by the precedent transactions analysis of TODCO (as adjusted) by the low end of the range indicated by the comparable companies analysis of Hercules and (ii) dividing the low end of the range indicated by the precedent transactions analysis of TODCO (as adjusted) by the high end of the range indicated by the comparable companies analysis of Hercules. The analysis indicated the following reference range of implied exchange ratios as compared to the exchange ratio in the merger:

Reference Range of Implied Exchange Ratios		Exchange Ratio in the Merger
0.708	1.057	0.979

Contribution Analysis

Citi reviewed the contribution percentages of TODCO and Hercules to the combined company, unaffected by any pro forma combination adjustments, based on EBITDA, EBITDA minus capital expenditures, cash flow and net income, in each case in both 2007 and 2008. Citi then derived “adjusted” implied contribution percentages by assuming that TODCO had paid a cash dividend of $16.00 per share on its common stock, and funded that dividend with a combination of cash on hand and debt. Citi then calculated implied exchange ratios based on these adjusted implied contribution percentages. Citi performed these analyses using two sets of projections for TODCO and Hercules: a “Street Case” based on a consensus of publicly available research analysts’ estimates, and a “Management Case” based on projections provided by TODCO management. In both cases, capital expenditures were based on projections provided by TODCO management. The analysis indicated the following reference ranges of implied exchange ratios as compared to the exchange ratio in the merger:

Valuation Metric	Reference Range of Implied Exchange Ratios		Exchange Ratio in the Merger
Contribution Analysis (Street Case)	0.639	1.064	0.979
Contribution Analysis (Management Case)	0.764	1.303

Miscellaneous

In performing its analyses, Citi made numerous assumptions with respect to TODCO, Hercules, industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of TODCO and Hercules. Any estimates contained in Citi’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisers, none of TODCO, Hercules, Citi, their respective affiliates or any other person assumes responsibility if future results are materially different from those estimates.

Citi is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. TODCO selected Citi to act as its financial adviser in connection with the proposed merger on the basis of Citi’s international reputation and Citi’s familiarity with TODCO.

Pursuant to a letter agreement dated May 8, 2006, as amended on March 11, 2007, Citi was retained as financial adviser to TODCO in connection with the merger. Citi received a fee of $1.875 million upon delivery of its opinion and will receive a fee of $5.625 million upon the consummation of the merger. In addition, TODCO has agreed that, if in connection with the termination or abandonment of the merger, TODCO receives any termination or similar fee (including any characterized as expense reimbursement), TODCO will pay Citi 20% of such fee, net of direct out-of-pocket expenses incurred by TODCO in connection with the merger, less the $1.875 million previously paid to Citi upon delivery of its opinion. In addition, TODCO has agreed, subject to certain limitations, to reimburse Citi for its reasonable travel and other expenses, including attorneys’ fees and expenses. TODCO has also agreed to indemnify Citi and related parties for certain liabilities that may arise out of the rendering of its opinion, including certain liabilities under the federal securities laws.

Citi and its affiliates in the past have provided, and currently provide, services to TODCO and Hercules unrelated to the proposed Merger, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation: (a) acting as sole bookrunner in the $245 million offering of TODCO common stock in May 2005, executing TODCO’s $150 million open market share repurchase program in August 2006 and acting as administrative agent in the establishment of a $60 million credit facility with TODCO in January 2005; and (b) acting as joint bookrunner in Hercules’ $212 million initial public offering in October 2005, acting as joint bookrunner in Hercules’ $331 million offering of Hercules common stock in April 2006, acting as co-manager of Hercules’ $248 million offering of Hercules common stock in November 2006 and acting as joint lead arranger, joint bookrunner and syndication agent in the establishment of a $140 million term loan and a $25 million revolving credit facility with Hercules in June 2005.

The aggregate fees received by Citi over the past two years for corporate and investment banking services it rendered to TODCO and its affiliates were approximately $4 million (excluding fees in connection with the merger). The aggregate fees received by Citi over the past two years for corporate and investment banking services it rendered to Hercules and its affiliates were approximately $13.5 million.

In the ordinary course of its business, Citi and its affiliates may actively trade or hold the securities of TODCO and Hercules for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with TODCO, Hercules and their respective affiliates.

Interests of Executive Officers of Hercules in the Merger

The Hercules board of directors has authorized salary increases for three of its executive officers contingent upon completion of the merger.

Interests of Directors and Executive Officers of TODCO in the Merger

In considering the recommendation of the TODCO board of directors with respect to the merger agreement, TODCO stockholders should be aware that some of TODCO’s directors and executive officers have interests in the merger and have arrangements that may be different from, or in addition to, those of the TODCO stockholders generally. These interests and arrangements may create potential conflicts of interest. The TODCO board of directors was aware of these interests and considered them, among other matters, in making its recommendation.

Severance Arrangements of TODCO Executive Officers

All TODCO executive officers whose employment is terminated under certain circumstances after the effective time of the merger will be entitled to severance benefits under the agreements and plans described below.

Employment Agreements

TODCO is a party to employment agreements with each of Jan Rask, T. Scott O’Keefe and David J. Crowley. Under these employment agreements, if TODCO terminates the employment of these officers (except under limited circumstances defined as for “cause” in the agreements), or if these officers terminate their employment for specified reasons, such as removal from the position of President and Chief Executive Officer in the case of Mr. Rask, the position of Executive Vice President—Finance and Administration in the case of Mr. O’Keefe, or the position of Senior Vice President—Operations in the case of Mr. Crowley, or the assignment to any of them of duties materially inconsistent with their position with TODCO (for “good reason”), within the 18-month period immediately following a “change in control” as defined in the agreement (a “change in control termination”), which would include the merger, the officer will be entitled to receive (1) three times in the case of Mr. Rask, two and one half times in the case of Mr. O’Keefe, and two times in the case of Mr. Crowley, his annual compensation for the year of termination (which is the sum of his base salary and his annual target bonus, or, if greater, the highest bonus paid to him under the agreement during the most recent 36-month period), (2) any bonus payable for the relevant year, (3) continuation of specified welfare benefits for three years in the case of Mr. Rask, two and one half years in the case of Mr. O’Keefe, and two years in the case of Mr. Crowley, (4) full vesting of the option awarded to him, if any, and exercisability through its full term, and (5) full vesting of restricted shares awarded to him, if any. Mr. Rask and Mr. O’Keefe will not be continuing as employees of the combined company after the effective time of the merger, and thus, Mr. Rask will receive approximately $7.2 million and Mr. O’Keefe will receive approximately $2.8 million upon closing of the merger. In addition, all unvested options, deferred performance units and restricted stock automatically will vest and any other conditions to these awards will be deemed satisfied upon closing of the merger. Mr. Crowley is expected to become an employee of the combined company after the effective time of the merger, which means he would receive approximately $2.3 million only if he is terminated or resigns for good reason within the 18-month period immediately following the closing of the merger. If Mr. Crowley does not in fact become an employee of the combined company after the effective time of the merger, he will be entitled to receive approximately $2.3 million upon closing of the merger. In addition, all unvested options, deferred performance units and restricted stock automatically would vest and any other conditions to these awards would be deemed satisfied.

Each of the employment agreements described in the preceding paragraph includes special provisions designed to keep the executive whole in the event any payment or distribution to the executive would be subject to the federal excise tax imposed by section 4999 of the Internal Revenue Code on “excess parachute payments.” If any payment or distribution to the executive, whether pursuant to his employment agreement or otherwise, would be subject to this excise tax, then, under his employment agreement, the executive would be entitled to receive an additional payment so that, after the payment of any income or excise tax on an additional payment, the executive retains an amount sufficient to pay all of the applicable excise taxes. As of the date of this joint proxy statement/prospectus, it is not anticipated that an additional payment described in this paragraph will be required to be made to Messrs. Rask or O’Keefe. However, if Mr. Crowley does not become an employee of the combined company after the effective time of the merger or if he is terminated within the 18-month period immediately following the closing of the merger, he may be entitled to an excise tax gross up in the amount of approximately $731,000.

In addition, at the effective time of the merger, the employment agreements of Messrs. Rask and O’Keefe are expected to be amended to remove the non-competition provisions of those agreements that would otherwise continue to apply after the consummation of the merger and, if necessary, to add provisions intended to make the agreements comply with, or to continue to be exempt from, Code Section 409A.

Severance Policy

The TODCO board of directors adopted a Severance Policy for specified employees who are not entitled to change in control benefits under a written employment agreement. The benefits under this policy are not available to Messrs. Rask, O’Keefe or Crowley because each of those executive officers is already entitled to change in control benefits under an employment agreement, but they are available to TODCO’s other executive officers. In the event of a termination of the employment of TODCO’s other executive officers by TODCO or by them for specified reasons, such as receipt of notification of salary reduction, reduction in job title, significant reduction of responsibilities or relocation of employment, within the eighteen month period immediately following a “change in control” as defined in the policy, which would include the merger, these executive officers will be entitled to receive an amount equal to (1) one or one and a half times the sum of the officer’s annual base salary and annual target bonus for the year of termination plus (2) the annual target bonus in effect for the officer on the date of termination or receipt of notification of salary reduction, reduction in job title, significant reduction of responsibilities or relocation of employment prorated through that date.

401(k) Plan

TODCO maintains the TODCO Savings Plan for its employees. Under the TODCO Savings Plan, eligible employees may elect to contribute a portion of their compensation, as defined in the TODCO Savings Plan, on a before-tax basis in accordance with the limitations imposed under the Internal Revenue Code of 1986, as amended (the “Code”) to the plan in a plan year. TODCO matches 100% of each employee’s before-tax deferrals up to 6% of the employee’s deferrals under the plan in a plan year in accordance with the limitations imposed by the TODCO Savings Plan and the Code. The cash amounts contributed under the TODCO Savings Plan are held in a trust and invested among various investment funds in accordance with the directions of each participant. An employee’s salary deferral contributions under the TODCO Savings Plan are 100% vested. TODCO’s matching contributions are also 100% vested. Employees are entitled to payment of their vested account balances upon termination of employment. Under the merger agreement, the successor must maintain the TODCO Savings Plan as in effect or provide a successor plan that allows elective deferrals by participants up to an amount of compensation and provides for employer matching contributions on these elective deferrals at maximum rates at least equal to those allowed and provided under the TODCO Savings Plan in effect 30 days prior to the date of the merger agreement until the first anniversary of the calendar year end following the effective time of the merger.

Insurance Benefits

Under the terms of the merger agreement, Hercules will provide certain life and disability insurance benefits to TODCO executives in lieu of the life and disability insurance benefits that they would otherwise have been entitled to pursuant to the terms of either their employment agreements or the TODCO Severance Policy.

Additionally, Hercules will make a lump sum payment to certain of TODCO’s executive officers in lieu of the medical, dental and vision benefits to which these individuals and their dependents would otherwise be entitled under their employment agreements and the TODCO Severance Policy. The aggregate amount of such lump sum payments is the lesser of (1) the aggregate commercially reasonable and adequately documented costs of such coverage divided by 65% and (2) $5 million.

Stock Options, Deferred Stock Units, Deferred Performance Units and Restricted Stock

Certain directors and executive officers will benefit from the accelerated vesting of, and payment in the merger with respect to, certain stock options, deferred stock units and deferred performance units and lapse of restrictions on shares of restricted stock as described below. See “The Merger Agreement—Treatment of TODCO Stock Options and Other Equity Awards,” beginning on page 95 for more details.

Continuing Employment with Hercules

Certain of TODCO’s current executive officers may be offered employment with Hercules after the effective time of the merger. Subject to closing of the merger, it is expected that David J. Crowley, currently an executive officer of TODCO, will hold the position of Senior Vice President, Marketing and Technical Services of Hercules, with a one-time payment of $800,000 due on commencement of employment, an annual base salary of $347,000, an annual incentive bonus opportunity and an award of 50,000 shares of restricted stock as of closing.

Continuing Directors

The merger agreement provides that as of the effective time, the Hercules board of directors will consist of ten members of which three will be designated by TODCO. Mr. Amonett, Ms. Baer and Mr. Hamilton, current members of the TODCO board of directors, will become members of the Hercules board of directors after the effective time of the merger. All members of the Hercules board of directors receive annual retainers and other benefits as described under the heading “Proposals Being Submitted to a Vote of Hercules Stockholders at the Hercules Meeting—Additional Information Regarding the Hercules Board of Directors,” beginning on page 123.

Indemnification and Insurance

The merger agreement provides that Hercules and Merger Sub will, jointly and severally, indemnify, defend and hold harmless the current and certain of the former directors and officers of TODCO and any of its subsidiaries in their capacities as directors and officers to the fullest extent permitted by law for claims and expenses occurring at or before the effective time of the merger. The same provisions of the merger agreement also require Hercules and Merger Sub to pay the expenses of the indemnified person in advance of the final disposition of any claim made against the indemnified person. These rights of indemnification and advancement of expenses are in addition to other, previously reported rights to indemnification and advancement of expenses provided under TODCO’s bylaws and written indemnification agreements with TODCO’s directors and officers.

Hercules will also maintain tail directors’ and officers’ liability insurance from an insurance carrier with the same or better credit rating as TODCO’s current insurance carrier, with a claims period of six years from the effective time of the merger, with respect to the directors and officers of TODCO and its subsidiaries who are currently covered by TODCO’s existing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred before the effective time of the merger, in an amount and scope and on terms and conditions no less favorable to these TODCO directors and officers than those in effect on the date of the merger agreement. However, Hercules will not be obligated to make annual premium payments for this insurance to the extent that the premiums exceed 250% of the per annum rate of premium currently paid by TODCO for this insurance on the date of the merger agreement. In the event that the annual premium for this insurance exceeds the maximum amount, Hercules will purchase as much coverage per policy year as reasonably obtainable for the maximum amount.

Voting Agreements

Under the terms of the merger agreement, each executive officer of TODCO is expected to execute and deliver a voting agreement prior to the mailing of this joint proxy statement/prospectus stating that the executive officer will vote all shares of TODCO common stock owned by him or her to approve the merger.

Under the terms of the merger agreement, LR Hercules Holdings, LP, a stockholder with which Mr. Reynolds, the chairman of the Hercules board of directors and Mr. Bates, a member of the Hercules board of directors are affiliated, and each executive officer of Hercules is expected to execute and deliver a voting agreement prior to the mailing of this joint proxy statement/prospectus stating that each of them will vote the shares owned by him, her or it to approve the authorization of shares of Hercules common stock in connection with the merger.

The foregoing descriptions of the voting agreements are qualified in their entirety by reference to the full text of the form of voting agreement, which are attached as exhibits to the registration statement of which this prospectus is a part and incorporated by reference herein.

Lock-up Agreements

Under the terms of the merger agreement, each executive officer of TODCO who will be employed by Hercules after the merger is expected to execute and deliver a lock-up agreement prior to the mailing of this joint proxy statement/prospectus stating that the executive officer will not sell or otherwise dispose of any TODCO common stock except as permitted by the lock-up agreement.

Under the terms of the merger agreement, LR Hercules Holdings, LP and Mr. Stilley, Chief Executive Officer and President of Hercules, are each expected to execute and deliver a lock-up agreement prior to the mailing of this joint proxy statement/prospectus stating that he or it will not sell or otherwise dispose of any Hercules common stock except as permitted by the lock-up agreement.

The lock-up agreements expected to be executed and delivered by certain of TODCO’s executive officers, L.R. Hercules Holdings, LP and Mr. Stilley provide that no sales will be made of Hercules common stock for 90 days after the merger, with certain limited exceptions applicable to gifts and dispositions to family trusts, unless consented to by Hercules and TODCO.

The foregoing descriptions of the lock-ups agreements are qualified in their entirety by reference to the form of lock-up agreement, which is an exhibit to the merger agreement attached as Annex A.

Regulatory Matters

Antitrust Approvals

Under the Hart-Scott-Rodino Act, the merger may not be consummated until notifications have been given and certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and the applicable waiting period has expired or been terminated.

Hercules and TODCO filed the requisite Pre-Merger Notification and Report Forms under the Hart-Scott-Rodino Act with the Antitrust Division and the Federal Trade Commission on April 30, 2007. The applicable statutory waiting period under the Act has been terminated.

Neither Hercules nor TODCO can assure you that the merger will not be challenged on antitrust or competition grounds or, if a challenge is made, what result will occur. The Antitrust Division, the Federal Trade Commission, any U.S. state and other applicable regulatory bodies may challenge the merger on antitrust or competition grounds at any time, including after the expiration or termination of the Hart-Scott-Rodino Act waiting period. Accordingly, at any time before or after the completion of the merger, any of these parties could take action under the antitrust laws, including, without limitation, by seeking to enjoin the effective time of the merger or permitting completion subject to regulatory concessions or conditions. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

Other Regulatory Procedures

The merger may be subject to certain regulatory requirements of other municipal, state, federal and foreign governmental agencies and authorities, including those relating to the offer and sale of securities. Hercules and TODCO are currently working to evaluate and comply in all material respects with these requirements, as appropriate, and do not currently anticipate that they will hinder, delay or restrict completion of the merger.

It is possible that one or more of the regulatory approvals required to complete the merger will not be obtained on a timely basis or at all. In addition, it is possible that any of the governmental entities with which filings are made may seek regulatory concessions as conditions for granting approval of the merger. Under the merger agreement, Hercules and TODCO have each agreed to take all actions and do all things necessary to complete the merger, including to gain clearance from antitrust authorities and obtain other required approvals, except that neither Hercules or TODCO is required to sell any business or assets to obtain regulatory approval. See “The Merger Agreement—Covenants,” beginning on page 99.

Although Hercules and TODCO do not expect regulatory authorities to raise any significant objections to the merger, Hercules and TODCO cannot be certain that all required regulatory approvals will be obtained or that these approvals will not contain terms, conditions or restrictions that would be detrimental to Hercules or the combined corporation after the effective time of the merger.

Tax Sharing Agreement

Agreement with Transocean

Following the merger, Hercules will be bound by the amended and restated tax sharing agreement between TODCO and Transocean that is described in TODCO’s Form 10-K for the year ended December 31, 2006, as amended, which is incorporated herein by reference. The tax sharing agreement was originally entered into in February 2004 in connection with TODCO’s initial public offering and was amended and restated in November 2006 in a negotiated settlement of disputes between TODCO and Transocean over certain terms of the original tax sharing agreement. After the merger, Hercules will be entitled to indemnification from Transocean for substantially all of TODCO’s income tax liabilities prior to February 2004.

Acceleration payment

The agreement provides that if any person other than Transocean or its subsidiaries becomes the beneficial owner of greater than 50% of the total voting power of TODCO common stock, TODCO will be deemed to have utilized tax benefits allocated to it prior to its IPO, or pre-IPO tax benefits, and TODCO will be required to pay Transocean an amount for the deemed utilization of the pre-IPO tax benefits adjusted by a specified discount factor. Therefore, as a result of the merger, Hercules will be required to pay Transocean an acceleration payment for the deemed utilization of the remaining pre-IPO tax benefits. If the merger had occurred on March 31, 2007, the acceleration payment would have been 80% of those remaining pre-IPO tax benefits, estimated to be $180 million, or a total acceleration payment of approximately $144 million. The actual acceleration payment obligation owing to Transocean will be reduced by the amount of pre-IPO tax benefits used between March 31, 2007 and the date the merger closes, but TODCO will incur payment obligations owing to Transocean generally equal to the amount of pre-IPO tax benefits used during this period.

Payments related to options

Under the tax sharing agreement, Hercules will also be required to pay Transocean for 55% of the value of the tax deductions arising from the exercise of Transocean stock options by TODCO’s current and former employees and directors following the merger. These option-related payments are not subject to the acceleration payment described above and are not affected by the merger but will continue to be an obligation of Hercules for the remaining term of the options, which range from six months to five years.

The estimated amount of future payment obligations to Transocean related to compensatory options that remain outstanding at March 31, 2007, assuming a Transocean stock price of $81.70 per share at the time of exercise of the compensatory options (the actual price of Transocean’s common stock at March 31, 2007), is approximately $17.6 million.

Accounting Treatment

Hercules prepares its financial statements in accordance with GAAP. The merger will be accounted for using the purchase method of accounting. Statement of Financial Accounting Standards No. 141, Business Combinations, referred to as SFAS 141, provides guidance for determining the accounting acquirer in a business combination when equity interests are exchanged between two entities. SFAS 141 provides that in a business combination effected through an exchange of equity interests, such as the merger, the entity that issues the equity interests is generally the acquiring entity. In some business combinations, however, the acquired entity is treated as the entity that issues the equity interests. Commonly, the acquiring entity is the larger entity. However, the facts and circumstances surrounding a business combination sometimes indicate that a smaller entity acquires a larger one. SFAS 141 further provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

Hercules will be considered to be the acquirer of TODCO for accounting purposes under SFAS 141 because the members of the Hercules board of directors and Hercules senior management will represent a majority of the board of directors and senior management of the combined company, and TODCO stockholders will receive a premium (as of the date preceding the merger announcement) over the fair market value of their shares on the date preceding the merger announcement. This means that Hercules will allocate the purchase price to the fair value of TODCO’s assets and liabilities at the acquisition date, with the excess purchase price being recorded as goodwill. Under the purchase method of accounting, goodwill is not amortized but is tested for impairment annually.

Listing of Hercules Common Stock

Hercules will use its reasonable best efforts to cause the shares of Hercules common stock to be issued in connection with the merger to be approved for listing on NASDAQ upon the completion of the merger, subject to official notice of issuance. Approval of the listing on NASDAQ of the shares of Hercules common stock to be issued in the merger is a condition to each party’s obligation to complete the merger.

Delisting and Deregistration of TODCO Common Stock

If the merger is completed, TODCO common stock will be delisted from the NYSE and deregistered under the Exchange Act.

Restrictions on Sales of Shares of Hercules Common Stock Received in the Merger

The shares of Hercules common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable, except for shares of Hercules common stock issued to any person who is deemed to be an “affiliate” of TODCO under the Securities Act at the time of the TODCO Meeting. Persons who may be deemed to be “affiliates” of TODCO prior to the merger include individuals or entities that control, are controlled by, or are under common control with, TODCO prior to the merger, and may include officers and directors, as well as significant stockholders of TODCO prior to the merger. Affiliates of TODCO prior to the merger may not sell any of the shares of Hercules common stock received by them in connection with the merger except pursuant to:

•	an effective registration statement under the Securities Act covering the resale of those shares,

•	an exemption under paragraph (d) of Rule 145 under the Securities Act, or

•	any other applicable exemption under the Securities Act.

TODCO has agreed to use its reasonable best efforts to cause each person identified as an affiliate of TODCO at the time of the TODCO Meeting to deliver, on or prior to the effective time of the merger, a letter agreement providing, among other things, that the affiliate of TODCO agrees not to transfer any shares of Hercules common stock received pursuant to the merger in violation of the Securities Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (as defined below) of TODCO common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated under the Internal Revenue Code, court decisions, published positions of the Internal Revenue Service and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold TODCO common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special treatment under U.S. federal income tax laws, such as:

•	a financial institution,

•	a tax-exempt organization,

•	an S corporation or other pass-through entity,

•	an insurance company,

•	a mutual fund,

•	a dealer in stocks and securities, or foreign currencies,

•	a trader in securities who elects the mark-to-market method of accounting for its securities,

•	a holder of TODCO common stock subject to the alternative minimum tax provisions of the Internal Revenue Code,

•	a holder of TODCO common stock who received its TODCO common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan,

•	a holder of options granted under any TODCO benefit plan,

•	certain expatriates or a person that has a functional currency other than the U.S. dollar,

•	a regulated investment company,

•	a real estate investment trust,

•	a controlled foreign corporation,

•	a passive foreign investment company, or

•

a holder of TODCO common stock who holds TODCO common stock as part of a hedge, straddle, wash sale, synthetic security, conversion transaction or other integrated transaction comprised of TODCO common stock and one or more investments.

Further, this discussion does not address any aspect of non-income taxation or state, local or foreign taxation. No ruling has been or will be obtained from the Internal Revenue Service regarding any matter relating to the merger. While receipt of opinions of counsel on the tax consequences of the merger are conditions to the closing, an opinion of counsel is not a guaranty of a result as it merely represents counsel’s best legal judgment and is not binding on the Internal Revenue Service or the courts. As a result, no assurance can be given that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to any of the tax aspects described below. Holders are urged to consult their own tax advisers as to the U.S. federal income tax consequences of the merger, as well as the effects of non-income tax and state, local and foreign tax laws.

As used in this summary, a “U.S. holder” is a beneficial owner of TODCO common stock who for U.S. federal income tax purposes is:

•	an individual U.S. citizen or resident alien,

•	a corporation or other entity created or organized under U.S. law (federal or state) and treated as a corporation for U.S. federal income tax purposes,

•	an estate whose worldwide income is subject to U.S. federal income tax, or

•

a trust if a court within the United States of America is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of TODCO common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of TODCO common stock that are partnerships and partners in these partnerships are urged to consult their tax advisers regarding the U.S. federal income tax consequences of owning and disposing of TODCO common stock in the merger.

A “non-U.S. holder” of TODCO common stock is a holder, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. holder. For purposes of this summary, “holder” means either a U.S. holder or a non-U.S. holder or both.

THIS SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO YOU. WE URGE YOU TO CONSULT A TAX ADVISER REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER IN LIGHT OF YOUR OWN SITUATION.

It is a condition to the closing of the merger that Andrews Kurth LLP and Porter & Hedges, L.L.P. deliver opinions, effective as of the date of closing, to Hercules and TODCO, respectively, to the effect that (i) the merger will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and (ii) each of Hercules and TODCO will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

The opinions of Andrews Kurth LLP, counsel to Hercules, and Porter & Hedges, L.L.P., counsel to TODCO, which are required as a condition to closing the merger, are and will be based on U.S. federal income tax law in effect as of the date of these opinions. In rendering the opinions, Andrews Kurth LLP and Porter & Hedges, L.L.P. will rely on certain assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the merger strictly in accordance with the merger agreement and this joint proxy statement/prospectus. The opinions will also rely upon certain representations and covenants in the merger agreement as well as representation letters provided by the management of Hercules and TODCO and will assume that these representations are true, correct and complete without regard to any knowledge limitation, and that these covenants will be complied with. If any of these assumptions or representations are inaccurate in any way, or any of the covenants are not complied with, the opinions could be adversely affected.

U.S. Holders

Assuming the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, the material U.S. federal income tax consequences of the merger to a U.S. holder are as follows:

•

If a U.S. holder exchanges all of its TODCO common stock solely for shares of Hercules common stock in the merger, that U.S. holder will not recognize gain or loss (except with respect to cash received in lieu of a fractional share of Hercules common stock, as discussed below).

•

If a U.S. holder exchanges all of its shares of TODCO common stock solely for cash in the merger, that U.S. holder generally will recognize capital gain or loss equal to the difference between the amount of cash received and its adjusted tax basis in the shares of TODCO common stock. For this purpose, U.S. holders must calculate gain or loss separately for each identifiable block (that is, stock acquired at the same time for the same price) of shares of TODCO common stock exchanged. The capital gain or loss will be long-term capital gain or loss if the holding period for the shares of TODCO common stock exchanged for cash is more than one year as of the date of the merger.

•

If a U.S. holder exchanges its shares of TODCO common stock for a combination of shares of Hercules common stock and cash, that U.S. holder will generally recognize gain (but not loss) in the merger. Any gain recognized will equal the lesser of (1) the excess, if any, of (a) the sum of the amount of cash (excluding any cash received in lieu of a fractional share of Hercules common stock, as discussed below) and the fair market value (as of the effective time of the merger) of the shares of Hercules common stock over (b) the U.S. holder’s adjusted tax basis in the shares of TODCO common stock exchanged therefor and (2) the amount of cash received in the merger (excluding cash received in lieu of a fractional share of Hercules common stock, as discussed below). For this purpose, U.S. holders must calculate gain or loss separately for each identified block (that is, stock acquired at the same time for the same price) of shares of TODCO common stock exchanged.

•

Gain recognized upon the exchange generally will be capital gain, unless the receipt of cash by a U.S. holder has the effect of a distribution of a dividend, in which case the gain will be treated as dividend income to the extent of the U.S. holder’s ratable share of TODCO’s accumulated earnings and profits as calculated for U.S. federal income tax purposes. In general, the determination as to whether the receipt of cash has the effect of a distribution of a dividend depends upon whether and to what extent the transactions related to the merger will be deemed to reduce a U.S. holder’s percentage ownership of TODCO following the merger. For purposes of that determination, a U.S. holder will be treated as if it first exchanged all of its TODCO common stock solely for Hercules common stock, and then a portion of that stock was immediately redeemed by Hercules for the cash that the U.S. holder actually received in the merger. The Internal Revenue Service has indicated that a reduction in the interest of a minority stockholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain (as opposed to dividend) treatment. In determining whether or not the receipt of cash has the effect of a distribution of a dividend, certain constructive ownership rules must be taken into account. A U.S. holder is urged to consult its tax advisers about the possibility that all or a portion of any cash received in exchange for TODCO common stock will be treated as a dividend. Any recognized capital gain will be long-term capital gain if the U.S. holder has held the shares of TODCO common stock for more than one year.

•

If a U.S. holder receives cash in lieu of a fractional share of Hercules common stock, subject to the discussion above regarding possible dividend treatment, it will generally recognize capital gain or loss equal to the difference between the cash received in lieu of this fractional share and the portion of its adjusted tax basis in TODCO common stock surrendered that is allocable to this fractional share. The capital gain or loss will be long-term capital gain or loss if the holding period for TODCO common stock exchanged for cash in lieu of the fractional share of Hercules common stock is more than one year as of the date of the merger.

•

The aggregate tax basis of any shares of Hercules common stock received by a U.S. holder in the merger (before reduction for the basis in any fractional share of Hercules common stock) will be the same as the aggregate tax basis of the TODCO common stock exchanged in the merger, decreased by the amount of cash received (excluding any cash received in lieu of a fractional share) and increased by the amount of gain recognized in the merger (excluding any gain recognized as a result of cash received in lieu of a fractional share).

•

The holding period of the shares of Hercules common stock received by a TODCO stockholder pursuant to the merger will include the holding period of shares of TODCO common stock surrendered in exchange for these shares of Hercules common stock.

•

TODCO stockholders who hold shares of TODCO common stock with differing bases or holding periods are urged to consult their tax advisers with regard to identifying the bases or holding periods of the particular shares of Hercules common stock received in the merger.

Non-U.S. Holders

In General

Assuming the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, as a result of the merger, a non-U.S. holder will recognize gain (all or part of which could be recharacterized as a dividend) in the same manner as a U.S. holder as described above under the heading “—U.S. Holders.” Any gain a non-U.S. holder will recognize will generally not be subject to U.S. federal income tax unless:

•	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met, or

•	the gain is effectively connected with the conduct of a trade or business in the United States, and, if certain tax treaties apply, is attributable to a U.S. permanent establishment.

If a non-U.S. holder is described in the first bullet above, it will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S. source capital losses. If a non-U.S. holder is described in the second bullet above, it will be subject to tax on any gain recognized at applicable U.S. federal income tax rates and, if it is treated as a corporation for U.S. federal income tax purposes, may be subject to a branch profits tax equal to 30% (or lower rate under an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, which would include the gain.

The material U.S. federal income tax consequences of the merger to a non-U.S. holder who is not described in either of the two bullets above are generally as follows:

•

Any gain recognized by the non-U.S. holder generally will not be subject to U.S. federal income tax, subject to the following sentence. If all or part of the gain recognized by a non-U.S. holder would be treated as a dividend rather than as capital gain pursuant to the rules described above under the heading “—U.S. Holders”, then the non-U.S. holder would be subject to a U.S. income tax of 30% of the amount of the dividend, which rate may be reduced by an applicable income tax treaty. A non-U.S. holder is urged to consult its tax adviser about the possibility that all or a portion of any cash received in exchange for TODCO common stock will be treated as a dividend.

•

A non-U.S. holder will have an aggregate tax basis in the Hercules common stock received, if any, in the merger equal to the aggregate tax basis of its TODCO common stock surrendered, decreased (but not below zero) by the amount of cash received by the stockholder in the merger.

•

The non-U.S. holder’s holding period for shares of Hercules common stock received in exchange for shares of TODCO common stock in the merger will include the holding period of the non-U.S. holder’s TODCO common stock exchanged for Hercules common stock.

•

TODCO stockholders who hold shares of TODCO common stock with differing bases or holding periods are urged to consult their tax advisers with regard to identifying the bases or holding periods of the particular shares of Hercules common stock received in the merger.

Ownership of Hercules Common Stock

As a result of the merger, a non-U.S. holder may hold Hercules common stock. Dividends paid to a non-U.S. holder (to the extent paid out of Hercules’ current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) with respect to its shares of Hercules common stock will be subject to withholding at a 30% rate or lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, if certain tax treaties apply, are attributable to a U.S. permanent establishment, are not subject to withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated rates. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. If a

non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, any effectively connected dividend received may be subject to an additional branch profits tax at a 30% rate or lower rate as may be specified by an applicable income tax treaty.

If a non-U.S. holder wishes to claim the benefit of an applicable income tax treaty rate (and avoid backup withholding as discussed below) for dividends, it must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or other applicable form claiming exemption from, or reduction in the rate of, withholding.

If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amount withheld by filing an appropriate claim for refund with the IRS.

Subject to the exceptions described above under the heading “—Non-U.S. Holders—In General,” beginning on page 86, a non-U.S. holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of shares of Hercules common stock, including on a redemption by Hercules of a portion of the non-U.S. holder’s shares after completion of the merger to prevent persons other than U.S. citizens from owning more than 20% of its common stock.

Appraisal Rights

Subject to the discussion under the heading “Appraisal Rights,” beginning on page 109, holders of TODCO common stock may be entitled to appraisal rights under Delaware law in connection with the merger. If a U.S. holder receives cash pursuant to the exercise of appraisal rights, that U.S. holder generally will recognize gain or loss measured by the difference between the cash received and its adjusted tax basis in its shares of TODCO common stock. This gain should be long-term capital gain or loss if the U.S. holder held the shares of TODCO common stock for more than one year. Any holder of TODCO common stock that plans to exercise appraisal rights in connection with the merger is urged to consult a tax adviser to determine the related tax consequences. If a non-U.S. holder receives cash pursuant to the exercise of appraisal rights, that non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized, subject to the exceptions set forth above under the heading “—Non-U.S. Holders—In General.”

Backup Withholding

Certain holders of TODCO common stock may be subject to backup withholding (currently at a rate of 28%) on amounts received pursuant to the merger. Backup withholding will not apply, however, to a holder of TODCO common stock who provides a correct taxpayer identification number or a certificate of foreign status and certain other required information or comes within certain exempt categories and, in each case, complies with applicable certification requirements. In addition to being subject to backup withholding, if a holder of TODCO common stock does not provide Hercules (or the exchange agent) with its correct taxpayer identification number or a certificate of foreign status or other required information, the holder may be subject to penalties imposed by the Internal Revenue Service. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the holder furnishes certain required information to the Internal Revenue Service.

Information Reporting

TODCO stockholders receiving shares of Hercules common stock in the merger and who are required to file a U.S. federal income tax return should file a statement with their U.S. federal income tax return setting forth their adjusted tax basis in the shares of TODCO common stock exchanged in the merger, as well as the fair market value of the shares of Hercules common stock and the amount of cash received in the merger. In addition, TODCO stockholders will be required to retain permanent records of these facts relating to the merger.

Failure to Qualify as a Reorganization

If the merger is not treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, then (1) each U.S. holder would recognize gain or loss equal to the difference between the sum of the fair market value of the shares of Hercules common stock and the amount of cash received in the merger (including cash received in lieu of fractional shares of Hercules common stock) and its adjusted tax basis in the shares of TODCO common stock surrendered in exchange therefor and (2) each non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized, subject to the exceptions set forth above under the heading “—Non-U.S. Holders—In General.” Further, if the merger is not treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, TODCO would be subject to tax on the deemed sale of its assets to Hercules, with gain or loss for this purpose measured by the difference between TODCO’s tax basis in its assets and the fair market value of the consideration deemed to be received therefor, or, in other words, the cash and shares of Hercules common stock. This gain or loss would be reported on TODCO’s tax return, subject to the effect of any tax carryovers and the effect of its other income or loss for that period, and Hercules would become liable for any resulting tax liability by virtue of the merger.

Other Tax Consequences

This discussion does not address tax consequences that may vary with, or are contingent upon, the individual circumstances of holders of TODCO common stock. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to holders of TODCO common stock will depend upon the facts of their particular situation. Accordingly, we strongly urge holders of TODCO common stock to consult with their tax advisers to determine the particular federal, state, local or foreign income or other tax consequences to them as a result of the merger.

THE MERGER AGREEMENT

The following summary describes selected material provisions of the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference herein. This summary may not contain all of the information about the merger agreement that is important to Hercules stockholders and TODCO stockholders. You are encouraged to carefully read the full merger agreement attached as Annex A.

The representations and warranties contained in the merger agreement are as of specified dates and were made only for purposes of the merger agreement. The representations and warranties are solely for the benefit of the parties to the merger agreement and may be subject to limitations agreed between the parties. Additionally, certain representations and warranties in the merger agreement were used for the purpose of allocating risk between Hercules and TODCO. Accordingly, investors should not rely on the representations and warranties in the merger agreement as characterizations of facts about Hercules or TODCO. None of the representations and warranties contained in the merger agreement will have any legal effect among the parties to the merger agreement after the closing of the merger.

Structure of the Merger

Subject to the conditions of the merger agreement, TODCO will merge with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of Hercules. Upon the effectiveness of the merger, the separate corporate existence of TODCO will cease.

Effective Time of the Merger

The closing of the merger and the other transactions contemplated by the merger agreement are expected to occur, subject to the satisfaction or waiver of all closing conditions, promptly following the Hercules Meeting and the TODCO Meeting. The merger will become effective immediately when the certificate of merger is accepted for filing by the Secretary of State of Delaware (or such later time as set forth in the certificate of merger and agreed to by the parties). In this summary, the time when the merger becomes effective is referred to as the effective time of the merger.

Merger Consideration

General

The total number of shares of Hercules common stock and cash paid as merger consideration is fixed based on the fully diluted outstanding shares of TODCO common stock as of March 18, 2007 plus an additional 50,000 TODCO shares for potential equity grants. Thus, while TODCO stockholders can request a different proportion of cash or Hercules common stock in the merger, any such request is subject to proration since the aggregate amount of cash and Hercules common stock delivered as merger consideration for all TODCO shares is fixed. The value of the aggregate consideration received for each TODCO share is intended to be approximately equal based on the average per share closing price of Hercules common stock during a ten consecutive trading day valuation period ending on the fifth calendar day immediately prior to the effective time of the merger. However, the mix of consideration requested by each TODCO stockholder may be adjusted since the aggregate number of Hercules shares and cash delivered in the merger is fixed and not variable.

Calculation of Consideration

As a result of the merger, shares of TODCO common stock issued and outstanding immediately prior to the merger will be converted into the right to receive an amount of consideration, on a per-share basis, equal to $16.00 plus the product of (1) 0.979 times (2) the average closing price of Hercules common stock during a ten consecutive trading day valuation period ending on the fifth calendar day immediately prior to the effective time of the merger; or if the fifth calendar day is not a trading day, then ending on the immediately preceding trading day. The amount of cash that will be paid for one share of TODCO common stock is referred to in this summary as the per share cash consideration, and the number of shares of Hercules common stock to be issued for one share of TODCO common stock is referred to as the per share stock consideration. The number of shares of Hercules common stock issued for one share of TODCO common stock is equal to the per share value of the merger consideration described above divided by the average closing price of the Hercules common stock during the same ten-day period referred to above.

Subject to the proration provisions described below, TODCO stockholders will be entitled to elect the form of consideration they receive with respect to each of their shares of TODCO common stock. TODCO stockholders may elect to receive in return for each of their shares of TODCO common stock either cash equal to the per share cash consideration or Hercules common stock equal to the per share stock consideration.

Based upon the number of shares of TODCO common stock outstanding at the time the parties entered into the merger agreement, Hercules will issue to TODCO stockholders approximately 56.6 million shares of Hercules common stock and approximately $924.4 million in cash, each of which is subject to adjustment as described below.

Stock Price Effects on Consideration

The total cash consideration and the number of shares of Hercules common stock comprising the total stock consideration will not change between the date of the merger agreement and the effective time of the merger (other than for minor changes due to a change in the number of outstanding shares of TODCO common stock, such as upon exercise or vesting of equity awards). However, since the price of Hercules common stock may change, the total value of the stock consideration and therefore the total merger consideration may increase or decrease.

Example: By way of example only and assuming an average Hercules common stock closing price of $30.00 over the ten-trading-day valuation period and 57,772,039 shares of TODCO common stock outstanding as of the effective time of the merger:

•     the total cash consideration would still equal $924 million (57,772,039 shares times $16.00 per share),

•     the total stock consideration would equal $1.7 billion (57,772,039 shares times (0.979 x $30.00 per share)), and

•     the total merger consideration would equal $2.6 billion ($1.7 billion plus $924 million).

In this example, the percentage of the total merger consideration that is cash consideration is 35% ($924 million divided by $2.6 billion).

It is important to note that two things occur if the price of Hercules common stock increases: (1) the total merger consideration will increase and (2) the percentage of total merger consideration that is total stock consideration will increase. The opposite is also true. If the price of Hercules common stock decreases between the date of the merger agreement and the effective time of the merger, then (1) the total merger consideration will decrease and (2) the percentage of total merger consideration that is stock consideration will decrease.

Hypothetical Consideration Scenarios

The following table sets forth, based on various hypothetical average Hercules common stock prices, the per share cash consideration and the per share stock consideration, as well as the total stock consideration, total cash consideration and the sum of these two items, which is the total merger consideration. The table also shows the percentage of outstanding shares of TODCO common stock that would be converted into shares of Hercules common stock and cash, respectively, based on the average Hercules common stock prices. The table is based on the assumption that the number of exchangeable shares of TODCO common stock at the effective time of the merger is 57,772,039 and does not take into account the settlement of fractional shares for cash. This number of shares may change, but any such change would have no effect on the per share stock consideration or per share cash consideration.

Final Hercules Stock Price(2)	Merger Consideration Per Share of TODCO Common Stock(1)			Total Merger Consideration			Total Cash Consideration and Implied Value of Shares(9) (in thousands)	Percentage of Merger Consideration
				(in thousands)
	Cash Election Value(3)	Stock Election		Cash Consideration (6)	Hercules Common Stock
		Number of Shares(4)	Implied Value(5)		Number of Shares(7)	Implied Value of Shares(8)
								In Stock (10)	In Cash (11)
$15.00	$30.69	2.046	$30.69	$924,352.6	56,558.8	$848,382.4	$1,772,735.0	47.9%	52.1%
$17.00	$32.64	1.920	$32.64	$924,352.6	56,558.8	$961,500.0	$1,885,852.7	51.0%	49.0%
$19.00	$34.60	1.821	$34.60	$924,352.6	56,558.8	$1,074,617.7	$1,998,970.3	53.8%	46.2%
$21.00	$36.56	1.741	$36.56	$924,352.6	56,558.8	$1,187,735.3	$2,112,088.0	56.2%	43.8%
$23.00	$38.52	1.675	$38.52	$924,352.6	56,558.8	$1,300,853.0	$2,225,205.6	58.5%	41.5%
$25.00	$40.48	1.619	$40.48	$924,352.6	56,558.8	$1,413,970.7	$2,338,323.3	60.5%	39.5%
$27.00	$42.43	1.572	$42.43	$924,352.6	56,558.8	$1,527,088.3	$2,451,440.9	62.3%	37.7%
$29.00	$44.39	1.531	$44.39	$924,352.6	56,558.8	$1,640,206.0	$2,564,558.6	64.0%	36.0%
$31.00	$46.35	1.495	$46.35	$924,352.6	56,558.8	$1,753,323.6	$2,677,676.2	65.5%	34.5%
$33.00	$48.31	1.464	$48.31	$924,352.6	56,558.8	$1,866,441.3	$2,790,793.9	66.9%	33.1%
$35.00	$50.27	1.436	$50.27	$924,352.6	56,558.8	$1,979,558.9	$2,903,911.5	68.2%	31.8%
$37.00	$52.22	1.411	$52.22	$924,352.6	56,558.8	$2,092,676.6	$3,017,029.2	69.4%	30.6%
$39.00	$54.18	1.389	$54.18	$924,352.6	56,558.8	$2,205,794.2	$3,130,146.8	70.5%	29.5%
$41.00	$56.14	1.369	$56.14	$924,352.6	56,558.8	$2,318,911.9	$3,243,264.5	71.5%	28.5%
$43.00	$58.10	1.351	$58.10	$924,352.6	56,558.8	$2,432,029.5	$3,356,382.1	72.5%	27.5%
$45.00	$60.06	1.335	$60.06	$924,352.6	56,558.8	$2,545,147.2	$3,469,499.8	73.4%	26.6%
$47.00	$62.01	1.319	$62.01	$924,352.6	56,558.8	$2,658,264.8	$3,582,617.5	74.2%	25.8%
$49.00	$63.97	1.306	$63.97	$924,352.6	56,558.8	$2,771,382.5	$3,695,735.1	75.0%	25.0%
$51.00	$65.93	1.293	$65.93	$924,352.6	56,558.8	$2,884,500.1	$3,808,852.8	75.7%	24.3%

(1)	In all cases, (a) the amount of cash that a TODCO stockholder may receive will be subject to proration in the event the total cash elections by all TODCO stockholders would exceed the total cash consideration in the merger of $924,352,624, and (b) the number of shares of Hercules common stock that a TODCO stockholder receives in the merger will be subject to proration in the event the total stock elections by all TODCO stockholders would exceed the total stock consideration in the merger of approximately 56,558,800 shares of Hercules common stock.
(2)	The Final Hercules Stock Price is the average closing price of Hercules common stock on NASDAQ as reported by the Wall Street Journal during a ten consecutive trading day valuation period ending on the fifth calendar day immediately prior to the effective date of the merger, or if the fifth calendar day is not a trading day then on the immediately preceding trading day.
(3)	Calculated as the sum of: (1) in all cases, $16 per share of TODCO, plus (2) in each particular case, the cash equivalent value of 0.979 shares of Hercules common stock per share of TODCO common stock based on the “Final Hercules Stock Price” for the particular case. To illustrate this computation assuming a Final Hercules Stock Price of $31.00, the amount of cash that a TODCO stockholder would receive for each share of TODCO common stock would be: $16 + (0.979 × $31.00) = $46.35.
(4)	Calculated as the ratio of the Cash Election Value (column 2) divided by the Final Hercules Stock Price (column 1).

(5)	Computed as the product of (a) the corresponding Final Hercules Stock Price (column 1), multiplied by (b) the corresponding number of shares of Hercules common stock that would be received for each share of TODCO common stock by a TODCO stockholder making a stock election (column 3).
(6)	The total amount of cash to be paid to all TODCO stockholders in the merger is fixed at approximately $924,352,624, regardless of changes in the value of Hercules common stock. This maximum amount of cash is computed as the product of $16.00 multiplied by the total number of shares of TODCO common stock assumed to be outstanding on the effective date of the merger, or 57,772,039 shares. This figure does not give effect to settlement of fractional shares for cash.
(7)	The total amount of Hercules common stock to be received by all TODCO stockholders in the merger is fixed at approximately 56,558,800 shares, regardless of changes in the value of Hercules common stock. This maximum number of shares is computed as the product of (a) 0.979 (the fixed number of shares of Hercules common stock to be issued for each share of TODCO common stock) multiplied by (b) the total number of shares of TODCO common stock assumed to be outstanding on the effective date of the merger, or 57,772,039 shares. This share number does not give effect to settlement of fractional shares for cash.
(8)	Calculated as the total number of shares of Hercules common stock issued in the merger (column 6) multiplied by the Final Hercules Stock Price (column 1).
(9)	Calculated as the sum of the Cash Consideration (column 5) plus the Implied Value of Shares (column 7).
(10)	Calculated as the percentage from the Implied Value of Shares (column 7) divided by the Total Cash Consideration and Implied Value of Shares (column 8).
(11)	Calculated as the percentage from the Cash Consideration (column 5) divided by the Total Cash Consideration and Implied Value of Shares (column 8).

The actual value of the shares of Hercules common stock received by TODCO stockholders will depend upon the value of shares of Hercules common stock upon receipt, which may be higher or lower than the average Hercules common stock price as calculated over the ten-trading-day valuation period or the market price of shares of Hercules common stock on the date the merger was announced or any other day.

If, between the date of the merger agreement and the effective time of the merger, the shares of Hercules common stock are changed into a different number or class of shares by reason of reclassification, split-up, combination, exchange of shares or similar readjustment, or a stock dividend is declared with a record date within that period, appropriate adjustments will be made to the per share stock consideration and per share cash consideration.

No fractional shares of Hercules common stock will be issued to any holder of TODCO common stock in connection with the merger. Hercules will convert into cash each fractional share that would otherwise be issued. No interest will be paid or accrued on cash payable in lieu of fractional shares of Hercules common stock.

Treatment of TODCO Common Stock and Awards

Conversion of Shares

The conversion of shares of TODCO common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, Computershare Trust Company N.A., as exchange agent, will exchange certificates formerly representing shares of TODCO common stock for merger consideration.

Dividends and Distributions with Respect to Unexchanged TODCO Common Stock

TODCO stockholders prior to the effective time of the merger will not be paid any dividends or other distributions on shares of Hercules common stock they receive as merger consideration until they surrender their shares of TODCO common stock to the exchange agent (upon surrender of certificates a holder of TODCO common stock will receive any accrued but unpaid dividends, without interest). After the close of business on the date on which the effective time of the merger occurs, there will be no transfers on the stock transfer books of TODCO of any shares of TODCO common stock.

Withholding

Each of Hercules, the combined company and the exchange agent will be entitled to deduct and withhold from the merger consideration payable to any TODCO stockholder the amounts it is required to deduct and withhold under the Internal Revenue Code or any state, local or foreign tax law. Withheld amounts will be treated for all purposes as having been paid to the TODCO stockholders from whom they were withheld.

Election Procedures

Subject to the proration mechanism described below, each TODCO stockholder may elect to receive cash or shares of Hercules common stock with respect to each share of TODCO common stock.

Cash Election Shares

Stockholders who elect to receive cash for some or all of their shares of TODCO common stock will receive the per share cash consideration for those shares, subject to the proration mechanism described below. In this summary, the shares of TODCO common stock for which cash elections have been made are referred to as cash election shares.

Stock Election Shares

Stockholders who elect to receive shares of Hercules common stock for some or all of their shares of TODCO common stock will receive the per share stock consideration, subject to the proration mechanism described below. In this summary, the shares for which stock elections have been made are referred to as stock election shares.

No Election Shares

TODCO stockholders who do not make a valid election will be deemed to have made “no election” with respect to those shares of TODCO common stock. TODCO stockholders who are deemed to have made no election with respect to some or all of their shares will receive the per share stock consideration unless there is an oversubscription of the stock consideration, in which case they may receive the per share cash consideration for some or all of those shares of TODCO common stock. In this summary, the shares of TODCO common stock with respect to which stockholders have made no election are referred to as no election shares.

Example: By way of example only, assuming a TODCO stockholder holds 100 shares of TODCO common stock and that the average Hercules common stock price during the ten-trading-day valuation period is $31.00, if such stockholder made:

•	a cash election with respect to all the shares, he or she would receive approximately $4,635.00 in cash,

•

a stock election with respect to all of the shares, he or she would receive 149 shares of Hercules common stock valued during the ten-trading-day valuation period at $4,619.00 and approximately $15.50 of cash in lieu of a fractional share, or

•

a cash election with respect to some of the shares and a stock election with respect to some of the shares, he or she would receive approximately $46.35 for each cash election share and 1.495 shares of Hercules common stock for each stock election share. Assuming 50 cash election shares and 50 stock election shares, the TODCO stockholder would receive approximately $2,317.50 in cash, 74 shares of Hercules common stock and approximately $23.25 cash in lieu of a fractional share of Hercules common stock.

The actual proration of cash and common stock would be subject, in each case, to the proration procedures described under the heading “The Merger Agreement—Proration,” beginning on page 94.

Election Form

Each TODCO stockholder will receive an election form and other appropriate and customary transmittal materials. TODCO stockholders who wish to elect the type of merger consideration they will receive should carefully review and follow the instructions set forth in the election form. The election deadline is 5:00 p.m., New York City time, on July 5, 2007. If you have not received an election form, please contact the information agent, Georgeson, at 1-866-574-4082 .

The election form and letter of transmittal will instruct every holder of a certificate to specify whether he, she or it is a citizen of the United States, within the meaning of Section 2 of 46 U.S.C. Chapter 505.

Upon surrender to the exchange agent of a TODCO certificate, properly completed letter of transmittal and any required additional items, the former holder of the surrendered TODCO certificate will be entitled to receive the merger consideration.

Foreign Ownership

To the extent there is an excess percentage of foreign owners of TODCO common stock according to the election forms received by the exchange agent, so that application of Hercules’ certificate of incorporation would be triggered, the provisions of Hercules’ certificate of incorporation will control. See “Questions and Answers About the Merger—If I am not a U.S. citizen, will I receive the same shares of Hercules common stock as U.S. citizens?,” beginning on page 3.

Proration

A fixed total number of shares of Hercules common stock will be issued and a fixed total amount of cash will be paid pursuant to the merger, in each case subject to upward adjustment due to the total outstanding shares of TODCO common stock. If the elections of all of the TODCO stockholders result in an oversubscription of the total cash consideration or the total stock consideration, the total cash consideration or the total stock consideration will not be increased. Rather, the exchange agent will allocate between cash and shares of Hercules common stock in the manner described below. Accordingly, neither Hercules nor TODCO can assure you that TODCO stockholders will receive the form or combination of merger consideration that they elect. See “Risk Factors—Risk Factors Relating to the Merger—Because the merger consideration is fixed and the market price of shares of Hercules common stock will fluctuate, TODCO stockholders cannot be certain of the value of the merger consideration they will receive,” beginning on page 30.

Oversubscription of the Cash Consideration

If the total cash amount that would be paid upon the conversion of the cash election shares is more than the total cash consideration, then the exchange agent will first treat no election shares as stock election shares and then will determine a proportion of cash election shares that will be treated as stock election shares so that the total cash amount that will be paid in the merger equals as closely as practicable the total cash consideration, with cash paid in lieu of fractional shares.

Oversubscription of the Stock Consideration

If the total number of shares of Hercules common stock that would be issued upon the conversion of the stock election shares is more than the total stock consideration, then the exchange agent will first treat no election shares as cash election shares and then, if necessary, will determine a proportion of stock election shares that will be treated as cash election shares so that the total number of shares of Hercules common stock that will be issued in the merger equals as closely as practicable the total stock consideration, with cash paid in lieu of fractional shares.

The proration selection process to be used by the exchange agent will be a process mutually determined by Hercules and TODCO.

Because the U.S. federal income tax consequences of receiving cash or shares of Hercules common stock, or both cash and shares of Hercules common stock, will differ, TODCO stockholders are urged to read carefully the information set forth under the heading “Material U.S. Federal Income Tax Consequences,” beginning on page 83 and to consult their tax advisers for a full understanding of the merger’s tax consequences to them.

Treatment of TODCO Stock Options and Other Equity Awards

Treatment of Employee Stock Options and Other Equity Awards

The following summarizes the treatment of TODCO stock options and other equity awards held by TODCO employees:

Stock Options

•

Continuing employees: Each TODCO stock option outstanding immediately prior to the effective time of the merger that is held by an employee of TODCO who will continue to be an employee of the combined company will be assumed by Hercules. Each of these holders of TODCO stock options will thereafter have the right to purchase the same number of shares that they would have received if they had exercised the option immediately before the effective time of the merger and received only Hercules common stock as a stock elector, with a corresponding adjustment to the exercise price. All of these stock options assumed by Hercules will be fully vested, except that TODCO stock options granted in 2007 to these continuing employees will continue to vest in accordance with the agreement under which they were awarded, and

•

Non-continuing employees: Employees who do not continue with the combined company will have the right to elect that Hercules assume their stock options as a stock elector (as described below) or retire each of their stock options for cash as a cash elector for the per share cash consideration less the exercise price under such stock option. If no election is made, then employees who do not continue with the combined company will be deemed to have elected to have Hercules assume their stock options. Each of these holders of TODCO stock options that are or become stock electors will thereafter have the right to purchase the same number of shares that they would have received if they had exercised the option immediately before the effective time of the merger and received only Hercules common stock as a stock elector, with a corresponding adjustment to the exercise price. All of these stock options assumed by Hercules will be fully vested.

Restricted Shares

The restrictions on each restricted share of TODCO common stock outstanding under the TODCO stock plans will lapse immediately prior to the effective time of the merger and will be treated in the merger the same as each share of TODCO common stock not subject to any restrictions. Upon vesting, the holder may satisfy the applicable withholding tax obligation by returning shares of TODCO common stock.

Deferred Performance Units

Immediately prior to the effective time of the merger, each employee deferred performance unit award outstanding under the TODCO stock plans will be treated as follows:

•	Awards granted before 2007: Each holder of a deferred performance unit that was awarded prior to 2007 will be issued 0.5 of a share of TODCO common stock for each deferred performance unit, which shares will then be converted into Hercules common stock at the effective time of the merger in the same manner as other shares of TODCO common stock.

•

Awards granted in 2007 to non-continuing employees: Each holder of a deferred performance unit that was awarded in 2007 to an employee who will not continue as an employee of the combined company after the effective time of the merger will be issued 0.5 of a share of TODCO common stock for each deferred performance unit, which shares will then be converted into Hercules common stock in the same manner as other shares of TODCO common stock.

•

Awards granted in 2007 to continuing employees that are assumed by Hercules: For deferred performance units that are awarded in 2007 to holders who will continue as employees of the combined company after the effective time of the merger, if Hercules assumes the obligations of TODCO under the award letter, the deferred performance units will be converted into TODCO restricted stock at the rate of 0.5 of a share of TODCO restricted stock per deferred performance unit. These shares of TODCO restricted stock will, in turn, be converted into shares of Hercules restricted stock at the same exchange ratio applicable to stock election shares in the merger for each share of TODCO restricted common stock. The restrictions and vesting conditions of those converted shares will remain the same as those contained in the applicable TODCO plan and award letter.

•

Awards granted in 2007 to continuing employees that are not assumed by Hercules: For deferred performance units that are awarded in 2007 to holders who will continue as employees of the combined company after the effective time of the merger, if Hercules does not assume the obligations of TODCO under the award letter, then the deferred performance units will be converted into TODCO restricted stock at the rate of 0.5 of a share of TODCO restricted stock per deferred performance unit, which shares will then be converted into Hercules common stock at the effective time of the merger in the same manner as other shares of TODCO common stock.

No further awards will be made under the TODCO stock plans after the effective time of the merger and the TODCO stock plans will be terminated.

Treatment of Non-Employee Director and Former Director Stock Options and Other Equity Awards

The following summarizes the treatment of TODCO stock options and other equity awards held by TODCO non-employee directors and former directors:

Stock Options

Each TODCO stock option outstanding immediately prior to the effective time of the merger that is held by a non-employee director or former director of TODCO will be assumed by Hercules. Each of these non-employee directors or former directors will thereafter have the right to purchase the same number of shares that they would have received if they had exercised the option immediately before the effective time of the merger and received only Hercules common stock as a stock elector, with a corresponding adjustment to the exercise price. All of these stock options assumed by Hercules will be fully vested.

Restricted Shares

The restrictions on each restricted share of TODCO common stock outstanding under the TODCO stock plans that is held by a non-employee director or former director of TODCO will lapse immediately prior to the effective time of the merger and will be treated in the merger the same as each share of TODCO common stock not subject to any restrictions. Upon vesting, the holder may satisfy the applicable withholding tax obligation by returning shares of TODCO common stock.

Deferred Stock Units

TODCO awards deferred stock units under its stock plans to its non-employee directors. Immediately prior to the effective time of the merger, each director deferred stock unit award outstanding under the TODCO stock plans will be fully vested and the underlying shares of TODCO common stock will be treated in the merger the same as other shares of TODCO common stock. Upon vesting and issuance, the director holding a deferred stock unit may satisfy the applicable withholding tax obligation by returning shares of TODCO common stock.

Representations and Warranties

The merger agreement contains representations and warranties made by each of the parties regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. Each of TODCO, on the one hand, and Hercules and Merger Sub, on the other hand, has made representations and warranties to the other in the merger agreement with respect to all of the following subject matters:

•	corporate existence, good standing and qualification to conduct business,

•	capitalization,

•	corporate power and authorization and the enforceability of the merger agreement,

•	absence of any conflict or violation of corporate organizational documents, third party agreements or laws,

•	governmental, third party and regulatory approvals or consents required to complete the merger,

•	filings and reports with the SEC and financial information,

•	ownership and condition of drilling rigs and marine vessels,

•	absence of certain changes, events or circumstances,

•	absence of undisclosed liabilities,

•	employee benefit plans and ERISA,

•	litigation and compliance with laws,

•	intellectual property,

•	material agreements,

•	tax matters,

•	environmental matters,

•	insurance,

•	labor matters and employees,

•	foreign ownership of its respective shares of common stock,

•	disclosure controls and procedures,

•	ownership of the other party’s capital stock,

•	required vote by stockholders,

•	opinions of financial advisers,

•	recommendations of merger by boards of directors,

•	fees payable to brokers in connection with the merger,

•	inapplicability of state takeover statutes,

•	valid existence, good standing and qualification to do business of all subsidiaries,

•	no rights granted to any person under its respective rights agreement,

•	no improper payments, and

•	no other representations or warranties.

Hercules has made additional representations and warranties to TODCO with respect to its receipt of a commitment letter for financing and the business conducted by Merger Sub.

Certain representations and warranties of Hercules, TODCO and Merger Sub are qualified as to materiality or as to “material adverse effect,” which means the existence of a materially adverse change to (1) the ability of the party to complete the merger or (2) the business, assets, financial condition or results of operations of the party and its subsidiaries, taken as a whole, except for any materially adverse change that is caused by or arises from a discrete list of certain causes, including among others, changes to general economic conditions due to natural disasters or changes that affect generally the industry in which the parties operate so long as not disproportionate to that party.

Conditions to the Completion of the Merger

The completion of the merger is subject to various conditions. While it is anticipated that all of these conditions will be satisfied, there can be no assurance as to whether or when all of the conditions will be satisfied or, where permissible, waived.

Conditions to Each Party’s Obligations

Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	approval by TODCO stockholders of the merger agreement,

•	approval by Hercules stockholders of the issuance of Hercules common stock pursuant to the merger,

•	absence of any action taken by any governmental entity, which restrains or otherwise prohibits the consummation of the merger or makes it illegal,

•

receipt of all authorizations required to be obtained prior to the effective time of the merger except authorizations which would be unlikely to have, in the aggregate, a material adverse effect on Hercules or Merger Sub,

•	expiration or termination of the waiting period, which has been terminated under the Hart-Scott-Rodino Act,

•

effectiveness of the S-4 registration statement, of which this joint proxy statement/prospectus constitutes a part, and the absence of any stop order or proceedings for that purpose pending before or threatened by the Securities and Exchange Commission, and

•	authorization for listing on NASDAQ of the shares of Hercules common stock issuable to TODCO stockholders pursuant to the merger, subject to official notice of issuance.

Additional Conditions to TODCO’s Obligations

The obligation of TODCO to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	subject to certain limitations, Hercules’ and Merger Sub’s representations and warranties set forth in the merger agreement will be true and correct at and as of the closing date of the merger,

•	the performance or compliance in all material respects by Hercules and Merger Sub of each of their respective obligations contained in the merger agreement,

•	there has been no change constituting a “material adverse effect” with respect to Hercules or its subsidiaries,

•	Mr. Stilley continues to serve as Chief Executive Officer and President and as a director of Hercules,

•	Hercules has delivered to the exchange agent satisfactory transfer instructions,

•	TODCO has been provided D&O insurance policies as required,

•	Hercules has provided to TODCO waivers from certain Hercules officers of the change of control provisions in their employment agreements,

•	Hercules has provided to TODCO lock-up agreements signed by each of LR Hercules Holdings, LP and Mr. Stilley, and

•

the receipt by TODCO of an opinion of its counsel, dated the closing date of the merger, to the effect that the merger will qualify as a reorganization under section 368(a) of the Internal Revenue Code.

Additional Conditions to the Obligations of Hercules and Merger Sub

The obligations of Hercules and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	subject to certain limitations, TODCO’s representations and warranties set forth in the merger agreement will be true and correct both at and as of the closing date of the merger,

•	the performance or compliance in all material respects by TODCO of each of its obligations contained in the merger agreement,

•	there has been no change constituting a “material adverse effect” with respect to TODCO or its subsidiaries,

•	TODCO has provided to Hercules lock-up agreements signed by each executive officer of TODCO who will be employed by Hercules after the merger,

•

the receipt by Hercules of an opinion of its counsel, dated the closing date of the merger, to the effect that the merger will qualify as a reorganization under section 368(a) of the Internal Revenue Code, and

•	the number of appraisal shares for which demands for appraisal have not been withdrawn does not exceed 5% of the outstanding shares of TODCO common stock.

Covenants

Conduct of Business Pending the Merger

Each of Hercules and TODCO has agreed that it will, and will cause its subsidiaries to, during the period from the date of the merger agreement until the effective time of the merger or until the earlier termination of the merger agreement, except as disclosed in its disclosure letter, expressly permitted by the merger agreement or agreed to in writing by the other party (which consent will not be unreasonably withheld, delayed or conditioned):

•	conduct its business and that of its subsidiaries only in the ordinary course consistent with past practices,

•	use its reasonable best efforts to preserve intact its business organization and goodwill,

•	use its reasonable best efforts to keep available the services of its current officers, directors and key employees, and

•	use its reasonable best efforts to preserve and maintain existing relationships with customers, suppliers, agents and creditors.

Each of Hercules and TODCO (and their subsidiaries) has also agreed during the period from the date of the merger agreement until the effective time of the merger or until the earlier termination of the merger agreement, except as disclosed in its disclosure letter, expressly permitted by the merger agreement or agreed to in writing by the other party (which consent will not be unreasonably withheld, delayed or conditioned) to limitations or prohibitions on the following activities:

•	entering into any material new line of business,

•

incurring or committing to any capital expenditures, except those incurred in the ordinary course of its business and in an amount not exceeding $20 million or as may be reasonably required to conduct emergency operations on any drilling rig, liftboat, or marine vessels,

•	amending its certificate of incorporation or bylaws or similar organizational documents,

•	declaring or paying dividends or other distributions with respect to its equity interests,

•	adjusting, splitting or redeeming any of its outstanding equity interests,

•	subject to certain exceptions, merging or consolidating with, or transferring all or a substantial portion of its assets, to any other person,

•	liquidating, winding up or dissolving,

•	acquiring or agreeing to acquire the business of any other person,

•	selling, leasing or otherwise disposing of any drilling rigs, marine vessels or liftboats that have a value in excess of $1.5 million individually or $4.5 million in the aggregate,

•	selling, transferring or otherwise disposing of or encumbering any equity interests of any other person, except for permitted liens,

•

making any loans or investments in any person, other than advances to its wholly-owned subsidiaries or from its wholly-owned subsidiaries, customer loans and advances to employees consistent with past practices or short-term investment of cash in the ordinary course of business in accordance with its cash management procedures,

•

terminating any material contract or waiving or assigning any of its rights under a material contract in a manner that would be materially adverse to it, or entering into any material contract other than customer contracts entered into in the ordinary course of business and to be performed in the Gulf of Mexico,

•

incurring or assuming any indebtedness, except indebtedness incurred under its respective credit agreement, letters of credit or similar arrangement incurred in the ordinary course of business and consistent with its past practices,

•

assuming, endorsing, guaranteeing or otherwise becoming liable for the liabilities, obligations or performance of any other person, except under its credit agreements or in the ordinary course of its business consistent with past practices,

•	granting any increase in compensation or benefits other than consistent with past practice,

•

adopting, entering into, amending or otherwise increasing or accelerating the payment or vesting of the amounts, benefits or rights payable or accrued or to become accrued or payable under its respective benefit plan,

•	creating or permitting to exist any lien on any of its assets, except for permitted liens,

•

making or rescinding any material election relating to taxes, settling or compromising any material claim or investigation relating to taxes, or changing in any material respect any of its methods of reporting any item for tax purposes except as may be required by law,

•	taking any action that is likely to materially delay or impair completion of the merger,

•	entering into any contract that subjects Hercules or the combined company to any material non-compete agreement,

•	entering into any contract the effect of which would be to grant a third party following the merger any right or potential right of license to any material intellectual property,

•	issuing or selling any of its common stock or options, except pursuant to the exercise of any current outstanding equity options and other contractual obligations,

•

increasing any compensation or benefits to, or amending, modifying or extending any employment or consulting agreement or benefit plan with, former, present or future representatives (as defined in the merger agreement) of either party,

•	changing any of its material accounting principles, estimates, or practices,

•	subject to certain exceptions, compromising or granting any waiver or release related to litigation,

•	subject to certain exceptions, engaging in any transaction or entering into any agreement with its affiliates, and

•	entering into any contract or obligation with respect to any of the foregoing.

Access to Information and Properties

Subject to certain exceptions, during the period prior to the effective time of the merger, Hercules and TODCO and their respective subsidiaries will provide each other reasonable access to their books and records and copies of these materials. The parties will also provide each other a copy of any report or communication with the SEC related to the merger.

Additional Arrangements

Each of Hercules and TODCO also agrees to do the following:

•	take all actions necessary to enable the closing to occur as soon as reasonably practicable,

•	provide to the other party information and reasonable assistance as the other party may reasonably request in connection with its preparation of any regulatory filings,

•	take all action to cause the covenants and conditions in the merger agreement to be performed or satisfied as soon as practicable,

•

use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree or judgment that would restrain or delay the closing, and if any order, decree, ruling or other action has been taken by a governmental authority that would restrain or otherwise prohibit or delay closing, Hercules and TODCO must use their reasonable best efforts to have the action declared ineffective as soon as practicable,

•

promptly notify each other of any communication concerning the merger from any governmental authority and permit the other party to review in advance any proposed communication to any governmental authority concerning the merger,

•	allow the other party to participate in any substantive meeting with any governmental authority relating to any filings or inquiry concerning the merger, and

•	provide the other party’s counsel with copies of all correspondence, filings and communications between it and any governmental authority with respect to the merger.

However, nothing contained in the merger agreement will be interpreted so as to require any of the parties or its subsidiaries, without its written consent, to sell or otherwise dispose of any of its businesses or assets.

The TODCO board of directors will recommend approval and adoption of the merger agreement to its stockholders and the Hercules board of directors will recommend to its stockholders the approval of the issuance of common stock in connection with the merger.

Unless the merger agreement is terminated in accordance with its terms, TODCO will present the merger agreement to its stockholders. The obligation of each party to call its stockholder meeting will not be limited or affected by the disclosure of another acquisition proposal (as defined in the merger agreement).

Notification of Requirements

Each of Hercules and TODCO will give prompt notice to the other party of any occurrence that would be reasonably likely to result in the inaccuracy of a representation or any failure by Hercules or TODCO, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with under the terms of the merger agreement.

Directors’ and Officers’ Insurance and Indemnification

The merger agreement provides that for a period of six years after the effective time of the merger, Hercules and Merger Sub will, jointly and severally, indemnify, defend and hold harmless the present and former officers, directors, controlling stockholders and agents of TODCO and any of its subsidiaries to the fullest extent permitted by law for losses, claims and expenses occurring at or before the effective time of the merger due to the person being an officer, director, controlling stockholder or agent of TODCO. An indemnified party will also be entitled to an advancement of expenses within ten days of a request therefor, provided that the party indemnified undertakes to the extent required by law to repay any expenses that are advanced in the event it is ultimately determined that the indemnified party is not entitled to indemnification of expenses.

For a period of six years, Hercules will also maintain directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred prior to the effective time of the merger from an insurance carrier with the same or better credit rating as TODCO’s current insurance carrier, with a claims period of six years from the effective time of the merger for all directors and officers of TODCO and its subsidiaries who are currently covered by TODCO’s existing directors’ and officers’ liability insurance. The insurance will be no less advantageous to the directors and officers than the coverage they currently have. However, Hercules will not be obligated to make annual premium payments for this insurance to the extent that the premiums exceed 250% of the per annum rate of the premium currently paid by TODCO for similar insurance as of the date of the merger agreement.

Stock Exchange Listing

Hercules will use its reasonable best efforts to cause the shares of Hercules common stock to be issued in connection with the merger to be listed on NASDAQ, as of the effective time of the merger, subject to official notice of issuance.

Employee Matters

Hercules will give TODCO employees full credit for their years of service with TODCO and TODCO’s subsidiaries and past participation in TODCO benefit plans for purposes of eligibility, benefit accrual and vesting under all employee benefit plans maintained by Hercules or any of its subsidiaries, including waiving any waiting periods or pre-existing exclusion requirements that would otherwise apply. Hercules will give TODCO employees credit toward deductibles and out-of-pocket requirements for any payments made during the current year under the old TODCO employee benefit plans.

The value of benefits provided to TODCO employees after the merger along with all other compensation will be substantially similar to the value of the benefits and compensation taken as a whole provided to similarly situated employees under the current Hercules benefit plans.

At the effective time of the merger, certain of TODCO’s executive employment agreements may be amended so that the executives will not be bound by any of the noncompetition provisions in the employment agreements.

Hercules will continue and maintain the TODCO Severance Policy for a period of not less than 18 months after the effective time of the merger and will not terminate or reduce any benefits or rights under the TODCO Severance Policy for a period of not less than 18 months after the effective time of the merger.

Until the first anniversary of the calendar year-end following the effective time of the merger, Hercules will either maintain and continue the TODCO 401(k) plan or provide a Hercules 401(k) plan that allows elective deferrals by participants up to an amount of compensation, and provides for employer matching contributions on these elective deferrals at maximum rates, at least equal to those allowed and provided under the current TODCO 401(k).

Other than with respect to the employee benefits matters referenced in the two immediately preceding paragraphs, no third party will have any rights with respect to Hercules’ agreements in the merger agreement regarding employee benefits after the merger.

Subject to certain limitations, Hercules will provide to certain executives benefits similar to the disability and life insurance benefits they were entitled to under their employment agreements or the TODCO Severance Policy as well as lump sum payments to those executives in lieu of the medical, dental and vision benefits to which the executives and their dependants would otherwise be entitled under their employment agreements or the TODCO Severance Policy.

All as more fully described under “The Merger—Interests of Directors and Executive Officers of TODCO in the Merger,” beginning on page 76.

Certain Tax Matters

The merger agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g). Each of TODCO, Hercules and Merger Sub have agreed that they will file all tax returns and take other actions as are consistent with the treatment of the merger as a reorganization within the meaning of section 368(a) of the Internal Revenue Code.

Section 16 Matters

Prior to the effective time of the merger, Hercules and TODCO will take all required actions to cause any dispositions of shares of TODCO common stock (or derivatives thereof) or acquisitions of Hercules common stock (or derivatives thereof) resulting from the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 to be exempt from Section 16(b) of the Securities Exchange Act of 1934 under Rule 16b-3 promulgated under the Exchange Act.

Hercules Board of Directors

At the effective time, TODCO will deliver to Hercules written resignations of all members of the board of directors and officers of TODCO and its subsidiaries.

At the effective time, Hercules will comply with provisions of the merger agreement intended to maintain a ratio on the Hercules board of directors of seven directors nominated by Hercules and three directors nominated by

TODCO. Additionally, Hercules will use its reasonable best efforts consistent with the DGCL and NASDAQ rules to appoint a director nominated by TODCO to be the chair of Hercules’ compensation committee and to appoint directors nominated by Hercules to be the chairs of Hercules’ nominating governance and audit committees.

The provisions of the merger agreement related to composition of the Hercules board of directors will be set forth in the bylaws of Hercules and the charter of the special governance committee. Until the third anniversary of the effective time of the merger, any amendments to the bylaws of Hercules or the charter of the special governance committee relating to these provisions will require the affirmative vote of at least 75% of the full Hercules board of directors.

Agreements of Executive Officers

Under the terms of the merger agreement, each executive officer of TODCO is expected to execute and deliver to Hercules an agreement to the effect that each executive officer will vote any and all shares of TODCO stock owned by him or her in favor of the merger agreement.

Under the terms of the merger agreement, LR Hercules Holdings, LP and each executive officer of Hercules is expected to execute and deliver to TODCO an agreement to the effect that LR Hercules Holdings, LP or each executive officer will vote any and all shares of Hercules common stock owned by him, her or it to approve the issuance of the shares of Hercules common stock contemplated by the merger agreement.

Under the terms of the merger agreement, each executive officer of TODCO who will be employed by Hercules after the merger is expected to execute and deliver to Hercules prior to the mailing of this joint proxy statement/prospectus a lock-up agreement with respect to his shares of TODCO common stock.

Under the terms of the merger agreement, LR Hercules Holdings, LP and Mr. Stilley are expected to execute and deliver to TODCO prior to the mailing of this joint proxy statement/prospectus a lock-up agreement with respect to their shares of Hercules common stock.

The form of lock-up agreement executed by certain of TODCO’s executive officers, L.R. Hercules Holdings, LP and Mr. Stilley provides that no sales will be made of Hercules common stock for 90 days after the merger, with certain limited exceptions applicable to gifts and dispositions to family trusts, unless consented to by Hercules and TODCO.

Under the terms of the merger agreement, certain executive officers of Hercules are expected to execute and deliver prior to the mailing of this joint proxy statement/prospectus waivers of the change of control provisions in their respective employment agreements and equity grants that would otherwise be triggered by the merger.

No Solicitation of Alternative Transactions

The merger agreement provides that during the period from the date of the merger agreement until the effective time of the merger or the earlier termination of the merger agreement, subject to limited exceptions described below, each of TODCO and Hercules will not, and will cause its subsidiaries and representatives not to:

•	solicit, initiate, encourage or facilitate any inquiries, offers or proposals that constitute, or are reasonably likely to lead to, another acquisition proposal,

•

engage in any discussions with, or disclose any non-public information relating to itself or the other party or any subsidiary of either party to any person that has made or may be considering making another acquisition proposal,

•	approve or recommend another acquisition proposal, or

•	enter into any agreement in principle, letter of intent, arrangement or understanding relating to another acquisition proposal.

Each of Hercules and TODCO will cease all discussions with any person with respect to another acquisition proposal and will inform its subsidiaries to do the same.

Nothing in the merger agreement prevents either Hercules or TODCO, prior to obtaining its required stockholder approval, from doing any of the following provided its board of directors believes (1) after consultation with its financial advisers, the acquisition proposal is likely to be a superior proposal (as defined in the merger agreement) and, (2) after consultation with its outside counsel, it would be inconsistent with the board of directors’ fiduciary duties to not take action:

•

engaging in discussions or negotiations with, or disclosing information to, a third party who has made a bona fide written and unsolicited acquisition proposal, but only so long as the Hercules or the TODCO board of directors (as the case may be), acting in good faith, has also determined that the third party has the financial and legal capacity to consummate the proposed acquisition and the third party executes a confidentiality agreement with material terms that are no more favorable to the third party than those contained in the confidentiality agreement between Hercules and TODCO,

•

subject to provisions requiring notification to the other party of the existence of a superior proposal and negotiating in good faith exclusively with the other party for three business days to enable the other party to submit a revised offer, (1) recommending, or proposing publicly to recommend, another acquisition proposal or (2) entering into any agreement related to another acquisition proposal, provided that prior to taking either of these actions, the party concurrently terminates the merger agreement, or

•

subject to provisions requiring notification to the other party of the existence of a superior proposal and negotiating in good faith exclusively with the other party for three business days to enable the other party to submit a revised offer, withdrawing or amending the recommendation by its board of directors of the merger or the transactions contemplated by the merger.

In addition, either Hercules or TODCO, prior to obtaining its required stockholder approval may withdraw its recommendation or declaration of advisability of the merger agreement if its board of directors believes, after consultation with its outside counsel, it would be inconsistent with its fiduciary duty not to make such withdrawal, but subject to payment of the termination fee described below.

Each of Hercules and TODCO, upon receiving an unsolicited bona fide written acquisition proposal from a third party, will inform the other party of the acquisition proposal, the identity of the third party making the acquisition proposal and the material terms of the acquisition proposal. Each of Hercules and TODCO will keep the other party informed as to any changes to acquisition proposals and provide the other party a copy of any material correspondence with any third party regarding another acquisition proposal.

Nothing contained in the no-solicitation provisions of the merger agreement prohibits Hercules or TODCO or their respective boards of directors from taking and disclosing to its stockholders a position with respect to another acquisition proposal pursuant to Rule 14d-9 and 14e-2(a) of the Securities Exchange Act of 1934 or from making any similar disclosure, in either case to the extent required by applicable law.

Termination of the Merger Agreement and Termination Fees

Termination of the Merger Agreement

The merger agreement may be terminated by written notice at any time prior to the effective time of the merger in any of the following ways:

•	by mutual written consent of Hercules and TODCO,

•	by either Hercules or TODCO (provided the terminating party is not the cause of the failure or action described) if:

(1)	the merger is not completed by December 31, 2007,

(2)	any governmental entity has issued an order, decree or ruling or taken any other action prohibiting the consummation of the merger or making the merger illegal and the order, decree or ruling or other action will have become final and non-appealable,

(3)	the TODCO stockholders fail to adopt the merger agreement by the requisite vote, or

(4)	the Hercules stockholders fail to approve the issuance of additional shares of Hercules common stock pursuant to the merger.

•	by Hercules if:

(1)	there has been a material breach by TODCO of any of its representations and warranties which is incapable of being cured before December 31, 2007 or has not been cured within 30 days following receipt of written notice of the breach from Hercules,

(2)	TODCO has failed to comply in any material respect with any of its covenants or other agreements and the failure is incapable of being cured before December 31, 2007 or has not been cured within 30 days following receipt of written notice of the failure from Hercules,

(3)	Hercules receives a superior proposal and complies with all provisions of the merger agreement applying to dealing with the superior proposal,

(4)	the TODCO board of directors has resolved to withdraw or change adversely its recommendation of the merger,

(5)	TODCO has entered into another acquisition proposal,

(6)	TODCO has breached its no-solicitation covenant, or

(7)	TODCO has announced its intention to take any of the actions described in the foregoing.

•	by TODCO if:

(1)	there has been a material breach by Hercules or Merger Sub of any of its representations and warranties which is incapable of being cured before December 31, 2007 or has not been cured within 30 days following receipt of written notice of the breach from TODCO,

(2)	Hercules or Merger Sub has failed to comply in any material respect with any of its covenants or other agreements and the failure is incapable of being cured before December 31, 2007 or has not been cured within 30 days following receipt of written notice of the failure from TODCO,

(3)	TODCO receives a superior proposal and complies with all provisions of the merger agreement applying to dealing with the superior proposal,

(4)	the Hercules board of directors has resolved to withdraw or change adversely its recommendation of the merger,

(5)	Hercules has entered into another acquisition proposal,

(6)	Hercules has breached its no-solicitation covenant,

(7)	Hercules has announced its intention to take any of the actions described in the foregoing, or

(8)	upon written notice of termination to Hercules, provided that certain conditions to each party’s obligations to effect the merger (and certain conditions relevant only to Hercules’ obligations to effect the merger) have been satisfied and Hercules has not waived the condition that the number of dissenting shares may not exceed 5% of the outstanding shares of TODCO common stock within five days after written notice from TODCO that TODCO is prepared to close.

Termination Fees and Expenses

Except for the termination fees set forth in the merger agreement and as described below, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby (other than certain costs related to filings with the Securities and Exchange Commission and filing fees with respect to the Hart-Scott-Rodino Act) will be paid by the party incurring the costs or expenses.

TODCO must pay Hercules a termination fee of $70 million upon termination of the merger agreement for any of the following reasons:

•	a breach by TODCO of its no-solicitation covenant,

•	the withdrawal or adverse change by the TODCO board of directors of its recommendation of the merger,

•	TODCO or its subsidiaries enters into another acquisition agreement,

•	public announcement by TODCO or its board of directors of its intention to do any of the foregoing, or

•	TODCO has taken all actions necessary and consistent with moving forward with a superior proposal.

In addition, TODCO must pay Hercules a termination fee of $70 million upon consummation of an acquisition proposal if the merger fails to close on or before December 31, 2007 (but only if Hercules would have met the condition relating to its representations and warranties as of the termination date) or because the TODCO stockholders failed to adopt the merger agreement by the required vote and

(1)	prior to the termination, any acquisition proposal with respect to TODCO has been publicly proposed by any person (other than by Hercules or any of its respective affiliates) or any person has publicly announced its intention to make any acquisition proposal, and

(2)	within 12 months after termination of the merger agreement, TODCO or any of its subsidiaries enters into any definitive agreement providing for an acquisition proposal or an acquisition proposal is consummated (whether or not it relates to the same acquisition proposal referred to in clause (1) above).

TODCO must pay an expense reimbursement payment of up $5 million to Hercules if TODCO stockholders fail to adopt the merger agreement by the requisite vote and the merger agreement is terminated as a result. Any expense reimbursement fee will be credited toward the payment of any termination fee.

Hercules must pay TODCO a termination fee of $30 million upon termination of the merger agreement for any of the following reasons:

•	a breach by Hercules of its no-solicitation covenant,

•	the withdrawal or adverse change by the Hercules board of directors of its recommendation of the merger,

•	Hercules or its subsidiaries enters into another acquisition agreement,

•	public announcement by Hercules or its board of directors of its intention to do any of the foregoing, or

•	Hercules has taken all actions necessary and consistent with moving forward with a superior proposal.

In addition, Hercules must pay TODCO a termination fee of $30 million upon consummation of an acquisition proposal if the merger fails to close on or before December 31, 2007 (but only if TODCO would have met the condition relating to its representations and warranties as of the termination date) or because the Hercules stockholders failed to adopt the merger agreement by the required vote,

(1)	prior to the termination, an acquisition proposal with respect to Hercules has been publicly proposed by any person (other than by TODCO or any of its respective affiliates) or any person has publicly announced its intention to make an acquisition proposal, and

(2)	within 12 months after termination of the merger agreement, Hercules or any of its subsidiaries enters into any definitive agreement providing for an acquisition proposal or an acquisition proposal is consummated (whether or not it relates to the same acquisition proposal referred to in clause (1) above).

Hercules must pay an expense reimbursement payment of up $5 million to TODCO if Hercules stockholders fail to approve the issuance of the Hercules common stock in the merger by the requisite vote and the merger agreement is terminated as a result. Any expense reimbursement fee will be credited toward the payment of any termination fee.

Effect of Termination

In the event of the termination of the merger agreement as described above, the merger agreement will become null and void and there will be no liability on the part of Hercules or Merger Sub, on the one hand, or TODCO, on the other hand, except as described above under “—Termination Fees and Expenses,” and except with respect to the requirement to comply with the terms of the confidentiality agreement executed between Hercules and TODCO as well as certain provisions in the merger agreement related to confidentiality, filings with the Securities and Exchange Commission and expenses; provided, that no party will be relieved from any liability with respect to any willful or intentional breach of any representation, warranty, covenant or other obligation under the merger agreement.

Amendment

Hercules, Merger Sub and TODCO may amend the merger agreement in writing at any time before the effective time of the merger. However, after the approval and adoption of the merger agreement by the TODCO stockholders, no amendment may be made that would require further approval by the TODCO stockholders without first obtaining their approval.

Extension; Waiver

Hercules, Merger Sub and TODCO may at any time before the effective time of the merger and to the extent legally allowed:

•	extend the time for the performance of any of the obligations or the other acts of the other parties,

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, or

•	waive performance or satisfaction of any of the covenants or agreements.

APPRAISAL RIGHTS

If, pursuant to the terms of the merger agreement, including the equalization and proration provisions, any TODCO stockholders who elected stock consideration are required to accept cash consideration (other than cash in lieu of fractional shares of Hercules common stock) in the merger in exchange for their stock election shares, appraisal rights will be available to all TODCO stockholders. It is not clear, however, whether appraisal rights will be available under Delaware law if no TODCO stockholders who elect stock consideration are in fact required to accept cash consideration (other than cash in lieu of fractional shares of TODCO common stock) in the merger in exchange for their stock election shares. TODCO stockholders who wish to seek appraisal are in any case urged to seek the advice of counsel with respect to the availability of appraisal rights. If appraisal rights are available, TODCO stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. Hercules reserves the right to take the position in connection with any demand for appraisal or in any appraisal proceeding, that, in the event the TODCO stockholders are not required to receive any portion of the merger consideration in cash (other than cash in lieu of fractional shares of Hercules common stock), they will not be entitled to assert appraisal rights under Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this joint proxy statement/prospectus as Annex D. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights, if any, under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of the shares of TODCO common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of TODCO common stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights, if available.

In the event that appraisal rights are available, under Section 262, holders of shares of TODCO common stock who do not vote in favor of the adoption of the merger agreement and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the court. The stockholder must not vote in favor of the adoption of the merger agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. To the extent appraisal rights are available in connection with the merger, this joint proxy statement/prospectus will constitute the notice, and the full text of Section 262 is attached as Annex D. In the event appraisal rights are available in connection with the merger, any holder of shares of TODCO common stock who wishes to exercise appraisal rights, or who wishes to preserve his or her right to do so, should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, TODCO believes that if a stockholder considers exercising appraisal rights, the stockholder should seek the advice of legal counsel.

Filing Written Demand

Any holder of shares of TODCO common stock wishing to exercise appraisal rights must deliver to TODCO, before the vote on the adoption of the merger agreement at the TODCO Meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote in favor of the adoption of the merger agreement. A holder of shares of TODCO common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. The stockholder must not vote in favor of the adoption of the merger agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. The demand must reasonably inform TODCO of the identity of the holder, as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the TODCO Meeting will constitute a waiver of appraisal rights.

If appraisal rights are available in connection with the merger, only a holder of record of shares of TODCO common stock is entitled to assert appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of TODCO common stock should be executed by or on behalf of the holder of record and must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in “street name” by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of TODCO common stock held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 should be sent or delivered to TODCO at 2000 W. Sam Houston Parkway, Suite 800, Houston, Texas 77042-3615, Attention: Corporate Secretary.

Any holder of shares of TODCO common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Merger Sub, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and this approval may be conditioned upon the terms as the Court deems just.

Notice by the Surviving Corporation

If appraisal rights are available in connection with the merger, within ten days after the effective time of the merger, the surviving corporation must notify each holder of shares of TODCO common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of TODCO common stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting holders. The surviving corporation is under no obligation to and has no present intention to file a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of shares of TODCO common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of TODCO common stock within the time prescribed in Section 262.

Within 120 days after the effective time of the merger, any holder of shares of TODCO common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of those shares. The statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is timely filed by a holder of shares of TODCO common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding, and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to that stockholder.

Determination of Fair Value

After determining the holders of shares of TODCO common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that the exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from the accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262. Although TODCO believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither TODCO, Hercules nor Merger Sub anticipates offering more than the applicable merger consideration to any TODCO stockholder exercising appraisal rights, and each of TODCO, Hercules and Merger Sub reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of TODCO common stock is less than the applicable merger consideration, and that the methods which are generally considered acceptable in the financial community and otherwise admissible in court should be considered in the appraisal proceedings. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of TODCO common stock have been appraised. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. The Court may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of shares of TODCO common stock under Section 262 fails to perfect, or successfully withdraws or loses, the holder’s right to appraisal, the stockholder’s shares of TODCO common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration applicable to no election shares, subject to the right of Hercules to treat the shares as cash election shares, without interest or dividends thereon. A stockholder will fail to perfect, or lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger consideration in accordance with Section 262.

From and after the effective time of the merger, no dissenting stockholder will have any rights of a TODCO stockholder with respect to that holder’s shares for any purpose, except to receive payment of fair value and to receive payment of dividends or other distributions on the holder’s shares of TODCO common stock, if any, payable to TODCO stockholders of record as of a time prior to the effective time of the merger; provided, however, that if a dissenting stockholder delivers to the surviving company a written withdrawal of the demand for an appraisal within 60 days after the effective time of the merger, or subsequently with the written approval of the surviving company, then the right of that dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration in accordance with the terms of the merger agreement. Once a petition for appraisal is filed with the Delaware court, however, the appraisal proceeding may not be dismissed as to any stockholder of TODCO without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

FINANCING OF THE MERGER

In order to finance the cash portion of the merger consideration and to refinance a portion of TODCO’s debt, Hercules expects to incur incremental indebtedness of up to $1.1 billion. Hercules intends to finance some or all of this cash component of the merger consideration and to refinance a portion of TODCO’s debt through a new syndicated senior secured credit facility, referred to herein as the facility, to be arranged by UBS Securities LLC. Pursuant to a Bank Facility Commitment Letter between Hercules and UBS dated March 18, 2007 (as amended to include Amegy Bank National Association, Comerica Bank, Credit Suisse, Deutsche Bank AG, Jefferies Finance LLC and JPMorgan Chase Bank, N.A., together with UBS referred to as the lenders, as partial providers of the commitments thereunder) and subject to the conditions set forth therein, Hercules and the lenders expect to enter into the facility upon the closing of the merger, so long as it occurs prior to October 31, 2007. Hercules expects the facility to include up to a $1.1 billion six-year term loan, referred to as the term loan facility, and a $150.0 million five-year revolving credit facility, referred to as the revolving credit facility. In addition to funding the cash component of the merger consideration payable to TODCO stockholders, Hercules expects to use the proceeds of the term loan facility to repay in full and terminate Hercules’ existing syndicated secured term loan facility, to repay in full and terminate TODCO’s existing revolving credit facility and to satisfy obligations under TODCO’s tax sharing agreement with its former parent. As a condition to entering into the facility, Hercules must repay and terminate its existing credit facilities and agree to repay and terminate TODCO’s revolving credit facility. If the merger is not completed, Hercules will not enter into the facility and its existing facility will not be terminated. Hercules’ obligation to complete the merger is not conditioned upon Hercules obtaining financing.

The term loan facility is expected to amortize in equal quarterly installments in annual amounts equal to 1.0% of the original principal amount of the term loan facility, with the balance due on the sixth anniversary of the closing date. In addition, Hercules is required to prepay the term loan facility with 50% of any excess cash flow until the outstanding principal balance of the term loan facility has been reduced to $550.0 million.

Other than these mandatory prepayments, Hercules expects the term loan facility will require interest only payments on a quarterly basis until maturity and that Hercules will be permitted to prepay amounts outstanding under the term loan facility at any time without penalty. Amounts outstanding under the term loan facility are expected to bear interest at either the eurodollar rate or the base prime rate plus a margin based on Hercules’ credit rating at closing. The applicable margin for term loans bearing interest at the eurodollar rate are expected to range between 1.75% and 2.50% per annum, while the applicable margin for term loans bearing interest at the base prime rate are expected to range between 0.75% and 1.50% per annum.

After the closing of the merger, Hercules may use the facility for working capital and general corporate purposes, including the issuance of letters of credit.

Hercules’ obligations under the facility are expected to be secured by substantially all of the combined companies’ marine vessels, drilling rigs and substantially all of their other personal property (other than a portion of the equity of foreign subsidiaries, real property and other exclusions to be agreed upon). All of the combined companies’ subsidiaries will guarantee Hercules’ obligations under the facility and grant similar liens in substantially all of their assets subject to certain exceptions for foreign subsidiaries to the extent such guarantees would be prohibited by applicable law or would result in adverse tax consequences.

The facility is expected to contain financial covenants, to be tested quarterly, relating to maximum leverage and fixed charge coverage. Other covenants contained in the facility are expected to restrict, among other things, asset dispositions, mergers and acquisitions, dividends, stock repurchases and redemptions, other restricted payments, debt, liens, investments and affiliate transactions. Hercules anticipates that the facility will contain customary events of default.

COMPARATIVE MARKET PRICES AND DIVIDENDS

The table below sets forth, for the calendar quarters indicated, the high and low intraday sale prices per share of Hercules common stock on NASDAQ and TODCO common stock on the NYSE. No cash dividends have been declared on shares of Hercules common stock for the calendar quarters indicated. Other than the special cash dividend of $1.00 per share of TODCO common stock paid in August 2005, no other cash dividends have been declared on shares of TODCO common stock for the calendar quarters indicated.

Hercules’ present or future ability to pay dividends is governed by (1) the provisions of the DGCL, (2) Hercules’ certificate of incorporation and bylaws, and (3) Hercules’ bank credit facilities. Hercules’ existing bank credit facilities limit Hercules’ ability to make restricted payments, which include dividend payments. The future payment of cash dividends, if any, on the Hercules common stock is within the discretion of the Hercules board of directors and will depend on Hercules’ earnings, capital requirements, financial condition and other relevant factors. The merger agreement generally provides that TODCO may not declare, set aside or pay any dividend prior to the effective time of the merger or the termination of the merger agreement. In addition, TODCO’s existing credit facility limits TODCO’s ability to make restricted payments, which include dividend payments.

	Hercules Common Stock		TODCO Common Stock
Calendar Year	High	Low	High	Low
2004 First Quarter	—	—	$16.45	$13.10
Second Quarter	—	—	16.05	13.38
Third Quarter	—	—	17.86	13.40
Fourth Quarter	—	—	19.05	16.15
2005 First Quarter	—	—	28.55	16.84
Second Quarter	—	—	27.45	19.67
Third Quarter	—	—	43.03	25.85
Fourth Quarter(1)	$29.26	$20.60	49.75	35.53
2006 First Quarter	36.70	27.68	47.20	32.40
Second Quarter	43.89	29.14	53.86	33.00
Third Quarter	36.23	28.72	41.00	31.81
Fourth Quarter	36.97	28.14	40.91	30.05
2007 First Quarter	29.24	23.80	41.37	30.86
Second Quarter(2)	34.88	25.45	49.36	39.68

(1)	The first day of trading of Hercules common stock was October 27, 2005.
(2)	Reflects trading activity through May 30, 2007.

The following table presents closing prices for shares of Hercules common stock and TODCO common stock on March 16, 2007, the last trading day before the public announcement of the execution of the merger agreement by Hercules and TODCO, and May 30, 2007, the latest practicable trading day before the date of this joint proxy statement/prospectus. The following table also shows the merger consideration equivalent proposed for each share of TODCO common stock. These illustrative values are calculated by first multiplying the closing price of Hercules common stock on those dates by 0.979, which is the total Hercules common stock consideration in the merger per share of TODCO common stock. To this, we added $16.00 per share, which is the total cash consideration in the merger per share of TODCO common stock, without giving effect to any TODCO stockholder election.

	Hercules Common Stock	TODCO Common Stock	Merger Consideration Equivalent Per Share of TODCO Common Stock
March 16, 2007	$26.57	$32.78	$42.01
May 30, 2007	$34.72	$49.08	$49.99

The market value of the Hercules common stock that will be issued in the merger will not be known at the time TODCO stockholders vote to approve and adopt the merger agreement or at the time Hercules stockholders vote to approve the issuance of Hercules common stock in the merger. The above tables show only historical comparisons. Hercules stockholders and TODCO stockholders are encouraged to obtain current market quotations for shares of Hercules and TODCO common stock and to review carefully the other information contained or incorporated by reference in this joint proxy statement/prospectus in considering whether to approve the applicable merger proposals. See the section entitled “Where You Can Find More Information” on page 156.

COMPARISON OF RIGHTS OF HERCULES AND TODCO STOCKHOLDERS

As a result of the merger, the stockholders of TODCO may become stockholders of Hercules. As Hercules stockholders, their rights will be governed by the DGCL and by Hercules’ certificate of incorporation and bylaws.

The following is a summary of the material differences between the rights of Hercules stockholders and the rights of TODCO stockholders under each company’s respective certificate of incorporation and bylaws. While Hercules and TODCO believe that this summary covers the material differences between the two, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the respective rights of Hercules and TODCO stockholders and is qualified in its entirety by reference to the DGCL and the various documents of Hercules and TODCO that are referred to in this summary. You should carefully read this entire joint proxy statement/prospectus and the other documents referred to in this joint proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of Hercules and being a stockholder of TODCO. Hercules has filed copies of its certificate of incorporation and bylaws with the Securities and Exchange Commission, which are exhibits to the registration statement of which this joint proxy statement/prospectus is a part, and will send copies of these documents to you upon your request. TODCO will also send copies of its documents referred to herein to you upon your request. See the section entitled “Where You Can Find More Information,” beginning on page 156 of this joint proxy statement/prospectus.

Authorized Capital

Hercules. The total number of authorized shares of capital stock of Hercules is 250,000,000, consisting of 200,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

TODCO. The total number of authorized shares of capital stock of TODCO is 550,000,000, consisting of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. Of the 50,000,000 shares of preferred stock, 760,000 shares are designated as Series A Junior Participating Preferred Stock.

Number and Election of Directors

Hercules. The Hercules board of directors has seven members. The Hercules certificate of incorporation provides that the board of directors will consist of a number of directors, not less than one nor more than 16, plus a number of directors who may be elected by the holders of preferred stock.

TODCO. The TODCO board of directors has seven members. The TODCO certificate of incorporation provides that the board of directors will consist of a number of directors, not less than one nor more than 12, plus a number of directors who may be elected by the holders of preferred stock.

Stockholder Meetings and Provisions for Notices

Hercules. The Hercules bylaws provide that, unless otherwise provided by the DGCL, the certificate of incorporation or any provisions established pursuant thereto regarding preferred stockholders’ rights, a special meeting of stockholders may be called at any time only by the chairman of the board of directors, or by the board of directors pursuant to a resolution approved by a majority of the board of directors.

TODCO. The TODCO bylaws also provide that, unless otherwise provided by the DGCL, the certificate of incorporation or any provisions established pursuant thereto regarding preferred stockholders’ rights, a special meeting of stockholders may be called at any time only by the chairman of the board of directors, the president, the chief executive officer or by the board of directors pursuant to a resolution approved by a majority of the board of directors.

Voting by Stockholders

Hercules. The Hercules bylaws are silent with respect to the stockholder voting requirement for all matters other than ones approved by the board of directors. The DGCL provides that, unless otherwise specified in the certificate of incorporation or bylaws, in all matters other than the election of directors, the required vote is the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on that matter. The Hercules bylaws state that directors will be elected by plurality vote.

TODCO. The TODCO bylaws state that, unless otherwise provided by applicable law, the certificate of incorporation or the bylaws, all matters other than matters approved by the board of directors will be decided by the affirmative vote of a majority of the voting power of the outstanding shares of capital stock entitled to vote generally on the election of directors. The TODCO bylaws state that directors will generally be elected by a majority of the votes cast. A “majority of votes cast” means that the number of shares of TODCO common stock entitled to vote on the election of directors and represented in person or by proxy at a meeting casting their vote “for” a nominee must exceed 50% of the total number of votes cast with respect to that nominee. Votes “cast” with respect to a director will not include abstentions (including “broker non-votes”) but will include votes “for” a director, votes “against” or “no” votes and votes to withhold authority.

Foreign Ownership of Common Stock

Hercules. The Hercules certificate of incorporation provides that, if at any time ownership of shares of Hercules common stock by non-U.S. citizens reaches a percentage that is in excess of 5% less than the percentage that would cause Hercules to no longer be a U.S. citizen qualified to engage in coastwise trade under maritime laws, Hercules will have the power to take actions to assure compliance with those maritime laws, including:

•	causing any stock transfer to be ineffective that would cause the non-U.S. citizen ownership of shares of Hercules common stock to exceed the maximum percentage,

•

withholding voting rights, “outstanding” status and the payment of dividends or other distributions for any shares of Hercules common stock owned by non-U.S. citizens in excess of the maximum percentage, and

•	redeeming any shares of Hercules common stock owned by non-U.S. citizens in excess of the maximum percentage.

The certificate of incorporation also allows Hercules to institute a dual stock certificate program whereby stock certificates owned by U.S. citizens and non-U.S. citizens will be marked “U.S. Citizen” and “Non-U.S. Citizen,” respectively. The dual stock certificate program will allow Hercules to confirm the percentage of stock owned by non-U.S. citizens and may require stockholders to further confirm their citizenship status from time to time, with voting rights, dividends and other distributions being withheld until confirmation is received by Hercules.

TODCO. The TODCO bylaws provide that, if at any time ownership of shares of TODCO common stock by non-U.S. citizens reaches a level that would cause TODCO to no longer be a U.S. citizen qualified to engage in coastwise trade under maritime laws, TODCO will have the power to cause any stock transfer to be ineffective that would cause the non-U.S. citizen ownership of shares of TODCO common stock to exceed 25%. The TODCO bylaws allow TODCO to institute a dual stock certificate program whereby stock certificates owned by U.S. citizens and non-U.S. citizens will be marked “U.S. Citizen” and “Non-U.S. Citizen,” respectively. This program allows TODCO to confirm the percentage of stock owned by non-U.S. citizens and may require stockholders to further confirm their citizenship from time to time.

Amendment of Certificate of Incorporation

Hercules. The Hercules certificate of incorporation provides that, in addition to any other vote required by applicable law, the affirmative vote of 75% of the stockholders generally entitled to vote in the election of directors is required to amend, modify or repeal certain portions of the certificate of incorporation. Specifically, this relates to those portions regarding (1) the number, classification, terms, removal of and vacancies of directors, (2) action by written consent and special meetings or (3) the power to adopt, amend or repeal the Hercules bylaws.

TODCO. Neither TODCO’s certificate of incorporation nor its bylaws specify a procedure for the amendment of the certificate of incorporation. Under the DGCL, unless the certificate of incorporation requires a greater vote, a proposed amendment to the certificate of incorporation requires a declaration by the board of directors of the amendment’s advisability and the affirmative vote of a majority of the outstanding stock entitled to vote.

Amendment of Bylaws

Hercules. The Hercules bylaws may, except as otherwise required by law or the certificate of incorporation, be amended (1) by the affirmative vote of not less than 75% of the outstanding shares generally entitled to vote in the election of directors, or (2) by action of the board of directors, provided that proposed alterations, amendments or repeals of, or the adoption of any bylaw inconsistent with the provisions of the bylaws relating to indemnification, special meetings of Hercules stockholders or the Hercules board of directors, proper business of annual or special meetings of Hercules stockholders, actions that may be taken by unanimous written consent without a meeting of the Hercules stockholders, classification of the Hercules board of directors, nomination of directors to the Hercules board of directors, removal of directors, committees of the Hercules board of directors, or amendment of the bylaws require the affirmative vote of not less than 75% of all directors then in office at a regular or special meeting of the board of directors called for that purpose.

TODCO. Under the TODCO bylaws, the bylaws may be adopted, amended or repealed by the affirmative vote of a majority of the then outstanding shares entitled to vote generally on the election of directors. The TODCO certificate of incorporation empowers the directors to adopt, amend or repeal the bylaws.

Exchange Listing of Common Stock

Hercules common stock:

Hercules common stock is listed on the NASDAQ Global Select Market under the symbol “HERO,” and the rights of Hercules stockholders are determined in part by NASDAQ listing requirements.

TODCO common stock:

TODCO Class A common stock is listed on the New York Stock Exchange under the symbol “THE,” and the rights of TODCO stockholders are determined in part by NYSE listing requirements.

DIRECTORS AND EXECUTIVE OFFICERS OF HERCULES AFTER THE MERGER

Directors

Upon consummation of the merger, the directors of Hercules are expected to be as follows:

Class III Directors with term expiring in 2008

•	F. Gardner Parker (current Hercules director)

•	John T. Reynolds (current Hercules director)

Class I Directors with term expiring in 2009

•	Randall D. Stilley (current Hercules director)

•	Steven A. Webster (current Hercules director)

•	Thomas N. Amonett (current TODCO director)

Class II Directors with term expiring in 2010

•	Thomas R. Bates, Jr. (current Hercules director)

•	Thomas J. Madonna, (current Hercules director)

•	Thierry Pilenko (current Hercules director)

•	Suzanne V. Baer (current TODCO director)

•	Thomas M Hamilton (current TODCO director)

Information with respect to the directors of TODCO that are nominated to be directors of Hercules following the merger is presented below. For information with respect to continuing directors of Hercules, see “Proposals Being Submitted to a Vote of Hercules Stockholders at the Hercules Meeting—Hercules Proposal No. 2: Election of Directors.”

Thomas N. Amonett, 63, Chairman of TODCO, has served as a director of TODCO since May 2004. He was appointed as lead independent director of TODCO in October 2004 and was appointed Chairman of TODCO in February 2005. He has been President and Chief Executive Officer of Champion Technologies, Inc., a manufacturer and distributor of specialty chemicals and related services since 1999. From November 1998 to June 1999, he was President, Chief Executive Officer and a director of American Residential Services, Inc., a company providing equipment and services relating to residential heating, ventilating, air conditioning, plumbing, electrical and indoor air quality systems and appliances. From July 1996 until June 1997, Mr. Amonett was Interim President and Chief Executive Officer of Weatherford Enterra, Inc., an energy services and manufacturing company. Mr. Amonett also serves as a director and member of the executive compensation committee and the audit committee of Reunion Industries Inc., a specialty manufacturing company, and a director and member of the executive compensation committee and the audit committee of Bristow Group Inc., a global provider of helicopter services.

Suzanne V. Baer, 59, has served as a director of TODCO since May 2005 and served as Executive Vice President and Chief Financial Officer of Energy Partners Ltd., an independent oil and natural gas exploration and production company focused on the shallow to moderate depth waters of the Gulf of Mexico Shelf, from April 2000 until her retirement in April 2005. From July 1998 until March 2000, Ms. Baer was Vice President and Treasurer of Burlington Resources Inc., an independent oil and natural gas exploration and production company, and, from October 1997 to July 1998, was Vice President and Assistant Treasurer of Burlington Resources. Ms. Baer also serves as a director of Lufkin Industries, Inc. and Davis Petroleum Corporation.

Thomas M Hamilton, 63, has served as a director of TODCO since May 2004. He served as the Chairman, President and Chief Executive Officer of EEX Corporation from January 1997 until his retirement in November 2002. From 1992 to 1997, Mr. Hamilton served as Executive Vice President of Pennzoil Company and as President of Pennzoil Exploration and Production Company. Mr. Hamilton was a director of BP Exploration, where he served as Chief Executive Officer of the Frontier and International Operating Company of BP Exploration from 1989 to 1991 and as the General Manager for East Asia/Australia/Latin America from 1988 to 1989. From 1985 to 1988, he held the position of Senior Vice President of Exploration at Standard Oil Company, prior to its being merged into BP. Mr. Hamilton is also a director and member of the audit committee of FMC Technologies Inc. and is a member of the board of directors of Methanex Corporation.

Executive Officers

The following individuals are expected to be the executive officers of Hercules with the following titles following the merger:

•	Randall D. Stilley, Chief Executive Officer and President

•	John T. Rynd, Executive Vice President and Chief Operating Officer

•	Lisa W. Rodriguez, Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

•	David J. Crowley, Senior Vice President, Marketing and Technical Services

•	Steven A. Manz, Senior Vice President, Planning and Corporate Development

•	James W. Noe, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

•	Stephen M. Butz, Vice President and Treasurer

All of the executive officers listed above are currently executive officers of Hercules, except Mr. Crowley who is an executive officer of TODCO and is expected to become an executive officer of Hercules following the merger. Additionally, certain other executive officers of TODCO may become non-executive officers of Hercules following the merger.

PROPOSALS BEING SUBMITTED TO A VOTE OF

HERCULES STOCKHOLDERS AT THE HERCULES MEETING

Hercules Proposal No. 1:

APPROVAL OF THE ISSUANCE OF COMMON STOCK PURSUANT TO THE MERGER

At the Hercules Meeting, as previously described in this joint proxy statement/prospectus, Hercules stockholders will be asked to approve the issuance of Hercules common stock pursuant to the merger agreement.

Vote Required

The affirmative vote of the holders of a majority of votes cast at the Hercules Meeting at which a majority of the outstanding shares of Hercules common stock are present in person or represented by proxy will be required for approval of Hercules Proposal No. 1. Abstentions and broker non-votes will not be counted either in favor of or against approval of Hercules Proposal No. 1.

Board Recommendation

The Hercules board of directors unanimously recommends that the Hercules stockholders vote FOR the proposal to approve the issuance of Hercules common stock pursuant to the merger agreement.

Hercules Proposal No. 2:

ELECTION OF DIRECTORS

Hercules’ certificate of incorporation provides for three classes of directors serving staggered three-year terms. There are three Class II directors whose terms expire at the 2007 Annual Meeting: Thomas R. Bates, Jr., Thomas J. Madonna and Thierry Pilenko. The nominating, governance and compensation committee of the Hercules board of directors has approved, the Hercules board of directors has unanimously nominated, Messrs. Bates, Madonna and Pilenko for re-election as directors of Hercules to serve until the 2010 Annual Meeting or until his successor is elected and qualified. If any of the nominees becomes unavailable for any reason, which is not anticipated, the board of directors in its discretion may designate a substitute nominee. If you have filled out the accompanying proxy card, your vote will be cast for the substitute nominee.

Vote Required

The directors nominated for election this year will be elected by a plurality of the shares of Hercules common stock present in person or represented by proxy at the Hercules Meeting and entitled to vote. All duly submitted and unrevoked proxies will be voted for the nominees selected by the Hercules board of directors, except where authorization so to vote is withheld. Abstentions and broker non-votes will not be counted either in favor of or against approval of Hercules Proposal No. 1.

Board Recommendation

The Hercules board of directors recommends that the Hercules stockholders vote FOR the election of its nominees for director.

Board of Directors

Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 2007 Annual Meeting, is presented below.

Nominees for Election as Class II Directors

Thomas R. Bates, Jr., age 57, director since 2004

Mr. Bates has been a managing director at Lime Rock Management LP, an energy-focused private equity firm, since October 2001. From February 2000 through September 2001, Mr. Bates was a business consultant. From

June 1998 through January 2000, Mr. Bates was President of the Discovery Group of Baker Hughes Incorporated, an oilfield services company. From June 1997 to May 1998, he was President and Chief Executive Officer of Weatherford/Enterra, Inc., an oilfield services company. From March 1992 to May 1997, Mr. Bates was President of Anadrill at Schlumberger Limited, an oilfield services company. Mr. Bates was Vice President of Sedco Forex at Schlumberger from February 1986 to March 1992. Mr. Bates serves on the board of directors of NATCO Group Inc.

Thomas J. Madonna, age 60, director since 2005

Mr. Madonna has been Manager of Finance of Menil Foundation, Inc., a major art museum, since November 2002. From 1969 until December 2001, Mr. Madonna worked at PricewaterhouseCoopers LLP in a number of roles, including as Assurance Partner from 1982 until his retirement in 2001.

Thierry Pilenko, age 49, director since 2006

Mr. Pilenko was appointed Deputy General Manager of Technip in January 2007. From March 2004 to January 2007, Mr. Pilenko was chairman and Chief Executive Officer and a director of Veritas DGC Inc. From 2001 to March 2004, Mr. Pilenko served as managing director of SchlumbergerSema, a Schlumberger Ltd. company located in Paris. From 1998 to 2001, he was president of Geoquest, another Schlumberger Ltd. company located in Houston, Texas. Mr. Pilenko was employed by Schlumberger Ltd. and its affiliated companies in various parts of the world beginning in 1984 in a variety of progressively more responsible operating positions.

Directors Not Standing for Election

Class III Directors (Term Expiring in 2008)

F. Gardner Parker, age 65, director since 2005

From 1970 until 1984, Mr. Parker worked at Ernst & Ernst (now Ernst & Young LLP), an accounting firm, and was a partner at that firm from 1978 until 1984. Mr. Parker has been Managing Outside Trust Manager with Camden Property Trust, a real estate investment trust, since 1998. He serves as director of Carrizo Oil and Gas, Inc., Crown Resources Corporation and Sharps Compliance Corp.

John T. Reynolds, age 36, director since 2004

Mr. Reynolds has served as Chairman of the Hercules board of directors since August 2004. Mr. Reynolds is co-founder and a managing director of Lime Rock Management LP, an energy-focused private equity firm. Prior to co-founding Lime Rock Management in 1998, Mr. Reynolds was a Vice President at Goldman Sachs & Co., an investment banking firm. He was a senior analyst for oil services in the Investment Research department at Goldman Sachs, where he worked from 1992 to 1998.

Class I Directors (Term Expiring in 2009)

Randall D. Stilley, age 53, director since 2004

Mr. Stilley has served as Chief Executive Officer and President since October 2004. Prior to joining Hercules, Mr. Stilley was Chief Executive Officer of Seitel, Inc., an oilfield services company, from January 2004 to October 2004. From 2000 until he joined Seitel, Mr. Stilley was an independent business consultant and managed private investments. From 1997 until 2000, Mr. Stilley was President of the Oilfield Services Division at Weatherford International, Inc., an oilfield services company. Prior to joining Weatherford in 1997, Mr. Stilley served in a variety of positions at Halliburton Company, an oilfield services company. Mr. Stilley is a member of the Energy Steering Committee at the Houston Technology Center. He is a registered professional engineer in the state of Texas and a member of the Society of Petroleum Engineers.

Steven A. Webster, age 55, director since 2005

Mr. Webster has been President and Co-Managing Partner of Avista Capital Partners LP, a partnership focusing on private equity investments in energy, media, healthcare and other industries, since June 2005. From 2000 to June 2005, he served as Chairman of Global Energy Partners. From 1998 to 1999, he served as President and Chief Executive Officer of R&B Falcon Corporation, a marine contract drilling company. From 1988 to 1997 Mr. Webster was Chairman and Chief Executive Officer of Falcon Drilling Company Inc., a company he founded. Mr. Webster has been a financial intermediary since 1979 and an active investor since 1984 in the energy sector. He serves as Chairman of Carrizo Oil & Gas Inc. and Basic Energy Services. He is also a trust manager of Camden Property Trust and a director of Geokinetics Inc., Grey Wolf, Inc. and SEACOR Holdings Inc.

Additional Information Regarding the Hercules Board of Directors

Board Independence

It is the policy of the Hercules board of directors that a substantial majority of the members of the Hercules board of directors qualify as “independent directors” in accordance with the qualification requirements of NASDAQ. It is also the policy of the Hercules board of directors that all of the members of Hercules’ audit committee and nominating, governance and compensation committee qualify as “independent directors” in accordance with the qualification requirements of NASDAQ, and that all of the members of the audit committee satisfy the criteria for independence under applicable provisions of the Securities Exchange Act of 1934 and SEC rules, in each case within the applicable phase-in provisions thereof. The Hercules board of directors has determined that all of the directors, except Mr. Stilley, who is employed by Hercules, satisfy the independence standards of NASDAQ. The Hercules board of directors also has determined that each member of the audit committee qualifies as “independent” under Rule 10A-3 under the Securities Exchange Act of 1934.

Board Committees and Meetings

Hercules has a standing audit committee and nominating, governance and compensation committee of the Hercules board of directors. Each of these committees operates under a written charter that has been adopted by the respective committee and by the Hercules board of directors. The charters are published under the investor relations section of Hercules’ website at www.herculesoffshore.com.

The current members of the committees, the number of meetings held by each committee in 2006 and a description of the functions performed by each committee are set forth below:

Audit Committee (six meetings). The current members of the audit committee are Thomas J. Madonna, F. Gardner Parker (chair) and Thierry Pilenko. The committee’s purpose is to assist the board of directors in overseeing Hercules’ accounting and financial reporting processes and the audits of Hercules’ financial statements. In addition, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of Hercules’ independent registered public accounting firm. The board of directors has determined that Mr. Parker qualifies as an “audit committee financial expert,” as such term is defined in the rules of the SEC. The Hercules board of directors also has determined that each member of the audit committee qualifies as “independent” under Rule 10A-3 under the Securities Exchange Act of 1934.

Nominating, Governance and Compensation Committee (six meetings). The current members of the nominating, governance and compensation committee are Thomas R. Bates, Jr., Thomas J. Madonna (chair) and F. Gardner Parker. The committee is responsible for, among other things, identifying and recommending candidates to fill vacancies on the board of directors and for election by the stockholders; recommending committee assignments for directors to the board of directors; overseeing the Hercules board of directors’ annual evaluation of the performance of the board of directors, its committees and individual directors; reviewing compensation received by non-employee directors for service on the board of directors and its committees; and developing and recommending to the board of directors appropriate corporate governance policies, practices and procedures for Hercules.

In assessing the qualifications of prospective nominees to the board of directors, the nominating, governance and compensation committee considers any factors it deems relevant, including each nominee’s general understanding of marketing, finance or other elements relevant to the success of a publicly traded company in the current business environment, understanding of Hercules’ business on an operational level, integrity, education and professional background and willingness to devote time to the Hercules board of directors’ duties. In addition, the committee evaluates each individual in the context of the Hercules board of directors as a whole, with the objective of recommending individuals that can best perpetuate the success of Hercules’ business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in these various areas.

The nominating, governance and compensation committee will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a director for nomination by the committee, the stockholder should submit the recommendation in writing to the Chair, Nominating, Governance and Compensation Committee, in care of the Secretary, Hercules Offshore, Inc., 11 Greenway Plaza, Suite 2950, Houston, Texas 77046. The recommendation should contain the following information:

•	the name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination,

•	the principal occupation or employment of the nominee,

•	the number of shares of each class or series of Hercules common stock beneficially owned by the nominee and the stockholder and the period for which those shares have been owned, and

•	any other information the stockholder may deem relevant to the committee’s evaluation.

Candidates recommended by stockholders are evaluated on the same basis as candidates recommended by the Hercules board of directors, executive officers, third-party search firms or other sources.

The nominating, governance and compensation committee annually reviews the performance of the Chief Executive Officer and makes compensation decisions for the Chief Executive Officer based on that review. The Chief Executive Officer annually reviews the performance of each of the named executive officers and, based on this review, makes recommendations to the committee with respect to their compensation. The recommendations, including with respect to salary adjustments and equity awards, are presented to the committee by Hercules’ Chief Executive Officer and Hercules’ Vice President – Human Resources. The committee can exercise its discretion in modifying any recommended adjustments or awards to the named executive officers.

In addition, the nominating, governance and compensation committee is responsible for overseeing the performance evaluation of senior management and administering and making recommendations to the board of directors with respect to Hercules’ incentive compensation plan, equity-based compensation plan, benefit plans and perquisites. The authority and responsibilities of the nominating, governance and compensation committee include:

•	to review and approve corporate goals and objectives relevant to Chief Executive Officer compensation,

•	to evaluate the Chief Executive Officer’s performance in light of those goals and objectives,

•

to either as a committee or together with other independent directors (as directed by the board of directors), determine and approve the Chief Executive Officer’s compensation based on that evaluation,

•

to review and approve, or make recommendations to the Hercules board of directors with respect to, the compensation of other executive officers, and oversee the periodic assessment of the performance of such officers,

•

to consider and take action on the establishment of, and changes to, the Hercules annual incentive compensation plan, equity-based compensation plan and other benefit plans, including making recommendations to the board of directors on plans, goals or amendments to be submitted for action by Hercules’ stockholders,

•

to administer Hercules’ compensation plans that it is assigned responsibility to administer, including authorizing the issuance of Hercules’ common stock and taking other action on grants and awards, determinations with respect to achievement of performance goals, and other matters provided in the respective plans,

•

to review the compensation and benefits of non-employee directors, including compensation pursuant to equity-based plans, and approve, or make recommendations to the board of directors with respect to, any changes in such compensation and benefits, and

•	to review and approve any equity-based plans and awards that are not subject to stockholder approval pursuant to applicable law, rules and regulations.

The nominating, governance and compensation committee may delegate specific responsibilities to one or more individual committee members to the extent permitted by law, NASDAQ listing standards and Hercules’ governing documents.

In 2006, the Hercules board of directors held nine meetings. Each director attended at least 75% of the total number of meetings of the board of directors and of the committees of the board of directors on which he served, in each case held during the period for which he was a director. Directors are expected to attend meetings of the board of directors and meetings of committees on which they serve and to spend as much time and meet as frequently as necessary to properly discharge their responsibilities. In addition, directors are expected to attend Annual Meetings of Hercules’ stockholders. All of the Hercules directors attended the 2006 Annual Meeting of Hercules stockholders.

Compensation Committee Interlocks and Insider Participation. None of Hercules’ executive officers have served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of the Hercules board of directors.

Corporate Governance

Corporate Governance Guidelines. The Hercules board of directors has established Corporate Governance Guidelines, sometimes referred to herein as the guidelines, to assist the Hercules board of directors in the exercise of its responsibilities under applicable law. The guidelines provide a framework for governance of Hercules and its board of directors, covering such matters as determining director independence; director orientation and continuing education; director responsibilities; director access to officers, management and advisers; annual evaluations of the board of directors; and other corporate governance practices and principles. The guidelines are available on Hercules’ website at www.herculesoffshore.com under “Corporate Governance” in the “Investors Relations” section. In addition, the guidelines, as well as the charters of the audit committee and the nominating, governance and compensation committee and the Code of Business Conduct and Ethics, sometimes referred to herein as the code, are available in print to any investor requesting a copy. Requests should be directed to Hercules’ Investor Relations Department.

Code of Business Conduct and Ethics. All directors and employees of Hercules must act ethically at all times and in accordance with the policies comprising the code. The code is a reaffirmation that Hercules expects all directors and employees to uphold its standards of honesty, integrity, ethical behavior and compliance with the law and to avoid actual or apparent conflicts of interest between their personal and professional affairs. Directors and employees are obligated to promptly report any good faith concerns or problems or any actual or suspected violations of the code. The code establishes procedures for the confidential and anonymous reporting of a violation of the code. Hercules prohibits any form of retaliation against any employee for reporting, in good faith, suspected violations of the code. The code also sets forth procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The code is available on Hercules’ website at www.herculesoffshore.com as described above or by requesting a copy in writing from the Corporate Secretary at 11 Greenway Plaza, Suite 2950, Houston, Texas 77046.

Executive Sessions. The independent directors meet regularly in executive session without management participation after each regular non-telephonic meeting of the Hercules board of directors. Currently, the director who presides at these meetings is the Chairman of the Board. If the Chairman ceases to be independent, then the presiding director will be chosen by a vote of the independent directors.

Communication with the Independent Directors. Stockholders and other interested parties may make their concerns known confidentially to the independent directors by submitting a communication in an envelope marked “Confidential” addressed to the “Board of Directors,” a specifically named independent director or the “Independent Directors” as a group, in care of the Corporate Secretary. All such communications will be conveyed, as applicable, to the full board of directors, the specified independent director or the independent directors as a group.

Certain Relationships and Related Party Transactions

Policies and Procedures for Approval of Related Party Transactions.

Hercules requires that all transactions with related persons (as contemplated by Item 404 of Regulation S-K) be approved by the audit committee of the board of directors, in compliance with Hercules’ audit committee charter. The audit committee intends to approve only those related-party transactions or other transactions involving actual or apparent conflicts of interest that are in, or are not inconsistent with, the best interests of Hercules or its stockholders. The code and the guidelines prohibit actual or apparent conflicts of interest between the interest of any of Hercules directors or officers and Hercules or its stockholders. The guidelines require that any actual or apparent conflict of interest be reported to the chairman of the nominating, governance and compensation committee for evaluation. The nominating, governance and compensation committee, with the assistance of Hercules’ general counsel, is responsible for evaluating conflicts of interest.

Public Offerings of Common Stock

Hercules paid the expenses of the selling stockholders in connection with the public offerings of its common stock in April and November 2006, including a single firm of attorneys for the selling stockholders, other than the underwriting discounts, commissions and taxes with respect to shares of common stock sold by the selling stockholders and the fees and expenses of any other attorneys, accountants and other advisers separately retained by them. Mr. Webster and Mr. Hord were selling stockholders in the April 2006 offering. LR Hercules Holdings, LP and Greenhill & Co., Inc. and its affiliates were selling stockholders in the April and November 2006 offerings. The total fees Hercules paid with respect to the offerings, including expenses paid on behalf of the selling stockholders, were approximately $1.2 million.

Registration Rights Agreement

Hercules entered into a registration rights agreement with the members of Hercules at the time of its conversion to a Delaware corporation. Under the agreement, holders of at least 25% of the registrable securities subject to the agreement may require Hercules to file a registration statement under the Securities Act to register the sale of shares of Hercules common stock, subject to certain limitations, including that the reasonably anticipated gross proceeds must be at least $15.0 million. These stockholders may request a total of three of these “demand” registrations and only one in any six-month period. These holders also have the right to cause Hercules to register their registrable securities on Form S-3 if the reasonably anticipated gross proceeds would be at least $10.0 million. In addition, if Hercules proposes to register securities under the Securities Act, then the holders who are party to the agreement will have “piggy-back” registration rights, subject to quantity limitations determined by underwriters if the offering involves an underwriting, to request that Hercules register their registrable securities. There is no limit to the number of these “piggy-back” registrations in which these holders may request their shares be included. Hercules generally will bear the registration expenses incurred in connection with registrations. Hercules has agreed to indemnify these stockholders against certain liabilities, including liabilities under the Securities Act, in connection with any registration effected under the agreement. These registration rights will terminate at the earlier of (a) seven years from the closing date of the Hercules initial public offering or (b) with respect to any holder, the date that all registrable securities held by that holder may be sold in a three-month period without registration under Rule 144 of the Securities Act and those registrable securities then represent less than one percent of all outstanding shares of Hercules common stock.

Other

During 2006, we purchased an aggregate of approximately $345,000 in rig equipment monitoring products and services from MBH Datasource, Inc. Thomas E. Hord, a former executive officer who retired effective November 2006, holds a 50% ownership interest in MBH Datasource, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Hercules’ executive officers and directors and beneficial owners of more than 10% of any class of equity securities to file initial reports of ownership and reports of changes in ownership of Hercules common stock with the SEC and, pursuant to rules promulgated under Section 16(a), these persons are required to furnish Hercules with copies of Section 16(a) reports they file. Based solely on a review of the copies of the reports furnished to Hercules during the year ended December 31, 2006 and written representations from Hercules officers and directors, all Section 16(a) reports applicable to Hercules’ officers and directors and any beneficial owners of 10% or more of a class of equity securities were filed on a timely basis.

Security Ownership

The following table sets forth information as of May 30, 2007 with respect to the beneficial ownership of Hercules common stock by (1) each stockholder who Hercules knows to be a beneficial owner of more than 5% of its common stock, (2) Hercules directors and the persons named in the “—Summary Compensation Table for 2006” on page 146 and (3) all current executive officers and directors as a group. To Hercules’ knowledge, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole investment and voting power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percent of Class
AMVESCAP PLC(3)	1,669,641	5.2%
John T. Reynolds(4)	1,597,127	4.9%
Randall D. Stilley	959,400	3.0%
Steven A. Manz	91,500	*
John T. Rynd	120,616	*
James W. Noe	11,250	*
Randal R. Reed	145,900	*
Thomas E. Hord	246,790	*
Don P. Rodney	104,150	*
Thomas R. Bates, Jr.(4)	1,597,127	4.9%
Thomas J. Madonna	5,000	*
F. Gardner Parker	7,000	*
Thierry Pilenko	866	*
Steven A. Webster(5)	745,400	2.3%
All current executive officers and directors as a group (14 persons)	5,732,640	17.7%

*	Less than 1% of issued and outstanding shares of Hercules’ common stock.
(1)	The address of each director and executive officer is 11 Greenway Plaza, Suite 2950, Houston, Texas 77046.
(2)	The number of shares beneficially owned by the directors and executive officers includes shares that may be acquired within 60 days of May 30, 2007 by exercise of stock options as follows: Mr. Stilley — 715,000; Mr. Manz — 50,000; Mr. Rynd — 30,000; Mr. Noe — 6,250; Mr. Reed — 142,500; Mr. Rodney — 72,500 and all current executive officers and directors as a group — 1,016,250.
(3)	Based on a Schedule 13G dated February 14, 2007 filed by AMVESCAP PLC (“AMVESCAP”) with the SEC. Includes 1,180,000 shares owned by AIM Advisers, Inc., 8,300 shares owned by AIM Private Asset Management, Inc., 241,341 shares owned by PowerShares Capital Management LLC and 240,000 shares owned by AIM Capital Management, Inc., each of which is a subsidiary of AMVESCAP. Executive officers and directors of AMVESCAP or its subsidiaries may beneficially own shares of Hercules’ common stock and such shares are not reported on its Schedule 13G. AMVESCAP and its subsidiaries disclaim beneficial ownership of shares beneficially owned by any of their executive officers and directors. Each of AMVESCAP’s direct and indirect subsidiaries also disclaims beneficial ownership of shares beneficially owned by AMVESCAP and any other subsidiary. The address of AMVESCAP is 30 Finsbury Square, London EC2A 1AG, England.
(4)	Includes 1,595,127 shares held by LR Holdings, LP. LR2 GP, L.P., the general partner of LR Hercules Holdings, LP, as well as LR2 GP, LLC, which controls the general partner, may be deemed to beneficially own the shares held by LR Hercules Holdings, LP. Hercules has been informed by LR Hercules Holdings, LP that all decisions regarding investments by LR Hercules Holdings, LP are made by an investment committee whose composition may change. No individual has authority to make any such decisions without the approval of the investment committee. The current members of the investment committee are Thomas R. Bates, Jr., John G. Clarkson, Jonathan C. Farber, Mark A. McCall, John T. Reynolds and Lawrence Ross, each of whom disclaims beneficial ownership in the shares held by LR Hercules Holdings, LP. The address of LR Hercules Holdings, LP is c/o Lime Rock Management LP, 518 Riverside Avenue, Westport, Connecticut 06880.
(5)	Mr. Webster directly owns 156,633 shares of Hercules common stock and is the beneficial owner of 588,767 shares of Hercules common stock through Kestrel Capital, LP, over which Mr. Webster shares voting and investment power.

Hercules Proposals No. 3 and 4:

APPROVAL OF THE AMENDED AND RESTATED HERCULES OFFSHORE 2004 LONG-TERM INCENTIVE PLAN

Description of the Proposal

The Hercules board of directors has approved the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan, referred to as the plan, to (i) increase the number of shares of Hercules common stock reserved for issuance under the plan from 3,450,000 shares to 10,250,000 shares or to 4,650,000 shares if the merger is not completed, (ii) provide for performance-based awards that are intended to qualify as performance-based compensation deductible under Section 162(m) of the Internal Revenue Code, (iii) allow for the grant of stock appreciation rights and (iv) make other changes. The board of directors is requesting stockholders to approve the amended and restated plan in the form attached as Annex E if the merger is completed, and in the form attached as Annex F if the merger is not completed.

Increase in Shares. The purpose of the plan is to provide an incentive to retain and attract persons of training, experience and ability to serve as employees, consultants and directors of Hercules, to encourage the sense of proprietorship of those persons and to stimulate the active interest of those persons in Hercules’ development and financial success. The Hercules board of directors believes that the plan is achieving its purpose and desires to have sufficient shares authorized for issuance under the plan to continue this achievement. Accordingly, Hercules is proposing that the plan be amended to increase the number of shares of Hercules common stock reserved for issuance by 6,800,000 shares or by 1,200,000 shares if the merger is not completed.

The plan, as approved by the board of managers and members of Hercules prior to the initial public offering in 2005, originally authorized 2,450,000 shares for issuance. An additional 1,000,000 shares were authorized for issuance at the stockholders meeting in May 2006, for a total of 3,450,000 shares. As of March 31, 2007, Hercules had issued a total of 233,186 shares of restricted stock and options to purchase an additional 2,262,600 shares, leaving 954,214 shares remaining available for issuance under the plan. As of March 31, 2007, there were 204,552 unvested shares of restricted stock outstanding and 1,960,022 stock options outstanding with a weighted average exercise price of $14.56 and a weighted average remaining term of 8.49 years. If the proposed amended and restated plan is approved and the merger is completed, approximately 7,754,214 shares will be available for future grants under the plan (which includes the 954,214 shares currently available under the plan and 6,800,000 additional shares which are requested pursuant to this proposal). However, if the proposed amended and restated plan is approved but the merger is not completed, the number of shares of common stock available for future grants under the plan would be 2,154,214 (which includes the shares currently available and 1,200,000 additional shares). (If the merger is completed, no additional awards will be issued pursuant to the TODCO long-term incentive or other TODCO plans, and the TODCO plans will be terminated.)

Under the terms of the merger agreement, Hercules will assume each continuing employee TODCO stock option outstanding immediately prior to the effective time of the merger. Non-continuing employees will have the right to elect that Hercules assume their stock options or retire their stock options for cash. As of March 31, 2007, there were 714,574 TODCO stock options outstanding with a weighted average exercise price of $27.79 and a weighted average remaining term of 8.3 years. TODCO also has the ability to grant 50,000 additional stock options prior to the consummation of the merger.

Hercules will also assume the obligations of TODCO for deferred performance units awarded in 2007 to continuing employees. These deferred performance units will be converted to TODCO restricted stock at the rate of 0.5 of a share of TODCO restricted stock per deferred performance unit. These shares of TODCO restricted stock will, in turn, be converted into shares of Hercules restricted stock but will remain subject to the vesting, conditions and other terms of the original TODCO award. If the merger had been consummated at March 31, 2007, TODCO would have issued 33,700 shares of TODCO restricted stock related to these deferred performance units which would have been converted to Hercules restricted stock. For more information on the treatment of TODCO stock options and other equity awards in the merger, see “The Merger Agreement—Treatment of TODCO Stock Options and Other Equity Awards” beginning on page 95. If the merger had been consummated on March 31, 2007, total shares outstanding for the combined company would have been approximately 89.1 million shares (which includes 56.8 million Hercules shares issued to TODCO stockholders and 32.3 million Hercules shares outstanding immediately prior to the merger).

Performance Based Awards. Section 162(m) of the Internal Revenue Code denies a tax deduction for certain compensation in excess of $1 million paid to “covered employees” of a publicly held corporation, unless the compensation meets the exception for qualified performance-based compensation. Performance based awards are those which are designed to vest or pay out based on the achievement of one or more performance goals. Hercules proposes to amend the terms of the plan to allow the committee to grant performance based awards to qualify for this exception. The Hercules board of directors believes the addition of these provisions will allow awards under the plan to meet the plan’s objectives on a more tax efficient basis.

Accordingly, if the Hercules stockholders approve the amended and restated plan, awards of options and stock appreciation rights should be exempt from the $1 million annual deduction limit as qualified performance based compensation, and other awards, including restricted stock, phantom stock and cash awards may, in the discretion of the nominating, governance and compensation committee, be designed to be exempt as well.

Treasury regulations under Section 162(m) of the Internal Revenue Code generally require that stockholders approve the material terms of the performance awards, including the per person annual limits on certain types of awards. Accordingly, the amended and restated plan provides that awards of restricted stock, phantom stock or other stock awards made to an individual employee in any calendar year cannot cover an aggregate of more than 100,000 shares of Hercules common stock, and awards of stock options or stock appreciation rights made to an individual employee in any calendar year cannot cover an aggregate of more than 375,000 shares of Hercules common stock. The maximum aggregate amount of any cash award that may be paid to an individual employee in respect of any calendar year is $2,900,000.

The amended and restated plan would permit the following performance-based objectives for any grant or award intended to be granted as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code:

•	revenue,

•	net income,

•	stock price,

•	market share,

•	earnings per share,

•	other earnings measures,

•	return on equity,

•	return on assets,

•	costs,

•	shareholder value,

•	EBIT,

•	EBITDA,

•	funds from operations,

•	cash flow,

•	cash from operations,

•	net cash flow,

•	net cash flow before financing activities,

•	other cash flow measures,

•	total shareholder return,

•	return on capital,

•	return on invested capital,

•	operating income,

•	after-tax operating income,

•	utilization rates,

•	successful closing of transactions,

•	total market value, or

•	safety and environmental performance measures.

The amended and restated plan would further provide that Hercules may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on absolute company or business unit performances and/or on performance as compared with that of its peers. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

Stock Appreciation Rights. The amended and restated plan would also permit Hercules to make grants of stock appreciation rights, or SARs, to employees and directors. A SAR is a form of grant that entitles the holder, upon exercise of the SAR, to receive cash or shares of common stock with a value equal to the excess of the fair market value of a specified number of shares of Hercules common stock at the time of exercise, over the exercise price specified for that SAR (which may be no less than the fair market value of a share of Hercules common stock on the date of grant).

The Hercules board of directors believes that having the ability to make SAR awards will increase flexibility in designing incentive compensation that aligns the interests of plan participants with the interests of the Hercules stockholders.

In addition to the changes discussed above, the amended and restated plan includes certain other changes as necessary to update the plan for current legal requirements and other changes designed to enhance ease of administration.

Vote Required

The affirmative vote of the holders of a majority of votes cast at the Hercules Meeting at which a majority of the outstanding shares of Hercules common stock are present in person or represented by proxy will be required for approval of the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan. Abstentions and broker non-votes will not be counted either in favor of or against approval of Hercules Proposal No. 3 or No. 4.

Board Recommendation

The Hercules board of directors recommends that stockholders vote FOR the approval of the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan. Subject to stockholder approval, if the merger is completed, the amended and restated plan will become effective in the form attached as Annex E, and if the merger is not completed, the amended and restated plan will become effective in the form attached as Annex F.

Principal Provisions of the Hercules Offshore 2004 Long-Term Incentive Plan

Hercules has adopted the Long-Term Incentive Plan for its employees, consultants and directors. The number of employees, consultants and directors participating in the plan will vary from year to year. Approximately 920 current employees and six directors are eligible to participate in the plan. Of these eligible participants, approximately 50 are currently participating, six of which are directors and the remainder of which are employees. No executive officers received awards under the plan in 2006. The plan authorizes the granting of awards in any combination of the following:

•

options to purchase shares of Hercules common stock, which may be incentive stock options within the meaning of Section 422 of the Internal Revenue Code or options that are not incentive stock options (sometimes called “nonqualified stock options,” as well as stock appreciation rights (if the amendment and restatement is approved)),

•	restricted stock and other stock-based awards, such as restricted stock units and phantom stock, and

•	cash awards.

Administration. The plan is administered by the nominating, governance and compensation committee of the Hercules board of directors referred to as the committee, which has the authority to determine the terms and conditions of each award and to adopt rules, regulations and guidelines regarding the plan. The committee may delegate its duties under the plan to the chief executive officer or other executive officers of Hercules. The committee may, in its discretion, provide for the extension of the exercisability of an award, accelerate the vesting or exercisability of an award, eliminate or make less restrictive any restrictions contained in an award agreement, waive any restriction or other provision of the plan or an award agreement or otherwise amend or modify an award in any manner that is either (a) not adverse to the participant holding the award or (b) consented to by such participant.

At the discretion of the committee, a participant may be offered an election to substitute an award for another award or awards of the same or different type. However, the plan prohibits the repricing of outstanding awards without stockholder approval.

Number of Shares. By this proposal Hercules is seeking stockholder approval to increase the number of shares reserved for issuance under the plan to 10,250,000 shares, an increase of 6,800,000 shares (or an increase of 1,200,000 shares to 4,650,000 shares if the merger is not completed). Up to 250,000 shares may be issued as incentive stock options within the meaning of Section 422 of the Internal Revenue Code. As of May 30, 2007, the closing price of Hercules common stock as reported on NASDAQ was $34.72.

Stock Options. The committee is authorized under the plan to grant options to purchase shares of Hercules common stock, which may be incentive stock options or nonqualified stock options. Options will be evidenced by a written award agreement with the participant, which will include any provisions that the committee may specify, in accordance with the terms of the plan. The exercise price of an option may not be less than the fair market value of Hercules common stock on the date of grant. All incentive stock options granted under the plan must have a term of no more than ten years, and no participant may be granted an incentive stock option to the extent that, upon the grant of that option, the aggregate fair market value (as defined in the plan) of the common stock with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year would exceed $100,000. The grant price, number of shares, terms and conditions of exercise, whether a stock option may qualify as an incentive stock option under the Internal Revenue Code, and other terms of a stock option grant will be fixed by the committee as of the grant date.

The grant price of any stock option must be paid in full at the time the stock is delivered to the participant. The price must be paid in cash or, if permitted by the committee and elected by the participant, by means of a broker- assisted cashless exercise, by tendering previously owned shares of Hercules common stock or shares issued pursuant to an award under the long-term incentive plan or any combination of the foregoing.

Stock Appreciation Rights. If the proposed amendment and restatement of the plan is approved by stockholders, the committee will be authorized to grant stock appreciation rights, or SARs, to employees and directors. The base amount against which the appreciation of Hercules common stock is measured to determine the amount payable on the exercise of stock appreciation right may not be less than the fair market value of Hercules common stock as the date of grant. For more information on SARs and the proposal to amend the plan to allow the committee to grant them, see “—Description of the Proposal—Stock Appreciation Rights” above. If approved, the term of any SAR that is awarded by the committee will not exceed ten years from the date of grant. Subject to the foregoing, a SAR may be granted subject to such terms and restrictions as established by the committee.

Restricted Stock Awards. The committee may make awards consisting of common stock subject to restrictions on transferability and other restrictions that the committee chooses to impose, including limitations on the right to vote or receive dividends, if any, with respect to the common stock to which the award relates. These awards may be subject to forfeiture upon termination of employment, upon a failure to satisfy performance goals during an applicable restriction period, or any other comparable measurement of performance.

Other Stock-Based Awards. The committee may, subject to limitations under applicable law, grant other awards that are payable in or valued relative to shares of Hercules common stock, such as restricted stock units and phantom stock, as it deems to be consistent with the purposes of the long-term incentive plan, including shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions. The committee will determine the terms and conditions of any other stock-based awards.

Cash Awards. The committee may grant awards that are payable in cash, subject to such terms and conditions as the committee may determine.

Performance Awards. If the proposed amended and restated plan is approved by stockholders, the committee will be authorized to grant performance based awards. For a description of the performance goals that may be utilized in structuring a performance award intended to satisfy the requirements of qualified performance based compensation, please see “—Description of the Proposal—Performance Based Awards” above.

Deferred Payment. The committee may permit a participant to defer the payment of an award in certain circumstances. The payment of awards that have been deferred may be paid in installments or in a single future lump-sum payment, and may, in the discretion of the committee, be credited with interest and dividend equivalents, depending upon the nature of the award that has been deferred.

Amendment, Modification and Termination. Subject to applicable stock exchange or NASDAQ rules, the committee may at any time amend or terminate the plan without stockholder approval, unless such approval is required by applicable law. The committee may amend or terminate any outstanding award without approval of the participant; however, no amendment or termination may be made that would otherwise adversely impact a participant, without the consent of the participant.

Change of Control. Except as otherwise provided in an option award agreement, if a change of control (as defined in the plan) occurs and the agreements effectuating the change of control do not provide for the assumption or substitution of all options granted under the plan, then with respect to any option that is not so assumed or substituted, the committee, in its sole and absolute discretion, may take any or all of the following actions to be effective as of the date of the change of control (or as of any other date fixed by the committee occurring within the 30-day period before the date of the change of control): (1) accelerate the vesting and/or exercisability of the option, (2) cancel the option in exchange for shares of common stock, cash or other property with a value based on the excess of the fair market value of the shares subject to the option over the aggregate exercise price of the option, or (3) cancel the option after providing the holder of the option with an opportunity to exercise the option to the extent vested within a specified period prior to the date of the change of control. With respect to other stock incentive agreements, if a change of control occurs, then, except to the extent otherwise provided in the related award agreement or as otherwise provided in the plan, each award will be governed by applicable law and the documents effectuating the change of control.

Assignability. In general, awards granted under the plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and during the lifetime of a participant, any award may be exercisable only by him, or in the case of a participant who is mentally incapacitated, by his guardian or legal representative. The committee may prescribe and include in applicable award agreements other restrictions on transfer, and may allow limited transfers to entities controlled by the participant or his or her family.

Adjustments. In the event of a corporate transaction involving Hercules (such as split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of common stock or similar change), or upon the occurrence of any other event that the committee, in its sole discretion, deems appropriate, the committee shall adjust: (i) the number of shares of common stock reserved under the long-term incentive plan and covered by outstanding awards; (ii) the exercise price in respect of such awards; (iii) the appropriate fair market value and other price determinations for such awards, and (iv) the per person award limitations described above. Outside of a corporate transaction context, no award under the plan may be repriced, replaced, regranted or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the award.

The foregoing description of the amended and restated plan is qualified by reference to the terms of the plan. A copy of the plan to be effective upon the merger is attached hereto as Annex E, and the plan to be effective if the merger is not completed is attached hereto as Annex F. These plans are incorporated by reference in this joint proxy statement/prospectus.

If the merger is approved, the version of the plan being proposed and attached as Annex E will include provisions for the administration of and performance under the TODCO stock options and the Hercules restricted stock issued in respect of the 2007 TODCO deferred performance units held by continuing employees and being assumed upon the consummation of the merger. If the merger is not approved, the version of the plan being proposed and attached as Annex F will not include these provisions. The alternate versions of the plan being proposed are otherwise substantially similar, and only one plan will be adopted.

U.S. Federal Income Tax Consequences

Set forth below is a brief summary of the U.S. federal income tax consequences of awards under the plan. This summary is not a complete description of the applicable tax consequences, and it is subject to any changes in applicable tax rules.

Nonqualified Stock Options. Nonqualified stock options granted under the plan will generally not be taxable to a recipient at the time of grant if the exercise price under the option is not less than the fair market value of the underlying shares of common stock on the grant date of the option and the option otherwise complies with Section 409A of the Internal Revenue Code. Upon the exercise of a nonqualified stock option, the amount by which the fair market value of the shares of common stock received, determined as of the date of exercise, exceeds the exercise price will be treated as taxable income to the recipient of the option in the year of exercise. Generally, Hercules will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the recipient of the option.

Incentive Stock Options. A recipient of an incentive stock option under the plan will not generally recognize any taxable income for U.S. federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option, except possibly under the alternative minimum income tax rules. If the recipient exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the stock option or within one year after the shares are transferred to the recipient of the option), the recipient receives long-term capital gains treatment on the difference between the price for which the recipient of the incentive stock option sells the shares of common stock and his or her tax basis in the shares (generally, the amount paid upon exercise of the options). In the event of a disqualifying disposition, the difference between the fair market value of the shares of common stock received on the date of exercise and the exercise price will generally be taxable as compensation income in the year of disposition, with any excess gain generally being treated as short- or long-term capital gain. Hercules would not be entitled to a deduction with respect to shares received by a recipient of an incentive stock option upon exercise if the common stock received is not disposed of in a disqualifying disposition. If, however, an amount is taxable as compensation income to the recipient of an incentive stock option due to a disqualifying disposition, Hercules would be entitled to a corresponding deduction in the same amount for compensation paid.

Restricted Stock Awards. Generally, a grant under the plan of shares of Hercules common stock which are subject to vesting and transfer restrictions will not result in taxable income to the recipient for U.S. federal income tax purposes or a tax deduction to Hercules in the year of the grant. Instead, the value of the shares will generally be taxable to the recipient as taxable income in the years in which the restrictions on the shares lapse. The value will be the fair market value of the shares on the dates the restrictions terminate. Any recipient, however, may elect pursuant to Section 83(b) of the Internal Revenue Code to treat the fair market value of the shares on the date of the grant as taxable income in the year of the grant, provided the recipient makes the election pursuant to that section within 30 days after the date of the grant. In any case, Hercules would receive a deduction for U.S. federal income tax purposes corresponding in amount to the amount of compensation included in the recipient’s income in the year in which that amount is so included.

Unrestricted Stock Awards. A grant of shares of Hercules common stock or a cash equivalent that is not subject to vesting restrictions will result in taxable income for U.S. federal income tax purposes to the recipient at the time of grant in an amount equal to the fair market value of the shares or the amount of cash awarded. Subject to Section 162(m) of the Internal Revenue Code, Hercules would be entitled to a corresponding deduction at that time for the amount included in the recipient’s income.

Cash Awards. Cash awards are taxable income to the recipient for U.S. federal income tax purposes at the time of payment. The recipient will have taxable income equal to the amount of cash paid, and, subject to Section 162(m) of the Internal Revenue Code, Hercules would have a corresponding deduction for U.S. federal income tax purposes.

Phantom Stock, Restricted Stock Units and Stock Appreciation Rights. Generally, a recipient of phantom stock or restricted stock units will not recognize any taxable income for U.S. federal income tax purposes upon receipt or vesting of the phantom stock or restricted stock units if the terms of the awards comply with the requirements imposed by Section 409A of the Internal Revenue Code. To the extent that compliance with Section 409A has occurred, the value of any phantom stock, restricted stock units or stock appreciation rights will be taxable to the recipient as taxable income in the year of payment. Generally, subject to Section 162(m) of the Internal Revenue Code, Hercules would be entitled to a deduction for compensation paid in the same amount treated as compensation received by the recipient of phantom stock, restricted stock units or stock appreciation rights.

Deductibility of Awards. Section 162(m) of the Internal Revenue Code provides that certain compensation received in any year by a “covered employee” in excess of $1 million is non-deductible by Hercules for U.S. federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The nominating, governance and compensation committee may determine to designate awards granted to “covered employees” as performance-based compensation. However, the committee may award compensation that is or may become non-deductible.

Deferred Compensation. Any deferrals made under the plan, including awards granted under the plan that are considered to be deferred compensation (such as phantom stock, restricted stock units or stock appreciation rights) must satisfy the requirements of Section 409A to avoid adverse tax consequences to participating recipients. These requirements include limitations on election timing and acceleration of payments and distributions. Hercules intends to structure any deferrals and all awards under the plan to be exempt from or to meet the applicable tax law requirements.

Other Tax Consequences. State tax consequences may in some cases differ from those described above. In addition, awards made under the plan may be made to persons who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Plan Benefits

Any future awards granted to executive officers and non-executive officer employees under the plan are subject to the discretion of the committee and, therefore, are not determinable at this time. Each non-employee director will receive an annual grant of restricted stock under the plan having a fair market value (as defined in the plan) of $40,000. Any additional awards to directors under the plan are subject to the discretion of the committee and are not determinable at this time.

Equity Compensation Plan Information

The following table sets forth information about Hercules common stock that may be issued under all existing equity compensation plans as of December 31, 2006:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders(1)	1,659,922	$11.27	1,504,734	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	1,659,922	$11.27	1,504,734

(1)	Consists of the Hercules Offshore 2004 Long-Term Incentive Plan, which was approved by the members of Hercules prior to the initial public offering and amended with stockholder approval in 2006.
(2)	The securities available for issuance under the Hercules Offshore 2004 Long-Term Incentive Plan could be issued in the form of stock options, stock awards and stock units.

Hercules Proposal No. 5:

APPROVAL OF THE ADJOURNMENT OF THE HERCULES MEETING

Description of the Proposal

Hercules is asking its stockholders to vote on a proposal to adjourn the Hercules Meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies.

Vote Required

The affirmative vote of a majority of the votes cast on this matter is required to adjourn the Hercules Meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies. Abstentions and broker non-votes will not be counted either in favor of or against approval of Hercules Proposal No. 5.

Board Recommendation

The board of directors recommends a vote FOR approval of the adjournment of the Hercules Meeting, if necessary or appropriate, to solicit additional proxies. Proxies will be voted FOR adjournment unless a stockholder gives other instructions on the proxy card.

Compensation Discussion and Analysis

Overview of Compensation Program

The Nominating, Governance and Compensation Committee of the Hercules board of directors, sometimes referred to herein as the committee, has responsibility for establishing, implementing and monitoring adherence to Hercules’ compensation philosophy. The committee seeks to provide total compensation paid to its executive officers that is fair, reasonable and competitive. Generally, the types of compensation and benefits Hercules provides to its executive officers are similar to those provided to executive officers of its peer companies, which are identified later in this compensation discussion and analysis. In this compensation discussion and analysis, Hercules executive officers named in the Summary Compensation Table for 2006 below who are current employees are referred to as the named executive officers.

Compensation Philosophy and Objectives

The committee believes that the most effective executive compensation program is one that attracts and rewards executives for the achievement of specific annual, long-term and strategic goals by Hercules and that aligns executives’ interests with those of the stockholders by rewarding performance at and above established goals. The ultimate objective of Hercules’ compensation program is to improve stockholder value. The committee evaluates both performance and compensation in an effort to ensure that Hercules maintains the ability to attract and retain the best available employees in key positions and that compensation provided to key employees remains competitive relative to the companies with whom Hercules competes. To that end, the committee believes the executive compensation packages Hercules provides to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

Hercules’ Chief Executive Officer, Vice President of Human Resources and Senior Vice President, General Counsel, Chief Compliance Officer and Secretary each play a role in Hercules’ compensation process. On an annual basis, its Chief Executive Officer reviews the performance of each of the other named executive officers and, based on this review, makes recommendations to the committee with respect to their compensation. The Chief Executive Officer considers internal pay equity issues, individual performance and company performance in making his recommendations to the committee. The Vice President of Human Resources and Senior Vice

President, Chief Compliance Officer, General Counsel and Secretary provide general administrative support implementing the committee’s decisions, such as providing legal and market updates to the committee and overseeing the documentation of equity plans and awards as approved by the committee.

Establishing Executive Compensation

Consistent with Hercules’ compensation objectives, the committee has structured its annual and long-term incentive-based executive compensation to encourage executives to achieve its strategic goals and reward its executives for achieving these goals. To assist it in structuring Hercules’ compensation program, the committee has engaged Towers Perrin, an outside compensation consulting firm, to conduct an annual review of Hercules’ total compensation program for its key employees, including the named executive officers. Towers Perrin provides the committee with relevant market data and alternatives to consider when making decisions with respect to the Chief Executive Officer’s compensation and his recommendations with respect to the compensation of the other named executive officers. Hercules’ management did not engage Towers Perrin in any other capacity for 2006 and does not direct or oversee the retention or activities of Towers Perrin with respect to Hercules’ executive compensation program.

In making compensation decisions, the committee compares each element of total compensation against a peer group of publicly traded offshore drilling and oilfield service companies, sometimes referred to herein as the peer group. The peer group consists of companies against which the committee believes Hercules competes for talent, business and stockholder investment. With Towers Perrin’s assistance and input from senior management, the committee periodically reviews and adjusts the composition of the peer group. The companies currently comprising the peer group are:

• Atwood Oceanics, Inc. • ENSCO International Incorporated • Global Industries, Ltd. • Pride International, Inc. • Rowan Companies, Inc.	• TODCO • Helmerich & Payne, Inc. • Grey Wolf, Inc. • Hornbeck Offshore Services, Inc. • Tidewater Inc.	• Oil States International, Inc. • Complete Production Services, Inc. • Superior Energy Services, Inc. • Parker Drilling Company • W-H Energy Services, Inc.

Although Hercules’ revenues and market capitalization are below the median for the peer group, as a new company Hercules generally recruits its executives and key employees from much larger companies, including from companies in the peer group. The committee believes that Hercules’ growth and financial returns over the past two years are attributable in a large degree to the combined efforts of its named executive officers and key employees who would not have joined Hercules without a compensation program that provides incentives for leaving larger, more established companies and accepting the risk associated with a start-up company.

Hercules continues to compete with many larger companies for top executive-level talent. As a result, the committee reviews total direct compensation for named executive officers, which includes salary, annual cash incentives and long-term equity incentives, within the range of the 50th to 75th percentile of total compensation paid to similarly situated executives within the peer group. Significant variations from this range of compensation may occur based on the experience level of the individual, individual and company performance, the unique roles played by the individual and the individual’s total compensation relative to other executives. This review process reflects the committee’s expectation that, over the long term, Hercules will generate growth and stockholder returns in excess of the average of the peer group. For 2006, actual total direct compensation for all of Hercules’ named executive officers was below the 50th percentile of the peer group.

A significant percentage of total compensation is allocated to annual and long-term incentives and therefore is at risk. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the committee reviews market data provided by Towers Perrin, prior pay history and individual and company performance and makes a subjective determination about the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of Hercules and the individual, depending on the type of award, compared to established goals.

The committee reviews compensation matters throughout the year. For example, in 2006, the committee approved 2005 bonuses, approved the 2006 annual incentive plan and set 2006 performance objectives in the first quarter. During the second quarter, the committee increased the net income target for the annual incentive plan based upon a nonrecurring event. Towers Perrin presented the results of an executive compensation study covering trends in compensation as well as the regulatory environment regarding executive compensation and participated in a discussion regarding the uses of equity-based compensation at the meeting in the third quarter. At its meeting in the fourth quarter, the committee recommended a new contract for the Chief Executive Officer for consideration by the Hercules board of directors and approved new employment agreements for use by the Chief Executive Officer in connection with the retention of the other named executive officers.

2006 Executive Compensation Components

For 2006, the principal components of compensation for named executive officers were:

•	base salary,

•	incentive compensation:

•	annual cash awards,

•	long-term equity-based awards, and

•	retirement, perquisites and other personal benefits.

Base Salary

The committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. The committee determines the base salary of each named executive officer based on his or her position and responsibility. During its review of base salaries for executives, the committee primarily considers:

•	market data provided by Hercules’ outside compensation consultant;

•	the executive’s total compensation, both individually and relative to other officers;

•	individual performance of the executive; and

•	for named executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

The committee typically considers base salary levels annually as part of its review of Hercules’ performance and from time to time upon a promotion or other change in job responsibilities. As a result of its 2006 review and in recognition of outstanding performance by the named executive officers and Hercules, in October 2006, the committee made significant base salary increases for the following named executive officers effective as of January 1, 2007. The committee determined base salaries following an extensive review of Hercules’ outside compensation consultant’s analysis of executive compensation levels within the peer group and, for the named executive officers other than Hercules’ Chief Executive Officer, the Chief Executive Officer’s recommendations. The following table reflects these increases:

	Salary Increases Effective January 2007
Name	From	To
Randall D. Stilley	$400,000	$550,000
John T. Rynd	$270,000	$350,000
Steven A. Manz	$240,000	$300,000
James W. Noe	$190,000	$250,000
Randal R. Reed	$170,000	$200,000

The Chief Executive Officer’s current base salary of $550,000 was set at approximately the 50th percentile of the peer group. The base salaries of the other named executive officers are between approximately the 20th and 75th percentile of the peer group.

Incentive Compensation

Cash Program

The Hercules Incentive Compensation Program, sometimes referred to herein as the HERO Plan, is an annual cash incentive program the committee approved for use beginning in 2006. The HERO Plan provides guidelines for the calculation of annual non-equity incentive based compensation, subject to committee oversight. At the beginning of 2006, the committee established a target range of eligibility for potential payouts for the named executive officers. The various incentive levels are based on the participant’s responsibility for and impact on Hercules’ operations, with target award opportunities established as a percentage of base salary. For 2006, these targets ranged from 40% to 50% of base salary for the named executive officers. When targets were exceeded, the maximum potential award was 125% for the Chief Executive Officer, 100% for the Chief Financial Officer and the presidents of Hercules’ drilling and liftboat companies and 80% for the Vice President and General Counsel. As a result of Hercules’ success and growth and to establish bonus potentials that are competitive with the peer group, the committee increased the target and maximum awards for 2007 performance and results to 75% and 150% for the Chief Executive Officer, 55% and 110% for the Chief Financial Officer and the president of the drilling company and 50% and 100% for the president of the liftboat company and the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary.

Along with these increases, the committee established more aggressive objectives that require the company and eligible participants to stretch performance beyond 2006 achievements.

In February 2006, the committee set threshold, target and stretch levels for each component of the corporate objectives of the HERO Plan. During 2006, the committee reviewed Hercules’ performance relative to Hercules’ compensation and strategic objectives and increased the net income targets to reflect the impact of special events such as the sale and acquisition of assets. Payment of awards under the HERO Plan for 2006 was based upon the achievement of these objectives. The named executive officers participating in the HERO Plan receive:

•	no payment for either of the corporate financial objective portions or the safety results component of the HERO Plan award unless Hercules achieves the threshold performance levels,

•

a payment of at least 25% for the Chief Executive Officer and 20% for the other named executive officers but less than 100% of the target award opportunity for the objectives of the HERO award if Hercules achieves or exceeds the threshold performance level but does not achieve its target performance levels,

•

a payment of at least 100% but less than 200% of the target award opportunity for each of the corporate objectives of the HERO Plan award if Hercules achieves or exceeds the target performance level but does not attain the stretch performance levels, and

•	a payment of 200% of the target award opportunity for each of the corporate objectives of the HERO Plan award if Hercules achieves or exceeds the stretch performance levels.

Upon completion of the fiscal year, the committee assesses performance for each objective of the HERO Plan comparing the actual results to the pre-determined threshold, target and stretch levels for each objective and an overall percentage for each objective is calculated.

In making the determination of the threshold, target and stretch levels for 2007, the committee considered specific circumstances facing Hercules. The levels for net income and return on capital were based on the most current information available for a number of factors that have a bearing on potential financial performance, such as anticipated dayrates for Hercules’ rigs and liftboats, the utilization of Hercules’ rigs and liftboats during the year and expectations for capital investments.

For 2006, the named executive officers’ HERO awards were based upon achievement of corporate financial objectives relating to net income, return on capital and safety results, with the components accounting for 45%, 45% and 10%, respectively. The following table shows the performance goals and the actual 2006 results:

2006 HERO Performance Objectives and Results

(dollars in millions)

	Objective
	Threshold	Target	Stretch	Weight	Actual
Net Income	$78.2	$94.2	$105.7	45%	$119.1
Return on Capital	20%	25%	30%	45%	30%
Safety Metric	0.66	0.52	0.33	10%	1.44	(1)

(1)	Threshold not reached

The named executive officers received the following payments, expressed as a percentage of base salary, in February 2007 under the HERO Plan based on 2006 performance set forth above. Because 90% of the stretch performance goal was achieved, the named executive officers received 90% of their maximum payouts. Mr. Hord’s payout under the HERO Plan was pro-rated as of his retirement on November 1, 2006.

Name	2006 HERO Award (% of base salary)
Randall D. Stilley	112.5%
John T. Rynd	90.0%
Steven A. Manz	90.0%
James W. Noe	72.0%
Randal R. Reed	90.0%
Thomas E. Hord	66.7%

The table below sets forth the potential threshold, target and maximum awards that each of the named executive officers are eligible to receive in 2008 based on 2007 performance:

	HERO Incentive Levels for 2007			HERO Potential Future Payouts Payable in 2008 Based on April 2007 Salary
Name	Threshold (%)	Target (%)	Maximum (%)	Threshold ($)	Target ($)	Maximum ($)
Randall D. Stilley	37.5%	75%	150%	$206,250	$412,500	$825,000
John T. Rynd	27.5%	55%	110%	$96,250	$195,500	$385,000
Steven A. Manz	27.5%	55%	110%	$82,500	$165,000	$330,000
James W. Noe	25.0%	50%	100%	$62,500	$125,000	$250,000
Randal R. Reed	25.0%	50%	100%	$50,000	$100,000	$200,000

Equity-Based Program

The Hercules Long-Term Incentive Plan (“LTIP”) encourages participants to focus on the long-term performance of Hercules and provides an opportunity for executive officers and certain designated key employees to increase their stake in Hercules through grants of restricted common stock and, for executives, stock options. When allocating long-term incentives, the committee’s goal is that two-thirds of the total value consists of stock options, with the remaining one-third in the form of restricted stock grants. For this purpose, the committee valued stock options by using the Trinomial Lattice Option Pricing Model, consistent with the valuation model Hercules uses for financial statement reporting purposes. By using a mix of stock options and restricted stock grants, Hercules is able to compensate its executives for sustained increases in stock performance as well as long-term growth. By placing more emphasis on stock options, executives receive value in direct relation to the performance of Hercules’ stock over time. Because Hercules made grants to its named executive officers and key employees in November 2005 in connection with the successful completion of its initial public offering, Hercules made no additional grants to the named executive officers in 2006.

The LTIP was designed prior to the initial public offering with an initial goal of attracting high caliber executives to build a company and take it public. As a result, most of the initial grants were part of employment agreements designed to encourage experienced executives to leave their positions with established employers and take the risks associated with a start-up company. Therefore, past grants were not related as much to industry norms as they were to what was necessary to adequately compensate an executive with a successful track record to leave other short-term bonus potential payouts, long-term incentives and service credits in various benefit programs. Beginning with 2007 awards, the committee reviewed comprehensive data prepared by Towers Perrin from published proxies and other publicly available information related to long-term incentive levels in place within the peer group. The committee recognizes that even though various accepted models for valuing long-term incentive awards must be relied on for making assumptions, predictions, and accounting treatments, restricted stock and especially stock options have uncertain values both at the time of award and over the life of the award. Therefore, the committee recognizes there may be years when awards appear to lead the competition, but there may also be years when the awards lag relative to the competition. With this in mind, and the fact that Hercules has only been public since November 2005, the committee makes subjective judgments about the level of long-term incentive awards.

The incentive plans, the HERO Plan and LTIP, give the committee the latitude to design cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals by executives and key employees, encourage the growth of stockholder value and allow key employees to participate in the long-term growth and profitability of Hercules. In total, Hercules currently has approximately 50 key employees, including the named executive officers, and non-employee directors who have received awards under the LTIP.

Under the LTIP, the committee may grant participants stock options, restricted stock, performance stock awards and other stock-based awards. In granting these awards, the committee may establish any conditions or restrictions it deems appropriate within the limits of the plan. In addition, the Hercules board of directors has delegated to the Chief Executive Officer, who is also a director, discretionary authority to grant restricted stock or stock options to certain high-performing key employees who are not officers. Awards of restricted stock or stock options issued to date vest within three years after the date of the grant. Awards to officers subject to Section 16(b) of the Securities Exchange Act of 1934, including the named executive officers, require the approval of the committee.

The exercise price of stock options equals the average of the high and low trading price of Hercules common stock on NASDAQ on the date of grant. The committee reviewed awards to each named executive officer under the LTIP in detail prior to its regularly scheduled meeting in the first quarter of the past year. However, on occasion the committee approves awards for newly hired employees or other key employees during other times of the year. On occasion, the committee may delegate its authority to approve awards of stock options or restricted stock to a committee consisting of one director in order to effectuate awards to newly hired employees. Grants of restricted stock to eligible newly hired executive officers and newly elected directors are approved at the next regularly scheduled committee meeting following their hire date or election.

Since becoming a publicly traded company, Hercules has not granted options with an exercise price that is less than the average of the high and low trading price of Hercules common stock on NASDAQ on the grant date, and Hercules has not made grants with a grant date that occurs before committee action. Hercules does not time the release of material non-public information for the purpose of affecting the value of executive compensation.

All of the options granted by the committee in 2007 vest one-third per year over the first three years and have a ten-year term. Vesting ceases upon termination of employment, except in the case of death (subject to a one year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Exercise rights for vested options may extend for no more than three months following termination.

Retirement, Perquisites and Other Personal Benefits

401(k) Plan

All employees, including the named executive officers, are eligible to participate in the Hercules 401(k) plan, which is designed to assist them with saving for retirement. This is a tax-qualified retirement savings plan under which all employees, including the named executive officers, are able to contribute to the plan the lesser of up to 100% of their annual salary or the limits prescribed by the Internal Revenue Service on a before-tax basis. Hercules matches 100% of the first 3% of pay that is contributed to the plan and 50% of the next 2% of pay contributed. All contributions to the plan as well as matching contributions are fully vested upon contribution.

Deferred Compensation Plan

Beginning January 1, 2007, the named executive officers, in addition to other executives and certain other employees, are entitled to participate in Hercules’ deferred compensation plan. Participating employees can defer up to 80% of their base salary and 100% of any annual bonus paid from the HERO Plan. Participants also receive the equivalent of 401(k) matching contributions in an amount equal to what Hercules would have contributed as matching contributions on employee deferrals into the deferred compensation plan. In addition, if a participant’s “compensation” for purposes of the 401(k) plan exceeds the Internal Revenue Service limit on the amount of compensation that is eligible for match in the 401(k) plan (i.e., $225,000 in 2007), Hercules may contribute a restoration match to this plan equal to the additional amount, if any, that would have been credited to the participant as a match in the 401(k) plan had it been possible for Hercules to take into account the portion of the participant’s compensation in excess of the Internal Revenue Service imposed limit. A purpose of the deferred compensation plan is to provide the participants with the ability to defer taxation on compensation that would otherwise be incurred currently. Please see “—Tax Matters” below for additional information about tax considerations related to deferred compensation.

Perquisites and Other Personal Benefits

Hercules provides named executive officers with perquisites and other personal benefits that Hercules and the committee believe are reasonable and consistent with the overall compensation program to better enable Hercules to attract and retain superior employees for key positions. The committee reviewed the levels of perquisites and other personal benefits provided to named executive officers in 2006 and endorsed a range of limited perquisites common among the peer group to be provided beginning in 2007.

The named executive officers are provided reimbursement for financial planning assistance (up to $5,000 per year), an annual physical and club memberships, limited to one social club membership and one country club membership for each named executive officer. Beginning in 2007, Hercules also provides additional life insurance and disability benefits as follows:

•	life insurance – two times annual earnings up to maximum benefit of $750,000,

•	short-term disability – 60% of weekly earnings up to a maximum benefit of $2,500 per week for up to 24 weeks, and

•	long-term disability – two-thirds of monthly earnings up to $14,500 per month for up to five years.

Employment Agreements

In November 2006, Hercules has entered into new executive employment agreements with the named executive officers. The prior executive employment agreements with the named executive officers included various expiration dates beginning in October 2006. Hercules entered into the new agreements in order to avoid the expiration of the executive employment agreements and the loss of the ability to rely upon commitments from the named executive officers to continue their employment with Hercules. For additional information about these agreements and the payments that may be made under those agreements in the event of a termination or change in control, please read “—Summary Compensation Table for 2006” and “—Potential Payments Upon Termination or Change of Control” on pages 146 and 148 respectively.

Executive Equity Ownership Guidelines

In order to align further the interests of Hercules management and Hercules stockholders and further promote the commitment to sound corporate governance, Hercules has established the following equity ownership guidelines applicable to executive officers:

Title	Ownership Guidelines
CEO	Four times annual base salary
CFO and any President reporting to the CEO	Two times annual base salary
Vice President reporting to the CEO	One time annual base salary
Vice President not reporting to the CEO and other designated executive officers	One-half times annual base salary

Executive officers are expected to attain these minimum levels of stock ownership by January 1, 2008, for executives employed on January 1, 2007, and, for any executive officer appointed after January 1, 2007, on the first January 1 that occurs at least one year following the date of appointment. Until an executive officer achieves the ownership guidelines, the executive officer is required to retain at least 50% of the net shares received under the LTIP. Net shares refer to the number of shares received after shares are sold or netted to pay the applicable exercise price and/or applicable taxes.

The value of shares of restricted stock and stock options granted under the LTIP are included in the calculation. For this purpose, restricted stock is valued based on the average closing price of Hercules common stock during 2006, and stock options are valued based on the grant date value of the option determined using the Trinomial Option Pricing Model.

Tax Matters

Deductibility of Executive Compensation

As part of its role, the committee gives some consideration to the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that Hercules may not deduct certain compensation in excess of $1,000,000 that is paid to certain individuals. Hercules believes that most of the compensation paid to date under the LTIP is generally exempt from this limitation under the transition rules for newly public companies. In this regard, for 2006, neither the Chief Executive Officer nor any of the named executive officers received any compensation that was not deductible for federal income tax purposes. However, it is possible that in certain situations, the committee may approve compensation that will be subject to and in excess of the deduction limitations under Section 162(m) of the Internal Revenue Code to ensure competitive levels of total compensation for its executive officers.

Non-Qualified Deferred Compensation

To the extent one or more elements of compensation provided to employees is subject to Section 409A of the Internal Revenue Code, Hercules intends that these elements be compliant so that the employees are not subject to increased income or penalty taxes imposed by Section 409A. Section 409A was added to the Internal Revenue Code by the American Jobs Creation Act of 2004 and requires that “deferred compensation” either comply with certain deferral election and payment rules or be subject to a 20% additional tax and in some circumstances penalties and interest imposed on the person who is to receive the deferred compensation. Hercules thinks that if the adverse tax consequences of Section 409A become applicable to its compensation arrangements, the arrangements would be less efficient and less effective in incentivizing and retaining employees. Hercules intends to operate its compensation arrangements so that they will be compliant with Section 409A and Hercules intends to amend or modify its compensation programs and awards to the extent necessary and reasonably practical to make them complaint.

Report of the Nominating, Governance and Compensation Committee

The Nominating, Governance and Compensation Committee has reviewed and discussed with Hercules’ management the Compensation Discussion and Analysis included in this joint proxy statement/prospectus. Based on that review and discussion, the Nominating, Governance and Compensation Committee has recommended to the Hercules board of directors that the Compensation Discussion and Analysis be included in this joint proxy statement/prospectus.

April 18, 2007	NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE

Thomas J. Madonna, Chairman Thomas R. Bates, Jr. F. Gardner Parker

Summary Compensation Table for 2006

The table below summarizes the total compensation paid or earned by the Chief Executive Officer, the Chief Financial Officer, the three next most highly compensated executive officers for 2006 and one former executive officer who retired in November 2006. Hercules entered into employment agreements with all of the named executive officers currently employed by it.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Randall D. Stilley Chief Executive Officer and President	2006	$396,154	—	$—	$897,750	$450,000	$—	$17,663	$1,761,567
John T. Rynd Senior Vice President and President, Hercules Drilling Company, LLC	2006	$270,000	—	$466,667	$141,750	$243,000	$—	$3,637	$1,125,054
Steven A. Manz(5) Senior Vice President, Planning and Corporate Development	2006	$237,692	—	$—	$236,250	$216,000	$—	$10,516	$700,458
James W. Noe Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2006	$190,000	—	$—	$59,063	$136,800	$—	$9,342	$395,205
Randal R. Reed President, Hercules Liftboat Company, LLC	2006	$166,077	—	$—	$177,188	$153,000	$—	$21,622	$517,887
Thomas E. Hord(6)	2006	$215,480	—	$—	$153,563	$150,000	$—	$14,861	$533,904

(1)	Cash bonuses paid under the HERO Plan for 2006 performance are listed under the column “Non-Equity Incentive Plan Compensation.”
(2)	The amounts in this column reflect the dollar amount recognized as expense with respect to restricted stock awards for financial statement reporting purposes during the twelve months ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-based Payment” (SFAS No. 123(R)) and thus include amounts from awards granted prior to 2006. Assumptions used in the calculation of these amounts are included in Note 1 to the audited financial statements included in the Hercules Form 10-K, as amended, for the year ended December 31, 2006, incorporated by reference herein.
(3)	The amounts in this column reflect the dollar amount recognized as expense with respect to stock options for financial statement reporting purposes during the twelve months ended December 31, 2006 in accordance with SFAS No. 123(R) and thus include amounts from awards granted prior to 2006. Assumptions used in the calculation of this amount are included in Note 1 to the audited financial statements included in the Hercules Form 10-K, as amended, for the year ended December 31, 2006, incorporated by reference herein.
(4)	The amount shown in this column reflects for each named executive officer:
•	matching contributions under the 401(K) plan,
•	club membership payment, and
•	an auto allowance payment in the amount of $14,654 made to Mr. Reed and an auto allowance payment in the amount of $6,002 made to Mr. Hord.
(5)	Served as Chief Financial Officer as of December 31, 2006.
(6)	Mr. Hord, the former Vice President, Operations and Chief Operating Officer of subsidiary Hercules Drilling Company, LLC, retired effective November 1, 2006. In connection with his retirement, his employment agreement and stock option agreement were amended to (i) provide that the term of the employment agreement expired on October 31, 2006, (ii) provide for a pro-rated bonus payment of $150,000, and (iii) extend the exercise period relating to his outstanding stock options to March 14, 2007.

Grants of Plan-Based Awards for 2006

The table below reports all grants of plan-based awards made during 2006. Because no stock-based awards were made to named executive officers during 2006, the table below reflects only cash awards made under the HERO Plan. For additional information about the HERO Plan, please read “Proposals Being Submitted to a Vote of Hercules Stockholders at the Hercules Meeting—Compensation Discussion and Analysis—2006 Executive Compensation Components—Incentive Compensation—Cash Program” beginning on page 140.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
		Threshold ($)	Target ($)	Maximum ($)
Randall D. Stilley	N/A	$206,250	$412,500	$825,000
John T. Rynd	N/A	$96,250	$195,500	$385,000
Steven A. Manz	N/A	$82,500	$165,000	$330,000
James W. Noe	N/A	$62,500	$125,000	$250,000
Randal R. Reed	N/A	$50,000	$100,000	$200,000
Thomas E. Hord (1)	N/A	N/A	N/A	N/A

(1)	Mr. Hord retired effective November 1, 2006.

Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Randall D. Stilley	525,000	(1)	—		—	$2.86	11/17/2014	—		—	—	$—
	190,000	(2)	190,000	(2)	—	$20.00	11/1/2015	—		—	—	$—

John T. Rynd	30,000	(2)	30,000	(2)	—	$20.00	11/1/2015	46,666	(3)	$1,348,647	—	$—

Steven A. Manz	55,000	(1)	—		—	$2.86	1/19/2015	—		—	—	$—
	50,000	(2)	50,000	(2)	—	$20.00	11/1/2015	—		—	—	$—

James W. Noe	6,250	(2)	12,500	(2)	—	$20.00	11/1/2015	—		—	—	$—

Randal R. Reed	105,000	(1)	—		—	$2.86	11/17/2014	—		—	—	$—
	37,500	(2)	37,500	(2)	—	$20.00	11/1/2015	—		—	—	$—

Thomas E. Hord	87,500	(1)	—		—	$2.86	11/17/2014	—		—	—	$—
	32,500	(2)	32,500	(2)	—	$20.00	11/1/2015	—		—	—	$—

(1)	These options were granted prior to the initial public offering in November 2005 and became fully exercisable upon the consummation of the offering.
(2)	These options were granted at the time of the initial public offering and become exercisable in four equal amounts on the grant date and on each of the first three anniversaries of the grant date.
(3)	These shares represent restricted stock awarded at the time of the initial public offering and vest in three equal installments on each of the first three anniversaries of the grant date.

Option Exercises and Stock Vested for 2006

Two of the named executive officers exercised stock options and one grant of restricted stock vested during 2006 as follows:

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Randall D. Stilley	—	—	—	—
John T. Rynd	—	—	23,334	$824,974
Steven A. Manz	50,000	$1,662,508	—	—
James W. Noe	6,250	$100,417	—	—
Randal R. Reed	—	—	—	—
Thomas E. Hord	—	—	—	—

Pension Benefits and Non-Qualified Deferred Compensation

Prior to adopting the deferred compensation plan in January 2007, Hercules did not have any tax-qualified defined benefit plans or supplemental executive retirement plans required to be presented in the “Pension Benefits” table or any non-qualified defined contribution or other non-qualified deferred compensation plans required to be presented in the “Non-Qualified Deferred Compensation” table. Accordingly, these tables have been omitted.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation that would be payable to each of the named executive officers in the event of termination of the executive’s employment without cause, termination by the executive for “good reason” and termination in the event of disability or death of the executive, and in the event of a termination following a change of control. The amounts shown assume that termination was effective as of December 31, 2006, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of the executive’s separation from Hercules.

Payment or Benefit Upon Change of Control

Name	Cash Severance Amount	Welfare Benefit Continuation	Excise Tax Payment	Accelerated Vesting of Options and Restricted Shares (1)(2)	Total
Randall D. Stilley	$2,550,000	$15,601	$1,166,261	$1,691,000	$5,422,862
John T. Rynd	$1,026,000	$22,934	$565,078	$1,615,647	$3,229,659
Steven A. Manz	$912,000	$22,934	$298,075	$445,000	$1,678,009
James W. Noe	$490,200	$22,934	$165,845	$111,250	$790,229
Randal R. Reed	$323,000	$22,934	$150,503	$333,750	$830,187
Thomas E. Hord(3)	N/A	N/A	N/A	N/A	N/A

(1)	The aggregate value of the accelerated vesting of unvested options at December 31, 2006 (computed by multiplying $28.90, the closing market price of shares of Hercules common stock on the last trading day of 2006, times the number of shares subject to the options and subtracting the aggregate exercise price for the options) were as follows: Mr. Stilley—190,000 shares valued at $1,691,000; Mr. Rynd—30,000 shares valued at $267,000; Mr. Manz—50,000 shares valued at $445,000; Mr. Noe—12,500 shares valued at $111,250; and Mr. Reed—37,500 shares valued at $333,750.

(2)	The aggregate value of the accelerated vesting of restricted shares at December 31, 2006 (computed by multiplying $28.90, the closing market price of shares of Hercules common stock on the last trading day of 2006, times the total number of restricted shares held), were as follows: Mr. Rynd—46,666 valued at $1,348,647.

(3)	Mr. Hord retired effective November 1, 2006.

Payment or Benefit Outside of Change of Control

Name	Cash Severance Amount	Welfare Benefit Continuation	Excise Tax Payment	Accelerated Vesting of Options and Restricted Shares	Total
Randall D. Stilley	$1,700,000	$15,601	$—	$—	$1,715,601
John T. Rynd	$769,500	$22,934	$—	$—	$792,434
Steven A. Manz	$684,000	$22,934	$—	$—	$706,934
James W. Noe	$490,200	$22,934	$—	$—	$513,134
Randal R. Reed	$323,000	$22,934	$—	$—	$345,934
Thomas E. Hord(1)	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Hord retired effective November 1, 2006.

Employment Agreements

In November 2006, Hercules entered into new executive employment agreements with Messrs. Stilley, Rynd, Manz, Reed and Noe. These agreements superseded and replaced the employment agreements each of these individuals had in place at the time. The new employment agreements have terms ending in February 2010 for Mr. Stilley, February 2009 for Messrs. Rynd, Manz and Noe and February 2008 for Mr. Reed. Each agreement is subject to automatic renewals for successive two-year terms (one-year term for Mr. Reed) until either party terminates the contract effective upon the anniversary date of the respective agreement, with at least one year’s advance notice (six month’s advance notice for Mr. Reed).

Each agreement provides a noncompete clause for one year after any termination other than by the executive for good reason. In the event of a termination by the executive for good reason, the noncompete clause does not apply.

Under the employment agreements, each of the named executive officers is entitled to health benefits and participation in Hercules’ incentive, savings and retirement plans, in each case equal to those benefits provided to similarly situated senior executives of Hercules and its affiliated companies, and to the severance benefits described below.

Payments Made upon Termination. Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	any unpaid base salary through the date of termination,

•	any compensation previously deferred by the executive, to the extent permitted by the plan under which the deferral was made (together with any accrued interest or earnings thereon),

•	any earned but unpaid bonus awarded to the executive,

•	the vested portion of grants pursuant to the long-term incentive program,

•	amounts contributed under the deferred compensation program, and

•	unused vacation pay.

Termination Other Than Upon Change of Control. Under the employment agreements with each named executive officer, if employment is terminated (other than termination by Hercules for cause) or if the executive terminates his employment in certain circumstances defined in the agreement which constitute “good reason”, in addition to the benefits listed under the heading “—Potential Payments Upon Termination” above, the named executive officer will receive:

•

a lump sum severance payment of the sum of the executive’s base salary and the highest annual bonus earned by the executive pursuant to incentive compensation plans maintained by Hercules in any of the two prior fiscal years multiplied by,

•	for Mr. Stilley, two,

•	for Messrs. Rynd, Manz and Noe, one and one-half, and

•	for Mr. Reed, one, and

•	a lump sum amount representing any earned but unpaid bonus awarded to the executive.

Retirement. In the event of the retirement of a named executive officer, no additional compensation or benefits are applicable.

Death or Disability. In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “—Potential Payments Upon Termination,” above, the named executive officer or beneficiary will receive benefits under Hercules’ disability plan or payments under its life insurance plan, as applicable.

Change of Control. Under the employment agreements with each named executive officer, if an executive’s employment is terminated following a change of control (other than termination by Hercules for cause or by reason of death or disability) in addition to the benefits listed under the heading “Potential Payments Upon Termination” above, the named executive officer will receive:

•

a lump sum severance payment of the sum of the executive’s base salary and the highest annual bonus earned by the executive pursuant to incentive compensation plans maintained by Hercules in any of the two prior fiscal years multiplied by:

•	for Mr. Stilley, three,

•	for Messrs. Rynd and Manz, two,

•	for Mr. Noe, one and one-half, and

•	for Mr. Reed, one;

•	a lump sum amount representing any earned but unpaid bonus awarded to the executive;

•	an amount equal to the excise tax charged to the named executive officer as a result of the receipt of any change-of-control payments, and

•	all stock options and restricted stock held by the executive will automatically vest and become exercisable.

Generally, under the agreements, a change of control is deemed to occur:

•

upon the consummation of a reorganization, merger, consolidation or other transaction, in any case, with respect to which persons who were Hercules stockholders immediately prior to such transaction do not, immediately thereafter, own equity interests representing at least 51% of the total combined voting power of Hercules or the resulting reorganized, merged or consolidated entity, as applicable,

•	the sale, lease, transfer or other disposition of all or substantially all of the assets of Hercules and its subsidiaries, taken as a whole (other than to one or more of its subsidiaries), or

•	the occurrence of:

•

the consummation of a transaction or series of related transactions in which Hercules issues, as consideration for the acquisition of the assets or capital stock of an unaffiliated third party, equity in Hercules representing more than 35% of the outstanding equity of Hercules calculated as of the consummation of such transaction or transactions, in conjunction with

•

a change in the composition of the Hercules board of directors, as a result of which fewer than 50% of the incumbent directors are directors who had been directors of Hercules at the time of the approval by the board of directors of the issuance of the equity in Hercules.

Compensation of Directors

Directors who are also full-time officers or employees of Hercules receive no additional compensation for serving as directors. All other directors receive an annual retainer of $30,000. Each non-employee director also receives a fee of $1,500 for each board of directors meeting and each committee meeting attended. In addition, the chairman of the audit committee receives an annual fee of $15,000 and the chairman of the nominating, governance and compensation committee receives an annual fee of $8,000. Hercules also reimburses the reasonable expenses incurred by the directors in attending meetings and other company business. Each non-employee director will receive an annual grant of restricted stock under the plan having a fair market value (as defined in the plan) of $40,000. The restricted stock grants vest on the first business day after the following year’s annual meeting of stockholders. In May 2006, Hercules made a special, one-time award of shares of restricted stock to each non-employee director in recognition of the contribution of the non-employee directors to the structuring and execution of the conversion from a limited liability company to a corporation and the initial public offering, and their direction of Hercules following the initial public offering. This special grant was made at the same time as the annual grant. The annual grant and this special grant together consisted of 2,000 shares of restricted stock.

The table below summarizes the total compensation paid or earned by each of the non-employee directors for 2006.

Director Compensation for 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John T. Reynolds(2)	$51,000	$60,000	—	—	—	—	$111,000
Thomas R. Bates, Jr.(2)	$51,500	$60,000	—	—	—	—	$111,500
Thomas J. Madonna	$68,000	$60,000	—	—	—	—	$128,000
F. Gardner Parker	$75,000	$60,000	—	—	—	—	$135,000
Thierry Pilenko	$4,500	$17,699	—	—	—	—	$22,199
V. Frank Pottow(3)	$49,500	$60,000	—	—	—	—	$109,500
Steven A. Webster	$42,000	$60,000	—	—	—	—	$102,000

(1)

The amounts in this column reflect the dollar amount recognized with respect to restricted stock awards for financial statement reporting purposes for 2006 in accordance with SFAS No. 123(R), which also equals the grant date fair value computed in accordance with SFAS No. 123(R). Assumptions used in the calculation of this amount are included in Note 1 to the audited financial statements included in the Form 10-K, as amended, for the year ended December 31, 2006. The aggregate number of stock awards outstanding at December 31, 2006 were as follows:

Name	Stock Awards
John T. Reynolds	2,000
Thomas R. Bates, Jr.	2,000
Thomas J. Madonna	2,000
F. Gardner Parker	2,000
Thierry Pilenko	866
V. Frank Pottow	2,000
Steven A. Webster	2,000

(2)	Fees paid to Mr. Bates and Mr. Reynolds were paid to LR Hercules Holdings, LP.

(3)	Mr. Pottow resigned from the Hercules board of directors on January 1, 2007. Fees paid to Mr. Pottow were paid to Greenhill & Co., Inc.

Report of the Audit Committee

To the Stockholders of

Hercules Offshore, Inc.:

The Hercules board of directors maintains an audit committee composed of three non-management directors, Messrs. Madonna, Parker (Chairman) and Pilenko. The Hercules board of directors has determined that the audit committee’s current membership satisfies the rules of the SEC and NASDAQ that govern audit committees, including the requirements for audit committee member independence set out in NASDAQ Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934.

The audit committee oversees Hercules’ accounting and financial reporting processes on behalf of the entire the Hercules board of directors. Management has the primary responsibility for Hercules’ financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the audit committee are to select, compensate and retain Hercules’ independent registered public accounting firm (including review and approval of the terms of engagement and fees), to review with management and that firm Hercules’ financial reports (and other financial information) provided to the SEC and the investing public, to prepare and approve this report, and to assist the Hercules board of directors with oversight of the following:

•	the integrity of Hercules’ financial statements,

•	the qualifications, performance and independence of Hercules’ independent auditors, and

•	the effectiveness of the Hercules system of internal controls.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management of Hercules.

The audit committee reviewed and discussed with Hercules’ independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the audit committee has discussed with Hercules’ independent registered public accounting firm that firm’s independence from management and Hercules, and received a written statement from the firm required by the Independence Standards Board Standard No. 1.

The audit committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Hercules’ internal controls and the overall quality of Hercules’ financial reporting. The audit committee met six times in 2006.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees for professional audit services rendered by Grant Thornton LLP for the audit of Hercules’ annual financial statements for the years ended December 31, 2006 and 2005, and the fees billed for other services rendered by Grant Thornton LLP during those periods.

	2006	2005
	(in thousands)
Audit Fees(1)	$927.5	$519.4
Audit-Related Fees(2)	38.5	—
Tax Fees(3)	50.1	50.4
All Other Fees	—	—

Total	$1,016.1	$569.8

(1)	Audit Fees consisted of fees for audit services, which related to the consolidated audit, quarterly reviews, registration statements, comfort letters, statutory audits, accounting consultations, subsidiary audits and related matters.

(2)	Audit-Related Fees consisted of fees for audit-related services, which related to employee benefit plan audits, consultations concerning financial accounting and reporting standards and internal control assessment and testing beyond the level required as part of the consolidated audit.

(3)	Tax Fees consisted of fees for tax services, which related to services for tax compliance, tax planning, tax advice (including tax return preparation) and refund claims, assistance with tax audits and appeals and advice related to mergers and acquisitions.

Pre-Approval Policies and Procedures

Effective November 2005, the audit committee established a policy requiring audit committee pre-approval of all audit, review or attest engagements, internal control-related services and permissible non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in applicable provisions of the Securities Exchange Act of 1934 and applicable SEC rules. All services provided by Grant Thornton LLP since November 2005 were pre-approved by the audit committee.

Summary

In reliance on the reviews and discussions referred to above, and such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to the Hercules board of directors (and the board of directors has approved) that the audited financial statements be included in Hercules’ annual report on Form 10-K, as amended, for the year ended December 31, 2006, as amended, for filing with the SEC. The audit committee also determined that the provision of services other than audit services rendered by Grant Thornton LLP was compatible with maintaining Grant Thornton LLP’s independence.

April 18, 2007	Audit Committee

F. Gardner Parker, Chairman Thomas J. Madonna Thierry Pilenko

Independent Registered Public Accounting Firm

The audit committee has not yet appointed Grant Thornton LLP as Hercules’ independent registered public accounting firm for the year ending December 31, 2007. Therefore, Hercules is not submitting the appointment of Grant Thornton LLP to the stockholders for ratification.

Grant Thornton LLP audited Hercules’ financial statements for the year ending December 31, 2006. Representatives of Grant Thornton LLP will be present at the Hercules Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions of any stockholders.

STOCKHOLDER PROPOSALS

Stockholder Proposals for the Hercules 2008 Annual Meeting

Rule l4a-8 under the Securities Exchange Act of 1934 addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule l4a-8, proposals that stockholders intend to have included in the proxy statement for the 2008 Annual Meeting of stockholders should be received by the corporate secretary no later than February 7, 2008.

If a stockholder desires to bring a matter before the Hercules Meeting and the matter is submitted outside the process of Rule 14a-8, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in the bylaws. Hercules’ bylaws provide generally that stockholder proposals and director nominations to be considered at an Annual Meeting may be made by a stockholder only if (1) the stockholder is a stockholder of record and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the matter to the corporate secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices not less than 120 days nor more than 180 days prior to the first annual anniversary of the prior year’s Annual Meeting of stockholders. However, if the date of the Annual Meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, notice by the stockholder must be so delivered not later than the close of business on the later of the 120th day prior to the Annual Meeting of stockholders or the tenth day following the day on which Hercules first publicly announces the date of the meeting. Under the bylaws, notice with respect to the 2008 Annual Meeting of stockholders must be received by the corporate secretary no later than March 13, 2008. The notice must set forth the information required by the provisions of the bylaws dealing with stockholder proposals and nominations of directors.

All notices should be directed to Corporate Secretary, Hercules Offshore, Inc., 11 Greenway Plaza, Suite 2950, Houston, Texas 77046, Attention: Stockholder Notices. Under current SEC rules, Hercules is not required to include in its proxy statement any director nominated by a stockholder using this process. If Hercules chooses not to include a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.

HOUSEHOLDING

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if a stockholder holds shares through a broker and the stockholder resides at an address at which two or more stockholders reside, the stockholder will likely be receiving only one annual report and proxy statement unless a stockholder at that address has given the broker contrary instructions. However, if any beneficial stockholder residing at an address at which two or more stockholders reside wishes to receive a separate annual report or proxy statement in the future, or if any beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to the corporate secretary at Hercules’ principal executive offices, 11 Greenway Plaza, Suite 2950, Houston, Texas 77046, telephone number (713) 979-9300. Hercules will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2006 annual report and this joint proxy statement/prospectus to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

LEGAL MATTERS

The validity of the shares of Hercules common stock to be issued in connection with the merger will be passed upon for Hercules by Andrews Kurth LLP, Houston, Texas. It is a condition to the merger that Hercules and TODCO receive opinions from Andrews Kurth LLP and Porter & Hedges, L.L.P., respectively, concerning the U.S. federal income tax consequences of the merger.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting appearing in Hercules Offshore, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended, incorporated by reference in this joint proxy statement/prospectus, have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of TODCO appearing in TODCO’s Annual Report (Form 10-K) for the year ended December 31, 2006, as amended, and TODCO management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference in the proxy statement of TODCO, which is referred to and made a part of this joint proxy statement/prospectus and registration statement on Form S-4. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Hercules and TODCO each file reports and other information with the SEC. Hercules and TODCO stockholders may read and copy these reports, statements or other information filed by either Hercules or TODCO at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC filings of Hercules and TODCO are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. Hercules stockholders and TODCO stockholders also may obtain certain of these documents at Hercules’ website, www.herculesoffshore.com and at TODCO’s website, www.theoffshoredrillingcompany.com. Information contained on the Hercules and TODCO websites is expressly not incorporated by reference into this joint proxy statement/prospectus.

Hercules has filed a registration statement on Form S-4 to register with the SEC the shares of Hercules common stock to be issued to TODCO stockholders pursuant to the merger. This joint proxy statement/prospectus forms a part of that registration statement and constitutes a prospectus of Hercules, as well as a proxy statement of Hercules and TODCO for their respective meetings. As allowed by SEC rules, this joint proxy statement/prospectus, which is part of the registration statement, does not contain all the information Hercules and TODCO stockholders can find in the registration statement or the exhibits to the registration statement. For further information about Hercules or TODCO, please refer to the registration statement including the exhibits.

The SEC allows Hercules and TODCO to “incorporate by reference” information into this joint proxy statement/prospectus. This means that Hercules and TODCO can disclose important information to Hercules and TODCO stockholders by referring them to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Hercules and TODCO have previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). They contain important information about Hercules and TODCO and the financial condition of each company.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

Hercules Filings (File No. 000-51582)

•	Annual Report on Form 10-K for the year ended December 31, 2006, as amended,

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007,

•	Current Reports on Form 8-K filed January 3, 2007, January 4, 2007, January 5, 2007, January 17, 2007, March 14, 2007, March 22, 2007, March 29, 2007 and April 24, 2007, and

•

the description of Hercules common stock set forth in the registration statement on Form 8-A filed October 21, 2005 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

TODCO Filings (File No. 001-31983)

•	Annual Report on Form 10-K for the year ended December 31, 2006, as amended,

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and

•	Current Reports on Form 8-K filed March 1, 2007, March 2, 2007, March 19, 2007, March 22, 2007 and April 5, 2007.

In addition, Hercules and TODCO incorporate by reference additional documents that they may file or furnish with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the meetings (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

Hercules and TODCO also incorporate by reference the following Annexes attached to this joint proxy statement/prospectus:

•	the merger agreement attached as Annex A,

•	the opinion of Simmons & Company attached as Annex B,

•	the opinion of Citi attached hereto as Annex C,

•	Section 262 of the General Corporation Law of the State of Delaware attached hereto as Annex D, and

•	the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan attached as Annex E (if the merger is completed) or attached as Annex F (if the merger is not completed).

Hercules has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to Hercules and Merger Sub, and TODCO has supplied all information contained in this joint proxy statement/prospectus relating to TODCO.

Documents incorporated by reference are available to Hercules stockholders and TODCO stockholders without charge upon written or oral request, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. Hercules stockholders and

TODCO stockholders can obtain any of these documents by requesting them in writing or by telephone from the appropriate company at:

Hercules Offshore, Inc. 11 Greenway Plaza, Suite 2950 Houston, Texas 77046 Attention: Investor Relations Telephone number: (713) 979-9300 www.herculesoffshore.com	TODCO 2000 W. Sam Houston Parkway, Suite 800 Houston, Texas 77042-3615 Attention: Investor Relations Telephone number: (713) 278-6000 www.theoffshoredrillingcompany.com

In order for Hercules stockholders and TODCO stockholders to receive timely delivery of the documents in advance of the TODCO Meeting, Hercules or TODCO, as applicable, should receive requests for documents no later than July 2, 2007.

Hercules and TODCO have not authorized anyone to give any information or make any representation about the merger or their companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that are incorporated into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus is accurate only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements of Hercules and TODCO have been prepared using the purchase method of accounting under accounting principles generally accepted in the United States of America, and are based on the audited and unaudited historical consolidated financial statements of each of Hercules and TODCO which include, in the opinion of the management of both companies, all adjustments necessary to present fairly the results as of and for such periods. The historical financial information has been adjusted to give effect to pro forma items that are: (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the consolidated results. However, the unaudited pro forma condensed combined financial statements do not give effect to the impact, if any, of cost savings that may result from the acquisition. The unaudited pro forma condensed combined balance sheet was prepared as if the acquisition occurred as of March 31, 2007. The unaudited pro forma condensed combined statements of operations were prepared as if the acquisition had occurred as of the beginning of the periods presented. These unaudited pro forma condensed combined financial statements should be read in conjunction with the audited and unaudited historical financial statements of Hercules and TODCO and the related notes which are incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information,” on page 156.

The unaudited pro forma condensed combined financial statements reflect Hercules as the “acquirer” for accounting purposes. Accordingly, consideration paid by Hercules to consummate the acquisition will be allocated to TODCO’s assets and liabilities based upon their estimated fair values as of the date of the consummation of the acquisition. This allocation is dependent upon certain valuations and other assessments that have not progressed to a stage where there is sufficient information to make a definitive allocation. The notes to the unaudited pro forma condensed combined financial statements provide a more detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed combined financial statements. The allocation of the purchase price is dependent upon a final determination of the fair value of TODCO’s assets and liabilities as of the date of the consummation of the acquisition. Accordingly, the pro forma purchase price adjustments are preliminary, subject to future adjustments and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information presented below. Final determinations of fair market value may differ materially from those presented herein.

The pro forma results of operations do not include any anticipated cost reductions from the elimination of redundant public company expenses that management believes will be specifically identified during the integration planning process or after consummation of the acquisition. The management of Hercules currently estimates that the combined company will achieve annual pre-tax savings of approximately $5 million related to the redundant public company expenses. These annual pre-tax savings are not expected to be fully realized until the end of 2008. Additional one-time combination costs required to complete the acquisitions and implement the savings are expected to be incurred, and, if related to the operation of TODCO, may be considered in the final purchase price allocation.

The pro forma condensed combined financial statements have been compiled from historical financial statements and other information, but do not purport to represent the actual combined financial position or results of operations had the transactions occurred on the dates indicated, or to project financial performance for any future periods.

F-1

The preliminary purchase price allocations are subject to change based on finalization of the fair values of the tangible and intangible assets acquired and liabilities assumed as described above. The estimated purchase price of $2.4 billion has been calculated as follows (in millions, except per share data and the conversion ratio):

TODCO common stock outstanding at March 31, 2007	57.5
TODCO restricted stock outstanding at March 31, 2007	0.2
TODCO deferred stock units outstanding at March 31, 2007	0.1
TODCO deferred performance units outstanding at March 31, 2007	0.2

58.0
Multiplied by the cash merger consideration per share	$16.00

Total estimated cash merger consideration	$928.0

Shares of TODCO common stock and stock equivalents	58.0
Multiplied by the per share exchange ratio of 0.979	0.979

Estimated number of shares of Hercules common stock that will be issued	56.8
Multiplied by the assumed market price of a share of Hercules common stock (1)	$25.985

Total estimated value of the shares of Hercules common stock that will be issued	$1,475.9

Cash paid for non-continuing employee stock options	$6.9
Fair value of converted stock options (2)	$5.9
Estimated transaction costs	$25.3

Total estimated purchase price	$2,442.0

(1)	For purposes of this pro forma disclosure, the stock price is based on the average closing price of Hercules common stock for the two days before and after the announcement of the merger on March 19, 2007.
(2)	In accordance with SFAS No. 123(R), the fair value of TODCO stock options that will be converted into Hercules stock options will be recognized as part of the purchase price, based on the fair value of the options calculated as of the announcement date.

The estimated purchase price has been preliminarily assigned to the net tangible and intangible assets acquired and liabilities assumed as follows (in millions):

	TODCO Historical Net Book Value as of March 31, 2007	Purchase Price Adjustments		Preliminary Fair Value
Current assets	$481.6	$(144.1	)(1)	$337.5
Property, plant and equipment	440.9	1,616.9		2,057.8
Goodwill	—	724.1		724.1
Other assets	15.7	179.0		194.7
Current liabilities	(184.2)	—		(184.2)
Long-term debt	(16.3)	—		(16.3)
Other liabilities	(6.0)	—		(6.0)
Deferred income taxes	(99.7)	(565.9	)(2)	(665.6)

	$632.0	$1,810.0		$2,442.0

(1)	To reflect the cash payment to TODCO’s former parent pursuant to a tax sharing agreement.
(2)	To record the estimated incremental deferred income taxes related to the difference between the preliminary fair value of TODCO’s assets, other than goodwill, and liabilities recorded under purchase accounting and the carryover tax basis of those assets and liabilities.

F-2

HERCULES OFFSHORE, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2007

(in millions, except par value)

	Hercules Historical	TODCO Historical	Pro Forma
			Adjustments		Hercules Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$74.1	$225.5	$(237.0)	(a) (b) (c)	$62.6
				(d) (e)
Marketable Securities	34.0	—	—		34.0
Restricted cash	0.3	—	—		0.3
Accounts receivable, net	83.2	228.2	(17.6)	(f)	293.8
Supplies	—	4.9	—		4.9
Deferred income taxes	—	11.0	—		11.0
Prepaid expenses and other	16.5	12.0	20.6	(c) (f)	49.1

Total current assets	208.1	481.6	(234.0)		455.7

PROPERTY AND EQUIPMENT, net	421.7	440.9	1,616.9	(g)	2,479.5
GOODWILL	—	—	724.1	(h)	724.1
OTHER ASSETS	12.4	15.7	190.8	(c) (d) (e) (i)	218.9

Total assets	$642.2	$938.2	$2,297.8		$3,878.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$1.4	$—	$8.4	(b) (d)	$9.8
Accounts payable	35.5	74.9	—		110.4
Accrued liabilities	13.4	—	—		13.4
Taxes payable	10.3	23.6	—		33.9
Accrued income taxes-former parent	—	35.1	—		35.1
Interest payable	2.1	—	—		2.1
Other current liabilities	4.6	50.6	—		55.2

Total current liabilities	67.3	184.2	8.4		259.9

LONG-TERM DEBT, net of current portion	91.5	16.3	876.9	(b) (d)	984.7
OTHER LIABILITIES	6.5	6.0	—		12.5
DEFERRED INCOME TAXES	46.0	99.7	565.6	(i) (j)	711.3

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS EQUITY
Common stock, par value $0.01 per share	0.3	0.6	—	(k) (l)	0.9
Additional paid-in capital	246.0	6,411.6	(4,930.4)	(k) (l)	1,727.2
Treasury shares, at cost	(0.2)	—	—		(0.2)
Accumulated other comprehensive income	0.6	—	(0.6)	(i)	—
Retained earnings (deficit)	184.2	(5,780.2)	5,777.9	(d) (l)	181.9

Total stockholders’ equity	430.9	632.0	846.9		1,909.8

Total liabilities and stockholders’ equity	$642.2	$938.2	$2,297.8		$3,878.2

F-3

HERCULES OFFSHORE, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2007

(in millions, except per share data)

	Hercules Historical	TODCO Historical	Pro Forma
			Adjustments		Hercules Combined
REVENUES	$110.5	$241.9	$—		$352.4
COSTS AND EXPENSES
Operating expenses, excluding depreciation and amortization	41.6	114.7	—		156.3
Depreciation and amortization	11.7	22.0	10.9	(m)	44.6
General and administrative, excluding depreciation and amortization	9.2	13.3	—		22.5

	62.5	150.0	10.9		223.4

OPERATING INCOME	48.0	91.9	(10.9)		129.0

OTHER INCOME (EXPENSE)
Interest expense	(2.1)	(0.7)	(17.7)	(n) (o) (p)	(20.5)
Gain on disposal of assets	—	5.5	—		5.5
Other, net	1.3	2.8	—		4.1

INCOME BEFORE INCOME TAXES	47.2	99.5	(28.6)		118.1
INCOME TAX (PROVISION) BENEFIT	(13.8)	(38.8)	10.0	(q)	(42.6)

NET INCOME	$33.4	$60.7	$(18.6)		$75.5

EARNINGS PER SHARE:
Basic	$1.04	$1.06			$0.85
Diluted	$1.03	$1.05			$0.84
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	32.0	57.5	(0.7)	(r)	88.8
Diluted	32.5	57.9	(0.7)	(r)	89.7

F-4

HERCULES OFFSHORE, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2006

(In millions, except per share data)

			Pro Forma
	Hercules Historical	TODCO Historical	Adjustments		Hercules Combined
REVENUES	$344.3	$912.1	$—		$1,256.4
COSTS AND EXPENSES
Operating expenses, excluding depreciation and amortization	124.1	510.2	—		634.3
Depreciation and amortization	32.3	86.2	40.9	(s)	159.4
General and administrative, excluding depreciation and amortization	29.8	41.3	—		71.1
Impairment loss on long-lived assets	—	0.4	—		0.4

	186.2	638.1	40.9		865.2

OPERATING INCOME	158.1	274.0	(40.9)		391.2
OTHER INCOME (EXPENSE)
Interest expense	(9.3)	(4.7)	(69.5	)(t) (u) (v)	(83.5)
Gain on disposal of assets	30.7	11.6	—		42.3
Other, net	4.0	10.6	—		14.6

INCOME BEFORE INCOME TAXES	183.5	291.5	(110.4)		364.6
INCOME TAX (PROVISION) BENEFIT	(64.5)	(108.0)	38.6	(w)	(133.9)

NET INCOME	$119.0	$183.5	$(71.8)		$230.7

EARNINGS PER SHARE:
Basic	$3.80	$3.06			$2.62
Diluted	$3.70	$3.04			$2.58
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	31.3	60.1	(3.3	)(x)	88.1
Diluted	32.2	60.5	(3.3	)(x)	89.4

F-5

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

The historical consolidated balance sheet and statements of income of Hercules and TODCO have been prepared in accordance with accounting principles generally accepted in the United States of America. Transactions between Hercules and TODCO were not material individually or in the aggregate. The following notes set forth the assumptions used in preparing the unaudited pro forma financial statements. The pro forma adjustments are based on estimates made by Hercules’ management using information currently available.

The adjustments to the accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2007 are described below:

(a)	To record the payment of cash consideration to TODCO stockholders and to settle non-continuing TODCO employee stock options in the amount of $934.9 million and an estimate of Hercules’ out-of-pocket transaction costs associated with the acquisition totaling $25.3 million.

(b)	To reflect borrowings of approximately $978.2 million under a proposed six-year, senior secured term loan facility (the “Term Loan Facility”) to satisfy the cash purchase price obligation ($934.9 million), expected out-of-pocket transaction costs ($25.3 million) and estimated debt issuance costs ($18.0 million). For pro forma purposes, $9.8 million of the debt balance is classified as current, with the remaining balance classified as long term based on the minimum principal repayments expected under the Term Loan Facility.

(c)	Reflects the adjustment to record the debt issuance costs incurred under the Term Loan Facility in the amount of $18.0 million. Approximately $3.0 million of these deferred costs are classified as current, with the remaining balance classified as long term.

(d)	To reflect the repayment of Hercules’ outstanding debt balances totaling $92.9 million and to write-off Hercules’ and TODCO’s remaining long-term deferred debt issuance costs in the amount of $3.5 million. Hercules’ write-off in the amount of $2.3 million was recorded against retained earnings (deficit) in the pro forma condensed combined balance sheet. TODCO’s deferred debt issuance costs of $1.2 million were associated with a revolving credit facility that will terminate upon consummation of the acquisition. TODCO’s costs were recorded against goodwill.

(e)	To reflect the cash payment to TODCO’s former parent pursuant to a tax sharing agreement. This agreement required TODCO to, among other things, reimburse its former parent for pre-IPO income tax assets as those assets are realized, or in full (subject to a specified discount), upon a change in control of TODCO. If a change in control of TODCO occurred subsequent to January 1, 2007, TODCO would be required to pay its former parent 80% of the remaining pre-IPO tax assets. As such, Hercules would be required to pay TODCO’s former parent 80% of the value of the pre-IPO tax assets remaining as of the closing date. For pro forma purposes, the $180.2 million liability to TODCO’s former parent will be settled with a cash payment of $144.1 million, or 80% of the recorded liability, with the balance recorded to goodwill. The settlement of this liability will be recorded to Other Assets as TODCO has historically classified this liability as a contra-deferred tax asset.

(f)	Reflects the adjustment to reclassify certain historical current asset balances in the amount of $17.6 million to conform to Hercules’ historical financial statement presentation.

(g)	Reflects the adjustment to record the difference between the preliminary estimate of the fair value and the historical amount of TODCO’s property, plant and equipment. The increase in fair value has been initially allocated entirely to TODCO’s drilling and related assets. All other miscellaneous property, plant and equipment asset carrying values were assumed to approximate fair value. As stated above, these estimates are preliminary and subject to change as valuations of TODCO’s property, plant and equipment have not been completed.

(h)	To record the excess purchase price over the fair value of TODCO’s net assets.

F-6

(i)	To reflect the write-off of the fair value of certain derivative hedging instruments recorded in Other Assets in the amount of $0.9 million associated with Hercules’ historical debt balances that have been repaid for pro forma purposes. In addition, balances of $0.3 million and $0.6 million have been eliminated to reflect the impact of this write-off on Deferred Income Taxes and Accumulated Other Comprehensive Income, respectively.

(j)	To reflect the adjustment of approximately $565.9 million to the pro forma condensed combined balance sheet required under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, to record the estimated incremental deferred income taxes. The adjustment to the pro forma condensed combined balance sheet reflects the difference between the preliminary fair value of TODCO’s assets, other than goodwill, and liabilities recorded under purchase accounting and the carryover tax basis of those assets and liabilities. A combined statutory federal and blended state income tax rate of 35.0% was used for these adjustments.

(k)	To record the issuance of approximately 56.8 million of Hercules common stock, par value $0.01, at an assumed price of $25.99, which was based on the average close price of Hercules stock for the two trading days before through the two trading days after the announcement of the acquisition on March 19, 2007. In addition to the common stock issuance, approximately $5.9 million was recorded to additional paid in capital related to the conversion of certain TODCO stock options.

(l)	Reflects the adjustment to eliminate TODCO’s historical equity accounts.

The adjustments to the accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2007 are described below:

(m)	To reflect the net adjustment to depreciation expense for the increase in estimated fair value of the acquired assets. For purposes of this adjustment, we analyzed TODCO’s historical carrying values of its drilling and related assets and adjusted these historical carrying values to fair value. In addition, we assumed a 10% salvage value for these assets and adjusted the useful lives to 15 years, which is consistent with the salvage value percentage and lives of Hercules’ drilling assets. These adjustments generated a net increase to depreciation expense in the amount of $10.9 million.

(n)	To reflect interest expense of $19.0 million related to the utilization of Hercules’ Term Loan Facility to satisfy approximately $978.2 million of cash obligations at 7.75% per annum.

(o)	To reflect the increase to interest expense in the amount of $0.8 million associated with the amortization, over a six-year term, of the anticipated debt issuance costs incurred with Hercules’ Term Loan Facility.

(p)	Reflects the adjustment to eliminate Hercules’ historical interest expense of $2.1 million associated with debt balances that were assumed to be repaid at the beginning of the period presented.

(q)	To record the income tax benefit related to the effect of the pro forma adjustments at the applicable statutory rate (approximately 35.0%).

(r)	Pro forma weighted average shares outstanding have been adjusted to reflect the conversion of TODCO’s outstanding common stock and stock equivalents to shares of Hercules common stock assuming the transaction was consummated at the beginning of the period presented.

The adjustments to the accompanying unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2006 are described below:

(s)	To reflect the net adjustment to depreciation expense for the increase in estimated fair value of the acquired assets. For purposes of this adjustment, we analyzed TODCO’s historical carrying values of its drilling and related assets and adjusted these historical carrying values to fair value. In addition, we assumed a 10% salvage value for these assets and adjusted the useful lives to 15 years, which is consistent with the salvage value percentage and lives of Hercules’ drilling assets. These adjustments generated a net increase to depreciation expense in the amount of $40.9 million.

F-7

(t)	To reflect interest expense of $75.8 million related to the utilization of Hercules’ Term Loan Facility to satisfy approximately $978.2 million of cash obligations at 7.75% per annum.

(u)	To reflect the increase to interest expense in the amount of $3.0 million associated with the amortization, over a six-year term, of the anticipated debt issuance costs incurred with Hercules’ Term Loan Facility.

(v)	Reflects the adjustment to eliminate Hercules’ historical interest expense of $9.3 million associated with debt balances that were assumed to be repaid at the beginning of the period presented.

(w)	To record the income tax benefit related to the effect of the pro forma adjustments at the applicable statutory rate (approximately 35.0%).

(x)	Pro forma weighted average shares outstanding have been adjusted to reflect the conversion of TODCO’s outstanding common stock and stock equivalents to shares of Hercules common stock assuming the transaction was consummated at the beginning of the period presented.

F-8

ANNEX A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

HERCULES OFFSHORE, INC. (“PARENT”),

TODCO (“COMPANY”)

AND

THE HERCULES OFFSHORE DRILLING COMPANY LLC (“MERGER SUB”)

Effective as of March 18, 2007

i

ii

iii

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This Amended and Restated Agreement and Plan of Merger (as amended, supplemented or modified from time to time, this “Agreement”) is dated effective as of March 18, 2007, by and among HERCULES OFFSHORE, INC., a Delaware corporation (“Parent”), THE HERCULES OFFSHORE DRILLING COMPANY LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and TODCO, a Delaware corporation (the “Company”).

Recitals

WHEREAS, on March 18, 2007, the boards of directors of each of Parent, Merger Sub and the Company (the “Parties” and each a “Party”) approved the Agreement and Plan of Merger dated March 18, 2007 (the “Original Merger Agreement”) and the merger of the Company with and into Merger Sub with Merger Sub continuing as the surviving corporation (the “Merger”) upon the terms and subject to the conditions of this Agreement, the General Corporation Law of the State of Delaware (“DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”);

WHEREAS, on March 18, 2007, the Parties entered into the Original Merger Agreement;

WHEREAS, Parent, Merger Sub and the Company desire to amend and restate in its entirety the Original Merger Agreement in order to make certain changes to the Original Merger Agreement;

WHEREAS, the boards of directors of each of Parent, Merger Sub and the Company have approved this Agreement and have previously approved the Merger;

WHEREAS, the boards of directors of each of Parent, Merger Sub and the Company have determined that the Merger and this Agreement and the transactions contemplated hereby are advisable and in the best interests of their respective companies and stockholders or members;

WHEREAS, for federal income tax purposes, it is intended that (i) the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) Merger Sub be disregarded as an entity separate from Parent, (iii) this Agreement will constitute a plan of reorganization, and (iv) Parent and Company will be parties to such reorganization within the meaning of Section 368(b) of the Code; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to set forth various conditions to the consummation of the Merger.

NOW, THEREFORE, for and in consideration of the recitals and the mutual covenants and agreements set forth in this Agreement, the Parties agree as follows:

Article 1

Definitions

Section 1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning set forth below:

Acquired Companies means the Company and each of the Company’s Subsidiaries.

Acquisition Agreement is defined in Section 5.4(c)(ii).

Acquisition Proposal means any Contract, proposal, offer or other inquiry or indication of interest (whether or not in writing and whether or not delivered to the stockholders) relating to any of the following (other than the transactions contemplated by this Agreement or the Merger): (a) any merger, reorganization, share exchange, take-over bid, tender offer, recapitalization, consolidation, liquidation, dissolution or other business combination, purchase or similar transaction or series of transactions directly or indirectly involving any of the Acquired Companies or the Parent Companies (as the case may be), (b) the sale, lease, exchange, transfer or other disposition, directly or indirectly, of any business or assets that generate 15% or more of the consolidated net revenues, net income or stockholders’ equity, or assets representing 15% or more of the book value of the assets of the Acquired Companies or the Parent Companies (as the case may be), taken as a whole, or any license, lease, exchange, mortgage, pledge or other agreement or arrangement having a similar economic effect, in each case in a single transaction or a series of related transactions, or (c) any direct or indirect acquisition of beneficial ownership (as defined under Section 13(d) of the Exchange Act) or any direct or indirect acquisition of the right to acquire beneficial ownership (as defined under Section 13(d) of the Exchange Act) by any Person or any “group” (as defined in the Exchange Act) of 15% or more of the shares of any class of the issued and outstanding Equity Interests of the Company or Parent (as the case may be) or any of their respective Subsidiaries, whether in a single transaction or a series of related transactions.

Affiliate means, with respect to any Person, each other Person that directly or indirectly Controls, is Controlled by, or is under common control with such Person. The term “Control” (and related terms) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by contract, credit arrangement or otherwise. Notwithstanding the foregoing, neither Transocean Holdings, Inc., Transocean, Inc. or any of their subsidiaries shall be deemed to be Affiliates of any of the Acquired Companies as a result of the MSA or the TSA.

Aggregate Consideration is defined in Section 2.4(c).

Aggregate Consideration Per Share is defined in Section 2.4(c).

Agreement is defined in the preamble.

Assumed Option is defined in Section 2.4(c)(iii)(A).

Benefit Plan means any qualified or non-qualified employee benefit plan, program, policy, practice, agreement, Contract or other arrangement, whether or not written, whether or not U.S.-based plans, including any “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA (including post-retirement medical and life insurance), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), including any multiemployer plan (as defined in Section 3(37) of ERISA) or multiple employer plan (as defined in Section 413 of the Code), any employment or severance agreement or other arrangement, and any employee benefit, bonus, incentive, deferred compensation, profit sharing, vacation, stock purchase, stock option, severance, change of control or fringe benefit plan or other program, policy, plan, practice, agreement, Contract, or other arrangement, whether or not subject to ERISA and whether or not funded.

Business Day means any day other than a Saturday, Sunday or any day on which banks in the State of Texas are authorized or required by federal Law to be closed.

Cash Designated Shares is defined in Section 2.5(e)(ii)(B).

Cash Election Shares is defined in Section 2.5(b).

Certificate of Merger means the certificate of merger, prepared and executed in accordance with the applicable provisions of the DGCL and the DLLCA, filed with the Secretary of State of Delaware to effect the Merger in Delaware.

Claim is defined in Section 5.14(b).

Closing means the closing of the Merger and the consummation of the other transactions contemplated by this Agreement.

Closing Date means the date on which the Closing occurs, which date shall, subject to the prior satisfaction or waiver of the conditions to Closing set forth in Article 6, be the first Business Day following the day on which both of the Company Meeting and Parent Meeting have been held (or such later date as is agreed upon by the Parties).

Code is defined in the Recitals.

Commitment Letter is defined in Section 4.26.

Company is defined in the preamble.

Company Acquisition Proposal Recommendation is defined in Section 5.4(c)(ii).

Company Adverse Recommendation Change is defined in Section 5.4(c)(ii).

Company Benefit Plan means a Benefit Plan (a) providing benefits (i) to any current or former employee, officer or director of the Company or any of its Subsidiaries or ERISA Affiliates, or (ii) to any beneficiary or dependent thereof, (b) in which any of the foregoing is a participant, (c) that is sponsored, maintained or contributed to by the Company, any of its Subsidiaries or any of its ERISA Affiliates or to which the Company, any of its Subsidiaries or ERISA Affiliates is a party, is obligated to contribute, or (d) with respect to which the Company, any of its Subsidiaries or any of its ERISA Affiliates has any liability, whether direct or indirect, contingent or otherwise.

Company Board of Directors means the Board of Directors of the Company.

Company Cash Bonus Retention Plan means the TODCO Cash Bonus Retention Plan effective March 1, 2007.

Company Certificate means a certificate representing a share or shares of Company Common Stock or other appropriate evidence of a share or shares of Company Common Stock issued in book-entry form.

Company Charter Documents is defined in Section 3.1.

Company Common Stock means the common stock, par value $.01 per share, of the Company.

Company Credit Agreements means (a) the Credit Agreement, dated as of December 29, 2005, among the Company, as borrower, certain subsidiaries, Nordea Bank Finland, plc, New York Branch, and the lenders named therein, (b) the Revolving Credit and Notes Purchase Agreement, dated as of December 20, 2001, among Delta Towing, LLC, as Borrower, R&B Falcon Drilling USA, Inc., as RBF Noteholder, and Beta Marine Services, L.L.C., as Beta Noteholder, (c) the Indenture dated as of December 22, 1998 between R&B Falcon Corporation, as Issuer, and Chase Bank of Texas, National Association, as Trustee, (d) the First Supplemental Indenture dated as of February 14, 2002 to that certain Indenture dated as of December 22, 1998 between R&B Falcon Corporation, as Issuer, and The Bank of New York, as Trustee, (e) the Indenture dated as of April 14, 1998 between R&B Falcon Corporation, as Issuer, and Chase Bank of Texas, National Association, as Trustee and (f) the Second Supplemental Indenture dated as of March 13, 2002 to that certain Indenture dated as of April 14, 1998 between R&B Falcon Corporation, as Issuer, and The Bank of New York, as Trustee.

Company Directors is defined in Section 2.3(d).

Company Disclosure Letter means the Company Disclosure Letter delivered in connection with the execution and delivery of this Agreement, executed and certified by a duly authorized officer of the Company.

Company Employees means the individuals who are employed as employees by the Company or any of its Affiliates immediately prior to the Effective Time who remain employed as employees of Parent or any of its Affiliates after the Effective Time.

Company Financial Statements is defined in Section 3.7(a).

Company Incentive Plans is defined in Section 3.3(a).

Company Information is defined in Section 5.3(b).

Company Leased Real Property means real property leased by the Company.

Company Material Adverse Effect means a Material Adverse Effect with respect to the Company.

Company Material Contract is defined in Section 3.23(a).

Company Meeting means a meeting of the stockholders of the Company duly called and held for the purpose specified in the Proxy Statement/Prospectus.

Company Owned Real Property means real property owned by the Company.

Company Permits is defined in Section 3.5(b).

Company 2004 Plan is defined in Section 3.3(a).

Company 2005 Plan is defined in Section 3.3(a).

Company Preferred Stock means the Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company.

Company Proposal means the proposal to approve this Agreement and the Merger, which proposal is to be presented to the stockholders of the Company in the Proxy Statement/Prospectus.

Company Real Property is defined in Section 3.5(d).

Company Regulatory Filings is defined in Section 3.6(b).

Company Reports is defined in Section 3.7(a).

Company Representative means a Representative of the Company or its Subsidiaries.

Company Restricted Stock means the shares of restricted stock of the Company issued pursuant to a Company Incentive Plan.

Company Rights means the Company rights under the Company Rights Agreement.

Company Rights Agreement is defined in Section 3.3(a).

Company Stock Option means an option issued and outstanding immediately prior to the Effective Time to acquire shares of Company Common Stock granted to an employee or non-employee director of the Company pursuant to a Company Incentive Plan.

Company Subsidiary means a Subsidiary of the Company.

Company Subsidiary Charter Documents means the certificate of incorporation, articles of incorporation, bylaws, limited liability company operating agreement, partnership agreement or other governing organizational documents of each of the Company Subsidiaries.

Confidentiality Agreement means the Confidentiality Agreement, dated as of January 24, 2007, between the Company and Parent.

Contract means any agreement, arrangement, commitment or instrument, written or oral, including, without limitation, any loan or credit agreement or other agreement evidencing Indebtedness, promissory note, bond, mortgage, indenture, guarantee, permit, lease, sublease, license, agreement to render services, or other agreement, arrangement, commitment or instrument evidencing rights or obligations of any kind or nature, including all amendments, modifications, supplements and options relating thereto.

Deemed Shares Outstanding is defined in Section 2.4(c)(i)(B).

Deferred Unit is defined in Section 2.4(c)(v)(B).

DGCL is defined in the Recitals.

Director Award is defined in Section 2.4(c)(v)(A).

Disclosure Letter means, as applicable, the Company Disclosure Letter or the Parent Disclosure Letter.

Dissenting Shares means any shares of Company Common Stock held by a Dissenting Stockholder as of the Effective Time who has not voted such Company Common Stock in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been perfected under Section 262(d) of the DGCL and not withdrawn as of the Effective Time.

Dissenting Stockholders means any holders of shares of Company Common Stock who perfect a demand for appraisal rights pursuant to Section 262(d) of the DGCL in connection with the Merger or the transactions contemplated by this Agreement.

DLLCA is defined in the Recitals.

DOJ means the United States Department of Justice.

Effective Time is defined in Section 2.8.

Election Deadline is defined in Section 2.5(b).

Election Form is defined in Section 2.5(a)

Election Form Record Date is defined in Section 2.5(a).

Environmental Health and Safety Laws means any present or future Laws relating to (a) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities including vessels, surface water, groundwater, publicly-owned treatment works, septic systems or land; (b) the generation, treatment, storage, disposal, use, handling, manufacturing, recycling, transportation or shipment of Hazardous Materials; (c) occupational health and safety; or (d) the pollution of the environment, solid waste handling, treatment or disposal, reclamation or remediation activities, or protection of environmentally sensitive areas.

Equity Interests means (a) with respect to a corporation, any and all shares, interests, participation, phantom stock plans or arrangements or other equivalents (however designated) of corporate stock, including all common stock, preferred stock and other equity and voting interests in, or warrants, options, calls, subscriptions or other convertible securities or other rights to acquire any of the foregoing, and (b) with respect to a partnership, limited liability company or similar Person, any and all units, membership or other interests, rights to purchase, warrants, options, calls, subscriptions or other equivalents of, or other beneficial or legal ownership interests in or convertible into, or other rights to acquire any beneficial or legal ownership interest in such Person.

ERISA means the Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated pursuant thereto.

ERISA Affiliate means any trade or business, whether or not incorporated, which is required to be treated as a single employer together with an entity pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

Excess Foreign Ownership means an aggregate amount of ownership of Parent Common Stock by Non-U.S. Citizens which triggers the application of Article 4 of Division B of Parent’s Certificate of Incorporation as filed with the Delaware Secretary of State.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exchange Agent means Parent’s transfer agent or a bank or trust company or other agent designated by Parent and reasonably satisfactory to the Company.

Exchange Fund is defined in Section 2.6(a).

Exchange Ratio is defined in Section 2.4(c)(i)(B).

Final Parent Stock Price is defined in Section 2.4(c)(i)(B).

FTC means the United States Federal Trade Commission.

GAAP means generally accepted accounting principles, as recognized by the U.S. Financial Accounting Standards Board (or any generally recognized successor).

Governmental Authority means any national, state, local, county, parish or municipal government, domestic or foreign, any agency, board, bureau, commission, court, tribunal, subdivision, department or other governmental or regulatory authority or instrumentality, or any arbitrator in any case that has jurisdiction over any of the Acquired Companies or the Parent Companies, as the case may be, or any of their respective properties or assets.

Hazardous Material means any chemical, pollutant, contaminant, material, waste or substance regulated by any Governmental Authority under Environmental Health and Safety Law including but not limited to any hazardous waste, hazardous substance, toxic substance, radioactive material, including any naturally occurring radioactive material, asbestos-containing materials in any form or condition; polychlorinated biphenyls in any form or condition; or petroleum, petroleum hydrocarbons, petroleum products or any fraction or byproducts thereof.

HSR Act is defined in Section 3.6(b).

Indebtedness of any Person means and includes any obligations consisting of (a) the outstanding principal amount of accrued and unpaid interest on, and other payment obligations for borrowed money or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) amounts owing as deferred purchase price for property or services, including “earn-out” payments,

(c) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, (d) commitments or obligations by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (e) payment obligations secured by a Lien, other than a Permitted Lien, on assets or properties of such Person, (f) obligations to repay deposits or other amounts advanced by and owing to third parties, (g) obligations under capitalized leases, (h) obligations under any interest rate, currency or other hedging agreement or derivatives transaction, (i) guarantees or other contingent liabilities with respect to any amounts of a type described in clauses (a) through (h) above, and (j) any change of control payments or prepayment premiums, penalties, charges or equivalents thereof with respect to any indebtedness, obligation or liability of a type described in clauses (a) through (i) above which are required to be paid at such time or the payment of which would become due and payable solely as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement at such time, in each case determined in accordance with GAAP; provided, however, Indebtedness shall not include accounts payable to trade creditors and accrued expenses arising in the ordinary course of business consistent with past practice and shall not include the endorsement of negotiable instruments for collection in the ordinary course of business.

Indemnified Parties is defined in Section 5.14(b).

Intellectual Property means all United States and foreign (a) patents and patent applications and all reissues, renewals, divisions, extensions, provisionals, continuations and continuations in part thereof throughout the world, (b) inventions (whether or not patentable), invention disclosures, trade secrets, proprietary information, industrial designs and registrations and applications, mask works and applications and registrations therefor, all throughout the world, (c) copyrights and copyright applications and corresponding rights throughout the world, and (d) trade dress, trade names, logos, URLs, common law trademarks and service marks, registered trademarks and trademark applications, registered service marks and service mark applications and trade secrets, all throughout the world, (e) domain name rights and registrations, (f) databases, customer lists, data collections and rights therein throughout the world, and (g) confidentiality rights or other intellectual property rights of any nature.

International Plans is defined in Section 3.11(n).

IRS is defined in Section 3.11(b).

Law means any federal, state, local or foreign statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, Order, writ, decree, common law, injunction or other authorization, treaty, convention, or governmental certification requirement of any Governmental Authority.

Lien means any lien, mortgage, security interest, indenture, deed of trust, pledge, deposit, restriction, burden, lien, license or lease, sublease, right of first refusal, right of first offer, charge, privilege, easement, right of way, reservation, option, preferential purchase right, rights of a vendor under any title retention or conditional sale agreement, or other arrangement substantially equivalent thereto, in each case whether or not relating to the extension of credit or the borrowing of money.

Mailing Date is defined in Section 2.5(a).

Material Adverse Effect means, with respect to any Person, any change, effect, event, circumstance, occurrence, state of facts or development that individually or in the aggregate is materially adverse to: (a) the business, assets, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, except for any such change or effect that arises or results from (i) changes in general economic conditions, capital markets, regulatory or political conditions or changes in Law or the interpretation thereof that, in any case, do not disproportionately affect such Person in any material respect, (ii) changes that affect generally the industries in which Parent or the Company are engaged and do not disproportionately affect such Person in any material respect, (iii) acts of war or terrorism that do not disproportionately affect such Person in any material respect, (iv) changes resulting from hurricanes, typhoons or other natural disasters that do not disproportionately affect such Person in any material respect, (v) the negotiation, execution, announcement, delivery or performance of this Agreement or the transactions contemplated hereby, including loss or disruption of employee, customer or other business relationships; provided, however, that the exception contained in this clause (v) shall not apply to Sections 3.6 or 4.6, (vi) in the case of the Company, any liabilities or obligations for which the Company or its Subsidiaries are entitled to be fully indemnified by Transocean, Inc. or Transocean Holdings, Inc. pursuant to the MSA and TSA, provided, however, that this exception shall not apply if: (A) the Company’s claim for indemnification for such liabilities or obligations is denied by the indemnitor, and (B) the liability or obligation for which indemnity is so denied would constitute a Material Adverse Effect with respect to the Company if no other exception in this definition is applicable with respect to such liability or obligation, (vii) in the case of the Company, the payment of the TSA Merger Payment, or (viii) any change in the trading prices or trading volume of the Parent Common Stock or Company Common Stock (but not any change or effect underlying such change in prices or volume to the extent such change or effect would otherwise constitute a Material Adverse Effect); or (b) the ability of the Person to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing.

Merger is defined in the Recitals.

Merger Communication is defined in Section 5.11(b).

Merger Consideration is defined in Section 2.4(c)(i)(A).

Merger Sub is defined in the preamble.

Merger Sub Charter Documents is defined in Section 4.1.

Merger Sub Interests means the member interests in Merger Sub.

MSA means that certain Master Separation Agreement dated February 4, 2004, among Transocean, Transocean Holdings, Inc. and the Company.

NASDAQ means the NASDAQ Global Select Market.

Non-Continuing Employees means Company Employees who resign pursuant to Section 5.16(a) at or prior to Closing and are no longer Company Employees immediately following the Closing.

Non-Election Shares is defined in Section 2.5(b).

Notification and Report Forms is defined in Section 3.6(b).

Option Election is defined in Section 2.4(c)(iii)(B).

Order means any order, writ, fine, injunction, decree, judgment, award or enforceable determination of any Governmental Authority.

Original Merger Agreement is defined in the Recitals.

Parent is defined in the preamble.

Parent Acquisition Proposal Recommendation is defined in Section 5.4(c)(ii).

Parent Adverse Recommendation Change is defined in Section 5.4(c)(ii).

Parent Benefit Plan means a Benefit Plan (a) providing benefits to (i) any current or former employee, officer or director of Parent or any of its Subsidiaries or ERISA Affiliates or (ii) any beneficiary or dependent thereof, (b) in which any of the foregoing is a participant, (c) that is sponsored, maintained or contributed to by Parent of any of its Subsidiaries or any of its ERISA Affiliates or to which Parent or any of its Subsidiaries or ERISA Affiliates is a party, is obligated to contribute, or (d) with respect to which Parent or any of its Subsidiaries or any of its ERISA Affiliates has any liability, contingent or otherwise.

Parent Board of Directors means the board of directors of Parent.

Parent Certificate means a certificate representing shares of Parent Common Stock.

Parent Charter Documents is defined in Section 4.1.

Parent Common Stock means the common stock, par value $0.01 per share, of Parent.

Parent Companies means Parent and each of the Parent Subsidiaries.

Parent Credit Agreement means the Credit Agreement, dated as of June 30, 2005, among Hercules Offshore, LLC, Comerica Bank, as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, Credit Suisse, as Documentation Agent, and the lenders named therein, as amended.

Parent Directors is defined in Section 2.3(d).

Parent Disclosure Letter means the Parent Disclosure Letter delivered in connection with the execution and delivery of this Agreement, executed and certified by a duly authorized officer of Parent.

Parent Financial Statements is defined in Section 4.7(a).

Parent Incentive Plan means the 2004 Long-Term Incentive Plan, as amended.

Parent Information is defined in Section 5.3(a).

Parent Leased Real Property means real property leased by Parent.

Parent Material Adverse Effect means an Material Adverse Effect with respect to Parent.

Parent Material Contract is defined in Section 4.23(a).

Parent Meeting means a meeting of the stockholders of Parent duly called and held for the purposes set forth in the Proxy Statement/Prospectus.

Parent Owned Real Property means real property owned by Parent.

Parent Permits is defined in Section 4.5(b).

Parent Preferred Stock means shares of preferred stock of Parent, par value $0.01 per share.

Parent Proposal means the proposal to approve the issuance of Parent Common Stock in the Merger.

Parent Real Property is defined in Section 4.5(d).

Parent Regulatory Filings is defined in Section 4.6(b).

Parent Reports is defined in Section 4.7(a).

Parent Representative means a Representative of Parent or its Subsidiaries.

Parent Rights Agreement is defined in Section 4.3(a).

Parent Subsidiary means a Subsidiary of Parent identified on the Parent Disclosure Letter.

Parent Subsidiary Charter Documents means the certificate of incorporation, articles of incorporation, bylaws, limited liability company operating agreement, partnership agreement or other governing organizational documents of each of the Parent Subsidiaries.

Parties is defined in the Recitals.

Party is defined in the Recitals.

Per Share Cash Consideration is defined in Section 2.4(c)(i)(B).

Per Share Stock Consideration is defined in Section 2.4(c)(i)(B).

Permitted Liens means (i) Liens for Taxes, assessments or other governmental charges or levies that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established and described in the applicable Disclosure Letter, (ii) Liens in connection with workmen’s compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established and described in the applicable Disclosure Letter, (iii) operators’, vendors’, suppliers of necessaries to the drilling rigs, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or shipyard Liens (during repair or upgrade periods) or other like Liens arising by operation of Law in the ordinary course of business or statutory landlord’s Liens, each of which is in respect of obligations that have not been outstanding more than 90 days (so long as no action has been taken to file or enforce such Liens within said 90-day period) or which are being contested in good faith, (iv) any other Lien, encumbrance or other imperfection of title that does not materially affect the value or use of the property subject thereto; provided, however, that the Permitted Lien contained in this clause (iv) shall not apply to Sections 3.21(a) or 4.21(a), and (v) other Liens disclosed in Section 3.21 (as to the Company) or Section 4.21 (as to Parent) of the applicable Disclosure Letter.

Person means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization, whether or not a Governmental Authority.

Post-Merger Plans is defined in Section 5.15(a).

Pre-Merger Plan is defined in Section 5.15(a).

Proxy Statement/Prospectus means a joint proxy statement in definitive form relating to the Company Meeting and the Parent Meeting, which joint proxy statement will be included in the prospectus contained in the Registration Statement.

Registration Statement means the Registration Statement on Form S-4 to be filed by Parent in connection with the issuance of Parent Common Stock in the Merger.

Regulatory Filings is defined in Section 5.8(a).

Related Documents is defined in Section 3.2(a).

Representative means any director, officer, employee, agent, advisor (including legal, accounting and financial advisors) or other representative.

Required Company Vote is defined in Section 3.20.

Required Parent Vote is defined in Section 4.20.

Responsible Officers means (a) for the Company, Jan Rask, T. Scott O’Keefe, Dale W. Wilhelm and David J. Crowley, and (b) for Parent, Randall D. Stilley, John T. Rynd and Lisa W. Rodriguez.

Revised Offer is defined in Section 5.4(e)(ii).

Rule 145 is defined in Section 2.6(b)(ii).

SEC means the Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended.

SOX means the Sarbanes-Oxley Act of 2002.

Special Governance Committee is defined in Section 2.3(d).

Stock Designated Shares is defined in Section 2.5(e)(i)(B).

Stock Election Shares is defined in Section 2.5(b).

Subsidiary means for any Person at any time (a) any corporation of which such Person owns, either directly or through its Subsidiaries, more than 50% of the total combined voting power of all classes of voting securities of such corporation, or (b) any partnership, association, joint venture, limited liability company or other business organization, whether or not such constitutes a legal entity, in which such Person directly or indirectly owns more than 50% of the total Equity Interests.

Superior Proposal means a bona fide written Acquisition Proposal (with all percentages used in the definition of Acquisition Proposal increased to 100% for purposes of this definition) made by a Third Party after the date of this Agreement through the Effective Time (or such earlier date that this Agreement is terminated in accordance with the terms set forth herein), if the Board of Directors of the Company or Parent, as the case may be, determines in good faith (based on, among other things, the advice of its independent financial advisors, a summary of which shall promptly be provided to the other Party, and after consultation with outside counsel, and taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal) that such Acquisition Proposal (a) would, if consummated in accordance with its terms, be more favorable, from a financial point of view, to the holders of the common stock of the Company or Parent, as the case may be, than the transactions contemplated by this Agreement (taking into account any amounts payable pursuant to Section 7.3 and any Revised Offer made under Section 5.4(e)), (b) contains conditions which are all reasonably capable of being satisfied in a timely manner, and (c) is not subject to any financing contingency or, to the extent financing for such proposal is required, that such financing is then committed in writing.

Surviving Company is defined in Section 2.2.

TSA means that certain Amended and Restated Tax Sharing Agreement dated November 2006 (effective February 4, 2004) by and between Transocean Holdings, Inc. and the Company.

TSA Merger Payment means the payment required to be made by the Company pursuant to Section 4.2(f) and related provisions of the TSA in an amount not to exceed $250,000,000.00.

Tax or Taxes (including with correlative meaning, “Taxable”) means (a) any federal, foreign, state or local tax including income, gross income, gross receipts, ad valorem, excise, sales, use, value added, admissions, business, occupation, license, franchise, margin, capital, net worth, customs duty, premium, real property, personal property, intangibles, capital stock, transfer, profits, windfall profits, environmental, severance, fuel, utility, payroll, social security, employment, withholding, disability, stamp, rent, recording, registration, alternative minimum, add-on minimum, or other tax, assessment, duty, fee, levy or other governmental charge of any kind whatsoever imposed by a Governmental Authority (a “Tax Authority”), together with and including, without limitation, any and all interest, fines, penalties, assessments and additions to tax resulting from, relating to, or incurred in connection with, any such tax or any contest or dispute thereof; (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of being a member of a consolidated, affiliated, unitary or combined group with any other corporation or entity at any time prior to and through the Closing Date; and (c) any liability for the payment of any amount of the type described in the preceding clauses (a) or (b) as a result of a contractual obligation to any other Person or of transferee, successor or secondary liability.

Tax Authority is defined in the definition of Tax.

Tax Return means any report, return or other information (including any attached schedules or any amendments to such report, return, document, declaration or any other information) required to be supplied to or filed with any Tax Authority with respect to any Tax, including an information return, any document with respect to or accompanying payments, deposits or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

Termination Date is defined in Section 7.1(b)(i).

Third Party means a Person other than any of the Acquired Companies or any of the Parent Companies.

TODCO Severance Policy is defined in Section 5.15(d).

Total Cash Amount is defined in Section 2.4(c)(i)(B).

Total Stock is defined in Section 2.4(c)(i)(B).

Total Stock Value is defined in Section 2.4(c)(i)(B).

Transocean means Transocean, Inc.

U.S. means the United States of America.

Vested Earned Share is defined in Section 2.4(c)(v)(B).

Voting Debt is defined in Section 3.3(b).

Section 1.2 References and Titles.

(a) All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this Subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur.

(b) The word “or” is not exclusive, and the word “including” (in its various forms) means including without limitation. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

(c) As used in the representations and warranties contained in this Agreement, the phrase “to the knowledge” of the representing Party shall mean to the actual knowledge (and not constructive or imputed knowledge) of one or more of the Responsible Officers of a Party.

(d) The Parties have participated jointly in negotiating and drafting this Agreement. In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption of burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision(s) of this Agreement.

(e) In addition, each Section of this Agreement is qualified by the matters set forth in the related Section of the Company Disclosure Letter and the Parent Disclosure Letter, as the case may be, and by such matters set forth any place else in this Agreement or in the Company Disclosure Letter or the Parent Disclosure Letter where the applicability of such qualification to the Section of this Agreement is reasonably apparent. Each Section of Article 3 and Article 4 of this Agreement that is qualified by exceptions that refer to the Company Reports or Parent Reports refers only to (i) matters described in such reports where the applicability of such qualification to such Section of this Agreement is reasonably apparent and (ii) Company Reports or Parent Reports filed prior to the date of this Agreement.

Article 2

The Merger

Section 2.1 The Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into Merger Sub in accordance with the provisions of this Agreement, the Certificate of Merger, the DGCL and the DLLCA.

Section 2.2 Effect of the Merger. Upon the effectiveness of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall be the surviving entity in the Merger (referred to from time to time herein as the “Surviving Company”). Merger Sub shall continue its company existence under the Laws of the State of Delaware with all its rights, privileges, immunities and franchises continuing unaffected by the Merger. The Merger shall have the effects specified in this Agreement, the DGCL and the DLLCA.

Section 2.3 Governing Instruments; Directors of Parent and the Surviving Company.

(a) The certificate of formation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of formation of the Surviving Company until duly amended in accordance with its terms and applicable Law.

(b) The limited liability company agreement of Merger Sub, as in effect immediately prior to the Effective Time, shall be the limited liability company agreement of the Surviving Company until duly amended in accordance with its terms and applicable Law.

(c) The directors and officers of Merger Sub at the Effective Time shall be the initial directors and officers, respectively, of the Surviving Company from the Effective Time until their respective successors have been duly elected or appointed in accordance with the certificate of formation and limited liability company agreement of the Surviving Company and applicable Law.

(d) As of the Effective Time, the directors of Parent shall be as described on Exhibit 2.3(d). As of the Effective Time, and continuing for a period of three years following the Effective Time: (i) the ratio of Parent Directors to Company Directors (each as defined in this Section 2.3(d)) serving on the Board of Directors of Parent shall be maintained at seven-to-three; and (ii) all vacancies on the Parent Board of

Directors created by the cessation of service of a Parent Director or Company Director for any reason shall be filled by a nominee selected by the Special Governance Committee of the Board of Directors of Parent (the “Special Governance Committee”), which shall consist of a majority of Parent Directors and shall have delegated authority under its charter to implement the terms of this Section 2.3(d). Parent shall take all requisite action, effective as of the Effective Time, to cause the three Company Directors named on Exhibit 2.3(d) to be appointed to the Parent Board of Directors. Parent shall use its reasonable best efforts in a manner consistent with the DGCL to appoint the two Company Directors specified in Exhibit 2.3(d) to the class of directors whose term ends at the third annual stockholders’ meeting following the Effective Time and one Company Director to the class of directors whose term ends at the second annual stockholders’ meeting following the Effective Time. The terms “Parent Directors” and “Company Directors” shall mean the directors of Parent or Company, as the case may be, who (x) were designated to be directors of Parent as of the Effective Time pursuant to this Section 2.3(d), and (y) any other directors who take office after the Effective Time who are nominated, or proposed to the Special Governance Committee for election or appointment to the Board of Directors of Parent by recommendation of a majority of Parent Directors or Company Directors, as the case may be, who meet the definition thereof specified in the forgoing clause (x).

Section 2.4 Effect on Securities

(a) Merger Sub Interests. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each Merger Sub member interest outstanding immediately prior to the Effective Time shall remain outstanding and continue as one member interest of the Surviving Company, and each certificate, evidencing ownership of any such interest shall continue to evidence ownership of the same number of member interests of the Surviving Company.

(b) Parent Capital Stock. At the Effective Time, each share of Parent capital stock then issued and outstanding shall remain issued, outstanding and unchanged.

(c) Company Securities.

(i) Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof (but subject to the provisions of Section 2.6(e)), each share of Company Common Stock (other than Dissenting Shares) that is issued and outstanding immediately prior to the Effective Time (including, without limitation, shares of Company Common Stock that are issued prior to the Effective Time in connection with Company Stock Options, Director Awards or Deferred Units under the Company Incentive Plans as contemplated in Sections 2.4(c)(iii) or (v) below) shall be converted into the right to receive the following consideration:

(A) Each share of Company Common Stock shall be converted into at the election of the holder as provided in and subject to Section 2.5, either (i) the Per Share Stock Consideration or (ii) the Per Share Cash Consideration (together the “Merger Consideration”); and

(B) Each share of Company Common Stock, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (along with any cash in lieu of fractional shares of Parent Common Stock as provided in Section 2.6(e) and any unpaid dividends and distributions with respect to such shares of Parent Common Stock as provided in Section 2.6(c)), without interest, upon the surrender of such certificate in accordance with Section 2.6(b).

For purposes of this Agreement, each of the following terms has the meaning set forth below:

“Aggregate Consideration” means the sum of (x) Total Stock Value and (y) Total Cash Amount.

“Aggregate Consideration Per Share” means the quotient rounded to the nearest ten-thousandth, obtained by dividing the Aggregate Consideration by the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

“Deemed Shares Outstanding” means the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time; provided, however, that regardless of the actual number of shares of Company Common Stock outstanding immediately prior to the Effective Time, in no event shall the Deemed Shares Outstanding exceed the sum of (a) 57,772,039 and (b) the aggregate number of shares of Company Common Stock, if any, that are issued after the date hereof by the Company upon the exercise of Company Stock Options or upon vesting of a Deferred Unit or Director Award (all as disclosed in Section 3.3 and as exercised or vested in accordance with their terms) or shares of Company Common Stock permitted to be issued in accordance with Section 5.2(iv)(B), in each case, outstanding immediately prior to the Effective Time.

“Exchange Ratio” means the quotient, rounded to the nearest ten-thousandth, obtained by dividing the Aggregate Consideration Per Share by the Final Parent Stock Price.

“Final Parent Stock Price” means the average of the per share closing sales prices of Parent Common Stock on NASDAQ, as reported in The Wall Street Journal, for the ten consecutive trading days ending on the fifth calendar day immediately prior to the Effective Time (or if such calendar day is not a trading day, then ending on the first trading day immediately preceding such calendar day).

“Per Share Cash Consideration” means cash in an amount equal to the Aggregate Consideration Per Share.

“Per Share Stock Consideration” means a number of shares (which need not be a whole number) of Parent Common Stock equal to the Exchange Ratio, which shares shall include the rights under the Parent Rights Agreement associated therewith.

“Total Cash Amount” means the product obtained by multiplying $16.00 by the Deemed Shares Outstanding.

“Total Stock” means the product obtained by multiplying (x) 0.979 by (y) the Deemed Shares Outstanding.

“Total Stock Value” means the product obtained by multiplying (x) the Total Stock by (y) the Final Parent Stock Price.

(ii) Company Treasury Stock. At the Effective Time, by virtue of the Merger, all shares of Company Common Stock that are held by the Company as treasury stock or by Parent or Merger Sub or by any wholly owned Subsidiary of Parent or the Company immediately prior to the Effective Time, shall be cancelled and retired and shall cease to exist, and no Merger Consideration shall be paid or payable in exchange therefor.

(iii) Company Stock Options.

(A) At the Effective Time Company Stock Options granted to holders (other than Non-Continuing Employees) that are outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company Common Stock, and Parent shall assume each such Company Stock Option (hereinafter an “Assumed Option”) subject to the terms of the applicable Company Incentive Plan and stock option award agreement; provided, however, that the (1) number of shares of Parent Common Stock purchasable upon such exercise of such Assumed Option shall be equal to the number of shares of the Company Common Stock that were purchasable under such Company Stock Option immediately prior to the Effective

Time multiplied by the Exchange Ratio and rounded down to the nearest whole share, and (2) the per share exercise price under such Assumed Option shall be adjusted by dividing the per share exercise price under such Company Stock Option immediately prior to the Effective Time by the Exchange Ratio, and rounding up to the nearest whole cent, each in compliance with the “ratio test” and the “spread test” of the Treasury Regulations under Section 424 of the Code.

(B) At the Effective Time, Company Stock Options granted to Non-Continuing Employees that are outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company Common Stock, and, at the election of such Non-Continuing Employee (the “Option Election”), Parent shall (i) assume their Company Stock Options as provided for in Section 2.4(c)(iii)(A) above or (ii) retire such Company Stock Option for cash in an amount equal to the product obtained by multiplying (x) the difference between (1) the Aggregate Consideration Per Share minus (2) the per share exercise price under such Company Stock Option by (y) the number of shares of Company Common Stock underlying such Company Stock Option. The Option Election shall be made for each tranche of Company Stock Options held by the Non-Continuing Employee and must be made by the Non-Continuing Employee not later than ten days prior to the Closing Date. If any such Non-Continuing Employee fails to make a timely election before such deadline, such Non-Continuing Employee shall be deemed to have made an Option Election to have Parent assume their Company Stock Option under subclause (i) of this clause (B). The Option Election made by the Non-Continuing Employee with respect to a particular tranche of Company Stock Options shall apply to each Company Stock Option of such Non-Continuing Employee contained in such tranche. For purposes of the foregoing, a tranche of Company Stock Options shall mean all of the Company Stock Options granted to a given Company Employee in a single given award agreement on a single given grant date, with the same terms and conditions, including exercise price, vesting, exercise requirements and duration.

(C) Any provision of this Agreement to the contrary notwithstanding, any adjustment pursuant to Parent’s assumption of the Company Stock Options shall be determined in a manner so the Assumed Option (including Company Stock Options assumed pursuant to Section 2.4(c)(iii)(B)) will be exempt from Code Section 409A and the Parties to this Agreement shall agree to any adjustments to the foregoing to comply therewith. All Assumed Options (including Company Stock Options assumed pursuant to Section 2.3(c)(iii)(B)) shall be fully vested, except in the case of Company Stock Options granted in 2007 to holders other than Non-Continuing Employees. Company Stock Options granted in 2007 that become Assumed Options (excluding Company Stock Options assumed pursuant to Section 2.3(c)(iii)(B) which shall be fully vested) hereunder shall continue to vest according to the terms of the Company Stock Option award agreement. Following the Effective Time, no holder of a Company Stock Option that becomes an Assumed Option (including Company Stock Options assumed pursuant to Section 2.3(c)(iii)(B)) shall have any right to receive any shares of Company Common Stock in respect of such option or any Merger Consideration.

(iv) Company Restricted Stock. The Parties acknowledge that 254,021 shares of Company Restricted Stock have been issued (and have not yet vested) pursuant to stock grants to the Company’s directors and employees under the Company Incentive Plans and that such Company Restricted Stock shall be or become fully vested at or prior to the Effective Time, and each such share of Company Restricted Stock will be treated at the Effective Time the same as, and have the same rights and be subject to the same conditions, as each share of Company Common Stock not subject to any restrictions; provided, that upon vesting the holder may satisfy the applicable withholding Tax obligations by returning to Parent or Merger Sub a sufficient number of shares of Company Common Stock equal in value to such obligation. Prior to the Effective Time, the Company, the Company Board of Directors and the Committee shall take all actions necessary under the Company Incentive Plans, the award agreements thereunder and otherwise to effectuate this Section 2.4(c)(iv).

(v) Other Interests.

(A) Subject to the terms and upon the conditions herein, immediately prior to the Effective Time, each director deferred stock unit award granted and then outstanding under Company Incentive Plans (each, a “Director Award”) shall be fully vested in each holder thereof and the underlying shares of Company Common Stock shall be issued and will be treated at the Effective Time the same as, and shall have the same rights and be subject to the same conditions as, other shares of Company Common Stock; provided that upon vesting and issuance, the holder may satisfy the applicable withholding Tax obligations by returning to Parent or Merger Sub a sufficient number of shares of Company Common Stock equal in value to such obligation. Prior to the Effective Time, the Company, the Company Board of Directors and the Committee shall take all actions necessary under the Company Incentive Plans, the award agreements thereunder and otherwise to effectuate this Section 2.4(c)(v)(A).

(B) Subject to the terms and upon the conditions set forth in this Section 2.4(c)(v)(B), immediately prior to the Effective Time, the deferred performance units award granted and then outstanding under the Company Incentive Plans (each “Deferred Unit”) shall be converted into Earned Shares (as defined in the Deferred Units award letter) at the rate of 0.5 of the number of Deferred Units set forth in the related award letter and otherwise in accordance with the terms of the applicable Company Incentive Plans and the award letters (if so converted under such plans and awards, each Earned Share hereafter referred to as “Vested Earned Share”). Each holder of a Vested Earned Share under the Company Incentive Plans awarded (x) prior to 2007 to any participant and (y) in 2007 to Non-Continuing Employees shall be issued Company Common Stock for each Vested Earned Share and the underlying shares of the Company Common Stock will be treated at the Effective Time the same as, and shall have the same rights and be subject to the same conditions as other shares of Company Common Stock not subject to any restrictions. For Deferred Units granted in 2007 to holders other than Non-Continuing Employees and outstanding immediately prior to the Effective Time, if the Parent assumes the obligations of the Company under the award letter at the Effective Time, Deferred Units shall be converted into, immediately prior to the Effective Time, Company Restricted Stock at the rate of 0.5 of a share of Company Restricted Stock per Deferred Unit and otherwise in accordance with the terms of the applicable Company Incentive Plan and award letter, and such shares of Company Restricted Stock shall be converted into a number of restricted shares of Parent Company Stock equal to the product of the Exchange Ratio multiplied by the number of shares of Company Restricted Stock so converted, and the restrictions and conditions of such shares of restricted Parent Company Stock shall be the same as those contained in the applicable Company Incentive Plan and award letter related to the Company Restricted Stock so converted. For Deferred Units granted in 2007 to holders other than Non-Continuing Employees and outstanding immediately prior to the Effective Time, if the Parent fails or otherwise refuses to assume the obligations of the Company under the award letter at the Effective Time, such Deferred Units shall be converted into, immediately prior to the Effective Time, Company Restricted Stock at the rate of 0.5 of a share of Company Restricted Stock per Deferred Unit and otherwise in accordance with the terms of the applicable Company Incentive Plan and award letter, and each such share of Company Restricted Stock shall be treated at the Effective Time the same as, and shall have the same rights and be subject to the same conditions as other shares of Company Restricted Stock pursuant to Section 2.4(c)(iv). The holder of the Deferred Units may satisfy the applicable withholding Tax obligations by returning to the Merger Sub or Parent a sufficient number of shares of Company Common Stock equal to the value of such obligation.

(vi) Dissenting Shares. Dissenting Shares shall not be converted into or represent the right to receive any Merger Consideration unless the Dissenting Stockholder holding particular Dissenting Shares has failed to perfect his, her or its right to appraisal under the DGCL in respect of such shares or has properly withdrawn his, her or its demand for appraisal in respect of such shares. If such Dissenting

Stockholder has so failed to perfect or has withdrawn his, her or its rights to appraisal in respect of such shares, then such Dissenting Shares shall cease to be Dissenting Shares and shall entitle such Dissenting Stockholder to receive the Merger Consideration as provided in Section 2.4(c)(i) in respect of such shares, and promptly following the occurrence of such event and upon the surrender of the Company Certificate(s) representing such Dissenting Shares, the Exchange Agent and the Surviving Company (as applicable) shall deliver to the holder of such surrendered Company Certificate(s) the Merger Consideration in respect of such shares. The Company shall comply with those provisions of Section 262 of the DGCL which are required to be performed by the Company prior to the Effective Time to the reasonable satisfaction of Parent. The Company shall give Parent (A) prompt notice of any written demands for appraisal under the DGCL actually received by the Company and (B) an opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to demands for appraisal under the DGCL or offer to settle or settle any such demands.

(vii) Certain Adjustments. If between the date of this Agreement and the Effective Time, whether or not permitted pursuant to the terms of this Agreement, the outstanding Parent Common Stock shall be changed into a different number or type of securities by reason of any stock split, combination, merger, consolidation, reorganization or other similar transaction, or any distribution of shares of Parent Common Stock shall be declared with a record date within such period, the Per Share Stock Consideration and the Per Share Cash Consideration shall be appropriately adjusted to provide the holders of Company Common Stock, Company Stock Options and Company Stock Awards with the same economic effect as was contemplated by this Agreement prior to giving effect to such event.

Section 2.5 Election Procedures; Allocation of Merger Consideration.

(a) An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates theretofore representing shares of Company Common Stock shall pass, only upon proper delivery of such Company Certificates to the Exchange Agent) in such form as Parent shall specify and as shall be reasonably acceptable to the Company (the “Election Form”) and pursuant to which each holder of record of shares of Company Common Stock as of the close of business on the Election Form Record Date may make an election pursuant to this Section 2.5, shall be mailed at the same time as the Proxy Statement/Prospectus or at such other time as the Company and Parent may agree (the date on which such mailing is commenced or such other agreed date, the “Mailing Date”) to each holder of record of Company Common Stock as of the close of business on the record date for notice of the Company Special Meeting (the “Election Form Record Date”). Such Election Form shall require each holder of record of a Company Certificate to specify whether such holder of record is a citizen of the United States, within the meaning of Section 2 of the Shipping Act of 1916, as amended (46 U.S.C. Section 802), and shall be in such form and have such other provisions as Parent may reasonably specify.

(b) Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions), other than any holder of Dissenting Shares, to specify (i) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive the Per Share Stock Consideration (“Stock Election Shares”), (ii) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive the Per Share Cash Consideration (“Cash Election Shares”), or (iii) that such holder makes no election with respect to such holder’s Company Common Stock (“Non-Election Shares”). Any Company Common Stock with respect to which the Exchange Agent has not received an effective, properly completed Election Form on or before 5:00 p.m., New York time, on the 33rd day following the Mailing Date (or such other time and date as the Company and Parent shall agree) (the “Election Deadline”) (other than any shares of Company Common Stock that constitute Dissenting Shares as of such time) shall also be deemed to be Non-Election Shares. Parent and the Company may agree to extend such deadline to such other date as is agreed to by Parent and the Company, and the Company and Parent shall make a public announcement of such new Election Deadline, if any.

(c) Parent shall make available one or more Election Forms as may reasonably be requested from time to time by all Persons who become holders (or beneficial owners) of Company Common Stock between the Election Form Record Date and the close of business on the Business Day prior to the Election Deadline, and the Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

(d) Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by (i) one or more Company Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Company Certificates or the guaranteed delivery of such Company Certificates) representing all certificated shares of Company Common Stock covered by such Election Form or (ii) in the case of shares in book-entry form, any additional documents specified by the procedures set forth in the Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the Person submitting such Election Form prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Company Common Stock represented by such Election Form shall become Non-Election Shares and Parent shall cause the Company Certificates, if any, representing Company Common Stock to be promptly returned without charge to the Person submitting the Election Form upon written request to that effect from the holder who submitted the Election Form, except to the extent (if any) a subsequent election is properly made with respect to any or all of the applicable shares of Company Common Stock. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. None of Parent, Merger Sub or the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

(e) Parent shall cause the Exchange Agent to allocate among the holders of Company Common Stock with rights to receive Merger Consideration in accordance with the Election Form as follows:

(i) Cash Election Shares for more than Total Cash Amount. If the product obtained by multiplying (x) the Cash Election Shares by (y) the Per Share Cash Consideration is greater than the Total Cash Amount, then:

(A) All Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Per Share Stock Consideration,

(B) The Exchange Agent shall then select from among the Cash Election Shares, pro rata to the holders of Cash Election Shares in accordance with their respective numbers of Cash Election Shares (except as provided in the last paragraph of this Section 2.5(e)), a sufficient number of shares (“Stock Designated Shares”) such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Total Cash Amount, and all Stock Designated Shares shall be converted into the right to receive the Per Share Stock Consideration, and

(C) The Cash Election Shares that are not Stock Designated Shares will be converted into the right to receive the Per Share Cash Consideration.

(ii) Cash Election Shares for less than Total Cash Amount. If the product obtained by multiplying (x) the Cash Election Shares by (y) the Per Share Cash Consideration is less than the Total Cash Amount, then:

(A) All Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration,

(B) The Exchange Agent shall then select first from among the Non-Election Shares and then (if necessary) from among the Stock Election Shares, in each case pro rata to the holders of

Non-Election Shares or Stock Election Shares, as the case may be, in accordance with their respective numbers of Non-Election Shares or Stock Election Shares, as the case may be, a sufficient number of shares (“Cash Designated Shares”) such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Total Cash Amount, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Consideration, and

(C) The Stock Election Shares and the Non-Election Shares that are not Cash Designated Shares shall be converted into the right to receive the Per Share Stock Consideration.

(iii) Cash Election Shares equal to Total Cash Amount. If the product obtained by multiplying (x) the Cash Election Shares by (y) the Per Share Cash Consideration is equal to the Total Cash Amount, then subparagraphs (i) and (ii) above shall not apply and all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration and all Stock Election Shares and Non-Election Shares shall be converted into the right to receive the Per Share Stock Consideration.

Notwithstanding anything in this Agreement to the contrary, to the fullest extent permitted by Law, for purposes of determining the allocations set forth in this Section 2.5, Parent shall have the right to require, but not the obligation to require (unless such requirement is necessary to satisfy the conditions set forth in Section 6.2(d) or Section 6.3(e)), that any shares of Company Common Stock that constitute Dissenting Shares as of the Election Deadline be treated as Cash Election Shares not subject to the pro rata selection process contemplated by this Section 2.5, and, if Parent so requires, then, to the fullest extent permitted by Law, any Dissenting Shares that receive the Merger Consideration shall be treated as Cash Election Shares not subject to the pro rata selection process contemplated by this Section 2.5.

(f) The pro rata selection process to be used by the Exchange Agent shall consist of such equitable pro ration processes as shall be mutually determined by Parent and the Company.

(g) Excess Foreign Ownership. The provisions of the Parent Charter Documents and the Merger Sub Charter Documents shall, to the extent necessary, override the provisions of this Article 2 to the extent necessary to eliminate any Excess Foreign Ownership.

Section 2.6 Exchange of Certificates.

(a) Exchange Fund. Promptly following the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of the holders of shares of Company Common Stock, (a) certificates representing shares of Parent Common Stock to be issued pursuant to Section 2.4(c)(i), Section 2.4(c)(iv) and Section 2.4(c)(v) and delivered pursuant to Section 2.6(b) and (b) cash or immediately available funds equal to the Total Cash Amount. Such shares of Parent Common Stock, together with any dividends or distributions with respect thereto (as provided in Section 2.6(c)) and such funds, are referred to herein as the “Exchange Fund.” The Exchange Agent, pursuant to irrevocable instructions consistent with the terms of this Agreement, shall deliver the Parent Common Stock and the cash portion of the aggregate Merger Consideration to be issued or paid pursuant to Section 2.4(c)(i), Section 2.4(c)(iv) and Section 2.4(c)(v) out of the Exchange Fund, and the Exchange Fund shall not be used for any other purpose whatsoever. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed after the deposit of such Exchange Fund with respect thereto for the account of Persons entitled thereto.

(b) Exchange Procedures.

(i) As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Company Certificate that, immediately prior to the Effective Time, represented shares of Company Common Stock, a letter of transmittal to be used to effect the exchange of such Company Certificate for the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Company Certificate, along with instructions for using such letter of transmittal to effect such exchange. The letter of transmittal (or the instructions thereto) shall specify that delivery of any Company Certificate shall be effected, and risk of loss and title thereto shall pass, only upon delivery of such Company Certificate to the Exchange Agent. Such letter of transmittal shall require each holder of record of a Company Certificate to specify whether such holder of record is a citizen of the United States, within the meaning of Section 2 of the Shipping Act of 1916, as amended (46 U.S.C. Section 802), and shall be in such form and have such other provisions as Parent may reasonably specify.

(ii) Upon surrender to the Exchange Agent of a Company Certificate for cancellation, together with a duly completed and executed letter of transmittal and any other required documents (including, in the case of any Person constituting an “affiliate” of the Company for purposes of Rule 145(c) and (d) under the Securities Act (“Rule 145”), a written agreement from such Person as described in Section 5.9, if not theretofore delivered to Parent): (A) the holder of such Company Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock, if any, and cash portion of the Merger Consideration that such holder has the right to receive pursuant to Section 2.4(c)(i), Section 2.4(c)(iv) and Section 2.4(c)(v), any cash in lieu of fractional shares of Parent Common Stock as provided in Section 2.6(e), and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.4(c)(i), Section 2.4(c)(iv) and Section 2.4(c)(v) (after giving effect to any required withholding of taxes); and (B) the Company Certificate so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or unpaid dividends and distributions, if any, payable to holders of Company Certificates.

(iii) In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration payable in respect of such shares of Company Common Stock (along with any cash in lieu of fractional shares and any unpaid dividends and distributions that such holder has the right to receive under this Agreement) may be issued or paid to a transferee if the Company Certificate representing such shares of Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer, including such signature guarantees as Parent or the Exchange Agent may request, and to evidence that any applicable stock transfer taxes have been paid.

(iv) Until surrendered as contemplated by this Section 2.6(b), each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender of a Company Certificate and execution of such other documents as the Exchange Agent may require, the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Company Certificate as provided in Section 2.4(c)(i), Section 2.4(c)(iv) and Section 2.4(c)(v) (along with any cash in lieu of fractional shares and any unpaid dividends and distributions).

(c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate. Subject to the effect of applicable Law: (i) at the time of the surrender of a Company Certificate for exchange in accordance with the provisions of this Section 2.6, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date on or prior to surrender) not theretofore paid with respect to the number of whole shares of Parent Common Stock that such holder is entitled to receive (less the amount of any withholding taxes that may be required with respect thereto); and (ii) at the appropriate payment date and without duplicating any payment made under clause (i) above, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date subsequent to surrender) payable with respect to the number of whole shares of Parent Common Stock that such holder receives (less the amount of any withholding taxes that may be required with respect thereto).

(d) No Further Ownership Rights in Company Common Stock. The Merger Consideration issued and paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.6(c) or Section 2.6(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. At the Effective Time the stock transfer books of the Company shall be closed and from and after the Effective Time, there shall be no further registration of transfers of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, a Company Certificate is presented to the Surviving Company for any reason, it shall be cancelled and exchanged as provided in this Section 2.6.

(e) Treatment of Fractional Shares. No Parent Certificates or scrip representing fractional shares of Parent Common Stock shall be issued in the Merger and, except as provided in this Section 2.6(e), no dividend or other distribution, stock split or interest shall relate to any such fractional share, and such fractional share shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any fractional share of Parent Common Stock to which a holder of Company Common Stock would otherwise be entitled (after taking into account all Company Certificates delivered by or on behalf of such holder), such holder, upon surrender of a Company Certificate as described in this Section 2.6, shall be paid an amount in cash (without interest) determined by multiplying (i) the Final Parent Stock Price by (ii) the fraction of a share of Parent Common Stock to which such holder would in addition otherwise be entitled, in which case Parent shall make available to the Exchange Agent, to any other cash being provided to the Exchange Agent pursuant to Section 2.6(a), the amount of cash necessary to make such payments. The Parties acknowledge that payment of cash consideration in lieu of issuing fractional shares of Parent Common Stock was not separately bargained for consideration but represents merely a mechanical rounding off for purposes of simplifying the problems that would otherwise be caused by the issuance of fractional shares of Parent Common Stock.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund and cash held by the Exchange Agent in accordance with the terms of this Section 2.6 that remains unclaimed by the former stockholders of the Company as of the date that is twelve months following the Effective Time shall be delivered to Parent, upon demand. Thereafter, any former stockholders of the Company, other than those exercising appraisal rights pursuant to Section 262 of the DGCL and as provided in Section 2.4(c)(vi), who have not theretofore complied with the provisions of this Section 2.6 shall look only to Parent for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock (all without interest).

(g) No Liability. None of Parent, the Company, the Surviving Company, the Exchange Agent or any other Person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to any public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by former holders of Company Common Stock for a period of three years following the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(h) Lost, Stolen, or Destroyed Company Certificates. If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed, and, if required by Parent or the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct, as indemnity against any claims that may be made against it with respect to such Company Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration (along with any cash in lieu of fractional shares pursuant to Section 2.6(e) and any unpaid dividends and distributions pursuant to Section 2.6(c)) deliverable with respect thereto pursuant to this Agreement.

Section 2.7 Closing. The Closing shall take place on the Closing Date at such time and place as is agreed upon by Parent and the Company.

Section 2.8 Effective Time of the Merger. The Merger shall become effective (the “Effective Time”) immediately when the Certificate of Merger is accepted for filing by the Secretary of State of Delaware, or at such time thereafter as is provided in the Certificate of Merger. As soon as practicable after the Closing, the Certificate of Merger shall be filed with the Secretary of State of the State of Delaware, and the Effective Time shall occur.

Section 2.9 Taking of Necessary Action; Further Action. Subject to the terms and conditions of this Agreement, each of the Parties shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the DGCL and DLLCA as promptly as commercially practicable. In addition, the Parties agree to execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, real estate and other property, rights, privileges, powers and franchises of either of Merger Sub or the Company, the officers and directors of the Surviving Company are fully authorized, in the name of the Surviving Company or otherwise to take, and shall take, all such lawful and necessary action.

Section 2.10 Withholding. Each of Parent, the Surviving Company and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as required under the Code or any provision of state, local or foreign Tax Law, with respect to the making of such payment. Any such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding was made.

Article 3

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that:

Section 3.1 Company Existence; Good Standing; Corporate Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company is duly qualified to conduct business and is in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the ownership, operation or lease of its property or the nature of the Company’s business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing individually or in the aggregate does not constitute and is not reasonably likely to constitute a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as currently conducted. The Company has delivered to Parent true, accurate and complete copies of the Fourth Amended and Restated Certificate of Incorporation (including any and all Certificates of Designations) and bylaws of the Company, each as amended to date (the “Company Charter Documents”), and each Company Charter Document is in full force and effect, has not been amended or modified and has not been terminated, superseded or revoked. The Company is not in violation of its Company Charter Documents.

Section 3.2 Authorization, Validity and Effect of Agreements.

(a) The Company and each Company Subsidiary has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is currently being conducted, except (as to foreign Company Subsidiaries only) as would have an immaterial effect on the

Company and its Subsidiaries, taken as a whole, and the Company has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements, instruments, certificates and documents contemplated hereunder (collectively, the “Related Documents”) to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Merger and all other transactions contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and the Related Documents and the consummation of the Merger and the other transactions contemplated hereunder and thereunder have been duly authorized by all requisite corporate action on behalf of the Company, and no other corporate proceedings by the Company are necessary to authorize the execution and delivery of this Agreement or the Related Documents or to consummate the Merger and the other transactions contemplated hereunder or under the Related Documents except for the approval and adoption of this Agreement by the Company’s stockholders and the filing of the Certificate of Merger pursuant to Delaware Law and the Governmental Authority application and approvals described in Section 5.8.

(b) Under Delaware Law, the Required Company Vote is the only vote of the holders of any class or series of Equity Interests of the Company necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby.

(c) This Agreement and each of the Related Documents to which the Company is a party has been duly executed by the Company and constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at Law). This Agreement and each Related Document to which the Company is a party has been duly executed or will be duly executed and delivered by the Company by duly authorized officers of the Company. The Company has taken all action necessary to render the restrictions set forth in Section 203 of the DGCL inapplicable to this Agreement and the transactions contemplated hereby.

Section 3.3 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 500,000,000 shares of Company Common Stock, and (ii) 50,000,000 shares of Company Preferred Stock. As of the close of business on March 15, 2007, there were (a) 57,772,039 issued and outstanding shares of Company Common Stock, (b) no issued shares of Company Common Stock held by the Company in its treasury, and (c) no issued or outstanding shares of Company Preferred Stock. The stockholders of the Company previously approved a Long-Term Incentive Plan (the “Company 2004 Plan”) and in May 2005 approved of the 2005 Long-Term Incentive Plan (the “Company 2005 Plan”, together with the Company 2004 Plan, the “Company Incentive Plans”). Upon stockholder approval of the Company 2005 Plan, no further awards to acquire Equity Interests in the Company were granted under the Company 2004 Plan. As of March 15, 2007, 361,824 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options under the Company 2004 Plan and 352,750 shares of Company Common Stock are reserved for issuance pursuant to outstanding Company Stock Options granted under the Company 2005 Plan. As of March 15, 2007, 148,652 shares of Company Common Stock are reserved for issuance pursuant to outstanding and Deferred Units granted under the Company 2004 Plan. As of March 15, 2007, 307,572 shares of Company Common Stock are reserved for issuance pursuant to outstanding Director Awards and Deferred Units granted under the Company 2005 Plan. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. All of the Company Common Stock is, and all shares of Company Common Stock which may be issued and outstanding as of the Effective Time as permitted under this Agreement shall be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights. Each share of Company Common Stock includes one preferred stock purchase right. The rights are issued pursuant to the Rights Agreement by and between the Company and The Bank of New York, dated as of February 4, 2004 (the “Company Rights Agreement”).

(b) The Company has no outstanding bonds, debentures, promissory notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for Equity Interests having the right to vote) with the stockholders of the Company on any matter (“Voting Debt”). As of the date of this Agreement, except as set forth in this Section 3.3, the Company and its Subsidiaries have not issued, sold, granted or delivered, are not obligated to issue, sell, grant or deliver, are not obligated to cause to be issued, sold, granted or delivered and are not a party to any Contract or other obligation to issue, sell, grant or deliver, any Equity Interest (including, without limitation, any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind pursuant to which a Person is entitled to acquire an Equity Interest) or Voting Debt of any nature or any additional shares of capital stock or any other Equity Interest in the Company or any Company Subsidiary, except (as to foreign Company Subsidiaries only) Equity Interests that would have an immaterial effect on the Company and its Subsidiaries, taken as a whole. There are no outstanding or authorized (x) Contractual or other obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Interest of the Company or any of its Subsidiaries or any such securities or agreements referred to in the prior sentence, or (y) voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries, except (as to foreign Company Subsidiaries only) repurchases, redemptions or acquisitions that would have an immaterial effect on the Company and its Subsidiaries, taken as a whole.

Section 3.4 Subsidiaries.

(a) Each of the Company’s Subsidiaries is a corporation or other legal entity duly organized or constituted, validly existing under the Laws of its jurisdiction of incorporation, organization or formation. The Company’s Subsidiaries have all requisite corporate power and authority to own, operate and lease their respective properties and to carry on their respective business as currently conducted. The Company’s Subsidiaries are each duly qualified to conduct business and are each in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the ownership, operation or lease of such Subsidiary’s property or the nature of such Subsidiary’s business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing, individually or in the aggregate, does not constitute and would not be reasonably likely to constitute a Company Material Adverse Effect. All of the outstanding shares of capital stock of, or other Equity Interests in, each of the Company’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of all Liens, except for directors’ qualifying shares and Liens granted under the agreements identified in clauses (a) or (b) of the definition of Company Credit Agreements.

(b) Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 includes all of the Company’s Subsidiaries. The Company’s U.S. Subsidiaries are not in violation of their respective Company Subsidiary Charter Documents, and the Company’s non-U.S. Subsidiaries are not in material violation of their respective Company Subsidiary Charter Documents.

Section 3.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Company Material Adverse Effect, and except for (i) matters relating to Taxes, which are treated exclusively in Section 3.10, and (ii) matters arising under Environmental Health and Safety Laws which are treated exclusively in Section 3.13:

(a) Neither the Company nor any Subsidiary of the Company is in violation of any applicable Law relating to the ownership or operation of any of their respective assets, and no claim is pending or, to the knowledge of the Company, threatened with respect to any such matters.

(b) The Company and each Subsidiary of the Company hold all permits, licenses, certifications, variations, exemptions, Orders, franchises, registrations, filings, approvals, authorizations or other required grant of operating authority required by any Governmental Authority necessary for the conduct of their respective businesses (the “Company Permits”). All Company Permits are in full force and effect and there exists no default thereunder or breach thereof, and the Company has no notice or knowledge that such Company Permits will not be renewed in the ordinary course after the Effective Time. No Governmental Authority has given, or to the knowledge of the Company, threatened to give, notice of any action to terminate, cancel or reform any Company Permits.

(c) Each drilling rig or other vessel owned by the Company or a Subsidiary of the Company which is subject to classification is in class according to the rules and regulations of the applicable classifying body and is duly and lawfully documented under the Laws of its flag jurisdiction.

(d) The Company and each Subsidiary of the Company possess all Company Permits required for the present ownership or lease, as the case may be, and operation of all the Company Owned Real Property and Company Leased Real Property (together, the “Company Real Property”) except where the failure to possess any of the same, individually or in the aggregate, has not caused, and is not reasonably likely to cause, a Company Material Adverse Effect. There exists no material default or breach with respect to, and no Person, including any Governmental Authority, has taken or, to the knowledge of the Company, threatened to take, any action to terminate, cancel or reform any such Company Permit pertaining to the Company Real Property.

Section 3.6 No Conflict; Consents.

(a) The execution and delivery by the Company of this Agreement and the Related Documents, the performance of the Company’s obligations hereunder and thereunder and the consummation by the Company of the Merger and the other transactions contemplated hereunder and thereunder in accordance with the terms hereof will not (i) conflict with or result in a breach of any provisions of the Company Charter Documents or any Company Subsidiary Charter Documents of any U.S. Company Subsidiary or materially conflict with or result in a material breach of any provisions of the Company Subsidiary Charter Documents of any non-U.S. Company Subsidiary, (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or impair the Company’s rights under or alter the rights or obligations of third parties under or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, any Company Material Contract or other Contract or result in the creation of any Lien upon any of the properties or assets of the Company or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of, any Company Material Contract or other Contract, or by which the Company or any of its Subsidiaries or any of their properties is bound or affected or (iii) subject to the filings and other matters referred to in Section 5.8, contravene or conflict with or constitute a violation of any provision of any applicable Law binding upon or applicable to the Company or any of its Subsidiaries, other than, in the cases of clauses (ii) through (iii), any such violations, conflicts, breaches, defaults, impairments, alterations, terminations, cancellations, purchase rights, accelerations, Liens, voidings or detriments which individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) Neither the execution and delivery by the Company of this Agreement or any Related Document nor the consummation by the Company of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will require any consent, approval or authorization of, or filing or registration with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents required to be filed as a result of the Merger with the relevant Governmental Authorities in the states and foreign jurisdictions in which Company or any Company Subsidiary is qualified to conduct business, (ii) the filing of the Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act and the effectiveness of the Registration Statement, (iii) filings required under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), including forms and other documents with the FTC and the Antitrust Division of the DOJ as required by the HSR Act (“Notification and Report Forms”), (iv) filings required under federal and state securities or “Blue Sky” Laws, applicable non-U.S. Laws or the rules of the New York Stock Exchange, (v) any other applicable filings or notifications under the antitrust, competition or similar Laws of foreign jurisdictions ((i), (ii), (iii), (iv) and (v) collectively, the “Company Regulatory Filings”)), except for any consent, approval or authorization the failure of which to obtain and for any filings, notifications or registrations the failure of which to be made, in each case individually, or in the aggregate, would not cause and is not reasonably likely to cause a Company Material Adverse Effect or materially adversely affect the ability of the Parties hereto to consummate the Merger within the time frame in which the Merger would otherwise be consummated.

Section 3.7 SEC Documents.

(a) The Company has filed with the SEC all documents required to be so filed by it since January 1, 2006 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, and has made available to Parent each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the “Company Reports”). As of its respective date, each Company Report complied in all material respects in accordance with the applicable requirements of the Exchange Act, SOX and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders’ equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein, and in each case such consolidated balance sheets, consolidated statements of operations, cash flows and changes in stockholders’ equity, each including the notes and schedules thereto (“Company Financial Statements”) (a) complied as to form in all material respects with the published rules and regulations of the SEC, and (b) was prepared in accordance with GAAP consistently applied during the periods involved, except as may be noted in the Company Financial Statements or as permitted by Form 10-Q or Form 8-K. Except as and to the extent set forth on the consolidated balance sheet of the Company and its Subsidiaries included in the Company Reports filed before Closing, including all notes thereto, as of the date of such balance sheet, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto prepared in accordance with GAAP consistently applied, other than (i) in the case of unaudited financial statements, normal year-end audit adjustments, and (ii) liabilities or obligations which have not caused and are not reasonably likely to cause, individually or in the aggregate, a Company Material Adverse Effect.

(b) Neither the Company nor its independent auditors have identified any “material weaknesses” in the Company’s or its Subsidiaries’ internal controls as contemplated under Section 404 of SOX. The Company has not entered into or modified any loans or arrangements with its officers and directors in violation of Section 402 of SOX.

Section 3.8 Litigation. Except as described in the Company Reports, there is no litigation, arbitration, mediation, action, suit, claim, proceeding or investigation, whether legal or administrative, pending against the Company or any of its Subsidiaries or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any of their respective assets, properties or operations, at Law or in equity, before or by any Governmental Authority or any Order of any Governmental Authority that, individually or in the aggregate and taking into consideration the aggregate amounts reserved in the Company’s consolidated balance sheet at December 31, 2006, for any such matters, is reasonably likely to have a Company Material Adverse Effect.

Section 3.9 Absence of Certain Changes. From December 31, 2006 to the date of this Agreement, except as described in the Company Reports, there has not been (i) any event or occurrence that has caused or is reasonably likely to cause a Company Material Adverse Effect, (ii) any material change by the Company or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock or other Equity Interest of the Company or any redemption, purchase or other acquisition of any of its Equity Interests, or (iv) except as disclosed in the Form 8-K filed by the Company on March 2, 2007 or in the ordinary course of business consistent with past practice, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan.

Section 3.10 Taxes.

(a) General Tax Representation. Except as set forth in Section 3.10 of the Company Disclosure Letter and except as described in the Company Reports:

(i) The Company and each Company Subsidiary have timely filed, or have caused to be timely filed on their behalf, all material Tax Returns required to be filed by or on behalf of the Company and each Company Subsidiary in the manner prescribed by applicable Law. All such Tax Returns are complete and correct, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary have timely paid (or the Company has paid on each such Company Subsidiary’s behalf) all Taxes due and owing, and, in accordance with GAAP, the most recent Company Financial Statements contained in the Company Reports reflect a reserve (including a reserve or payable under the TSA but excluding any reserve for deferred Taxes) for all Taxes payable by the Company and each Company Subsidiary for all Taxable periods and portions thereof through the date of such Company Financial Statements, in each case except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(ii) No Tax Return of the Company or any Company Subsidiary is under audit or examination by any Tax Authority, and no written notice or, to the knowledge of the Company, unwritten notice of such an audit or examination has been received by the Company or any Company Subsidiary. Each material assessed deficiency resulting from any audit or examination relating to Taxes by any Tax Authority has been timely paid and there is no assessed deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company or any Company Subsidiary.

(iii) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material Taxes and no power of attorney with respect to any such Taxes has been executed or filed with any Tax Authority by or on behalf of the Company or any Company Subsidiary.

(iv) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, no Liens for Taxes exist with respect to any assets or properties of the Company or any Company Subsidiary, except for statutory liens for Taxes not yet due.

(v) Except for the TSA and as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is a party to or bound by any Tax sharing agreement, Tax indemnity obligation or material agreement or arrangement with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Tax Authority), other than any such agreements (i) with customers, vendors, lessors or similar persons entered into in the ordinary course of business and (ii) among the Company and the Company Subsidiaries.

(vi) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary have complied with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any federal, state or local, domestic or foreign Law) and have, within the time and the manner prescribed by applicable Law, withheld from and paid over to the proper Tax Authorities all amounts required to be so withheld and paid over under applicable Law.

(vii) Neither the Company nor any Company Subsidiary is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(viii) Neither the Company nor any Company Subsidiary shall be required to include in a Taxable period ending after the Closing Date Taxable income attributable to income that accrued in a prior Taxable period but was not recognized in any prior Taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax Law.

(ix) Neither the Company nor any Company Subsidiary has participated in any “listed transaction” as defined in Treasury Regulation Section 1.6011-4.

(x) Since February 28, 2004, neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(b) Reorganization. None of the Acquired Companies knows of any fact, agreement, plan, or other circumstance, or has taken any action or has failed to take any action, that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, and no facts exist that would cause the Merger to fail to so qualify.

Section 3.11 Employee Benefit Plans.

(a) Section 3.11 of the Company Disclosure Letter contains a list of all the Company Benefit Plans. The Company will provide Parent, within 30 days after the date hereof, with true and complete copies of the Company Benefit Plans and, if applicable, all amendments thereto, the most recent trust agreements, Forms 5500, summary plan descriptions, any summaries of material modification provided to participants since the most recent summary plan descriptions, material notices to participants, funding statements, annual reports and actuarial reports, if applicable, for each Company Benefit Plan.

(b) There has been no “reportable event,” as that term is defined in Section 4043 of ERISA, with respect to the Company Benefit Plans subject to Title IV of ERISA for which the 30-day reporting requirement has not been waived that could have a Company Material Adverse Effect; to the extent applicable, the Company Benefit Plans comply in all material respects with the requirements of ERISA and the Code or with the Laws and regulations of any applicable jurisdiction, and except as set forth in Section 3.11 of the Company Disclosure Letter, any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Services (the “IRS”) and such letter has not been revoked; all required amendments since the issuance of such favorable determination letter from the IRS have been made and no amendments have been made which could reasonably be expected to result in the disqualification of any of such Company Benefit Plans; the Company Benefit Plans have been maintained and operated in material compliance with their terms; to the Company’s knowledge, there are no breaches of fiduciary duty in connection with the Company Benefit Plans for which the Company could be liable; there are no pending or, to the Company’s knowledge, threatened claims against or otherwise involving any Company Benefit Plan that could have a Company

Material Adverse Effect, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan for which the Company could be liable; all material contributions required to be made as of the date hereof to the Company Benefit Plans have been made or have been properly accrued and are reflected in the Company Financial Statements as of the date thereof; neither the Company nor any of its Subsidiaries or ERISA Affiliates has any direct or indirect liability, contingent or otherwise, under Title IV of ERISA; and with respect to the Company Benefit Plans or any “employee pension benefit plans,” as defined in Section 3(2) of ERISA, that are subject to Title IV of ERISA, there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived.

(c) Neither the Company nor any of its Subsidiaries nor any of its ERISA Affiliates contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

(d) Except as disclosed in Section 3.11 of the Company Disclosure Letter, no Company Benefit Plan maintained by the Acquired Companies provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary of the Company for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable Law, (ii) death benefits under any “pension plan” or benefits the full cost of which is borne by the current or former employee (or his beneficiary).

(e) All accrued material obligations of the Company and its Subsidiaries, whether arising by operation of Law, Contract, or past custom, for compensation and benefits, including, but not limited to, bonuses and accrued vacation, and benefits under Company Benefit Plans, have been paid or adequate accruals for such obligations are reflected on the Company Financial Statements as of the date thereof.

(f) Section 3.11 of the Company Disclosure Letter sets forth an accurate and complete list of each Company Benefit Plan (and the particular circumstances described herein relating to such Company Benefit Plan) under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event, such as termination of employment), result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its Subsidiaries. As to each Company Benefit Plan maintained by the Acquired Companies, the Company or applicable Subsidiary as the case may be, has reserved the right to amend or terminate such plan without material liability to any Person except with respect to benefits accrued in the ordinary course prior to the date of such amendment or termination.

(g) The Company will provide within 30 days of the date hereof a description of the amount paid or payable (whether in cash, in property, or in the form of benefits, accelerated cash, property, or benefits, or otherwise) in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(h) Each Company Benefit Plan maintained by the Acquired Companies which is or reasonably could be determined to be an arrangement subject to Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code since January 1, 2005 and has been, or prior to January 1, 2008, may be timely amended with the consent of the participant, if necessary, to comply in good faith with Section 409A of the Code and any applicable guidance, whether proposed or final, issued by the IRS with respect thereto.

(i) No Company Benefit Plan is a multiple employer plan as defined in Section 413(c) of the Code.

(j) During the period from the date of this Agreement to the Closing Date, except as otherwise permitted under this Agreement, the Company will not enter into any additional Contracts or agreements with employees, directors or consultants of the Company that will create any obligation to Parent or the

Company after the Closing Date, or make or agree to make any material changes to any existing Contracts or agreements with employees, directors or consultants of the Company without Parent’s prior written consent; provided, however, that the Company may in its sole discretion and without Parent’s prior written consent amend or adopt any arrangement to cause an arrangement existing on the date hereof to comply with, or be exempt from, Section 409A of the Code if such amendment or arrangement does not cause or entail any cost or expense to the Company (other than reasonable and necessary fees and expenses of advisors in connection therewith).

(k) No Company Benefit Plan that is not subject to ERISA has any material liabilities thereunder which are not otherwise fully funded, if applicable, or properly accrued and reflected under the Company Financial Statements as of the date thereof.

(l) Nothing in the foregoing shall be interpreted to apply or require compliance with Laws of the United States to a Company Benefit Plan that is subject to the Laws of a foreign jurisdiction.

(m) No Company Benefit Plan holds any “qualifying employer securities” or “qualifying employer real estate”.

(n) With respect to all Company Benefit Plans of the Company and its Subsidiaries subject to the Laws of any jurisdiction outside the United States (“International Plans”), (i) to the Company’s knowledge, the International Plans have been maintained in all material respects in accordance with all Applicable Laws, (ii) if intended to qualify for special Tax treatment, the International Plans meet the requirements for such treatment in all material respects, (iii) if intended to be funded and/or book-reserved, the International Plans are fully funded and/or book-reserved based upon reasonably actuarial assumptions, and (iv) no liability which could be material to the Company and its Subsidiaries, taken as a whole, exists or reasonably could be imposed upon the assets of the Company or any of its Subsidiaries by reason of such International Plans, other than to the extent reflected on the Company’s balance sheet as contained in the Company’s Form 10-K for the year ended December 31, 2006.

Section 3.12 Labor Matters.

(a) As of the date of this Agreement and except as described in the Company Reports, (i) neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar Contract, agreement or understanding with a labor union or similar labor organization and (ii) to the Company’s knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened.

(b) Except for such matters as individually or in the aggregate do not and are not reasonably likely to have a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary of the Company has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, Laws, ordinances, rules, regulations, Orders or directives with respect to the employment of individuals by, or the employment practices of, the Company or any Subsidiary of the Company or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses, (ii) there are no unfair labor practice charges or other employee related complaints against the Company or any Subsidiary of the Company pending or, to the knowledge of the Company threatened, before any Governmental Authority by or concerning the employees working in their respective businesses, and (iii) there is no labor dispute, strike, slowdown or work stoppage against the Company or any of its Subsidiaries pending or threatened against the Company or any of its Subsidiaries.

Section 3.13 Environmental Matters. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect:

(a) The Company and each Subsidiary of the Company has been and is in compliance with all applicable Environmental Health and Safety Laws and possesses and is in compliance with any permits or licenses required under Environmental Health and Safety Laws. There are no past or present facts, conditions or circumstances that interfere with or preclude, or could interfere with or preclude if known to a Governmental Authority, the conduct of any of their respective businesses as now conducted or which interfere with continued compliance with applicable Environmental Health and Safety Laws.

(b) No proceedings or investigations of any Governmental Authority are pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Health and Safety Laws, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current (or, to the knowledge of the Company or its Subsidiaries, former) businesses, assets or properties of the Company or any Subsidiary of the Company, including but not limited to on-site or off-site disposal, release or spill of any Hazardous Materials which constitute a material violation of Environmental Health and Safety Laws or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Health and Safety Laws, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.

(c) Neither the Company nor any of its Subsidiaries has (i) received any written notice of noncompliance with, violation of, or liability or potential liability under any Environmental Health and Safety Laws or (ii) entered into or subject to any consent decree or Order or is subject to any Order or agreement with any Governmental Authority or other Persons pursuant to any Environmental Health and Safety Laws or relating to the cleanup of any Hazardous Materials.

Section 3.14 Intellectual Property.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (i) the products, services and operations of the Company and its Subsidiaries do not infringe upon, violate or misappropriate the Intellectual Property of any Third Party, (ii) the Company and its Subsidiaries own or possess valid licenses or other valid rights to use Intellectual Property that the Company and its Subsidiaries use, exercise or exploit in or that may be necessary or desirable for its business as currently being conducted, free and clear of all Liens, and (iii) there is no infringement of any Intellectual Property owned by or licensed by or to the Company or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Company or Company Subsidiary Intellectual Property by any Person, including, without limitation, any employee or independent contractor (present or former), of the Company or any Company Subsidiary that is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.15 Citizenship. To the knowledge of Company, each of Company and its Subsidiaries is a “citizen of the United States” as such term is defined in Section 2 of the Shipping Act of 1916, as amended (46 U.S.C. Section 802), and has been for as long as it has owned or operated any vessels in the United States coastwise trade.

Section 3.16 Insurance. Except for such matters as have not caused and are not reasonably likely to cause, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and its Subsidiaries maintain and will maintain through the Closing Date the insurance coverages summarized in its Annual Report on Form 10-K for the year ended December 31, 2006. In addition, there is no material default with respect to any provision contained in any such policy or binder, and none of the Acquired Companies has failed to give any notice or present any claim under any such policy or binder in a timely fashion.

(b) No event relating specifically to the Company or its Subsidiaries (as opposed to events affecting the drilling service industry in general) has occurred that is reasonably likely, after the date of this Agreement, to result in an upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability, hull or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date hereof, and to the Company’s knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any current insurance policy of the Company or any Subsidiary of the Company.

Section 3.17 No Brokers. The Company has not entered into any Contract with any Person that may result in the obligation of the Company, Merger Sub or Parent or any of their respective Subsidiaries to pay any finder’s fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained Citigroup Global Markets Inc. as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

Section 3.18 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Citigroup Global Markets Inc. to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock, and the Company will promptly deliver a copy of such opinion to Parent.

Section 3.19 Parent Share Ownership. Neither the Company nor any of its Subsidiaries owns any shares of the capital stock of Parent or any other securities convertible into or otherwise exercisable to acquire shares of capital stock of Parent.

Section 3.20 Vote Required; Board of Director Approval. Under Delaware Law, the only vote of the holders of any class or series of Company Equity Interests necessary to approve the Company Proposal is the affirmative vote in favor of the Company Proposal by the holders of at least a majority of the issued and outstanding shares of Company Common Stock (the “Required Company Vote”). The Board of Directors of the Company has, by resolutions duly adopted at a meeting of all directors on the Board of Directors of the Company, which meeting was duly called and held, (a) determined that the Merger is advisable and in the best interests of the Company and its stockholders; (b) approved the Merger and this Agreement, and (c) recommended that the stockholders of the Company approve the Merger and adopt this Agreement and directed that such matter be submitted to the stockholders of the Company at the Company Meeting.

Section 3.21 Ownership and Condition of Drilling Rigs and Vessels.

(a) As of the date hereof, the Company or a Subsidiary of the Company has good and marketable title to the drilling rigs and vessels listed in the Company’s most recent annual report on Form 10-K, other than defects or irregularities of title that do not materially impair the ownership or operation of such assets and in each case free and clear of all Liens except for Liens of a nature which have not had and are not reasonably likely to have a Company Material Adverse Effect or are Permitted Liens. No such asset is leased under an operating lease from a lessor that, to the Company’s knowledge, has incurred non-recourse Indebtedness to finance the acquisition or construction of such asset.

(b) Except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, and except for drilling rigs or vessels that are warm-stacked, cold-stacked, or are either undergoing or are enroute to a location for refurbishment, repair or maintenance, with respect to each drilling rig and vessel owned or operated by the Acquired Companies (i) an Acquired Company holds all necessary licenses, certificates and permits required for the operation of such rig or vessel for the purpose and in the waters in which such rig or vessel is working on the date of this Agreement or, if such rig or vessel is not working on the date of this Agreement for the purpose and in the waters where it performed its most recently completed customer work, and (ii) such rig or vessel is in satisfactory operating condition for the purpose and in the waters in which such rig or vessel is working as of the date of this Agreement or, if not working on the date or this Agreement, for the purpose and in the waters where it performed its most recently completed customer work.

(c) The information contained in the rig and vessel status report most recently filed or furnished with the SEC on Form 8-K was true and correct in all material respects when filed.

Section 3.22 Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that (i) are fully reflected or reserved against in the Company Financial Statements included in the Company Reports or described in such Company Reports filed prior to the date hereof, (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2006, and (iii) liabilities and obligations that have not caused and are not reasonably likely to cause, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.23 Certain Contracts.

(a) Section 3.23 of the Company Disclosure Letter contains a list of all of the following Contracts or agreements (other than those set forth on an exhibit index in the Company Reports filed prior to the date of this Agreement) to which the Company or any Subsidiary of the Company is a party or by which any of them is bound as of the date of this Agreement (other than this Agreement or any Related Document): (i) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any portion of their respective businesses are conducted or would purport to bind Parent or the Surviving Company or any of their Affiliates, (ii) any hedging agreements by which any of the assets of the Company or any Subsidiary of the Company are bound, in an aggregate amount in excess of $1 million, (iii) any Contract granting any Person registration or other purchase or sale rights with respect to any Equity Interest in the Company or any Subsidiary of the Company, (iv) any voting agreement relating to any Equity Interest of the Company or any Subsidiary of the Company, (v) any Contract outside the ordinary course that entitles the other party thereto to receive the benefits thereof without incurring the obligation to pay for same within sixty days after services are provided; (vi) any Contract outside the ordinary course between the Company or any Subsidiary of the Company and any current or former Affiliate of the Company, (vii) any drilling rig construction or conversion Contract with respect to which the drilling rig has not been delivered and paid for, (viii) any drilling Contracts of one year or greater in remaining duration, (ix) any Contract or agreement for the borrowing of money with a borrowing capacity or outstanding Indebtedness of $2 million or more or (x) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all Contracts or agreements of the types described in clauses (i) through (x), regardless of whether listed in Section 3.23 of the Company Disclosure Letter and regardless of whether in effect as of the date of this Agreement, being referred to herein as “Company Material Contracts”). For the avoidance of doubt, each of the TSA and the MSA shall constitute a Company Material Contract.

(b) As of the date of this Agreement, each of the Company Material Contracts is, to the knowledge of the Company, in full force and effect. Except for such matters as individually or in the aggregate do not and are not reasonably likely to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contracts or has received written notice of the desire of the other party or parties to any such Company Material Contracts to exercise any rights such party has to cancel, terminate or repudiate such Contract or exercise remedies thereunder.

Section 3.24 State Takeover Statutes. The Company has, or will have prior to the Effective Time, taken all necessary action so that, assuming compliance by Parent and Merger Sub with their respective obligations hereunder and the accuracy of the representations and warranties made by Parent and Merger Sub herein, no “business combination,” “moratorium,” “fair price,” “control share acquisition” or other state antitakeover statute or regulation nor any takeover-related provision in the Company Charter Documents, would apply to this Agreement, any Related Document or the Merger.

Section 3.25 Improper Payments. No funds, assets or properties of the Company or its Affiliates have been used or offered for illegal purposes. No accumulation or use of any funds, assets or properties of the Company or its Affiliates has been made without being properly accounted for in the financial books and records of the Company or its Affiliates. All payments by or on behalf of the Company or its Affiliates have been duly and properly recorded and accounted for in their financial books and records and such books and records accurately and fairly reflect all transactions and dispositions of the assets of the Company and its Affiliates. The Company has devised and maintained systems that provide reasonable assurances that transactions are and have been executed in accordance with the management’s general or specific authorization. Neither the Company nor any of its Affiliates, nor any director, officer, or any agent, employee or other Person associated with or acting on behalf of the Company or its Affiliates, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or anything of value relating to political activity; (ii) made any direct or indirect unlawful payment to any employee, agent, officer, director, representative or stockholder of a Governmental Authority or political party, or official or candidate thereof, or any immediate family member of the foregoing; or (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the conduct of the Company’s or its Affiliates’ businesses. In addition, neither the Company nor any of its Affiliates nor any agent of any of them has received any bribes, kickbacks or other improper payments from vendors, suppliers or other Persons. The Company has no knowledge that any payment made to a Person would or has thereafter been offered, given or provided to any foreign official, political party or official thereof, or to any candidate for public office.

Section 3.26 Amendment to the Company Rights Agreement. The Company has amended or taken other action under the Company Rights Agreement so that (i) none of the execution and delivery of this Agreement or any Related Document, the consummation of the Merger or any other transaction contemplated hereby or by a Related Document, will cause the Company Rights to become exercisable under the Company Rights Agreement, and (ii) the rights granted to any Person thereunder will expire immediately prior to the Effective Time. The Company has delivered to Parent a true, accurate and complete copy of the Company Rights Agreement, as amended to date.

Section 3.27 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 3, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

Article 4

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company that:

Section 4.1 Existence; Good Standing; Corporate Authority. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Parent and Merger Sub are duly qualified to conduct business and are in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the ownership, operation or lease of their respective properties or the nature of their respective business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not constitute and is not reasonably likely to constitute a Parent Material Adverse Effect. Parent and Merger Sub have all requisite corporate or limited liability power and authority to own, operate and lease their properties and to carry on their respective business as currently conducted. Parent has delivered true, accurate and complete copies of the (a) Certificate of

Incorporation (including any and all Certificates of Designations) and bylaws of the Parent, each as amended to date (the “Parent Charter Documents”), and (b) the Certificate of Formation of Merger Sub and the limited liability company operating agreement of Merger Sub (the “Merger Sub Charter Documents”), and each Parent Charter Document and Merger Sub Charter Document is in full force and effect, has not been amended or modified and has not been terminated, superseded or revoked. The Parent and Merger Sub are not in violation of their Parent Charter Documents and Merger Sub Charter Documents, as applicable.

Section 4.2 Authorization, Validity and Effect of Agreements.

(a) The Parent Companies have the requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective business as it is currently being conducted, and Parent and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and the Related Documents to which it is a party, to perform their respective obligations hereunder and thereunder and to consummate the Merger and all other transactions contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and the Related Documents and the consummation of the Merger and the other transactions contemplated hereunder and thereunder have been duly authorized by all requisite corporate action on behalf of Parent and Merger Sub, and no other corporate proceedings by Parent and Merger Sub or are necessary to authorize the execution and delivery of this Agreement or the Related Documents or to consummate the Merger and the other transactions contemplated hereunder or under the Related Documents except for the approval and adoption of this Agreement by Parent’s stockholders, the filing of the Certificate of Merger pursuant to Delaware Law and the Governmental Authority applications and approvals described in Section 5.8.

(b) Under Delaware Law, the Required Parent Vote is the only vote of the holders of any class or series of Equity Interests of Parent necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby.

(c) This Agreement and each of the Related Documents to which Parent is a party has been duly executed by Parent and constitutes the valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at Law). This Agreement and each Related Document to which Parent and/or Merger Sub is a party has been duly executed or will be duly executed and delivered by Parent and/or Merger Sub by duly authorized officers of Parent and/or Merger Sub, as applicable. Parent has taken all action necessary to render the restrictions set forth in Section 203 of the DGCL inapplicable to this Agreement and the transactions contemplated hereby.

Section 4.3 Capitalization.

(a) The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 50,000,000 shares of Parent Preferred Stock. Each share of Parent Common Stock includes the right to purchase Parent Preferred Stock under the Rights Agreement dated as of October 31, 2005 between Parent and American Stock Transfer & Trust Company, as rights agent (the “Parent Rights Agreement”). As of the close of business on March 15, 2007, there were (a) 32,251,668 issued and outstanding shares of Parent Common Stock, (b) 7,121 shares of Parent Common Stock were issued and held by Parent in its treasury, and (c) no issued or outstanding shares of Parent Preferred Stock. As of March 15, 2007, 2,167,544 shares of Parent Common Stock are reserved for future issuance under Parent’s Incentive Plan. As of March 15, 2007, there were 954,214 shares of Parent Common Stock remaining available for the grant of awards under the Parent Incentive Plan. There is no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar right with respect to Parent. All Parent Common Stock is, and all shares of Parent Common Stock which may be issued and outstanding as of the Effective Time as permitted under this Agreement shall be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.

(b) Parent has no Voting Debt. As of the date of this Agreement, except as set forth in this Section 4.3, Parent and its Subsidiaries have not issued, sold, granted or delivered, are not obligated to issue, sell, grant or deliver, are not obligated to cause to be issued, sold, granted or delivered and are not a party to any Contract to issue, sell, grant or deliver, any Equity Interest (including, without limitation, any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind pursuant to which a Person is entitled to acquire an Equity Interest) or Voting Debt of any nature or any additional shares of capital stock or any other Equity Interest in Parent or any Parent Subsidiary.

(c) Parent directly or indirectly holds 100% of the outstanding Equity Interests of Merger Sub. All of the outstanding Equity Interests of Merger Sub are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by Parent free and clear of all Liens.

Section 4.4 Subsidiaries.

(a) Each of Parent’s Subsidiaries is a corporation or other legal entity duly organized or constituted, validly existing under the Laws of its jurisdiction of incorporation, organization or formation. Parent’s Subsidiaries have all requisite corporate power and authority to own, operate and lease their respective properties and to carry on their respective business as currently conducted. Parent’s Subsidiaries are each duly qualified to conduct business and are each in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the ownership, operation or lease of such Subsidiary’s property or the nature of such Subsidiary’s business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing, individually or in the aggregate, does not constitute and would not be reasonably likely to constitute a Parent Material Adverse Effect. All of the outstanding shares of capital stock of, or other Equity Interests in, each of Parent’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by Parent free and clear of all Liens except for directors’ qualifying shares and Liens granted under the Parent Credit Agreement.

(b) All of the outstanding Equity Interests of Merger Sub are owned directly or indirectly by Parent, and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Effective Time, will have not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

(c) Exhibit 21.1 to Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 includes all of the Parent’s Subsidiaries. Parent’s U.S. Subsidiaries are not in violation of their respective Parent Subsidiary Charter Documents, and Parent’s non-U.S. Subsidiaries are not in material violation of their respective Parent Subsidiary Charter Documents.

Section 4.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Parent Material Adverse Effect, and except for (i) matters relating to Taxes, which are treated exclusively in Section 4.10, and (ii) matters arising under Environmental Health and Safety Laws which are treated exclusively in Section 4.13:

(a) Neither Parent nor any Subsidiary of Parent is in violation of any applicable Law relating to the ownership or operation of any of their respective assets, and no claim is pending or, to the knowledge of Parent, threatened with respect to any such matters.

(b) Parent and each Subsidiary of Parent hold all permits, licenses, certifications, variations, exemptions, Orders, franchises, registrations, filings, approvals, authorizations or other required grant of operating authority required by any Governmental Authority necessary for the conduct of their respective businesses (the “Parent Permits”). All Parent Permits are in full force and effect and there exists no default thereunder or breach thereof, and Parent has no notice or knowledge that such Parent Permits will not be renewed in the ordinary course after the Effective Time. No Governmental Authority has given, or to the knowledge of Parent, threatened to give, notice of any action to terminate, cancel or reform any Parent Permits.

(c) Each drilling rig or other vessel owned by Parent or a Subsidiary of Parent which is subject to classification is in class according to the rules and regulations of the applicable classifying body and is duly and lawfully documented under the Laws of its flag jurisdiction.

(d) Parent and each Subsidiary of Parent possess all Parent Permits required for the present ownership or lease, as the case may be, and operation of all the Parent Owned Real Property and Parent Leased Real Property (together, the “Parent Real Property”) except where the failure to possess any of the same, individually or in the aggregate, has not caused, and is not reasonably likely to cause, a Parent Material Adverse Effect. There exists no material default or breach with respect to, and no Person, including any Governmental Authority, has taken or, to the knowledge of Parent, threatened to take, any action to terminate, cancel or reform any such Parent Permit pertaining to the Parent Real Property.

Section 4.6 No Conflict; Consents.

(a) The execution and delivery by Parent and Merger Sub of this Agreement and the Related Documents, the performance of Parent and Merger Sub’s obligations hereunder and thereunder and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereunder and thereunder in accordance with the terms hereof will not (i) conflict with or result in a breach of any provisions of the Parent Charter Documents or Merger Sub Charter Documents of any U.S. Parent Subsidiary or materially conflict with or result in a material breach of any provisions of the Parent Subsidiary Charter Documents of any non-U.S. Parent Subsidiary, (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or impair Parent and Merger Sub’s rights under or alter the rights or obligations of third parties under or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, any Parent Material Contract or other Contract or result in the creation of any Lien upon any of the properties or assets of Parent or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of, any Parent Material Contract or other Contract, or by which Parent or any of its Subsidiaries or any of their properties is bound or affected or (iii) subject to the filings and other matters referred to in Section 5.8, contravene or conflict with or constitute a violation of any provision of any applicable Law binding upon or applicable to Parent or any of its Subsidiaries, other than, in the cases of clauses (ii) through (iii), any such violations, conflicts, breaches, defaults, impairments, alterations, terminations, cancellations, purchase rights, accelerations, Liens, voidings or detriments which individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Neither the execution and delivery by Parent and Merger Sub of this Agreement or any Related Document nor the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will require any consent, approval or authorization of, or filing or registration with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents required to be filed as a result of the Merger with the relevant Governmental Authorities in the states and foreign jurisdictions in which Parent or Merger Sub or any Parent Subsidiary is qualified to conduct business, (ii) the filing of the Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act and the effectiveness of the Registration Statement, (iii) the required filings under the HSR Act, including Notification and Report Forms with the FTC and the Antitrust Division of the DOJ as required by the HSR Act, (iv) filings required under federal and state securities or “Blue Sky” Laws, applicable non-U.S. Laws or rules of the NASDAQ, and (v) any other applicable filings or notifications under the antitrust, competition or similar Laws of foreign jurisdictions ((i), (ii), (iii), (iv) and (v) collectively, the “Parent Regulatory Filings”), except for any consent, approval or authorization the failure of which to obtain and for any filings, notifications or registrations the failure of which to be made, in each case individually, or in the aggregate, would not cause and is not reasonably likely to cause a Parent Material Adverse Effect or materially adversely affect the ability of the Parties hereto to consummate the Merger within the time frame in which the Merger would otherwise be consummated.

Section 4.7 SEC Documents.

(a) Parent has filed with the SEC all documents required to be so filed by it since January 1, 2006 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, and has made available to Parent each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the “Parent Reports”). As of its respective date, each Parent Report complied in all material respects in accordance with the applicable requirements of the Exchange Act, SOX and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders’ equity included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of Parent and its Subsidiaries for the periods set forth therein, and in each case such consolidated balance sheets, consolidated statements of operations, cash flows and changes in stockholders’ equity, each including the notes and schedules thereto (“Parent Financial Statements”) (a) complied as to form in all material respects with the published rules and regulations of the SEC, and (b) was prepared in accordance with GAAP consistently applied during the periods involved, except as may be noted in the Parent Financial Statements or as permitted by Form 10-Q or Form 8-K. Except as and to the extent set forth on the consolidated balance sheet of Parent and its Subsidiaries included in the Parent Reports filed before Closing, including all notes thereto, as of the date of such balance sheet, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Parent or in the notes thereto prepared in accordance with GAAP consistently applied, other than (i) in the case of unaudited financial statements, normal year-end audit adjustments, and (ii) liabilities or obligations which have not caused and are not reasonably likely to cause, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Neither Parent nor its independent auditors have identified any “material weaknesses” in Parent’s or its Subsidiaries’ internal controls as contemplated under Section 404 of SOX. Parent has not entered into or modified any loans or arrangements with its officers and directors in violation of Section 402 of SOX.

Section 4.8 Litigation. Except as described in the Parent Reports, there is no litigation, arbitration, mediation, action, suit, claim, proceeding or investigation, whether legal or administrative, pending against Parent or any of its Subsidiaries or, to Parent’s knowledge, threatened against Parent or any of its Subsidiaries or any of their respective assets, properties or operations, at Law or in equity, before or by any Governmental Authority or any Order of any Governmental Authority that, individually or in the aggregate and taking into consideration the aggregate amounts reserved in the Parent’s consolidated balance sheet at December 31, 2006, for any such matters, is reasonably likely to have a Parent Material Adverse Effect.

Section 4.9 Absence of Certain Changes. From December 31, 2006 to the date of this Agreement, except as described in the Parent Reports, there has not been (i) any event or occurrence that has caused or is reasonably likely to cause a Parent Material Adverse Effect, (ii) any material change by Parent or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock or other Equity Interest of Parent or any redemption, purchase or other acquisition of any of its Equity Interests, or (iv) except as disclosed in the Form 8-K filed by Parent on January 17, 2007 or in the ordinary course of business consistent with past practice, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan.

Section 4.10 Taxes.

(a) General Tax Representation. Except as set forth in Section 4.10 of the Parent Disclosure Letter and except as described in the Parent Reports:

(i) The Parent Companies have timely filed, or have caused to be timely filed, all material Tax Returns required to be filed by or on behalf of the Parent Companies in the manner prescribed by applicable Law. All such Tax Returns are complete and correct, except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. The Parent Companies have timely paid (or Parent has paid on each such Parent Subsidiary’s behalf) all Taxes due and owing, and, in accordance with GAAP, the most recent Parent Financial Statements contained in the Parent Reports reflect a reserve for all Taxes payable by the Parent Companies for all Taxable periods and portions thereof through the date of such Parent Financial Statements, in each case except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(ii) No Tax Return of the Parent Companies is under audit or examination by any Tax Authority, and no written notice or, to the knowledge of the Parent Company, unwritten notice of such an audit or examination has been received by the Parent Companies. Each material assessed deficiency resulting from any audit or examination relating to Taxes by any Tax Authority has been timely paid and there is no assessed deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Parent Companies.

(iii) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material Taxes and no power of attorney with respect to any such Taxes has been executed or filed with any Tax Authority by or on behalf of the Parent Companies.

(iv) Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, no Liens for Taxes exist with respect to any assets or properties of the Parent Companies, except for statutory liens for Taxes not yet due.

(v) Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, the Parent Companies are not a party to or bound by any Tax sharing agreement, Tax indemnity obligation or material agreement or arrangement with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Tax Authority), other than any such agreements (i) with customers, vendors, lessors or similar persons entered into in the ordinary course of business and (ii) among the Parent Companies.

(vi) Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, the Parent and each Parent Subsidiary have complied with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any federal, state or local, domestic or foreign Law) and have, within the time and the manner prescribed by applicable Law, withheld from and paid over to the proper Tax Authorities all amounts required to be so withheld and paid over under applicable Law.

(vii) Neither Parent nor any Parent Subsidiary is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(viii) Neither Parent nor any Parent Subsidiary shall be required to include in a Taxable period ending after the Closing Date Taxable income attributable to income that accrued in a prior Taxable period but was not recognized in any prior Taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax Law.

(ix) Neither Parent nor any Parent Subsidiary has participated in any “listed transaction” as defined in Treasury Regulation Section 1.6011-4.

(x) Since February 28, 2004, neither Parent nor any Parent Subsidiary has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(b) Reorganization. None of the Parent Companies knows of any fact, agreement, plan, or other circumstance, or has taken any action or has failed to take any action, that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, and no facts exist that would cause the Merger to fail to so qualify.

Section 4.11 Employee Benefit Plans.

(a) Section 4.11 of the Parent Disclosure Letter contains a list of all the Parent Benefit Plans. Parent will provide the Company, within 30 days after the date hereof, with true and complete copies of the Parent Benefit Plans and, if applicable, all amendments thereto, the most recent trust agreements, Forms 5500, summary plan descriptions, any summaries of material modification provided to participants since the most recent summary plan descriptions, material notices to participants, funding statements, annual reports and actuarial reports, if applicable, for each Parent Benefit Plan.

(b) There has been no “reportable event,” as that term is defined in Section 4043 of ERISA, with respect to the Parent Benefit Plans subject to Title IV of ERISA for which the 30-day reporting requirement has not been waived that could have a Parent Material Adverse Effect; to the extent applicable, the Parent Benefit Plans comply in all material respects with the requirements of ERISA and the Code or with the Laws and regulations of any applicable jurisdiction, and except as set forth in Section 4.11 of the Parent Disclosure Letter, any Parent Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS and such letter has not been revoked; all required amendments since the issuance of such favorable determination letter from the IRS have been made and no amendments have been made which could reasonably be expected to result in the disqualification of any of such Parent Benefit Plans; the Parent Benefit Plans have been maintained and operated in material compliance with their terms; to Parent’s knowledge, there are no breaches of fiduciary duty in connection with the Parent Benefit Plans for which the Parent could be liable; there are no pending or, to Parent’s knowledge, threatened claims against or otherwise involving any Parent Benefit Plan that could have a Parent Material Adverse Effect, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the Parent Benefit Plan activities) has been brought against or with respect to any such Parent Benefit Plan for which the Parent could be liable; all material contributions required to be made as of the date hereof to the Parent Benefit Plans have been made or have been properly accrued and are reflected in the Parent Financial Statements as of the date thereof; neither Parent nor any of its Subsidiaries or ERISA Affiliates has any direct or indirect liability, contingent or otherwise, under Title IV of ERISA; and with respect to the Parent Benefit Plans or any “employee pension benefit plans,” as defined in Section 3(2) of ERISA, that are subject to Title IV of ERISA, there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived.

(c) Neither Parent nor any of its Subsidiaries nor any of its ERISA Affiliates contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

(d) Except as disclosed in Section 4.11 of the Parent Disclosure Letter, no Parent Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Parent or any Subsidiary of Parent for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable Law, (ii) death benefits under any “pension plan” or benefits the full cost of which is borne by the current or former employee (or his beneficiary).

(e) All accrued material obligations of Parent and its Subsidiaries, whether arising by operation of Law, Contract, or past custom, for compensation and benefits, including, but not limited to, bonuses and accrued vacation, and benefits under Parent Benefit Plans, have been paid or adequate accruals for such obligations are reflected on the Parent Financial Statements as of the date thereof.

(f) Section 4.11 of the Parent Disclosure Letter sets forth an accurate and complete list of each Parent Benefit Plan (and the particular circumstances described herein relating to such Parent Benefit Plan) under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event, such as termination of employment), result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of Parent or any of its Subsidiaries. As to each Parent Benefit Plan maintained by Parent and/or its Subsidiaries, Parent or applicable Subsidiary as the case may be, has reserved the right to amend or terminate such plan without material liability to any Person except with respect to benefits accrued in the ordinary course prior to the date of such amendment or termination.

(g) Parent will provide within 30 days of the date hereof a description of the amount paid or payable (whether in cash, in property, or in the form of benefits, accelerated cash, property, or benefits, or otherwise) in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(h) Each Parent Benefit Plan which is or reasonably could be determined to be an arrangement subject to Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code since January 1, 2005 and has been, or prior to January 1, 2008 may be timely amended with the consent of the participant, if necessary, to comply in good faith with Section 409A of the Code and any applicable guidance, whether proposed or final, issued by the IRS with respect thereto.

(i) No Parent Benefit Plan is a multiple employer plan as defined in Section 413(c) of the Code.

(j) During the period from the date of this Agreement to the Closing Date, except as otherwise permitted under this Agreement, Parent will not enter into any additional Contracts or agreements with employees, directors or consultants of Parent that will create any obligation to Parent or Parent after the Closing Date, or make or agree to make any material changes to any existing Contracts or agreements with employees, directors or consultants of Parent without the Company’s prior written consent; provided, however, that Parent may in its sole discretion and without Company’s prior written consent amend or adopt any arrangement to cause an arrangement existing on the date hereof to comply with, or be exempt from, Section 409A of the Code if such amendment or arrangement does not cause or entail any cost or expense to the Parent (other than reasonable and necessary fees and expenses of advisors in connection therewith).

(k) No Parent Benefit Plan that is not subject to ERISA has any material liabilities thereunder which are not otherwise fully funded, if applicable, or properly accrued and reflected under the Company Financial Statements as of the date thereof.

(l) Nothing in the foregoing shall be interpreted to apply or require compliance with Laws of the United States to a Parent Benefit Plan that is subject to the Laws of a foreign jurisdiction.

(m) No Parent Benefit Plan holds any “qualifying employer securities” or “qualifying employer real estate”.

(n) With respect to all Parent International Plans, (i) to the Parent’s knowledge, the International Plans have been maintained in all material respects in accordance with all Applicable Laws, (ii) if intended to qualify for special Tax treatment, the International Plans meet the requirements for such treatment in all material respects, (iii) if intended to be funded and/or book-reserved, the International Plans are fully funded and/or book-reserved based upon reasonably actuarial assumptions, and (iv) no liability which could be material to the Parent and its Subsidiaries, taken as a whole, exists or reasonably could be imposed upon the assets of the Parent or any of its Subsidiaries by reason of such International Plans, other than to the extent reflected on the Company’s balance sheet as contained in the Parent’s Form 10-K for the year ended December 31, 2006.

Section 4.12 Labor Matters.

(a) As of the date of this Agreement and except as described in the Parent Reports, (i) neither Parent nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar Contract, agreement or understanding with a labor union or similar labor organization and (ii) to the Parent’s knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened.

(b) Except for such matters as individually or in the aggregate do not and are not reasonably likely to have a Parent Material Adverse Effect, (i) neither Parent nor any Subsidiary of Parent has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, Laws, ordinances, rules, regulations, Orders or directives with respect to the employment of individuals by, or the employment practices of, Parent or any Subsidiary of Parent or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses, (ii) there are no unfair labor practice charges or other employee related complaints against Parent or any Subsidiary of Parent pending or, to the knowledge of Parent, threatened, before any Governmental Authority by or concerning the employees working in their respective businesses and (iii) there is no labor dispute, strike, slowdown or work stoppage against Parent or any of its Subsidiaries pending or threatened against Parent or any of its Subsidiaries.

Section 4.13 Environmental Matters. Except as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect:

(a) Parent and each Subsidiary of Parent has been and is in compliance with all applicable Environmental Health and Safety Laws and possesses and is in compliance with any permits or licenses required under Environmental Health and Safety Laws. There are no past or present facts, conditions or circumstances that interfere with or preclude, or could interfere with or preclude if known to a Governmental Authority, the conduct of any of their respective businesses as now conducted or which interfere with continued compliance with applicable Environmental Health and Safety Laws.

(b) No proceedings or investigations of any Governmental Authority are pending or, to the knowledge of Parent, threatened against Parent or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Health and Safety Laws, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current (or, to the knowledge of Parent or its Subsidiaries, former) businesses, assets or properties of Parent or any Subsidiary of Parent, including but not limited to on-site or off-site disposal, release or spill of any Hazardous Materials which constitute a material violation of Environmental Health and Safety Laws or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Health and Safety Laws, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.

(c) Neither Parent nor any of its Subsidiaries has (i) received any written notice of noncompliance with, violation of, or liability or potential liability under any Environmental Health and Safety Laws or (ii) entered into or subject to any consent decree or Order or is subject to any Order or agreement with any Governmental Authority or other Persons pursuant to any Environmental Health and Safety Laws or relating to the cleanup of any Hazardous Materials.

Section 4.14 Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (i) the products, services and operations of Parent and its Subsidiaries do not infringe upon, violate or misappropriate the Intellectual Property of any Third Party, (ii) Parent and its Subsidiaries own or possess valid licenses or other valid rights to use Intellectual Property that Parent and its Subsidiaries use, exercise or exploit in or that may be necessary or desirable for its business as currently being conducted, free and clear of all Liens and (iii) there is no infringement of any Intellectual Property owned by or licensed by or to Parent or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. To Parent’s knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Parent or its Subsidiaries’ Intellectual Property by any Person, including, without limitation, any employee or independent contractor (present or former), of Parent or any of Parent’s Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.15 Citizenship. To the knowledge of Parent, each of Parent and its Subsidiaries is a “citizen of the United States” as such term is defined in Section 2 of the Shipping Act of 1916, as amended (46 U.S.C. Section 802), and has been for as long as it has owned or operated any vessels in the United States coastwise trade.

Section 4.16 Insurance. Except for such matters as have not caused and are not reasonably likely to cause, individually or in the aggregate, a Parent Material Adverse Effect:

(a) Parent and its Subsidiaries maintain and will maintain through the Closing Date the insurance coverages summarized in its Annual Report on Form 10-K for the year ended December 31, 2006. In addition, there is no material default with respect to any provision contained in any such policy or binder, and neither Parent nor any of its Subsidiaries has failed to give any notice or present any claim under any such policy or binder in a timely fashion.

(b) No event relating specifically to Parent or its Subsidiaries (as opposed to events affecting the drilling service industry in general) has occurred that is reasonably likely, after the date of this Agreement, to result in an upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability, hull or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date hereof, and to Parent’s knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any current insurance policy of Parent or any Subsidiary of Parent.

Section 4.17 No Brokers. Parent has not entered into any Contract with any Person that may result in the obligation of the Company, Merger Sub or Parent or any of their respective Subsidiaries to pay any finder’s fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Parent has retained UBS Securities LLC and Simmons & Company International as its financial advisors, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

Section 4.18 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of Simmons & Company International to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of Parent Common Stock, and Parent will promptly deliver a copy of such opinion to the Company.

Section 4.19 Company Share Ownership. Neither Parent nor any of its Subsidiaries owns any shares of the capital stock of the Company or any other securities convertible into or otherwise exercisable to acquire shares of capital stock of the Company.

Section 4.20 Vote Required; Board of Director Approval. Under Delaware Law, the affirmative vote of the holders of Parent Common Stock required by the rules of NASDAQ is the only vote of the holders of an class of series of Parent capital stock or other voting securities necessary to approve the Parent Proposal (the “Required Parent Vote”). The Board of Directors of Parent has, by resolutions duly adopted at a meeting of all directors on the Board of Directors of Parent, which meeting was duly called and held, (a) determined that the Merger is advisable, and in the best interests of Parent and its stockholders, (b) approved the Merger and this Agreement, and (c) recommended that the stockholders of Parent approve the issuance of shares of Parent Common Stock in the Merger and directed that such matter be submitted to the stockholders of Parent at the Parent Meeting.

Section 4.21 Ownership and Condition of Drilling Rigs and Vessels.

(a) As of the date hereof, Parent or a Subsidiary of Parent has good and marketable title to the drilling rigs and vessels listed in the Parent’s most recent annual report on Form 10-K, other than defects or irregularities of title that do not materially impair the ownership or operation of such assets and in each case free and clear of all Liens except for Liens of a nature which have not had and are not reasonably likely to have a Parent Material Adverse Effect or are Permitted Liens. No such asset is leased under an operating lease from a lessor that, to the Parent’s knowledge, has incurred non-recourse Indebtedness to finance the acquisition or construction of such asset.

(b) Except as would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect, and except for drilling rigs or vessels that are warm-stacked, cold-stacked, or are either undergoing or are enroute to a location for refurbishment, repair or maintenance, with respect to each drilling rig and vessel owned or operated by the Parent Companies (i) a Parent Company holds all necessary licenses, certificates and permits required for the operation of such rig or vessel for the purpose and in the waters in which such rig or vessel is working on the date of this Agreement or, if such rig or vessel is not working on the date of this Agreement for the purpose and in the waters where it performed its most recently completed customer work, and (ii) such rig or vessel is in satisfactory operating condition for the purpose and in the waters in which such rig or vessel is working as of the date of this Agreement or, if not working on the date or this Agreement, for the purpose and in the waters where it performed its most recently completed customer work.

(c) The information contained in the rig and vessel status report most recently filed or furnished with the SEC on Form 8-K was true and correct in all material respects when filed.

Section 4.22 Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that (i) are fully reflected or reserved against in the Parent Financial Statements included in the Parent Reports or described in such Parent Reports filed prior to the date hereof, (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2006, and (iii) liabilities and obligations that have not caused and are not reasonably likely to cause, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.23 Certain Contracts.

(a) Section 4.23 of the Parent Disclosure Letter contains a list of all of the following Contracts or agreements (other than those set forth on an exhibit index in the Parent Reports filed prior to the date of this Agreement) to which Parent or any Subsidiary of Parent is a party or by which any of them is bound as of the date of this Agreement (other than this Agreement or any Related Document): (i) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any portion of their respective businesses are conducted or would purport to bind Parent or the Surviving Company or any of their Affiliates, (ii) any hedging agreements by which any of the assets of the Parent or any Subsidiary of the Parent are bound, in an aggregate amount in excess of $1 million, (iii) any Contract granting any Person registration or other purchase or sale rights with respect to any Equity Interest in the Parent or any Subsidiary of the Parent, (iv) any voting agreement relating to any Equity Interest of the Parent or any Subsidiary of the Parent, (v) any Contract outside the ordinary course that entitles the other party thereto to receive the benefits thereof without incurring the obligation to pay for same within sixty days after services are provided; (vi) any Contract outside the ordinary course between the Parent or any Subsidiary of the Parent and any current or former Affiliate of the Parent, (vii) any drilling rig construction or conversion Contract with respect to which the drilling rig has not been delivered and paid for, (viii) any drilling Contracts of one year or greater in remaining duration, (ix) any Contract or agreement for the borrowing of money with a borrowing capacity or outstanding Indebtedness of $2 million or more or (x) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all Contracts or

agreements of the types described in clauses (i) through (x), regardless of whether listed in Section 4.23 of the Parent Disclosure Letter and regardless of whether in effect as of the date of this Agreement, being referred to herein as “Parent Material Contracts”).

(b) As of the date of this Agreement, each Parent Material Contract is, to the knowledge of Parent, in full force and effect. Except for such matters, individually or in the aggregate, as do not and are not reasonably likely to have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Parent, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Parent Material Contract or has received written notice of the desire of the other party or parties to any such Parent Material Contract to exercise any rights such party has to cancel, terminate or repudiate such Contract or exercise remedies thereunder.

Section 4.24 State Takeover Statutes. Parent and Merger Sub have, or will have prior to the Effective Time, taken all necessary action so that, assuming compliance by the Company with its obligations hereunder and the accuracy of the representations and warranties made by the Company herein, no “business combination,” “moratorium,” “fair price,” “control share acquisition” or other state antitakeover statute or regulation nor any takeover-related provision in the Parent Charter Documents or Merger Sub Charter Documents, would apply to this Agreement, any Related Documents or the Merger.

Section 4.25 Improper Payments. No funds, assets or properties of Parent or its Affiliates have been used or offered for illegal purposes. No accumulation or use of any funds, assets or properties of Parent or its Affiliates has been made without being properly accounted for in the financial books and records of Parent or its Affiliates. All payments by or on behalf of Parent or its Affiliates have been duly and properly recorded and accounted for in their financial books and records and such books and records accurately and fairly reflect all transactions and dispositions of the assets of Parent and its Affiliates. Parent has devised and maintained systems that provide reasonable assurances that transactions are and have been executed in accordance with the management’s general or specific authorization. Neither Parent nor any of its Affiliates, nor any director, officer, or any agent, employee or other Person associated with or acting on behalf of Parent or its Affiliates, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or anything of value relating to political activity; (ii) made any direct or indirect unlawful payment to any employee, agent, officer, director, representative or stockholder of a Governmental Authority or political party, or official or candidate thereof, or any immediate family member of the foregoing; or (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the conduct of Parent’s or its Affiliates’ businesses. In addition, neither Parent nor any of its Affiliates nor any agent of any of them has received any bribes, kickbacks or other improper payments from vendors, suppliers or other Persons. Parent has no knowledge that any payment made to a Person would or has thereafter been offered, given or provided to any foreign official, political party or official thereof, or to any candidate for public office.

Section 4.26 Financing. Parent has received a commitment letter (including the term sheet referenced therein, but excluding the fee letter referenced therein) from UBS Securities LLC (the “Commitment Letter”) whereby such financial institution has committed, upon the terms and subject to the conditions set forth therein, to provide, debt financing that, when combined with Parent’s other sources of financing (including cash on hand), is sufficient to fund the cash portion of the Merger Consideration and the expenses of Parent and Merger Sub in connection with the Merger. Parent has delivered to the Company a true, complete and correct copy of the Commitment Letter as in effect on the date hereof (including any amendments in effect through the date of this Agreement). As of the date hereof, the Commitment Letter is in full force and effect. The obligations of the financing sources to fund the commitments under the Commitment Letter are not subject to any conditions other than as set forth in the Commitment Letter. No event has occurred that (with or without notice, lapse of time, or both) would constitute a breach or default under the Commitment Letter by Parent or if alternative Financing has been arranged by Parent, under such alternative Financing. Parent has no knowledge of any facts or circumstances that are reasonably likely to result in (i) any of the conditions set forth in the Commitment Letter not being satisfied (or if alternative Financing has been arranged by Parent any of the conditions set forth in such alternative Financing not being satisfied), or (ii) the funding contemplated in the Commitment Letter (or in such alternative Financing) not being made available to Parent on a timely basis in order to consummate the transactions contemplated by this Agreement.

Section 4.27 Parent Rights Agreement. None of the execution and delivery of this Agreement or any Related Document, the consummation of the Merger or any other transaction contemplated hereby or by a Related Document, will cause the rights to become exercisable under the Parent Rights Agreement. The Parent has delivered to the Company a true, accurate and complete copy of the Parent Rights Agreement.

Section 4.28 Merger Sub Matters. Merger Sub has not conducted any business prior to the date of this Agreement and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated hereunder. Merger Sub is and shall be at the Effective Time a disregarded entity for federal income tax purposes in accordance with Treasury Regulation §301.7701-3(b)(1) of the Code.

Section 4.29 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 4, neither Parent nor any other Person makes any other express or implied representation or warranty on behalf of Parent or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

Article 5

Covenants

Section 5.1 Business in Ordinary Course. Except as permitted or contemplated by the terms of this Agreement, and except as provided in the Company Disclosure Letter and the Parent Disclosure Letter (as the case may be), without the prior written consent of the other Parties hereto (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of the Company and Parent shall, and shall cause each of their respective Subsidiaries to, carry on its business in all material respects in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and use their respective commercially reasonable efforts consistent with past practices and policies to (a) preserve intact their respective present business organization and goodwill, (b) keep available the services of their respective present executive officers, directors and key employees, and (c) preserve its relationships with customers, suppliers, agents, and creditors.

Section 5.2 Conduct of Business Pending Closing.

Without limiting the generality of Section 5.1, except as permitted or contemplated by the terms of this Agreement, and except as provided in the Company Disclosure Letter and the Parent Disclosure Letter (as the case may be), unless with the prior written consent of the other Parties hereto (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and Parent shall not, and shall not permit their respective Subsidiaries, to do any of the following:

(i) amend its certificate or articles of incorporation, bylaws, certificate of formation, certificate of organization, limited liability company operating agreement, partnership agreement, or other governing or organizational documents, other than any action taken to facilitate the Company’s compliance with Section 3.15;

(ii) adjust, split, combine, reclassify or dispose of any of its outstanding Equity Interests;

(iii) declare, set aside or pay any dividends or other distributions (whether payable in cash, property or Equity Interests) with respect to its Equity Interests (other than by direct or indirect wholly owned Subsidiaries);

(iv) issue or sell, or agree to issue or sell any Equity Interests, including its capital stock, change its capitalization from as it exists on the date hereof, issue, sell, award or grant any rights, options or warrants to acquire its Equity Interests or any conversion rights with respect to its Equity Interests (other than (A) pursuant to the exercise of any stock options or awards outstanding on the date of this Agreement, (B) any Equity Interest in an amount consistent with past practices to non-officer employees hired after the date hereof in the ordinary course of business consistent with past practices, not to exceed 50,000 shares in the aggregate of Parent Common Stock or Company Common Stock, as the case may be, (C) by a wholly owned Subsidiary of the Company or Parent (as the case may be) of such Subsidiary’s Equity Interest to the Company or Parent or any of their respective wholly owned Subsidiaries (as the case may be), or (D) pursuant to the Company Rights Agreement or the Parent Rights Agreement in effect as of the date of this Agreement) or enter into or amend any agreements with any holder of its Equity Interests with respect to holding, voting or disposing of such Equity Interests;

(v) purchase, redeem or otherwise acquire any of its outstanding Equity Interests;

(vi) merge or consolidate with, or transfer all or a substantial portion of its assets to any other Person (other than transfers among the Acquired Companies or the Parent Companies, as the case may be), except for any sale, lease or disposition of assets (A) to customers in the ordinary course of business consistent with past practices or (B) any other arms-length transaction to a non-affiliated Person for not less than fair market value and not in excess of $5.0 million individually or $10.0 million in the aggregate;

(vii) liquidate, wind-up or dissolve or adopt any plan to liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) (other than direct or indirect wholly owned Subsidiaries);

(viii) acquire or agree to acquire by merger or consolidation or otherwise (including by purchase of Equity Interests or all or substantially all of the assets) the business of any Person or division thereof;

(ix) sell, lease or sublease, transfer or otherwise dispose of any drilling rigs, marine vessels or liftboats listed in the Company’s or Parent’s (as the case may be) most recent annual report on Form 10-K that have a value in excess of $1.5 million individually, or $4.5 million in the aggregate;

(x) sell, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any Equity Interests of any other Person (including any Equity Interests in any Subsidiary) (other than Permitted Liens);

(xi) make any loans, advances or capital contributions to, or investments in, any Person (other than (A) advances to its wholly owned Subsidiaries or from such Subsidiaries (B) customer loans and advances to employees consistent with past practices or (C) short-term investment of cash in the ordinary course of business in accordance with the cash management procedures of the Company, Parent or their respective Subsidiaries (as the case may be));

(xii) terminate any Material Contract or waive or assign any of its rights under any Company Material Contract or Parent Material Contract (as the case may be) in a manner that would be materially adverse to the Company or Parent (as the case may be), or enter into any Company Material Contract or Parent Material Contract (as the case may be) other than customer Contracts entered into in the ordinary course of business and to be performed in the Gulf of Mexico;

(xiii)(A) incur or assume any Indebtedness, except indebtedness incurred under their respective credit agreements outstanding as of the date hereof, letters of credit or surety bonds or similar arrangements incurred in the ordinary course of business consistent with past practices or indebtedness incurred with respect to any matter expressly permitted by this Section 5.2, or (B) assume, endorse (other than endorsements of negotiable instruments in the ordinary course of business), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the liabilities, obligations or performance of any other Person except under its credit agreements outstanding as of the date hereof, or in the ordinary course of business consistent with past practices;

(xiv)(A) grant any increase in the compensation (including base salary and target bonus) or benefits payable to any officer of the Company, Parent or their respective Subsidiaries, (B) except in connection with promotions consistent with past practices, grant any increases in the compensation or benefits of non-officers of the Company, Parent or their respective Subsidiaries, or (C) except as required to comply with applicable Law or any agreement or policy in existence as of the date of this Agreement, adopt, enter into, amend or otherwise increase, or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become accrued or payable under any Company Benefit Plan or Parent Benefit Plan;

(xv) with respect to former, present or future Company Representatives or Parent Representatives (as the case may be), increase any compensation or benefits or enter into, amend, modify or extend any employment or consulting agreement or Benefit Plan except in each case in the ordinary course of business consistent with past practice;

(xvi) create, incur, assume or permit to exist any Lien on any of its assets, except for Permitted Liens;

(xvii) make or rescind any material election relating to Taxes, including any election for any and all joint ventures, partnerships, limited liability companies or other investments; settle or compromise any material claim, action, litigation, proceeding, arbitration or investigation relating to Taxes; or change in any material respect any of its methods of reporting any item for Tax purposes from those employed in the preparation of its Tax Returns for the most recent Taxable year for which a Tax Return has been filed, except as may be required by applicable Law;

(xviii) make or commit to make capital expenditures other than those incurred in the ordinary course of business and in an amount not to exceed $20.0 million or as may reasonably be required to conduct emergency operations on any drilling rig, liftboat or marine vessels;

(xix) take any action that is reasonably likely to materially delay or impair the ability of the Parties hereto to consummate the transactions contemplated by this Agreement;

(xx) enter into any new line of business material to it and its Subsidiaries taken as a whole;

(xxi) enter into any Contract that subjects the Surviving Company or Parent to any material non-compete or similar restriction on any Acquired Company or Parent Company business following the Effective Time;

(xxii) enter into any Contract the effect of which would be to grant a Third Party following the Merger any right or potential right of license to any material Intellectual Property of any Acquired Company or the Parent Companies;

(xxiii) except as may be required as a result of a change in GAAP, change any of the material accounting principles, estimates, or practices used by the Acquired Companies or Parent Companies;

(xxiv) compromise, settle, grant any waiver or release related to any litigation or proceeding, other than settlements or compromises of such litigation or proceedings where the full amount to be paid is covered by insurance or where the amount to be paid does not exceed $5.0 million individually or $10.0 million in the aggregate, except for matters compromised, settled, waived or released pursuant to the MSA or TSA and for which the Company is entitled to be fully indemnified by Transocean or Transocean Holdings, Inc. pursuant to the MSA or TSA for amounts in excess of the foregoing amounts;

(xxv) engage in any transaction (other than pursuant to agreements in effect as of the date of this Agreement and are disclosed in the Company Disclosure Letter or Parent Disclosure Letter (as the case may be) and transactions between or among Parent or Company and their respective Subsidiaries in the ordinary course of business consistent with past practice) or enter into any agreement with any of their respective Affiliates (but for this purpose of this clause (xxv) only, the term “Affiliate” shall not include any employee of the Company, Parent or their respective Subsidiaries (as the case may be) other than directors and executive officers thereof and employees who share the same household of such directors and executive officers); or

(xxvi) enter into any Contract or obligation with respect to any of the foregoing.

Section 5.3 Access to Assets, Personnel and Information.

(a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, from the date hereof until the Effective Time, Parent shall: (i) afford to Company and the Company Representatives, at Company’s sole risk and expense, reasonable access during normal business hours to any of the assets, books and records, files, data, correspondence, Contracts, permits, audits and all other information relating to the Parent Companies’ (or any of their respective assets) financial position, business, employees, representatives, agents and facilities, whether written or computerized, that is within the possession or control of any of the Acquired Companies (the “Parent Information”); and (ii) upon request during normal business hours prior to the Effective Time, furnish promptly to the Company (at the Company’s expense) a copy of any Parent Information. No Parent Company shall be required to provide access to or to disclose Parent Information where such access or disclosure constitutes a violation of attorney/client privilege, violates any Law or violates a Contract pursuant to which any Parent Company is required to keep such information confidential. In such circumstances, the Parties will use best efforts to make reasonable and appropriate substitute disclosure arrangements.

(b) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, from the date hereof until the Effective Time, the Company shall: (i) afford to Parent and the Parent Representatives, at Parent’s sole risk and expense, reasonable access during normal business hours to any of the assets, books and records, files, data, correspondence, Contracts, permits, audits and all other information relating to the Acquired Companies’ (or any of their respective assets) financial position, business, employees, representatives, agents and facilities, whether written or computerized, that is within the possession or control of any of the Acquired Companies (the “Company Information”); and (ii) upon request during normal business hours, furnish promptly to Parent (at Parent’s expense) a copy of any Company Information. No Acquired Company shall be required to provide access to or to disclose Company Information where such access or disclosure constitutes a violation of attorney/client privilege, violates any Law or violates a Contract pursuant to which any Acquired Company is required to keep such information confidential. In such circumstances, the Parties will use best efforts to make reasonable and appropriate substitute disclosure arrangements.

(c) From the date hereof until the Effective Time, each of Parent and the Company shall: (i) furnish to the other, promptly upon receipt or filing (as the case may be), a copy of each communication between such Party and the SEC after the date hereof relating to the Merger or the Registration Statement and each report, schedule, registration statement or other document filed by such Party with the SEC after the date hereof relating to the Merger or the Registration Statement; and (ii) promptly advise the other of the substance of any oral communications between such Party and the SEC relating to the Merger or the Registration Statement.

(d) The Company will not (and will cause the Company Subsidiaries and the Company Representatives not to), and Parent will not (and will cause the Parent Subsidiaries and the Parent Representatives not to), use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

(e) Notwithstanding anything in this Section 5.3 to the contrary: (i) the Company shall not be obligated under the terms of this Section 5.3 to disclose to Parent or the Parent Representatives, or grant Parent or the Parent Representatives access to, information that is within the possession or control of any of the Acquired Companies but subject to a valid and binding confidentiality agreement with a Third Party without first obtaining the consent of such Third Party, and the Company, to the extent requested by Parent, will use its reasonable commercial efforts to obtain any such consent; and (ii) Parent shall not be obligated under the terms of this Section 5.3 to disclose to the Company or the Company Representatives, or grant the Company or the Company Representatives access to, information that is within the possession or control of any of the Parent Companies but subject to a valid and binding confidentiality agreement with a Third Party without first obtaining the consent of such Third Party, and Parent, to the extent requested by the Company, will use reasonable commercial efforts to obtain any such consent.

(f) No investigation by Parent or the Company or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth in this Agreement, and no party shall be deemed to have made any representation or warranty to the other party except as expressly set forth in this Agreement.

Section 5.4 No Solicitation.

(a) From the date of this Agreement until the first to occur of the Effective Time and the termination of this Agreement in accordance with Article 7, except as specifically permitted in Section 5.4(c), Section 5.4(d) or Section 5.4(e), each of Company and Parent agrees that neither it nor any of its Subsidiaries or Representatives will, directly or indirectly: (i) solicit, initiate, encourage or facilitate any inquiries, offers or proposals that constitute, or are reasonably likely to lead to, any Acquisition Proposal, and the Company and Parent (as the case may be) shall, and shall cause their respective Subsidiaries and Representatives, upon becoming aware of any violation of this Section 5.4(a)(i), stop such Person from continuing to, directly or indirectly, solicit, initiate, encourage or facilitate (including by way of furnishing non-public information) or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer likely to lead to an Acquisition Proposal; (ii) engage in discussions or negotiations with, furnish or disclose any non-public information or data relating to the Company or Parent or their respective Subsidiaries to, or in response to a request therefor, give access to the properties, assets or the books and records of the Company or Parent or their respective Subsidiaries to, any Person that has made or may be considering making any Acquisition Proposal or which may otherwise lead to an Acquisition Proposal; (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) enter into any agreement in principle, letter of intent, arrangement, understanding or other Contract relating to any Acquisition Proposal.

(b) Except as specifically permitted in Section 5.4(c) and Section 5.4(d), the Company and Parent (as the case may be) shall, and shall cause each of their respective Subsidiaries and Representatives to, immediately cease and terminate any existing solicitations, discussions, negotiations or other activity with any Person with respect to any Acquisition Proposal or which could reasonably be expected to lead to an Acquisition Proposal and shall inform their respective Subsidiaries and Representatives, which are engaged in any such solicitations, discussions, negotiations or other activity of the Company’s and Parent’s obligations under this Section 5.4. The Company and Parent shall promptly inform their respective Representatives who have been engaged or are otherwise providing assistance in connection with the transactions contemplated by this Agreement of the Company’s and Parent’s obligations under this Section 5.4. The Company and Parent shall promptly demand that each Person which has heretofore executed a confidentiality agreement with or for the benefit of any Acquired Companies or Parent Companies or any of their legal, financial or other representatives with respect to such Person’s consideration of a possible Acquisition Proposal promptly return or destroy (and the Company and Parent shall use commercially reasonable efforts to cause any such destruction to be certified in writing by such Person to the Company or Parent) all confidential information heretofore furnished by the Acquired Companies or Parent Companies or any of their legal, financial or other representatives to such Person or any of its or their legal, financial or other representatives in accordance with the terms of the confidentiality agreement with such Person.

(c) Notwithstanding anything in this Agreement to the contrary, prior to obtaining the Required Company Vote or the Required Parent Vote, as the case may be, nothing in this Agreement shall prevent the Company or Parent, or their respective Boards of Directors from:

(i) after the date of this Agreement, engaging in discussions or negotiations with, or furnishing or disclosing any information or data relating to, the Acquired Companies or the Parent Companies (as the case may be) or, in response to a request therefor, giving access to the properties, assets or the books and records of the Acquired Companies or the Parent Companies (as the case may be) to, any Person who has made a bona fide written and unsolicited Acquisition Proposal after the date hereof if such

Person has submitted an Acquisition Proposal which did not result from a violation by the Acquired Companies or the Parent Companies (as the case may be) of this Section 5.4 and the Board of Directors of the Company or Parent (as the case may be) determines based on such matters as it deems relevant, that such Acquisition Proposal is reasonably likely to result in a Superior Proposal, but only so long as, prior to furnishing any non-public information regarding the Acquired Companies or the Parent Companies (as the case may be) to such Person or engaging in any discussions or negotiations with such Third Party, (x) such Board of Directors acting in good faith has determined, (A) after consultation with its financial advisors, that such Acquisition Proposal is reasonably likely to result in a Superior Proposal, (B) after consultation with its outside legal counsel, that the failure to take such action is reasonably likely to be inconsistent with its fiduciary obligations to the stockholders of the Company or Parent (as the case may be) under applicable Law and (C) that such Third Party has the financial and legal capacity to consummate such Acquisition Proposal and (y) the Company or Parent (as the case may be) (i) enters into a confidentiality agreement with such Third Party with use and disclosure limitations, “standstill” provisions and other material terms that are no more favorable to such Person than those contained in the Confidentiality Agreement between the Company and Parent and (ii) has complied with Section 5.4(d); and

(ii) subject to compliance by the Company or Parent (as the case may be) with Section 5.4(e), (A) withdrawing (or amending or modifying in a manner adverse to the Company or Parent (as the case may be)), or publicly proposing to withdraw (or to amend or modify in a manner adverse to the Company or Parent (as the case may be)), the approval, recommendation or declaration of advisability by the Company Board of Directors or the Parent Board of Directors or any committee thereof (as the case may be) of this Agreement, the Merger or the transactions contemplated hereby (the actions referred to in this clause (A) being collectively referred to herein as “Company Adverse Recommendation Change” or “Parent Adverse Recommendation Change” as applicable), or (B) recommending, adopting or approving, or proposing publicly to recommend, adopt or approve, any Acquisition Proposal with respect to the Acquired Companies or the Parent Companies (the actions referred to in this clause (B) being collectively referred to as “Company Acquisition Proposal Recommendation” or “Parent Acquisition Proposal Recommendation,” as applicable), or (C) entering into any agreement, including any agreement in principle, letter of intent or understanding, acquisition or merger agreement, option agreement, joint venture, partnership agreement or similar agreement, arrangement or understanding, constituting or related to (or intended to or which could reasonably be expected to lead to) an Acquisition Proposal (other than a Confidentiality Agreement contemplated by Section 5.4(c)(i)) (each an “Acquisition Agreement”) but only so long as (x) the Board of Directors of the Company or Parent (as the case may be), acting in good faith has determined (A) in the case of a Company Acquisition Proposal Recommendation or Parent Acquisition Proposal Recommendation or entry into an Acquisition Agreement, as applicable, and after consultation with its financial advisors, such Acquisition Proposal constitutes a Superior Proposal, and (B) after consultation with its outside legal counsel, that the failure to take such action is reasonably likely to be inconsistent with its fiduciary obligations to the stockholders of the Company or Parent (as the case may be) under applicable Law, and (y) in cases involving (1) the making of a Company Acquisition Proposal Recommendation or a Parent Acquisition Proposal Recommendation or (2) the entry into an Acquisition Agreement, the Company or Parent (as the case may be) concurrently terminates this Agreement pursuant to, and after complying with the provisions of Section 5.4(e) and Article 7. The Company acknowledges and agrees that the taking of any action inconsistent with any of the restrictions set forth in this Section 5.4 by any Acquired Company shall be deemed a breach of this Section 5.4 by the Company. Parent acknowledges and agrees that the taking of any action inconsistent with any of the restrictions set forth in this Section 5.4 by any Parent Company shall be deemed a breach of this Section 5.4 by Parent.

(d) If any Acquired Company or Company Representative receives a request for information from a Person who has made an unsolicited bona fide written Acquisition Proposal involving the Company, or any Parent Company or Parent Representative receives a request for information from a Person who has made an unsolicited bona fide written Acquisition Proposal involving the Parent Companies, and the Company or Parent (as the case may be) is permitted to provide such Person with information pursuant to this Section 5.4, the Company or Parent (as the case may be) will provide to the other party a copy of the confidentiality agreement with such Person promptly upon its execution and provide to the other party a list of, and copies of, all information provided to such Person promptly as practicable after its delivery to such Person and promptly provide the other party with access to all information to which such Person was provided access, in each case only to the extent not previously provided to the other party. The Company or Parent (as the case may be) shall promptly provide notice to the other party orally and in writing of receipt of any Acquisition Proposal or any inquiry with respect to or that could lead to an Acquisition Proposal (but in no event more than twenty-four hours after the receipt thereof), including the identity of the Person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal, the material terms and conditions of any Acquisition Proposal and copies of all documentation and material correspondence related to such Acquisition Proposal. The Company or Parent (as the case may be) shall promptly provide the other party with any written changes to the Acquisition Proposal and promptly advise the other party of material changes in the status of any Acquisition Proposal (including proposed changes to the status) and shall promptly inform the other party of any change in any of the price, form of consideration, timing of payment thereof or any other material terms. The Company or Parent (as the case may be) shall promptly advise the other party of the substance of any oral communications concerning material terms of any Acquisition Proposal. The Company or Parent (as the case may be) shall immediately provide the other party upon receipt or delivery thereof of copies of all material correspondence or other material written items sent or provided to the Company or Parent (as the case may be) from any Third Party in connection with any Acquisition Proposal or sent or provided by the Company to any Third Party in connection with any Acquisition Proposal. Any written notice under this Section 5.4(d) shall be given by facsimile with receipt confirmed by the sender’s facsimile.

(e) Notwithstanding anything herein to the contrary, the Board of Directors of the Company or Parent (as the case may be) shall not (i) make a Company Adverse Recommendation Change or Parent Adverse Recommendation Change (as the case may be), (ii) make a Company Acquisition Proposal Recommendation or Parent Acquisition Proposal Recommendation or (iii) enter into any Acquisition Agreement relating to an Acquisition Proposal, unless the Company or Parent (as the case may be) complies with each of the following:

(i) The terms of Section 5.4(d) and Section 5.4(c)(ii); and

(ii) Promptly upon determination by the Board of Directors of the Company or Parent (as the case may be) that an Acquisition Proposal, if any, constitutes a Superior Proposal, the Company or Parent (as the case may be) shall immediately notify the other party thereof, telephonically and in writing, and such notice shall specify in reasonable detail the material terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal. For the avoidance of doubt, the Parties acknowledge and agree that a Company Adverse Recommendation Change or Parent Adverse Recommendation Change may or may not involve an Acquisition Proposal. The Board of Directors’ written notice of receipt of a Superior Proposal must state if the Board of Directors intends to make a Company Adverse Recommendation Change or Parent Adverse Recommendation Change (as the case may be) or enter into an Acquisition Agreement involving such Superior Proposal, and the other party shall have three Business Days from receipt of such written notice to submit an offer to engage in an alternative transaction or to modify the terms of this Agreement (a “Revised Offer”). During such three Business Day period, the Company or Parent (as the case may be) shall negotiate in good faith exclusively with the other party to enable the other party to submit a Revised Offer; and

(iii) Only in cases involving (x) the making of a Company Acquisition Proposal Recommendation or a Parent Acquisition Proposal Recommendation or (y) the entering into an Acquisition Agreement, the Company or Parent (as the case may be) concurrently terminates this Agreement pursuant to, and after complying with all of the provisions of, Article 7.

(f) Nothing contained in this Section 5.4 shall prohibit the Company or Parent or their respective Boards of Directors from taking and disclosing to the stockholders of the Company or Parent (as the case may be) a position with respect to an Acquisition Proposal with respect to the Acquired Companies or the Parent Companies pursuant to Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by applicable Law.

Section 5.5 Stockholders’ Meetings. Promptly after the Registration Statement is declared effective under the Securities Act, Parent and the Company shall each take all action necessary and in accordance with applicable Law and its respective certificate of incorporation, as amended through the date hereof, and its respective bylaws to properly give notice of and hold a meeting of its stockholders for the purpose of: (a) with respect to Parent, voting on the Parent Proposal, and (b) with respect to the Company, voting on the Company Proposal. Subject to Section 5.4, the Board of Directors of the Company shall recommend approval of the Company Proposal and shall take all lawful action to solicit such approval, including timely mailing the Proxy Statement/Prospectus to the stockholders of the Company. The Company and Parent shall coordinate and cooperate with respect to the timing of their respective stockholder meetings and use reasonable efforts to hold such meetings on the same day and within 45 days after the date the Registration Statement is declared effective. Notwithstanding any other provisions of this Agreement to the contrary, unless this Agreement is terminated in accordance with its terms, the Company shall submit this Agreement to its stockholders whether or not the Board of Directors of the Company withdraws, modifies or changes its recommendation and declaration regarding the Company Proposal.

Section 5.6 Registration Statement and Proxy Statement/Prospectus.

(a) Parent and the Company shall cooperate and promptly prepare the Registration Statement and the Proxy Statement/Prospectus and shall file the Registration Statement in which the Proxy Statement/ Prospectus will be included as a prospectus, with the SEC as soon as practicable after the date hereof and in any event not later than 45 days after the date hereof and shall cooperate to promptly respond to any comments made by the SEC and otherwise use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing. Parent and the Company will provide each other with any information which may be required to prepare and file the Proxy Statement/Prospectus and the Registration Statement hereunder. Each of Parent and the Company will cause the Proxy Statement/Prospectus to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. If at any time prior to the Effective Time any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, Parent or Company, as applicable, will promptly inform the other of such occurrence and cooperate in filing such amendment or supplement with the SEC use commercially reasonable efforts to cause such amendment to become effective as promptly as possible and, if required, mailing same to stockholders of Parent and/or Company. Parent shall use reasonable commercial efforts, and the Company shall cooperate with Parent, to obtain any and all necessary state securities Laws or “blue sky” permits, approvals and registrations in connection with the issuance of Parent Common Stock pursuant to the Merger.

(b) Parent will cause the Registration Statement (and Parent and Company will cause the Proxy Statement/Prospectus each to the extent such Party provides information to be contained therein), at the time it becomes effective under the Securities Act, to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder, and the Company shall be responsible for furnishing to Parent true, accurate and complete information relating to the Company and holders of Company Common Stock and Company Stock Options as is required to be included therein.

(c) The Company hereby covenants and agrees with Parent that: (i) the Registration Statement (at the time it becomes effective under the Securities Act through the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that this clause (i) shall apply only to information included or incorporated by reference in the Registration Statement that was supplied by the Company for inclusion therein); and (ii) the Proxy Statement/Prospectus (at the time it is first mailed to stockholders of the Company through the time of the Company Meeting and until the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this clause (ii) shall apply only to information included or incorporated by reference in the Proxy Statement/Prospectus that was supplied by the Company for inclusion therein). If, at any time prior to the Effective Time, any event with respect to the Company, or with respect to other information supplied by the Company for inclusion in the Registration Statement (or the Proxy Statement/Prospectus), occurs and such event is required to be described in an amendment or supplement to the Registration Statement (or the Proxy Statement/Prospectus), the Company shall promptly notify Parent of such occurrence and shall cooperate with Parent in the preparation, filing an dissemination of such amendment or supplement.

(d) Parent hereby covenants and agrees with the Company that: (i) the Registration Statement (at the time it becomes effective under the Securities Act and until the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that this clause (i) shall not apply to any information included or incorporated by reference in the Registration Statement that was supplied by the Company for inclusion therein); and (ii) the Proxy Statement/Prospectus (at the time it is first mailed to stockholders of the Company, through the time of the Company Meeting, and until the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this clause (ii) shall not apply to any information included or incorporated by reference in the Proxy Statement/Prospectus that was supplied by the Company for inclusion therein). If, at any time prior to the Effective Time, any event with respect to Parent, or with respect to other information included in the Registration Statement or the Proxy Statement/Prospectus, occurs and such event is required to be described in an amendment to the Registration Statement, such event shall be so described and such amendment shall be promptly prepared and filed. If, at any time prior to the Effective Time, any event with respect to Parent, or with respect to other information included in the Proxy Statement/Prospectus, occurs and such event is required to be described in a supplement to the Proxy Statement/Prospectus, Parent shall promptly notify the Company of such occurrence and shall cooperate with the Company in the preparation, filing and dissemination of such supplement.

(e) Neither the Registration Statement nor the Proxy Statement/Prospectus nor any amendment or supplement thereto will be filed or disseminated to the stockholders of the Company without the approval of both Parent and the Company. Parent shall advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective under the Securities Act, the issuance of any stop order with respect to the Registration Statement, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any comments or requests for additional information by the SEC with respect to the Registration Statement.

(f) The Company shall use commercially reasonable efforts to cause to be delivered to Parent and Merger Sub three comfort letters from Ernst & Young LLP, the Company’s independent auditors, one dated on the date on which the Registration Statement shall become effective, one dated two Business Days before the Closing Date, and one bring-down letter dated on the Closing Date, each addressed to Parent and Merger Sub and customary in scope and substance for letters delivered by independent auditors in connection with public offerings.

(g) Parent shall use commercially reasonable efforts to cause to be delivered to the Company three comfort letters from Grant Thornton LLP, Parent’s independent auditors, one dated on the date on which the Registration Statement shall become effective, one dated two Business Days before the Closing Date, and one bring-down letter dated on the Closing Date, each addressed to the Company and customary in scope and substance for letters delivered by independent auditors in connection with public offerings.

Section 5.7 NASDAQ Listing. Prior to the Effective Time, Parent shall use all reasonable efforts to authorize for listing on the NASDAQ the shares of Parent Common Stock issuable and required to be reserved for issuance in connection with the Merger, subject to official notice of issuance.

Section 5.8 Additional Arrangements.

(a) Subject to the terms and conditions herein provided, each of the Company and Parent shall take, or cause to be taken, all action and shall do, or cause to be done, all things necessary, appropriate or desirable under any applicable Law (including the HSR Act) or under applicable Contracts so as to enable the Closing to occur as soon as reasonably practicable, including using its reasonable best efforts to obtain all necessary waivers, consents and approvals, removing all impediments, and effecting all Parent Regulatory Filings and Company Regulatory Filings (the “Regulatory Filings”). Parent and the Company each will cause all documents it is responsible for filing with any Governmental Authority under this Section 5.8 to comply with all applicable Laws.

(b) Each of Parent and the Company shall furnish the other party with such information and reasonable assistance as such other party and its respective affiliates may reasonably request in connection with their preparation of any Regulatory Filings to any Governmental Authorities; provided, however, that if the provisions of the HSR Act would prevent a party from disclosing such information to the other party, then such information may be disclosed to such party’s counsel.

(c) Each of the Company and Parent shall take, or cause to be taken, all action or shall do, or cause to be done, all things necessary, appropriate or desirable to cause the covenants and conditions applicable to the transactions contemplated hereby to be performed or satisfied as soon as practicable, including responding promptly to requests for additional information made by the DOJ or the FTC, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing.

(d) Each of Parent and the Company shall use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, Order or judgment that would restrain, prevent or delay the Closing. Furthermore, if any Governmental Authority shall have issued any Order, decree, ruling or injunction, or taken any other action that would have the effect of restraining, enjoining or otherwise prohibiting, delaying or preventing the consummation of the transactions contemplated hereby, each of the Company and Parent shall use its reasonable best efforts to have such Order, decree, ruling or injunction or other action declared ineffective as soon as practicable.

(e) Parent and the Company shall promptly notify each other of any communication concerning this Agreement or the Merger from any Governmental Authority and, subject to applicable Law, permit the other party to review in advance any proposed communication to any Governmental Authority concerning this Agreement or the Merger. In addition, Parent and Company shall not agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or another inquiry concerning this Agreement or the Merger, or enter into any agreements, including, without limitation, extending any antitrust waiting periods, unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat. Parent and the Company shall furnish counsel to the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any Governmental Authorities or members of their respective staffs on the other hand, with respect to this Agreement and the Merger.

(f) Notwithstanding the foregoing, and except as provided in Section 5.1 and 5.2, nothing contained in this Agreement shall be construed so as to require Parent, Merger Sub or the Company, or any of their respective Subsidiaries or Affiliates, without its written consent, to sell, license, dispose of, or hold separate, or to operate in any specified manner, any assets or businesses of Parent, Merger Sub, the Company or the Surviving Company (or to require Parent, Merger Sub, the Company or any of their respective Subsidiaries or Affiliates to agree to any of the foregoing). The obligations of each party under this Section 5.8 to use reasonable best efforts with respect to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act and with its obligations under this Section 5.8. In connection with its obligations under this Section 5.8, the Company shall not, without Parent’s prior written consent, commit to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices (or allow its Subsidiaries to commit to any divestitures, licenses, hold separate arrangements or similar matters) in connection with the transactions contemplated under this Agreement.

Section 5.9 Agreements of Affiliates. As promptly as practicable after the date hereof, the Company shall cause to be prepared and delivered to Parent a list identifying all Persons who, at the time of the Company Meeting, may be deemed to be “affiliates” of the Company as that term is used in paragraphs (c) and (d) of Rule 145. The Company shall use its commercially reasonable efforts to cause each Person who is identified as an affiliate of the Company under Rule 145 in such list to execute and deliver to Parent, on or prior to the Closing Date, a written agreement, in the form attached hereto as Exhibit 5.9. Parent shall give stop transfer instructions to its transfer agent with respect to any Company Common Stock received pursuant to the Merger by any stockholder of the Company who may reasonably be deemed to be an affiliate of the Company for purposes of Rule 145, and Parent shall cause the transfer agent to place legends on the Parent Certificates representing any Parent Common Stock to be issued to such Persons in the Merger, irrespective of whether or not such Persons sign such agreements, which legends in substance shall provide that the shares were issued in a transaction to which Rule 145 applies and may only be transferred (i) in conformity with Rule 145, or (ii) in accordance with a written opinion of counsel reasonably satisfactory to Parent that such transfer is exempt from registration under the Securities Act.

Section 5.10 Section 16. Prior to the Effective Time, Parent and the Company, and their respective Boards of Directors, shall adopt resolutions consistent with the interpretive guidance of the SEC and take any other actions as may be required to the extent permitted under applicable Law to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt from Section 16(b) of the Exchange Act under Rule 16b-3 promulgated under the Exchange Act.

Section 5.11 Public Announcements.

(a) On the date this Agreement is executed, Parent and the Company shall issue a joint press release with respect to the execution hereof and the transactions contemplated hereby. Except as may be required by applicable Law, Order or any listing agreement with or rule of any regulatory body, national securities exchange or association, Parent and the Company shall consult with each other before issuing any press release, making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated by this Agreement.

(b) Before any Merger Communication of Parent, the Company or any of their respective “participants” (as defined in Rule 165 of the Securities Act or Item 4 of Schedule 14a of the Exchange Act) is (i) disseminated to any investor, analyst, member of the media, employee, client, customer or other third-party or otherwise made accessible on the website of Parent, the Company or any such participant, as applicable (whether in written, video or oral form via webcast, hyperlink or otherwise), or (ii) utilized by any executive officer, key employee or advisor of Parent, the Company or any such participant, as applicable, as a script in discussions or meetings with any third parties, Parent or the Company, as the case may be, shall (or shall cause any such participant to) cooperate in good faith with respect to any such

Merger Communication for purposes of, among other things, determining whether that communication (x) is required to be filed under Rules 165 and 425 of the Exchange Act or (y) constitutes “soliciting material” that is required to be filed by Rule 14a-6(b) or Rule 14a-12(b) of the Exchange Act, as applicable. Parent, Merger Sub or the Company, as applicable, shall (or shall cause any such participant to) give reasonable and good faith consideration to any comments made by the other such party or parties and their counsel on any such Merger Communication. For purposes of the foregoing, the term “Merger Communication” shall mean, with respect to any Person, any document or other written communication prepared by or behalf of that Person, or any document or other material or information posted or made accessible on the website of that Person (whether in written, video or oral form via webcast, hyperlink or otherwise), that is related to any of the transactions contemplated by this Agreement and, if reviewed by a relevant stockholder, could reasonably be deemed to constitute either (x) an offer to sell such stock or a solicitation of any offer to buy the Parent Common Stock or (y) a “solicitation” of “proxies” (in each case, as defined in Rule 14a-1 of the Exchange Act) in favor of the Merger.

Section 5.12 Notification of Certain Matters.

(a) The Company shall give prompt notice to Parent and Merger Sub of any of the following: (i) any representation or warranty contained in Article 3 being untrue or inaccurate when made, (ii) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty contained in Article 3 to be untrue or inaccurate on or before the Closing Date, or (iii) any failure of the Company to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder.

(b) Parent shall give prompt notice to the Company of any of the following: (i) any representation or warranty contained in Article 4 being untrue or inaccurate when made, (ii) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty contained in Article 4 to be untrue or inaccurate at any time on or before the Closing Date, or (iii) any failure of Parent to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder.

Section 5.13 Payment of Expenses. Except as provided in Section 7.3, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger is consummated, except that Parent and the Company shall equally share the following: (i) all fees and expenses, other than attorneys’, accountants’, financial advisers and consultants’ fees and expenses which shall be paid by the party incurring same, incurred in relation to the printing and filing with the SEC of the Proxy Statement/Prospectus, including preliminary materials related thereto and the Registration Statement, including financial statements and exhibits, and any amendments and supplements thereto, and (ii) the filing fees for the Registration Statement and the Notification and Report Forms filed with the FTC and DOJ under the HSR Act.

Section 5.14 Indemnification and Insurance.

(a) From and after the Effective Time, Parent will, and will cause the Surviving Company, subject to applicable Law, to comply with the obligations of the Company under indemnification agreements between the Company and its directors and officers in effect immediately prior to the Effective Time and described in the Company Disclosure Letter. The limited liability company agreement of the Surviving Company shall contain provisions with respect to indemnification that are at least as favorable to the Indemnified Parties as those contained in the certificate of incorporation and bylaws of the Company, any Company Material Contract, employment agreement, indemnification agreement or Company Benefit Plan, as in effect on the date hereof, in each case that is described in the Company Disclosure Letter or as disclosed in the Company Reports filed prior to the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by applicable Law. In the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

(b) From and after the Effective Time, Parent and Surviving Company, shall, for a period of six years after the Effective Time, jointly and severally, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director, employee controlling stockholder or agent (including a trustee or fiduciary of a Company Benefit Plan) of any of the Acquired Companies (collectively, the “Indemnified Parties”) to the fullest extent permitted by Law against all losses, expenses (including reasonable outside attorneys’ fees), claims, damages, fines, costs, liabilities or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) resulting from, or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation (a “Claim”), based in whole or in part on, or arising in whole or in part out of, the fact that the Indemnified Party (or the Person controlled by the Indemnified Party) is or was a director, officer, employee, controlling stockholder or agent (including a trustee or fiduciary of any Company Benefit Plan) and pertaining to any matter existing or arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time (including any Claim arising out of this Agreement or any of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, and shall, jointly and severally, pay any expenses, as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under applicable Law. Each Indemnified Party will be entitled to receive such advances from Parent or the Surviving Company within ten Business Days of receipt by Parent or the Surviving Company from the Indemnified Party of a request therefore; provided, that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by Law, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. Without limiting the foregoing, in the event any such Claim is brought against any Indemnified Party (whether arising before or after the Effective Time): (i) Parent shall have the right to control the defense of such matter with Parent’s regularly engaged legal counsel or other counsel selected by Parent and reasonably satisfactory to the Indemnified Party, and Parent shall pay all reasonable fees and expenses of such counsel; and (ii) the Indemnified Party will cooperate with Parent, at Parent’s expense, in the defense of any such matter. Neither Parent nor the Surviving Company shall settle, compromise or consent to the entry of any judgment in any proceeding (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Claim or such Indemnified Party otherwise consents. In the event of any Claim, any Indemnified Party wishing to claim indemnification will promptly notify Parent thereof (provided, that failure to so notify Parent will not affect the obligations of Parent except to the extent that Parent shall have been prejudiced as a result of such failure) and shall deliver to Parent the undertaking contemplated by the applicable provisions of the DGCL, but without any requirement for the posting of a bond. Without limiting the foregoing, in the event any such Claim is brought against any of the Indemnified Parties, such Indemnified Party may retain only one law firm (plus one local counsel, if necessary) to represent all such Indemnified Parties with respect to each such matter unless the use of counsel chosen to represent the Indemnified Parties would present such counsel with a conflict of interest, or the representation of all of the Indemnified Parties by the same counsel would be inappropriate due to actual differing interests between them, in which case such additional counsel as may be required (as shall be reasonably determined by the Indemnified Parties and Parent) may be retained by the Indemnified Parties at the cost and expense of Parent and Parent shall pay all reasonable fees and expenses of such counsel for such Indemnified Parties. Notwithstanding the foregoing, nothing contained in this Section 5.14 shall be deemed to grant any right to any Indemnified Party which is not permitted to be granted to an officer, director, employee, controlling stockholder or agent of the Company under Delaware Law, nor shall Parent or Surviving Company be required to indemnify any of the Indemnified Parties to a greater extent that the Company would be required to as of the date hereof pursuant to its present indemnification agreements with such Indemnified Parties.

(c) From and after the Effective Time, Parent shall cause the Surviving Company to maintain in effect for not less than six years from the Effective Time directors’ and officers’ liability insurance policies covering those persons who are covered by the Company’s directors’ and officers’ liability insurance policy as of the Effective Time with respect to Claims arising from facts or events that occurred prior to the Effective Time; provided, however, that (i) Parent may substitute therefor policies, issued by an insurance carrier with the same or better credit rating as the Company’s current insurance carrier, of at least the same coverage containing terms and conditions which are no less advantageous than the Company’s current policy; (ii) such substitution shall not result in gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and (iii) Parent shall not be required to pay an annual premium in excess of 250% of the last annual premium paid by the Company prior to the date hereof. In the event that the annual premium for such insurance exceeds such maximum amount, Parent shall purchase as much coverage per policy year as reasonably obtainable for such maximum amount.

(d) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise.

(e) In the event that the Surviving Company or Parent, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Company or Parent, as the case may be, shall succeed to the obligations set forth in this Section 5.14.

Section 5.15 Employee Matters.

(a) For all purposes under the employee benefit plans, policies or arrangements of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the “Post-Merger Plans”), Parent will, or will cause its Subsidiaries to, give Company Employees full credit for their years of service with the Company or any Company Subsidiary to the same extent recognized by the Company or any Company Subsidiary immediately prior the Effective Time for purposes of eligibility, vesting and benefit accrual (excluding benefit accrual under any defined benefit pension plans) under any such employee benefit plans, policy or arrangements maintained by Parent or any of its Subsidiaries. The value of benefits provided under the Post-Merger Plans along with all other compensation provided to Company Employees taken as a whole shall be substantially similar to the value of the benefits and compensation taken as a whole provided under the Parent Benefit Plans to similarly situated employees of Parent and its Subsidiaries, as determined by Parent in good faith after taking into account all the facts and circumstances; provided, however, that the foregoing shall be binding upon and shall inure solely to the benefit of the Parties to this Agreement and their assignees and nothing in the foregoing, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of the foregoing provision. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all Post-Merger Plans to the extent coverage under such Post-Merger Plan replaces coverage under any Company Benefit Plan or employee policy or program in effect immediately prior to the Effective Time (each a “Pre-Merger Plan”); and (ii) for purposes of each Post-Merger Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such Post-Merger Plan to be waived for such employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Pre-Merger Plan ending on the date such employee’s participation in the corresponding Post-Merger Plan begins to be taken into account under such Post-Merger Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Post-Merger Plan.

(b) Parent hereby acknowledges that the consummation of the Merger constitutes a “change in control” under each of the executive employment agreements of the Company described in Section 5.15(b) of the Company Disclosure Letter but not for other purposes, including under other agreements, if any, that cross-reference or are affected by such executive employment agreements.

(c) Parent and the Company agree that the employment agreements listed in Section 5.15 of the Company Disclosure Letter may be amended as of the Effective Time so that the executive officers of the Company who are parties to such agreements shall not be bound by any of the noncompetition provisions set forth in Section 7 of their respective employment agreements (but shall continue to be bound by the other applicable provisions of such agreements).

(d) Notwithstanding any Post-Merger Plan or other plan adopted or maintained by Parent, Parent shall continue and maintain the TODCO Severance Policy (as of February 27, 2007) (the “TODCO Severance Policy”) for a period of not less than 18 months after the Effective Time and shall not terminate or reduce any benefits or rights thereunder for a period of not less than 18 months after the Effective Time.

(e) Until the first anniversary of the calendar year-end following the Effective Time, Parent shall either maintain and continue the Company 401(k) plan as in effect immediately preceding the Effective Time for Company Employees or provide a Parent or Subsidiary 401(k) plan that allows elective deferrals by participants up to an amount of compensation and provides for employer matching contributions on such elective deferrals at maximum rates at least equal to those allowed and provided under the Company 401(k) plan in effect on the date that is 30 days prior to the date of this Agreement.

(f) Parent shall provide the benefits as described in Section 5.15(f)(i) of the Company Disclosure Letter to the individuals as specified thereon (subject to an appropriate waiver from each individual) in lieu of the life insurance and disability insurance benefits to which such individuals or their dependants and beneficiaries would otherwise be entitled under the employment agreements set forth in Section 5.15(b) of the Company Disclosure Letter and the TODCO Severance Policy pursuant to the welfare plans of the Company in effect on the date of this Agreement. Parent acknowledges that Company shall make a lump sum payment to the individuals specified in Section 5.15(f)(ii) of the Company Disclosure Letter (subject to an appropriate waiver from each individual) in lieu of the medical, dental and vision benefits to which such individuals and their dependants would otherwise be entitled under the employment agreements set forth in Section 5.15(b) of the Company Disclosure Letter and the TODCO Severance Policy pursuant to the welfare plans of the Company in effect on the date of this Agreement; provided, that the aggregate of such lump sum amounts shall be the lesser of (i) the aggregate commercially reasonable and adequately documented cost of such coverage divided by 65%, and (ii) $5 million.

(g) Parent shall use its reasonable best efforts to cause the executive officers of Parent named on Section 5.15(g) of the Parent Disclosure Letter to waive and cause to be ineffective, for no or nominal consideration, the “change of control” or “change in control” provisions, as may be the case, for all purposes under the executive employment agreements of such executive officers and equity grants under the 2004 Long-Term Incentive Plan, in connection with the consummation of the Merger.

Section 5.16 Parent Board of Directors.

(a) At the Effective Time, Parent shall take the actions described in Section 2.3(d). At or prior to Closing, the Company shall deliver to Parent written resignations of all members of the Board of Directors of the Company and all officers of the Company and its Subsidiaries, to be effective as of the Effective Time.

(b) At the Effective Time, Parent shall use its reasonable best efforts consistent with the DGCL and NASDAQ rules to appoint a Company Director to be the chair of Parent’s compensation committee and to appoint Parent Directors to be the chairs of Parent’s nominating governance and audit committees.

(c) The provisions of Section 2.3(d) shall be set forth in the bylaws of Parent and the charter of the Special Governance Committee. Until the third anniversary of the Effective Time, any amendments to the bylaws of Parent or the charter of the Special Governance Committee relating to the terms of Section 2.3(d) shall require the affirmative vote of at least 75% of the full Board of Directors of Parent.

Section 5.17 Tax Matters.

(a) Parent, Merger Sub and the Company shall each use its best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and to obtain the Tax opinions set forth in Section 6.2(d) and Section 6.3(e). Parent, Merger Sub and the Company agree to file all Tax Returns consistent with the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Sec. 1.368-2(g).

(b) Parent and Merger Sub shall deliver to Andrews Kurth LLP and Porter & Hedges, L.L.P. an officers’ certificate dated as of the Closing Date and signed by an officer of Parent, containing representations of Parent and Merger Sub, and the Company shall deliver to Porter & Hedges, L.L.P. and Andrews Kurth LLP an officers’ certificate dated as of the Closing Date and signed by an officer of the Company, containing representations of the Company, in each case as shall be reasonably necessary or appropriate to enable Andrews Kurth LLP to render the opinion described in Section 6.2(d) of this Agreement and Porter & Hedges, L.L.P. to render the opinion described in Section 6.3(e) of this Agreement. Each of Parent, Merger Sub and the Company shall use its best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the certifications and representations included in the officers’ certificates described in this Section 5.17.

(c) The Company shall provide Parent with a certification in accordance with the requirements of Treasury Regulation Section 1.1445-2(c)(3) that it is not a United States real property holding corporation.

(d) Prior to the Merger, the Company and each Company Subsidiary, and after the Merger both the Parent and Merger Sub, shall comply with all provisions and terms of the TSA.

(e) Parent has no present plan or intention to exercise its authority under Article 4(e) of Division B of its Certificate of Incorporation to redeem any Parent Common Stock transferred in the Merger. Further, Parent shall not redeem any such shares without first obtaining a tax opinion from a nationally recognized law firm that the Merger will qualify as a reorganization under Section 368(a)(1)(A) of the Code if any such redemption occurs.

(f) The Parties intend and believe that this Agreement constitutes a binding Contract for fixed consideration pursuant to Treasury Regulation Section 1.368-1(e)(2).

Section 5.18 Continuing Obligation to Call, Hold and Convene Stockholders’ Meeting; No Other Vote. Notwithstanding anything herein to the contrary, the obligations of Parent or the Company (as the case may be) to call, give notice of, convene and hold its Parent Meeting or Company Meeting (as applicable) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal with respect to it, or by any determination by the Board of Directors of Parent or the Company (as the case may be) to modify, withdraw, amend or modify its recommendation in favor of the Merger. Other than in accordance with the provisions of Section 5.4, neither Parent nor the Company shall submit to the vote of its respective stockholders any Acquisition Proposal, or propose to do so.

Section 5.19 Additional Agreements. Parent, Merger Sub and the Company agree to execute and deliver any and all additional instruments necessary to consummate the transactions contemplated by this Agreement. In addition, Company agrees to use its reasonable best efforts to cooperate with Parent in the actions contemplated by the Commitment Letter.

Section 5.20 Control of Other Party’s Business. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s operation or give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, each of Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

Section 5.21 Agreements of Executive Officers.

(a) The Company shall use its best efforts to cause each executive officer of the Company to execute and deliver to Parent prior to the mailing of the Proxy Statement/Prospectus a voting agreement in the form attached hereto as Exhibit 5.21(a)(i) to the effect that such executive officer shall vote any and all shares of Company Common Stock owned by him or her to approve the Company Proposals.

(b) The Company shall use its best efforts to cause each executive officer of the Company who will be employed by Parent after the Merger to execute and deliver to Parent prior to the mailing of the Proxy Statement/Prospectus a lock-up agreement in the form attached hereto as Exhibit 5.21(a)(ii) to the effect that such executive officer shall not sell, contract to sell or otherwise dispose of any Company Common Stock or rights to acquire such shares of Company Common Stock, except as permitted by such lock-up agreement.

(c) Parent shall use its best efforts to cause LR Hercules Holdings, LP (“Lime Rock”) and each executive officer of Parent to execute and deliver to the Company prior to the mailing of the Proxy Statement/Prospectus a voting agreement in the form attached hereto as Exhibit 5.21(b)(i) to the effect that such stockholder or executive officer shall vote any and all shares of Parent Common Stock owned by such stockholder or executive officer to approve the Parent Proposal.

(d) Parent shall use its best efforts to cause Lime Rock and the CEO and President of Parent to execute and deliver to the Company prior to the mailing of the Proxy Statement/Prospectus a lock-up agreement in the form attached hereto as Exhibit 5.21(a)(ii) to the effect that such stockholder or executive officer shall not sell, contract to sell or otherwise dispose of any Parent Common Stock or rights to acquire such shares of Parent Common Stock, except as permitted by such lock-up agreement.

Article 6

Conditions

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any or all of which may be waived in writing in whole or in part by both Parent and the Company:

(a) Stockholder Approval. The Company Proposal and the Parent Proposal shall have been duly and validly approved and adopted by the requisite vote of their stockholders.

(b) Other Approvals. Any applicable waiting period under the HSR Act (including extensions thereof) shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Authority or other Person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Parties shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits and authorizations individually or in the aggregate would not be reasonably likely to result in a Material Adverse Effect on Parent or Merger Sub (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger.

(c) Securities Law Matters. The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall be effective at the Effective Time, and no stop order suspending such effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend such effectiveness shall have been initiated and be continuing, and any and all necessary approvals under state securities Laws relating to the issuance or trading of the Parent Common Stock to be issued in the Merger shall have been received.

(d) No Injunctions or Restraints. No Governmental Authority of competent jurisdiction shall have issued, promulgated, enforced or entered any Order, decree, temporary restraining order, preliminary or permanent injunction, restraint, prohibition or other legal restraint or prohibition that is still in effect preventing the consummation of the Merger or imposing any material restrictions on the Parties with respect thereto; provided, however, that, prior to invoking this condition, each Party shall have complied fully with its obligations under Section 5.8 and, in addition, shall have used best efforts to have any such decree, ruling, injunction or Order vacated, except as otherwise contemplated by this Agreement including Section 5.8(d). There shall not be any pending or overtly threatened suit, action or proceeding asserted by any Governmental Authority challenging or seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder.

(e) NASDAQ Listing. The shares of Parent Common Stock to be issued in the Merger and upon exercise of the Company Stock Options shall have been authorized for listing on NASDAQ, subject to official notice of issuance.

Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any or all of which may be waived in writing in whole or in part by Parent and Merger Sub:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Sections 3.2, 3.3 and 3.17 shall be true, accurate and complete in all respects as of the date of this Agreement and (except to the extent such representation or warranty speaks as of an earlier date, in which case the representation or warranty shall be true and correct as of such date) as of the Closing Date as though made on and as of that time; and (ii) the representations and warranties of the Company set forth in Article 3 (other than the representations and warranties set forth in Section 3.2, 3.3 and 3.17) shall be true, accurate and complete (disregarding any qualifications as to materiality or Material Adverse Effect) as of the date of this Agreement and (except to the extent such representation or warranty speaks as of an earlier date, in which case the representation or warranty shall be true and correct as of such date) as of the Closing Date as though made on and as of that time, except in each case and in the aggregate as does not and would not constitute a Material Adverse Effect on the Company or the Surviving Company; and Parent shall have received a certificate signed by a Responsible Officer of the Company to such effect.

(b) Performance of Covenants and Agreements by the Company. The Company shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed by a Responsible Officer of the Company to such effect.

(c) No Material Adverse Change. From the date of this Agreement through the Closing, there shall not have occurred any change in the condition (financial or otherwise), operations, business, properties or prospects of any of the Acquired Companies that constitutes or is reasonably likely to constitute a Company Material Adverse Effect.

(d) Tax Opinion. Parent shall have received an opinion (reasonably acceptable in form and substance to Parent) from Andrews Kurth LLP, dated as of the Closing Date, to the effect that for federal income tax purposes (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of Parent and the Company will be a party to such reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn, revoked or modified. Such opinion will be based upon representations of the Parties contained in this Agreement and in the officers’ certificates described in Section 5.17(b).

(e) Lock-Up Agreements. Company shall have provided the Parent the executed lock-up agreements in accordance with Section 5.21(b).

(f) Dissenting Stockholders. The number of Dissenting Shares shall not exceed 5% of the outstanding shares of Company Common Stock immediately prior to the Effective Time.

Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions, any or all of which may be waived in writing in whole or in part by the Company:

(a) Representations and Warranties. (i) The representations and warranties of Parent set forth in Sections 4.2, 4.3 and 4.17 shall be true, accurate and complete in all respects as of the date of this Agreement and (except to the extent such representation or warranty speaks as of an earlier date, in which case the representation or warranty shall be true and correct as of such date) as of the Closing Date as though made on and as of that time; and (ii) the representations and warranties of Parent and Merger Sub set forth in Article 4 (other than the representations and warranties set forth in Sections 4.2, 4.3 and 4.17) shall be true, accurate and complete (disregarding any qualifications as to materiality or Material Adverse Effect) as of the date of this Agreement and (except to the extent such representation or warranty speaks as of an earlier date, in which case the representation or warranty shall be true and correct as of such date) as of the Closing Date as though made on and as of that time, except in each case and in the aggregate as does not and would not constitute a Material Adverse Effect on Parent or the Surviving Company, and the Company shall have received a certificate signed by a Responsible Officer of Parent to such effect.

(b) Performance of Covenants and Agreements by Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed by a Responsible Officer of Parent to such effect.

(c) No Material Adverse Change. From the date of this Agreement through the Closing, there shall not have occurred any change in the condition (financial or otherwise), operations, business, properties or prospects of Parent and its Subsidiaries that constitutes or is reasonably likely to constitute a Parent Material Adverse Effect.

(d) Key Employee. Randall D. Stilley shall continue to serve as a director, President and Chief Executive Officer of Parent on a full-time basis and shall not be subject to any material and continuing disability in performing his duties as a director and executive officer of Parent and shall not have accepted or stated his intention to accept any position as an executive officer of any company other than Parent or its Subsidiaries.

(e) Tax Opinion. The Company shall have received an opinion (reasonably acceptable in form and substance to the Company) from Porter & Hedges, L.L.P., dated as of the Closing Date, to the effect that for federal income tax purposes (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of Parent and the Company will be a party to such reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn, revoked or modified. Such opinion will be based upon representations of the Parties contained in this Agreement and in the officers’ certificates described in Section 5.16.

(f) Delivery of Transfer Instructions. Parent shall have delivered to the Exchange Agent an irrevocable letter of instruction in a form reasonably satisfactory to the Company authorizing and directing the transfer to holders of shares of Company Common Stock of the Merger Consideration upon surrender of such holders’ certificates representing such shares of Company Common Stock, or a combination of the foregoing in accordance with Article 2.

(g) D&O Insurance. The Company shall have been provided insurance policies or binders evidencing the insurance coverages required by Section 5.14(c).

(h) Change in Control Waivers. Parent shall have provided the Company evidence of the executed waivers of Parent executive officers described in Section 5.15(g).

(i) Lock-Up Agreements. Parent shall have provided the Company the executed lock-up agreements in accordance with Section 5.21(d).

Article 7

Termination

Section 7.1 Termination Rights. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action taken by the Board of Directors of the terminating Party or Parties, and except as provided below, whether before or after approval of the Company Proposal by the stockholders of the Company or approval of the Parent Proposal by the stockholders of Parent, upon the occurrence of any of the following:

(a) By mutual written consent duly authorized by the Parent Board of Directors and the Company Board of Directors.

(b) By either the Company or Parent if:

(i) the Merger has not been consummated by December 31, 2007 (the “Termination Date”) (provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any Party whose breach of any representation or warranty or failure to perform or satisfy any covenant or agreement under this Agreement has been the principal cause of or resulted in the failure of the Merger to occur on or before such date);

(ii) any Governmental Authority shall have issued an Order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or making consummation of the Merger illegal and such Order, decree, ruling or other action shall have become final and nonappealable (provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in such injunction, Order, decree, ruling or other action);

(iii) the Company Proposal shall not have been approved by the Required Company Vote at the Company Meeting or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to the Company where the failure to obtain Company stockholder approval is caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach of this Agreement; or

(iv) the Parent Proposal shall not have been approved by the Required Parent Vote at a duly called and held meeting of Parent’s stockholders entitled to vote thereon or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iv) shall not be available to Parent where the failure to obtain Parent stockholder approval is caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach of this Agreement.

(c) By Parent upon the occurrence of any of the following:

(i) There has been a material breach of the representations and warranties made by the Company in Article 3 of this Agreement which breach (A) would cause a failure in the condition described in Section 6.2(a), and (B) is incapable of being cured by the Termination Date or is not cured by the Company within 30 days following receipt of written notice from Parent of such breach.

(ii) The Company has failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement which failure to comply (A) would cause a failure in the condition set forth in Section 6.2(b) and (B) is incapable of being cured by the Termination Date or is not cured by the Company within 30 days following written notice from Parent of such failure.

(iii) Prior to the approval of the Parent Proposal by the Required Parent Vote, if Parent receives a bona fide Acquisition Proposal not solicited in violation of Section 5.4 that the Parent Board of Directors determines in good faith (after consultation with its financial advisors) is a Superior Proposal; provided, however, that Parent may not terminate this Agreement pursuant to this Section 7.1(c)(iii) unless (A) such Superior Proposal did not result from Parent’s breach of the terms of Section 5.4; (B) Parent notifies the Company in writing that it intends to accept such Superior Proposal, together with a copy of the proposal documents unless previously provided; and (C) during the three Business Day period after receipt of the Company’s notice, (x) Parent shall have offered to negotiate with (and, if accepted, negotiate in good faith with), and shall have instructed its financial and legal advisors to offer to negotiate with (and if accepted, negotiate in good faith with), the Company to attempt to make such adjustments in the terms and conditions of this Agreement as will enable Parent to proceed with this Agreement and (y) Parent Board of Directors shall have determined in good faith, after consultation with its independent financial advisors and outside legal counsel and, after considering the results of such negotiations and the Revised Offer made by the Company, if any, that the Superior Proposal giving rise to Parent’s notice (including any subsequent amendments or modifications) continues to be a Superior Proposal. No termination pursuant to this Section 7.1(c)(iii) shall be effective unless Parent (a) shall have in good faith considered any Revised Offer submitted within the three Business Day period referenced in Section 5.4 and this Section 7.1(c)(iii) and determined that the aforementioned Superior Proposal (including any subsequent amendments or modifications), when compared to the Revised Offer, constitutes a Superior Proposal, and (b) Parent simultaneously pays in full the payment required by Section 7.3(d) together with a written acknowledgment from each other party to the Superior Proposal that it is aware of the amounts due the Company under Section 7.3(d) and that such party irrevocably waives any right it may have to litigate, sue or bring any claim to contest any such amounts payable under Section 7.3(d). For avoidance of doubt, any amendment to the price or any other material term of a Superior Proposal shall require a new notice from Parent and a new three Business Day period within which the Company may negotiate a Revised Offer.

(iv) (A) the Company shall have breached in any material respect any of its obligations under Section 5.4, (B) the Company’s Board of Directors (or any committee thereof) shall have made a Company Adverse Recommendation Change or a Company Acquisition Proposal Recommendation, (C) the Company shall or its Subsidiaries shall have entered into an Acquisition Agreement involving an Acquisition Proposal or (D) the Company or its Board of Directors (or any committee thereof) publicly announces its intention to do any of the foregoing.

(d) By the Company upon the occurrence of any of the following:

(i) There has been a material breach of the representations and warranties made by Parent and Merger Sub in Article 4 of this Agreement which breach (A) would cause a failure in the condition described in Section 6.3(a), and (B) is incapable of being cured by the Termination Date or is not cured by Parent within 30 days following receipt of written notice from the Company of such breach.

(ii) Parent or Merger Sub has failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement which failure to comply (A) would cause a failure in the condition set forth in Section 6.3(b) and (B) is incapable of being cured by the Termination Date or is not cured by Parent within 30 days following receipt of written notice from the Company of such failure.

(iii) Prior to the approval of the Company Proposal by the Required Company Vote, if the Company receives a bona fide Acquisition Proposal not solicited in violation of Section 5.4 that the Company Board of Directors determines in good faith after consultation with its financial advisor is a Superior Proposal in accordance with Section 5.4; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(d)(iii) unless (A) such Superior Proposal did not result from the Company’s breach of the terms of Section 5.4; (B) the Company notifies Parent in writing that it intends to accept such Superior Proposal, together with a copy of the proposal documents unless previously provided; and (C) during the three Business Day period after receipt of the Company’s notice, (x) the Company shall have offered to negotiate with (and, if accepted, negotiate in good faith with), and shall have instructed its financial and legal advisors to offer to negotiate with (and if accepted, negotiate in good faith with), Parent to attempt to make such adjustments in the terms and conditions of this Agreement as will enable the Company to proceed with this Agreement and (y) the Company’s Board of Directors shall have determined in good faith, after consultation with its independent financial advisors and outside legal counsel and, after considering the results of such negotiations and the Revised Offer made by Parent, if any, that the Superior Proposal giving rise to the Company’s notice (including any subsequent amendments or modifications) continues to be a Superior Proposal. No termination pursuant to this Section 7.1(d)(iii) shall be effective unless the Company (a) shall have in good faith considered any Revised Offer submitted within the three Business Day period referenced in Section 5.4 and this Section 7.1(d)(iii) and determined that the aforementioned Superior Proposal (including any subsequent amendments or modifications), when compared to the Revised Offer, constitutes a Superior Proposal, and (b) the Company simultaneously pays in full the payment required by Section 7.3(a), together with a written acknowledgment from each other party to the Superior Proposal that it is aware of the amounts due Parent under Section 7.3(a) and that such party irrevocably waives any right it may have to litigate, sue or bring any claim to contest any such amounts payable under Section 7.3(a). For avoidance of doubt, any amendment to the price or any other material term of such Superior Proposal shall require a new notice from the Company and a new three Business Day period within which Parent may negotiate a Revised Offer.

(iv) (A) Parent shall have breached in any material respect any of its obligations under Section 5.4, (B) Parent Board of Directors shall have made a Parent Adverse Recommendation Change or a Parent Acquisition Proposal Recommendation, (C) Parent or its Subsidiaries shall have entered into an Acquisition Agreement involving an Acquisition Proposal, or (D) Parent or its Board of Directors publicly announces its intention to do any of the foregoing.

(v) upon written notice of termination pursuant to this Section 7.1(v) to Parent, if all conditions in Sections 6.1 and 6.2 (other than the condition set forth in Section 6.2(f)) have been satisfied or, in the case of any opinions or certificates to be delivered on the Closing Date, could be satisfied, and Parent has failed to irrevocably waive the condition set forth in Section 6.2(f) within five Business Days after receipt of a written notice from the Company certifying that all conditions in Sections 6.2(a), (b) and (c) have been satisfied (or, are capable of satisfaction at Closing) and that the Company is prepared to close.

Section 7.2 Effect of Termination. If this Agreement is terminated by either the Company or Parent pursuant to the provisions of Section 7.1, this Agreement shall forthwith become void, and there shall be no further obligation on the part of any party or its respective Affiliates, directors, officers or stockholders except pursuant to, the provisions of Section 5.3(c), Section 5.3(d), Section 5.6(c), Section 5.6(d), Section 5.13 and Section 7.3, Article 8 and the Confidentiality Agreement (which shall continue pursuant to their terms); provided, however, that a termination of this Agreement shall not relieve any party from any liability for damages incurred as a result of a willful or intentional breach by such party of its representations, warranties, covenants, agreements or other obligations hereunder occurring prior to such termination.

Section 7.3 Fees and Expenses. Notwithstanding the provisions of Section 5.13:

(a) The Company will, immediately upon termination of this Agreement pursuant to Sections 7.1(c)(iv) or 7.1(d)(iii), pay, or cause to be paid, to Parent by wire transfer of immediately available funds to an account designated by Parent, a termination fee in the amount of $70 million.

(b) The Company will, immediately upon termination of this Agreement pursuant to Section 7.1(b)(iii), pay, or cause to be paid, to Parent by wire transfer of immediately available funds to an account designated by Parent, an amount equal to $5.0 million as a reasonable estimate of Parent’s expenses.

(c) The Company will pay, or cause to be paid, to Parent, a termination fee in the amount of $70 million less the amount of the payment, if any, previously made by the Company pursuant to Section 7.3(b) if (1) this Agreement is terminated pursuant to Section 7.1(b)(i) or 7.1(b)(iii), (2) prior to such termination, there has been publicly announced an Acquisition Proposal involving the Company and/or its Subsidiaries and (3) within 365 days of such termination, the Company or any of it Subsidiaries enters into any definitive agreement with respect to, or consummates any Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in (2) above). Such termination fee shall be paid on the day the Company or any of its Subsidiaries consummates any Acquisition Proposal, by wire transfer of immediately available funds to an account designated by Parent. Notwithstanding the foregoing, the Company shall not be required to pay, or cause to be paid, to Parent any amounts pursuant to this Section 7.3(c) if the reason the Merger has not been timely consummated is as the result of a failure to satisfy the conditions set forth in Section 6.1(b), 6.1(c), 6.1(d), 6.1(e) or 6.2(f).

(d) Parent will, immediately upon termination of this Agreement pursuant to Sections 7.1(c)(iii) or 7.1(d)(iv), pay, or cause to be paid, to the Company by wire transfer of immediately available funds to an account designated by Company, a termination fee in the amount of $30 million.

(e) Parent will, immediately upon termination of this Agreement pursuant to Section 7.1(b)(iv) pay, or cause to be paid, to the Company by wire transfer of immediately available funds to an account designated by the Company, an amount equal to $5.0 million as a reasonable estimate of the Company’s expenses.

(f) Parent will pay, or cause to be paid, to the Company, a termination fee in the amount of $30 million (less the amount of the payment, if any, previously made by Parent pursuant to Section 7.3(e)) if (1) this Agreement is terminated pursuant to Section 7.1(b)(i) or 7.1(b)(iv), (2) prior to such termination, there has been publicly announced an Acquisition Proposal involving the Parent and/or its Subsidiaries and (3) within 365 days of such termination, Parent or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates any Acquisition Proposal (whether or not such Acquisition Proposal is the same as the Acquisition Proposal referred to in (2) above). Such amount shall be paid on the day Parent or any of its Subsidiaries consummates any Acquisition Proposal, by wire transfer of immediately available funds to an account designated by the Company. Notwithstanding the foregoing, Parent shall not be required to pay, or cause to be paid, to the Company any amounts pursuant to this Section 7.3(f) if the reason the Merger has not been timely consummated is as the result of a failure to satisfy the conditions set forth in Section 6.1(b), 6.1(c), 6.1(d), 6.1(e) or 6.2(f).

(g) The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not have entered into this Agreement. Accordingly, if the Company fails to pay promptly any amounts due pursuant to this Section 7.3, the Company shall pay to Parent its costs and expenses (including attorneys’ fees and expenses) in connection with collecting these amounts, together with interest on the amounts so owed, at the rate of interest per annum specified as the Prime Rate in the Wall Street Journal as of the date of termination plus 2.0%, from the date of termination of this Agreement until the date these amounts are paid to the Parent.

(h) Parent acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not have entered into this Agreement. Accordingly, if Parent fails to pay promptly any amounts due pursuant to this Section 7.3, Parent shall pay to the Company its costs and expenses (including attorneys’ fees and expenses) in connection with collecting these amounts, together with interest on the amounts so owed, at the rate of interest per annum specified as the Prime Rate in the Wall Street Journal as of the date of termination plus 2.0%, from the date of termination of this Agreement until the date these amounts are paid to Company.

Article 8

Miscellaneous

Section 8.1 Nonsurvival of Representations and Warranties. None of the representations or warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger.

Section 8.2 Amendment. This Agreement may be amended by the Parties at any time before or after approval of the Company Proposal by the stockholders of the Company; provided, however, that, after any such approval, no amendment shall be made that by Law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by a written instrument signed by an authorized representative of each of the Parties.

Section 8.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and, unless delivery instructions are otherwise expressly set forth above herein, either delivered personally (effective upon delivery), by facsimile transmission with confirmed receipt (effective on the next day after transmission), by recognized overnight delivery service (effective on the next day after delivery to the service), or by registered or certified mail, postage prepaid and return receipt requested (effective on the third Business Day after the date of mailing), at the following addresses or facsimile transmission numbers (or at such other address(es) or facsimile transmission number(s) for a Party as shall be specified by like notice):

To Parent and/or Merger Sub:	Hercules Offshore, Inc.
11 Greenway Plaza, Suite 2950
Houston, Texas 77046
	Attention:	James W. Noe
Vice-President—General Counsel
& Chief Compliance Officer
	Facsimile:	(713) 979-9301

with a copy (which shall not constitute notice) to:	Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
	Attention:	Melinda Brunger, Esq.
	Facsimile:	(713) 220-4285

To the Company:	TODCO
2000 W. Sam Houston Parkway South
Suite 800
Houston, Texas 77042
	Attention:	Michael P. Donaldson
	Facsimile:	(713) 278-6107

with a copy (which shall not constitute notice) to:	Porter & Hedges, L.L.P.
1000 Main Street, 36th Floor
Houston, Texas 77002
	Attention:	Nick D. Nicholas
	Facsimile:	(713) 226-6237

Section 8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

Section 8.5 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed modified to the minimum extent necessary to make such term or provision valid and enforceable, provided that if such term or provision is incapable of being so modified, then such term or provision shall be deemed ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and the documents and instruments delivered by the Parties in connection with this Agreement): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) except as provided in Section 5.14 (which is intended to be for the benefit of the Persons covered thereby) and Section 5.15(d) and Section 5.15(e) (which is intended to be for the benefit of the Persons covered thereby) is solely for the benefit of the Parties and their respective successors, legal representatives and assigns and does not confer on any Person other than the Parties any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties hereto in accordance with Section 8.10 without notice of liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Without limiting the foregoing, it is expressly understood and agreed that the provisions of Section 5.15(a) are statements of intent, and no Company Employee or other Person shall have any rights or remedies with respect thereto (including any right of employment) and no Person is intended to be a Third Party beneficiary thereof.

Section 8.7 Applicable Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the Laws of the State of Delaware (including the Laws of Delaware with respect to statutes of limitation and statutes of repose) applicable to Contracts entered into and to be performed solely in such state.

Section 8.8 No Remedy in Certain Circumstances. Each Party agrees that, should any Governmental Authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any Party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take any action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article 7. Except as otherwise contemplated by this Agreement, to the extent that a Party took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an Order or judgment of a court or other competent Governmental Authority, such Party shall not incur any liability or obligation unless such Party breached its obligations under Section 5.8 or did not in good faith seek to resist or object to the imposition or entering of such Order or judgment.

Section 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 8.10 Waivers. At any time prior to the Effective Time, the Parties may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other Parties,

(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive performance of any of the covenants or agreements, or satisfaction of any of the conditions, contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by an authorized representative of such Party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any Party of a breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provisions hereof.

Section 8.11 Confidentiality Agreement. The Confidentiality Agreement shall remain in full force and effect following the execution of this Agreement is hereby incorporated herein by reference, and shall constitute a part of this Agreement for all purposes; provided, however, that any standstill provisions contained therein will, effective as of the Closing, be deemed to have been waived to the extent necessary for the Parties to consummate the Merger in accordance with the terms of this Agreement. Any and all information received by Parent and the Company pursuant to the terms and provisions of this Agreement shall be governed by the applicable terms and provisions of the Confidentiality Agreement.

Section 8.12 Incorporation. Exhibits and Schedules referred to herein are attached to and by this reference incorporated herein for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, on the date first written above.

COMPANY:

TODCO, a Delaware corporation

By:	/s/ JAN RASK
Name:	Jan Rask
Title:	President and Chief Executive Officer

PARENT:

HERCULES OFFSHORE, INC., a Delaware corporation

By:	/s/ RANDALL D. STILLEY
Name:	Randall D. Stilley
Title:	President and Chief Executive Officer

MERGER SUB:

THE HERCULES OFFSHORE DRILLING COMPANY LLC, a Delaware limited liability company

By:	PARENT, its sole member

	By:	/s/ RANDALL D. STILLEY
	Name:	Randall D. Stilley
	Title:	Manager

Exhibit 2.3(d)

Thomas N. Amonett (2)
Suzanne V. Baer (1)
Thomas R. Bates, Jr. (3)
Thomas M. Hamilton (1)(4)
Thomas J. Madonna (3)
F. Gardner Parker (3)
Thierry Pilenko (3)
John T. Reynolds (3)
Randall D. Stilley (3)
Steven A. Webster (3)

(1)	Company Director, to be appointed to a three-year term.
(2)	Company Director, to be appointed to a two-year term.
(3)	Parent Director.
(4)	To be designated as Chairman of the Compensation Committee of the Parent Board of Directors.

This Exhibit 2.3(d) is subject to the provisions of Section 5.16.

Exhibit 5.21(a)(ii)

FORM OF LOCK-UP AGREEMENT

                    , 2007

This lock-up agreement (this “Lock-Up Agreement”) is being delivered to you in connection with the Merger Agreement (the “Merger Agreement”) entered into by and among Hercules Offshore, Inc., a Delaware corporation (“Hercules”), TODCO, a Delaware corporation (“TODCO”) and The Hercules Offshore Drilling Company LLC, a Delaware limited liability company. Capitalized terms not defined herein shall have the meaning assigned to them in the Merger Agreement.

In connection with the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that for a period beginning on the Closing Date (as defined in the Merger Agreement), and ending 90 days after the Closing Date, the undersigned will not, without the prior written consent of Hercules and TODCO, (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, contract to dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition with respect to, any shares of common stock of Hercules and TODCO (“Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing paragraph shall not apply to (a) bona fide gifts, provided the recipient or recipients thereof agree in writing to be bound by the terms of this Lock-Up Agreement and confirm that he/she/it has been in compliance with the terms of this Lock-Up Agreement since the date hereof; or (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Agreement and confirms that it has been in compliance with the terms of this Lock-Up Agreement since the date hereof.

Intending to be legally bound hereby, the undersigned has executed this Lock-Up Agreement on and as of the date set forth above.

Yours very truly,

By:
Name:

Exhibit 5.9

FORM OF AFFILIATE LETTER

                    , 2007

Ladies and Gentlemen:

I have been advised that as of the date hereof I may be deemed to be an “affiliate” of TODCO, a Delaware corporation (the “Company”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 18, 2007 (the “Merger Agreement”), by and among the Company, Hercules Offshore, Inc., a Delaware corporation (“Parent”), and The Hercules Offshore Drilling Company LLC, a Delaware limited liability company (“Merger Sub”), the Company will be merged with and into Merger Sub, a wholly owned subsidiary of Parent, in consideration of cash and shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”), with Merger Sub as the Surviving Company (the “Merger”).

I represent, warrant, and covenant to Parent and Merger Sub that in the event I receive any Parent Common Stock as a result of the Merger:

A. I shall not make any sale, transfer or other disposition of any Parent Common Stock acquired by me in the Merger in violation of the Securities Act.

B. I have carefully read this letter and the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for Parent and Merger Sub.

C. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4 and will not be “restricted securities” as defined in Rule 144(a)(3) of the Rules and Regulations. I have also been advised, however, that, because at the time the Merger will be submitted for a vote of the stockholders of the Company, I may be deemed to be an affiliate of the Company (without anything in this letter agreement being an admission of such fact), the distribution by me of any Parent Common Stock acquired by me in the Merger will not be registered under the Securities Act and that I may not sell, transfer, or otherwise dispose of any Parent Common Stock acquired by me in the Merger unless (i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145(d) promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Parent such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act.

D. I understand that Parent is under no obligation to register under the Securities Act the sale, transfer, or other disposition by me or on my behalf of any Parent Common Stock acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

E. I also understand that stop transfer instructions will be given to Parent’s transfer agent with respect to Parent Common Stock and that there will be placed on the certificates (or in the case of shares issued in book-entry form, an appropriate notation of the records of Parent’s transfer agent) for any Parent Common Stock acquired by me in the Merger, or any substitutions therefore, a legend stating in substance:

“The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 may apply. The shares represented by this certificate may only be transferred in compliance with the requirements of the Securities Act of 1933, including, without limitation, Rule 145 promulgated thereunder, or pursuant to an applicable exemption therefrom.”

F. It is understood and agreed that the legend set forth in paragraph E above shall be removed by the delivery of substitute certificates (or change in notation on the records of Parent’s transfer agent) without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act.

I understand that (a) Parent will supply me with any information necessary to enable me to make routine sales of any Parent Common Stock acquired by me in the Merger as may be permitted by and in accordance with the provisions of Rule 144 under the Securities Act or any similar rule of the Commission hereafter applicable, and (b) Parent will comply with all requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”), with respect to the filing by Parent of annual, periodic and other reports on a timely basis in a manner sufficient to allow sales of any such Parent Common Stock by me during the two year period following the Effective Time (as defined in the Merger Agreement) if such sales are otherwise permitted by law or regulation. Upon my written request, Parent shall furnish me with a written statement representing that it has complied with the reporting requirements enumerated in Rule 144(c)(1), or if Parent is not then subject to Section 13 or 15(d) of the Exchange Act, that it has made publicly available the information concerning Parent required by Rule 144(c)(2).

Very truly yours,

By:
Name:

Accepted this      day of                     , 2007

PARENT

By:
Name:
Title:

MERGER SUB

By:	PARENT, its sole member

By:
Name:
Title:

COMPANY

By:
Name:
Title:

ANNEX B

OPINION OF SIMMONS & COMPANY INTERNATIONAL

March 18, 2007

The Board of Directors

Hercules Offshore, Inc.

11 Greenway Plaza, Suite 2950

Houston, TX 77046

Gentlemen:

You have asked us to advise you with respect to the fairness to the stockholders of Hercules Offshore, Inc. (the “Parent”) from a financial point of view of the consideration to be paid by the Parent pursuant to the terms of the Merger Agreement, dated as of March 18, 2007 (the “Merger Agreement”), among the Parent, TODCO (the “Company”) and THE Hercules Offshore Drilling Company LLC, a wholly owned subsidiary of the Parent (the “Merger Sub”). The Merger Agreement provides for the merger (the “Merger”) of the Company with and into the Merger Sub. Subject to election and allocation provisions of the Merger Agreement, on average, each of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive 0.979 of a share of common stock, par value $0.01 per share, of the Parent (the “Parent Common Stock”), and cash consideration of $16.00 per share (together the “Merger Consideration”).

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Merger Agreement dated as of March 18, 2007; (ii) the financial statements and other information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the three-year period ended December 31, 2006; the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; the Current Reports on Form 8-K filed on October 31, 2006, November 2, 2006, November 30, 2006, December 29, 2006, January 31, 2007, March 1, 2007, March 2, 2007; and the Proxy Statement on Form DEF 14A filed on March 22, 2006; (iii) certain other internal information, primarily financial in nature, concerning the business and operations of the Company furnished to us by the Company, including financial forecasts; (iv) certain publicly available information concerning the trading of, and the trading market for, the Company Common Stock; (v) the financial statements and other information concerning the Parent, including the Annual Reports on Form 10-K of the Parent for each of the years in the two-year period ended December 31, 2006; the Quarterly Reports on Form 10-Q of the Parent for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; the Current Reports on Form 8-K filed on October 17, 2006, November 2, 2006, November 3, 2006, November 6, 2006, November 13, 2006, November 14, 2006, November 16, 2006, November 21, 2006, December 4, 2006, December 14, 2006, December 15, 2006, January 3, 2007, January 4, 2007, January 5, 2007, January 17, 2007, January 19, 2007, February 5, 2007 February 20, 2007 and March 14, 2007; the S-3ASR filed on November 7, 2006; and the 424B1 filed on November 14, 2006; (vi) certain other internal information, primarily financial in nature, concerning the business and operations of the Parent furnished to us by the Parent, including financial forecasts; (vii) certain publicly available information concerning the trading of, and the trading market for, the Parent Common Stock; (viii) certain publicly available information with respect to certain other companies we believe to be comparable to the Company or the Parent and the trading markets for certain of such companies’ securities; (ix) certain publicly available information concerning the estimates of the future operating and financial performance of the Company, the Parent and the comparable companies prepared by industry experts unaffiliated with either the Company or the Parent; (x) certain publicly available information concerning the nature and terms of certain other transactions considered relevant to the inquiry; and (xi) made such other analyses and examinations as we have deemed necessary or appropriate. We have also met with officers and employees of the Company and the Parent to discuss the foregoing, as well as other matters believed relevant to the inquiry.

In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s and the Parent’s management as to the future financial performance of the Company and the Parent, respectively. We have not made an independent evaluation or appraisal of the assets of the Company or the Parent. Pursuant to the Merger Agreement, we have also assumed that the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We have not performed any tax analysis, nor have we been furnished with any such analysis. Accordingly, we have not evaluated (and our opinion does not include) any potential tax consequences related to the Merger including, without limitation, any potential tax consequences to the Parent, the Company or the Merger Sub. We were not requested to, and did not, solicit indications of interest in acquiring all or any part of the Parent.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Parent and the Company; (ii) the business prospects of the Parent and the Company; (iii) the historical and current market for the Parent Common Stock, for the Company Common Stock and for the equity securities of certain other companies believed to be comparable to the Parent or the Company; (iv) the respective contributions in terms of various financial measures of the Parent and the Company to the combined company under several scenarios, and the relative pro forma ownership of the Parent after the Merger by the current holders of the Parent Common Stock and Company Common Stock; (v) the value of the Parent’s and Company’s discounted cash flows under several scenarios and related sensitivity analysis; and (vi) the nature and terms of certain other acquisition transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions and our experience in connection with similar transactions and securities’ valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on, and on the information made available at, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date thereof. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the Merger.

Simmons & Company International (“Simmons”) is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

We have acted as financial advisor to the Parent in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. In addition, the Parent has agreed to indemnify us for certain liabilities that may arise out of our engagement.

Moreover, we have in the past acted as financial advisor to the Parent and we are currently acting as financial advisor to the Company in connection with transactions other than the Merger and we anticipate that we may act as financial advisor to the Parent with respect to future transactions.

In the ordinary course of our business, we actively trade the debt and equity securities of both the Parent and the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of the Parent and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or proxy statement (except for the registration statement, proxy statement, or prospectus related to the Merger as provided below), or in any other written document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without Simmons’ prior written consent. It is further understood that, if the opinion is included in the registration statement, proxy statement or prospectus in connection with the Merger, the opinion will be reproduced in such registration statement, proxy statement or prospectus in full, and any description of or reference to Simmons or summary of the opinion in such registration statement, proxy statement or prospectus will be in a form acceptable to Simmons and its counsel. This opinion does not address the Parent’s underlying business decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Parent or the effects of any other transaction in which the Parent might engage.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the consideration to be paid by the Parent for the Company as set forth in the Merger Agreement is fair to the stockholders of the Parent from a financial point of view.

Very truly yours,

Simmons & Company International

ANNEX C

OPINION OF CITIGROUP GLOBAL MARKETS INC.

Global Banking 388 Greenwich Street New York, NY 10013

March 18, 2007

The Board of Directors

TODCO

2000 W. Sam Houston Parkway S., Ste. 800

Houston, Texas 77042-3615

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of TODCO (“TODCO”) of the Merger Consideration (defined below) to be received by such holders pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Merger Agreement”) to be entered into among TODCO, Hercules Offshore, Inc. (“Hercules”) and The Hercules Offshore Drilling Company LLC (“Merger Sub”), a wholly owned subsidiary of Hercules. As more fully described in the Merger Agreement, (i) TODCO will be merged with and into Merger Sub (the “Merger”) and (ii) each outstanding share of the common stock, par value $0.01 per share, of TODCO (“TODCO Common Stock”) will be converted into the right to receive, at the election of the holder thereof and subject to certain proration procedures and limitations set forth in the Merger Agreement, either (x) an amount in cash equal to the Per Share Cash Consideration (as defined in the Merger Agreement) or (y) a number of shares of common stock, par value $0.01 per share, of Hercules (“Hercules Common Stock”) equal to the Per Share Stock Consideration (as defined in the Merger Agreement and, together, with the Per Share Cash Consideration, the “Merger Consideration”).

In arriving at our opinion, we reviewed a draft dated March 17, 2007 of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of TODCO and certain senior officers and other representatives and advisors of Hercules concerning the businesses, operations and prospects of TODCO and Hercules. We examined certain publicly available business and financial information relating to TODCO and Hercules as well as certain financial forecasts and other information and data relating to TODCO and Hercules which were provided to or discussed with us by the respective managements of TODCO and Hercules, as well as adjustments to the forecasts and other information and data relating to Hercules discussed with us by the management of TODCO. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of TODCO Common Stock and Hercules Common Stock; the historical and projected earnings and other operating data of TODCO and Hercules; and the capitalization and financial condition of TODCO and Hercules. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of TODCO and Hercules. We also evaluated certain potential pro forma financial effects of the Merger on Hercules. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

Citigroup Global Markets Inc.

In rendering our opinion, we have assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements of TODCO and Hercules that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to TODCO and Hercules provided to or otherwise reviewed by or discussed with us, we have been advised by the respective managements of TODCO and Hercules that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of TODCO and Hercules as to the future financial performance of TODCO and Hercules, and have assumed, with your consent, that the financial results reflected in such forecasts and other information and data will be realized in the amounts and at the times projected. We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on TODCO, Hercules or the contemplated benefits of the Merger. Representatives of TODCO have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We also have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We are not expressing any opinion as to what the value of Hercules Common Stock actually will be when issued pursuant to the Merger or the price at which the Hercules Common Stock will trade at any time. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of TODCO or Hercules nor have we made any physical inspection of the properties or assets of TODCO or Hercules. We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of TODCO, nor were we requested to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for TODCO or the effect of any other transaction in which TODCO might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

Citigroup Global Markets Inc. has acted as financial advisor to TODCO in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. We and our affiliates in the past have provided, and currently provide, services to TODCO and Hercules unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation: (a) acting as sole bookrunner in the $245 million offering of TODCO Common Stock in May 2005, executing TODCO’s $150 million open market share repurchase program in August 2006 and acting as administrative agent in the establishment of a $60 million credit facility with TODCO in January 2005; and (b) acting as joint bookrunner in Hercules’ $212 million initial public offering in October 2005, acting as joint bookrunner in Hercules’ $331 million offering of Hercules Common Stock in April 2006, acting as co-manager of Hercules’ $248 million offering of Hercules Common Stock in November 2006 and acting as joint lead arranger, joint bookrunner and syndication agent in the establishment of a $140 million term loan and a $25 million revolving credit facility with Hercules in June 2005. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of TODCO and Hercules for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with TODCO, Hercules and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of TODCO in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of TODCO Common Stock.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

ANNEX D

SECTION 262 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

§262. APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX E

Hercules Offshore 2004 Long-Term Incentive Plan

Effective upon the Merger

HERCULES OFFSHORE

2004 LONG-TERM INCENTIVE PLAN

(As Amended and Restated)

1. Objectives. This Hercules Offshore 2004 Long-Term Incentive Plan (this “Plan”) is intended as an incentive to retain and attract persons of training, experience and ability to serve as employees, consultants and directors of Hercules Offshore, Inc., a Delaware corporation, and its successors, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries and to provide for the assumption, continuation and fulfillment upon exercise of the Assumed Options and the Assumed Deferred Units pursuant to the Merger Agreement (as those terms are defined below).

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Act” means the Securities Act of 1933, as amended from time to time.

“Assumed Deferred Units” means the Deferred Units, as defined in the Merger Agreement, granted in 2007 to holders other than Non-Continuing Employees, as defined in the Merger Agreement, assumed by the Company pursuant to Section 2.4(c)(v)(B) of the Merger Agreement.

“Assumed Options” means TODCO Options that become “Assumed Options” pursuant to, and as that term is defined in, the Merger Agreement.

“Award” means any Option, Restricted Stock, Performance Award, Phantom Stock, Stock Appreciation Right, Cash Award or Stock Award, whether granted singly, in combination or in tandem, granted to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan. The term “Award” shall also mean an Assumed Option and an Assumed Deferred Unit, unless the context in which it is used indicates that a reference to Assumed Options or Assumed Deferred Units is not intended.

“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award payable in cash.

“Change in Control” means (i) the consummation of a reorganization, merger, consolidation or other transaction, in any case, with respect to which persons who were stockholders (or members) of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own equity interests representing at least 51% of the total combined voting power of the Company or the resulting reorganized, merged or consolidated entity, as applicable, (ii) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than to one or more Subsidiaries of the Company), or (iii) the occurrence of (A) the consummation of a transaction or series of related transactions in which the Company issues, as consideration for the acquisition (through a merger, reorganization, stock purchase, asset purchase or otherwise) of the assets or capital stock of an unaffiliated third party, equity in the Company representing more than 35% of the outstanding equity of the Company calculated as of the consummation of such transaction or transactions, in conjunction with (B) a change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who had been directors of the Company at the time of the approval by the Board of the issuance of such equity in the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Nominating, Governance and Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer this Plan, or in the absence of any such designation, the Board.

“Common Stock” means the common stock of the Company.

“Company” means Hercules Offshore, Inc.

“Consultant” means an individual, other than a Director of an Employee who renders consulting services or advisory services to the Company or a Subsidiary, provided such services are not in connection with the offer or sale of securities in a capital-raising transaction.

“Director” means a member of the Board of Directors of the Company who is not an Employee or a Consultant of the Company or a Subsidiary.

“Effective Date” means the date of this amendment and restatement of the Plan is approved by the Board, subject to Section 24.

“Effective Time of the Merger” shall have the same meaning as the term “Effective Time” as defined in the Merger Agreement.

“Employee” means an individual employed by the Company or a Subsidiary. For purposes of this Plan, an Employee also includes a consultant providing services to the Company or a Subsidiary.

“Exercise Price” means, in the case of Option Shares, the price at which the Option Shares may be purchased under the terms of an Award Agreement and in the case of Stock Appreciation Rights, the base value from which appreciation of shares of Common Stock is measured for purposes of determining the amount payable upon the exercise of such Stock Appreciation Right.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (a) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date or, if there has been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if shares of Common Stock are not so listed but are quoted on the NASDAQ National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the NASDAQ National Market on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the NASDAQ Stock Market or, if not reported by the NASDAQ Stock Market, by the National Quotation Bureau Incorporated; or (d) if none of the above is applicable, then such amount as may be determined by the Committee or the Board by the reasonable application of a reasonable valuation methodology taking into consideration in applying its methodology all available information material to the value of the Company.

“Grant Date” means the date on which an Award is granted by the Committee; provided, however, that in the case of Options and Stock Appreciation Rights, “Grant Date” shall have the same meaning as the terms “date of grant” and similar terminology in the regulations promulgated under Code Section 409A.

“Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 13 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

“ISO” means an incentive stock option within the meaning of Code Section 422.

“Merger Agreement” means the Amended and Restated Agreement and Plan of Merger By and Among Hercules Offshore, Inc., TODCO, and THE Hercules Offshore Drilling Company LLC, Effective as of March 18, 2007.

“Non-Continuing Employees” shall have the same meaning as provided in the Merger Agreement.

“Option” means a right to purchase a particular number of shares of Common Stock at a particular Exercise Price, subject to certain terms and conditions as provided in this Plan and an Award Agreement. An Option may be in the form of an ISO or a nonqualified stock option within the meaning of Code Section 83.

“Option Shares” means the shares of Common Stock covered by a particular Option.

“Outside Director” means a Director who is not an Employee, who qualifies as:

(a) a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, and

(b) an “outside director” under Code Section 162(m) and the regulations promulgated thereunder.

“Participant” means an Employee, Director or Consultant to whom an Award has been granted under this Plan. The term “Participant” shall also mean a former employee or director of TODCO who holds an outstanding and unexercised Assumed Option that is subject to the terms of this Plan.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

“Performance Award” means an Award that is contingent on the achievement of certain performance objectives established by the Committee pursuant to the terms of Section 6(c).

“Phantom Stock” means a right to receive payment, in cash or shares of Common Stock, equal to the Fair Market Value of a specified number of shares of Common Stock.

“Plan” means the Hercules Offshore 2004 Long-Term Incentive Plan, as amended from time to time.

“Restricted Stock” means shares of Common Stock that are restricted or subject to forfeiture provisions.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or shares of Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over the Exercise Price of the Stock Appreciation Right.

“Stock Award” means an Award payable in shares of Common Stock, which may be Restricted Stock.

“Subsidiary” means (a) with respect to any Awards other than ISOs, and as otherwise used in this Plan, (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), and (b) with respect to Awards of ISOs, any subsidiary within the meaning of Code Section 424(f).

“TODCO” means TODCO, a Delaware corporation, during its existence prior to the Effective Time of the Merger.

“TODCO Deferred Unit” shall mean the Assumed Deferred Unit, as well as the written award agreement and the plan provisions incorporated by reference therein granted by TODCO and evidencing the terms and provisions of the Assumed Deferred Unit.

“TODCO Option” shall mean “Company Stock Option”, as that term is defined in the Merger Agreement, as well as the written award agreement and the plan provisions incorporated by reference therein granted by TODCO and evidencing the terms and provisions of that TODCO Option.

3. Plan Administration and Designation of Participants. All Employees of the Company and its Subsidiaries and all Directors and Consultants are eligible for Awards under this Plan. The Committee shall select the Participants from time to time by the grant of Awards under this Plan and, subject to the terms and conditions of this Plan, shall determine all terms and conditions of the Awards. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate. The Committee may delegate its duties hereunder to the Chief Executive Officer or other executive officers of the Company subject to such rules and regulations as the Committee establishes. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award Agreement, waive any restriction or other provision of this Plan or an Award Agreement or otherwise amend or modify an Award in any manner that is either (a) not adverse to the Participant holding the Award or (b) consented to by such Participant. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part. With respect to Committee appointments and composition, only a Committee (or a properly constituted and authorized sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant Awards that will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Stock incentives to Insiders that will be exempt from Section 16(b) of the Exchange Act.

4. Award Agreement. Each Award granted hereunder shall be described in an Award Agreement, which shall be subject to the terms and conditions of this Plan and shall be signed by the Participant and by the appropriate officer for and on behalf of the Company.

5. Shares of Common Stock Subject to this Plan. Subject to adjustment as provided in Section 12 hereof, the total number of shares of Common Stock that may be issued pursuant to Awards under this Plan, including the Assumed Options, will not exceed 10,250,000 shares of Common Stock (consisting of 2,450,000 originally authorized in 2005, an additional 1,000,000 shares authorized in 2006, and an additional 6,800,000 shares authorized in 2007 in connection with the amendment and restatement of the Plan), of which 250,000 may be granted as Incentive Stock Options. All such shares of Common Stock shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued shares of Common Stock, from shares held in the treasury of the Company or from shares that have been reacquired by the Company.

(a) Except with respect to Assumed Options or the Assumed Deferred Units, the maximum amount of shares of Common Stock that may be covered by awards granted to any one individual pursuant to Section 6 in any calendar year shall be (i) 100,000 with respect to Stock Awards or Phantom Stock and (ii) 375,000 with respect to SARs or Options. The limitations set forth in this Section 5(a) (collectively referred to as the “Stock-Based Award Limitations”) shall not apply to the Assumed Options or the Assumed Deferred Units.

(b) The maximum payment that can be made for awards granted to any one individual pursuant to Section 6(e) in respect of any calendar year shall be $2,900,000.

(c) The Committee and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan. Awards that are forfeited or terminated or expire unexercised in such a manner that all or some of the shares of Common Stock subject thereto are not issued to a Participant shall immediately become available for the granting of Awards under this Plan.

6. Awards to Participants.

(a) Incentive Stock Options. Options granted to Employees (but not Consultants or Directors) hereunder may be incentive stock options within the meaning of Code Section 422 (an “ISO”). An ISO shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. Any ISO granted shall expire not later than ten (10) years after the Grant Date, with the expiration date to be specified by the Committee in the Award Agreement. Any ISO granted must, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Code Section 422. Pursuant to the ISO requirements of Code Section 422, notwithstanding anything herein to the contrary, (i) no ISO can be granted under this Plan on or after the tenth (10th) anniversary of the Effective Date (or the fifth anniversary of the Effective Date if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary), (ii) no Optionee may be granted an ISO to the extent that, upon the grant of the ISO, the aggregate Fair Market Value (determined as of the date the Option is granted) of the Common Stock with respect to which ISOs (including Options hereunder) are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Subsidiary) would exceed $100,000, and (iii) the Exercise Price of the ISO may not be less than 100% of the Fair Market Value of the Common Stock at the time of grant (or not less than 110% of such of the Fair Market Value if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary). All other terms, conditions and limitations applicable to ISOs shall be determined by the Committee.

(b) Nonqualified Stock Options. Options granted to Participants may be nonqualified stock options within the meaning of Code Section 83. A nonqualified stock option shall consist of a right to purchase a specified number of shares of Common Stock at the Exercise Price specified by the Committee in the Award Agreement, which Exercise Price shall not be less than the Fair Market Value of the subject shares of Common Stock on the Grant Date of the Option. The expiration date of the nonqualified stock option shall be specified by the Committee in the Award Agreement. All other terms, conditions and limitations applicable to nonqualified stock options shall be determined by the Committee.

(c) Stock Award (including Restricted Stock). An Award may consist of Common Stock or may be denominated in units of Common Stock. Each Stock Award awarded shall be subject to such conditions, restrictions, and contingencies as the Committee shall determine and set forth in the Award Agreement. The certificates evidencing shares of Common Stock issued in connection with a Stock Award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

(d) Phantom Stock. An Award may be in the form of Phantom Stock or other bookkeeping account tied to the value of shares of Common Stock. Each Phantom Stock Award awarded shall be subject to such conditions, restrictions, and contingencies as the Committee shall determine and set forth in the Award Agreement.

(e) Cash Awards. An Award may be in the form of a Cash Award. Each Cash Award awarded shall be subject to such conditions, restrictions, and contingencies as the Committee shall determine and set forth in the Award Agreement

(f) Stock Appreciation Rights. An Award may be in the form of an SAR. The Exercise Price of an SAR shall not be less than the Fair Market Value of the Common Stock on the Grant Date of the SAR. The term of a SAR shall not exceed ten years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(g) Performance Awards. Any Option, Stock Award, Phantom Stock or Cash Award may be designed as Performance Awards. Each Performance Award awarded shall be subject to such conditions, restrictions, and contingencies as the Committee shall determine and set forth in the Award Agreement. These may include continuous service with the Company and/or its Subsidiaries and/or the achievement of performance goals. The performance goals that may be used by the Committee for such awards shall consist of revenue, net income, stock price, market share, earnings per share, other earnings measures, return on equity, return on assets, costs, shareholder value, EBIT, EBITDA, funds from operations, cash flow, cash from operations, net cash flow, net cash flow before financing activities, other cash flow measures, total shareholder return, return on capital, return on invested capital, operating income, after-tax operating income, utilization rates, successful closing of transactions, total market value and safety and environmental performance measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on absolute Company or business unit performances and/or on performance as compared with that of other publicly-traded companies. Unless otherwise stated, a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). A Performance Award may be designed to satisfy the Performance-Based Exception.

7. Payment of Awards.

(a) General. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

(b) Deferral. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise. Any such deferral may be in the form of installment payments or a future lump-sum payment. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

(c) Dividends and Interest. Distributions or dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

(d) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) that results in an adjustment pursuant to Section 14(b), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other Awards or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs without stockholder approval.

8. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Award that has been held by the Participant for at least six (6) months and that is valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or Awards to exercise an Option as it deems appropriate. The Committee may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award through a broker-assisted “cashless” exercise procedure.

9. Change of Control of the Company.

(a) General Rule for Options. Except as otherwise provided in an Award Agreement, if a Change of Control occurs and the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, then with respect to any Option that is not so assumed or substituted (a “Non-Assumed Option”), in the event of a Change of Control, the Committee, in its sole and absolute discretion, may (but shall not be required to) take any or all of the following actions to be effective as of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(i) accelerate the vesting and/or exercisability of such Non-Assumed Option; and/or

(ii) unilaterally cancel such Non-Assumed Option in exchange for:

(A) whole and/or fractional shares of Common Stock (or for whole shares and cash in lieu of any fractional share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Option Shares subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Option Shares; or

(B) cash or other property equal in value to the excess of the Fair Market Value of the Option Shares subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Option Shares; and/or

(iii) unilaterally cancel such Non-Assumed Option after providing the holder of such Non-Assumed Option with:

(A) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change of Control, and

(B) notice of such opportunity to exercise prior to the commencement of such specified period.

Notwithstanding the foregoing, to the extent that the recipient of an Option is an Insider, payment of cash in lieu of whole or fractional shares of Common Stock or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Award Agreement provides otherwise, the payment of cash in lieu of whole or fractional shares of Common Stock or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

(b) General Rule for Other Stock Incentive Agreements. If a Change of Control occurs, then, except to the extent otherwise provided in the Stock Award Agreement pertaining to a particular Award or as otherwise provided in this Plan, each Award shall be governed by applicable law and the documents effectuating the Change of Control.

10. Termination of Employment or Service. Upon the termination of employment or service by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. Unless otherwise specifically provided in the Award Agreement, each Award granted pursuant to this Plan that is an Option may be exercised, to the extent then vested, no more than three months from the date the Participant’s employment or service with the Company or its Subsidiaries terminates.

11. Assumption of TODCO Options. In accordance with Section 2.4(c)(iii) of the Merger Agreement, as of the Effective Time of the Merger and subject to the requirements, terms and conditions of the Merger Agreement, the Company assumes the Assumed Options, which shall be incorporated into and administered under this Plan. The Committee shall grant new Award Agreements evidencing and containing the terms of the Assumed Options and replacing the TODCO Options that originally evidenced such Assumed Options. The new Award Agreements for the Assumed Options shall reflect:

(a) that with respect to vesting,

(i) Assumed Options granted by TODCO prior to February 26, 2007, shall be fully vested as of the Effective Time of the Merger;

(ii) Assumed Options (whenever granted by TODCO) held by Non-Continuing Employees shall be fully vested as of the Effective Time of the Merger;

(iii) Assumed Options that were fully vested prior to the Effective Time of the Merger in accordance with the terms of their respective TODCO Options shall be fully vested; and

(iv) Assumed Options not addressed in clauses (i), (ii) or (iii), above, shall be subject to a remaining vesting schedule, conditions and requirements consistent with the terms of the respective TODCO Options originally evidencing those Assumed Options;

(b) that the Assumed Options shall be exercisable for shares of Common Stock (and not for shares of TODCO common stock), the number and Exercise Price of which shall be determined as provided in Section 2.4(c)(iii) of the Merger Agreement;

(c) that the Assumed Options shall be exercisable (subject to satisfaction of the vesting requirements in the case of Assumed Options subject to (a)(iv), above) for the term as provided under the TODCO Options; and

(d) that the Assumed Options shall be subject to the terms of the TODCO Option and such other terms and conditions as the Committee shall include in new Award Agreements to provide for, among other things, the administration of the Assumed Options under this Plan, so long as those other terms and conditions do no violate Section 2.4(c)(iii) of the Merger Agreement or the TODCO Option.

12. Assumption of TODCO Deferred Units. Pursuant to Section 2.4(c)(v)(B) of the Merger Agreement, the Company does hereby assume as of the Effective Time of the Merger the obligations of TODCO under the award letters for Assumed Deferred Units granted by TODCO in 2007 to holders other than Non-Continuing Employees and outstanding immediately prior to the Effective Time of the Merger. Section 2.4(c)(v)(B) of the Merger Agreement provides that the effect of the foregoing is that the Assumed Deferred Units shall be converted into, immediately prior to the Effective Time of the Merger, restricted shares of TODCO common stock at the rate of 0.5 restricted share per Deferred Unit, which shall in turn be converted into restricted shares of Company common stock. In accordance with the forgoing, the Committee shall grant shares of Restricted Stock for the restricted shares of TODCO common stock resulting from the assumption of the Assumed Deferred Units. Such Restricted Stock shall be granted in accordance with the provisions and requirements of Section 2.4(c)(v)(B) of the Merger Agreement, the TODCO Deferred Unit and, to the extent not inconsistent with the foregoing, the provisions of this Plan.

13. Assignability. Except as otherwise provided herein, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and during the lifetime of a Participant, any Award shall be exercisable only by him, or in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 11 shall be null and void. Upon a Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.

Subject to approval by the Committee in its sole discretion, other than with respect to ISOs, all or a portion of the Awards granted to a Participant under this Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (a) the spouse, parent, brother, sister, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members or (c) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests; provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this Section. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as otherwise provided herein, the term “Participant” shall be deemed to refer to the transferee. The consequences of termination of employment shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

14. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures or other obligations, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other Company act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, the Committee shall adjust: (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards; (ii) the Exercise Price in respect of such Awards; (iii) the appropriate Fair Market Value and other price determinations for such Awards and (iv) the Stock-Based Award Limitations as appropriate.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation that is not a Change of Control, the Committee shall be authorized (i) to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment or (ii) to cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise for thirty (30) days prior to such cancellation.

15. Purchase for Investment. Unless the Awards and shares of Common Stock covered by this Plan have been registered under the Act, as amended, each person receiving shares of Common Stock pursuant to an Award under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

16. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of the minimum amount of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes at the minimum rate required by law. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

17. Amendments or Termination. The Company may amend, alter or discontinue this Plan, except that no amendment or alteration that would impair the rights of any Participant under any Award that he has been granted shall be made without his consent, and no amendment or alteration shall be effective prior to approval by the Company’s stockholders to the extent such approval is determined by the Board to be required by applicable laws, regulations or exchange requirements.

18. Restrictions. No shares of Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. The Award Agreement may include provisions for the repurchase by the Company of Common Stock acquired pursuant to an Award and repurchase of the Participant’s Option rights.

19. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

20. Indemnification. The Company shall indemnify and hold harmless any member of the Board or any Committee and other individuals, including Employees and Directors, performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, committee member or individual.

21. Rule 16b-3. It is intended that this Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of this Plan or any such Awards would disqualify this Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

22. No Guarantee of Employment or Board Service. The granting of any Award shall not impose upon the Company any obligation to maintain any Participant as an Employee or an Director and shall not diminish the power of the Company to discharge any Participant at any time.

23. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

24. Effective Date of Plan. This Plan as amended and restated shall be effective as of the Effective Date, subject to the approval of this Plan as amended and restated by the stockholders of the Company within twelve (12) months of the adoption of this Plan by the Board. Unless terminated earlier by the Board, this Plan shall terminate as of the tenth (10th) anniversary of the Effective Date and no further Awards shall be made after such date. Termination of this Plan shall not affect Awards made prior to the termination date.

25. Code Section 409A Compliance. It is the intent of the Company that the provisions of the Plan and any Award Agreement comply with or, as applicable, be deemed exempt from, Code Section 409A and related regulations and Treasury pronouncements.

ANNEX F

Hercules Offshore 2004 Long-Term Incentive Plan

if Merger is not Completed

HERCULES OFFSHORE

2004 LONG-TERM INCENTIVE PLAN

(As Amended and Restated)

1. Objectives. This Hercules Offshore 2004 Long-Term Incentive Plan (this “Plan”) is intended as an incentive to retain and attract persons of training, experience and ability to serve as employees, consultants and directors of Hercules Offshore, Inc., a Delaware corporation, and its successors, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Act” means the Securities Act of 1933, as amended from time to time.

“Award” means any Option, Restricted Stock, Performance Award, Phantom Stock, Stock Appreciation Right, Cash Award or Stock Award, whether granted singly, in combination or in tandem, granted to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan.

“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award payable in cash.

“Change in Control” means (i) the consummation of a reorganization, merger, consolidation or other transaction, in any case, with respect to which persons who were stockholders (or members) of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own equity interests representing at least 51% of the total combined voting power of the Company or the resulting reorganized, merged or consolidated entity, as applicable, (ii) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than to one or more Subsidiaries of the Company), or (iii) the occurrence of (A) the consummation of a transaction or series of related transactions in which the Company issues, as consideration for the acquisition (through a merger, reorganization, stock purchase, asset purchase or otherwise) of the assets or capital stock of an unaffiliated third party, equity in the Company representing more than 35% of the outstanding equity of the Company calculated as of the consummation of such transaction or transactions, in conjunction with (B) a change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who had been directors of the Company at the time of the approval by the Board of the issuance of such equity in the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Nominating, Governance and Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer this Plan, or in the absence of any such designation, the Board.

“Common Stock” means the common stock of the Company.

“Company” means Hercules Offshore, Inc.

“Consultant” means an individual, other than a Director of an Employee who renders consulting services or advisory services to the Company or a Subsidiary, provided such services are not in connection with the offer or sale of securities in a capital-raising transaction.

“Director” means a member of the Board of Directors of the Company who is not an Employee or a Consultant of the Company or a Subsidiary.

“Effective Date” means the date of this amendment and restatement of the Plan is approved by the Board, subject to Section 22.

“Employee” means an individual employed by the Company or a Subsidiary. For purposes of this Plan, an Employee also includes a consultant providing services to the Company or a Subsidiary.

“Exercise Price” means, in the case of Option Shares, the price at which the Option Shares may be purchased under the terms of an Award Agreement and in the case of Stock Appreciation Rights, the base value from which appreciation of shares of Common Stock is measured for purposes of determining the amount payable upon the exercise of such Stock Appreciation Right.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (a) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date or, if there has been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if shares of Common Stock are not so listed but are quoted on the NASDAQ National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the NASDAQ National Market on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the NASDAQ Stock Market or, if not reported by the NASDAQ Stock Market, by the National Quotation Bureau Incorporated; or (d) if none of the above is applicable, then such amount as may be determined by the Committee or the Board by the reasonable application of a reasonable valuation methodology taking into consideration in applying its methodology all available information material to the value of the Company.

“Grant Date” means the date on which an Award is granted by the Committee; provided, however, that in the case of Options and Stock Appreciation Rights, “Grant Date” shall have the same meaning as the terms “date of grant” and similar terminology in the regulations promulgated under Code Section 409A.

“Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 13 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

“ISO” means an incentive stock option within the meaning of Code Section 422.

“Option” means a right to purchase a particular number of shares of Common Stock at a particular Exercise Price, subject to certain terms and conditions as provided in this Plan and an Award Agreement. An Option may be in the form of an ISO or a nonqualified stock option within the meaning of Code Section 83.

“Option Shares” means the shares of Common Stock covered by a particular Option.

“Outside Director” means a Director who is not an Employee, who qualifies as:

(a) a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, and

(b) an “outside director” under Code Section 162(m) and the regulations promulgated thereunder.

“Participant” means an Employee, Director or Consultant to whom an Award has been granted under this Plan.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

“Performance Award” means an Award that is contingent on the achievement of certain performance objectives established by the Committee pursuant to the terms of Section 6(c).

“Phantom Stock” means a right to receive payment, in cash or shares of Common Stock, equal to the Fair Market Value of a specified number of shares of Common Stock.

“Plan” means the Hercules Offshore 2004 Long-Term Incentive Plan, as amended from time to time.

“Restricted Stock” means shares of Common Stock that are restricted or subject to forfeiture provisions.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or shares of Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over the Exercise Price of the Stock Appreciation Right.

“Stock Award” means an Award payable in shares of Common Stock, which may be Restricted Stock.

“Subsidiary” means (a) with respect to any Awards other than ISOs, and as otherwise used in this Plan, (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), and (b) with respect to Awards of ISOs, any subsidiary within the meaning of Code Section 424(f).

3. Plan Administration and Designation of Participants. All Employees of the Company and its Subsidiaries and all Directors and Consultants are eligible for Awards under this Plan. The Committee shall select the Participants from time to time by the grant of Awards under this Plan and, subject to the terms and conditions of this Plan, shall determine all terms and conditions of the Awards. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate. The Committee may delegate its duties hereunder to the Chief Executive Officer or other executive officers of the Company subject to such rules and regulations as the Committee establishes. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award Agreement, waive any restriction or other provision of this Plan or an Award Agreement or otherwise amend or modify an Award in any manner that is either (a) not adverse to the Participant holding the Award or (b) consented to by such Participant.

Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part. With respect to Committee appointments and composition, only a Committee (or a properly constituted and authorized sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant Awards that will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Stock incentives to Insiders that will be exempt from Section 16(b) of the Exchange Act.

4. Award Agreement. Each Award granted hereunder shall be described in an Award Agreement, which shall be subject to the terms and conditions of this Plan and shall be signed by the Participant and by the appropriate officer for and on behalf of the Company.

5. Shares of Common Stock Subject to this Plan. Subject to adjustment as provided in Section 12 hereof, the total number of shares of Common Stock that may be issued pursuant to Awards under this Plan will not exceed 4,650,000 shares of Common Stock (consisting of 2,450,000 originally authorized in 2005, an additional 1,000,000 shares authorized in 2006, and an additional 1,200,000 shares authorized in 2007 in connection with the amendment and restatement of the Plan), of which 250,000 may be granted as Incentive Stock Options. All such shares of Common Stock shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued shares of Common Stock, from shares held in the treasury of the Company or from shares that have been reacquired by the Company.

(a) The maximum amount of shares of Common Stock that may be covered by awards granted to any one individual pursuant to Section 6 in any calendar year shall be (i) 100,000 with respect to Stock Awards or Phantom Stock and (ii) 375,000 with respect to SARs or Options. The limitations set forth in this Section 5(a) are collectively referred to as the “Stock-Based Award Limitations.”

(b) The maximum payment that can be made for awards granted to any one individual pursuant to Section 6(e) in respect of any calendar year shall be $2,900,000.

(c) The Committee and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan. Awards that are forfeited or terminated or expire unexercised in such a manner that all or some of the shares of Common Stock subject thereto are not issued to a Participant shall immediately become available for the granting of Awards under this Plan.

6. Awards to Participants.

(a) Incentive Stock Options. Options granted to Employees (but not Consultants or Directors) hereunder may be incentive stock options within the meaning of Code Section 422 (an “ISO”). An ISO shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. Any ISO granted shall expire not later than ten (10) years after the Grant Date, with the expiration date to be specified by the Committee in the Award Agreement. Any ISO granted must, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Code Section 422. Pursuant to the ISO requirements of Code Section 422, notwithstanding anything herein to the contrary, (i) no ISO can be granted under this Plan on or after the tenth (10th) anniversary of the Effective Date (or the fifth anniversary of the Effective Date if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary), (ii) no Optionee may be granted an ISO to the extent that, upon the grant of the ISO, the aggregate Fair Market Value (determined as of the date the Option is granted) of the Common Stock with respect to which ISOs (including Options hereunder) are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Subsidiary) would exceed $100,000, and (iii) the Exercise Price of the ISO may not be less than 100%

of the Fair Market Value of the Common Stock at the time of grant (or not less than 110% of such of the Fair Market Value if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary). All other terms, conditions and limitations applicable to ISOs shall be determined by the Committee.

(b) Nonqualified Stock Options. Options granted to Participants may be nonqualified stock options within the meaning of Code Section 83. A nonqualified stock option shall consist of a right to purchase a specified number of shares of Common Stock at the Exercise Price specified by the Committee in the Award Agreement, which Exercise Price shall not be less than the Fair Market Value of the subject shares of Common Stock on the Grant Date of the Option. The expiration date of the nonqualified stock option shall be specified by the Committee in the Award Agreement. All other terms, conditions and limitations applicable to nonqualified stock options shall be determined by the Committee.

(c) Stock Award (including Restricted Stock). An Award may consist of Common Stock or may be denominated in units of Common Stock. Each Stock Award awarded shall be subject to such conditions, restrictions, and contingencies as the Committee shall determine and set forth in the Award Agreement. The certificates evidencing shares of Common Stock issued in connection with a Stock Award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

(d) Phantom Stock. An Award may be in the form of Phantom Stock or other bookkeeping account tied to the value of shares of Common Stock. Each Phantom Stock Award awarded shall be subject to such conditions, restrictions, and contingencies as the Committee shall determine and set forth in the Award Agreement.

(e) Cash Awards. An Award may be in the form of a Cash Award. Each Cash Award awarded shall be subject to such conditions, restrictions, and contingencies as the Committee shall determine and set forth in the Award Agreement

(f) Stock Appreciation Rights. An Award may be in the form of an SAR. The Exercise Price for an SAR shall not be less than the Fair Market Value of the Common Stock on the Grant Date of the SAR. The term of a SAR shall not exceed ten years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(g) Performance Awards. Any Option, Stock Award, Phantom Stock or Cash Award may be designed as Performance Awards. Each Performance Award awarded shall be subject to such conditions, restrictions, and contingencies as the Committee shall determine and set forth in the Award Agreement. These may include continuous service with the Company and/or its Subsidiaries and/or the achievement of performance goals. The performance goals that may be used by the Committee for such awards shall consist of revenue, net income, stock price, market share, earnings per share, other earnings measures, return on equity, return on assets, costs, shareholder value, EBIT, EBITDA, funds from operations, cash flow, cash from operations, net cash flow, net cash flow before financing activities, other cash flow measures, total shareholder return, return on capital, return on invested capital, operating income, after-tax operating income, utilization rates, successful closing of transactions, total market value and safety and environmental performance measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on absolute Company or business unit performances and/or on performance as compared with that of other publicly-traded companies. Unless otherwise stated, a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). A Performance Award may be designed to satisfy the Performance-Based Exception.

7. Payment of Awards.

(a) General. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

(b) Deferral. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise. Any such deferral may be in the form of installment payments or a future lump-sum payment. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

(c) Dividends and Interest. Distributions or dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

(d) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) that results in an adjustment pursuant to Section 12(b), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other Awards or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs without stockholder approval.

8. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Award that has been held by the Participant for at least six (6) months and that is valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or Awards to exercise an Option as it deems appropriate. The Committee may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award through a broker-assisted “cashless” exercise procedure.

9. Change of Control of the Company.

(a) General Rule for Options. Except as otherwise provided in an Award Agreement, if a Change of Control occurs and the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, then with respect to any Option that is not so assumed or substituted (a “Non-Assumed Option”), in the event of a Change of Control, the Committee, in its sole and absolute discretion, may (but shall not be required to) take any or all of the following actions to be effective as of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(i) accelerate the vesting and/or exercisability of such Non-Assumed Option; and/or

(ii) unilaterally cancel such Non-Assumed Option in exchange for:

(A) whole and/or fractional shares of Common Stock (or for whole shares and cash in lieu of any fractional share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Option Shares subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Option Shares; or

(B) cash or other property equal in value to the excess of the Fair Market Value of the Option Shares subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Option Shares; and/or

(iii) unilaterally cancel such Non-Assumed Option after providing the holder of such Non-Assumed Option with:

(A) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change of Control, and

(B) notice of such opportunity to exercise prior to the commencement of such specified period.

Notwithstanding the foregoing, to the extent that the recipient of an Option is an Insider, payment of cash in lieu of whole or fractional shares of Common Stock or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Award Agreement provides otherwise, the payment of cash in lieu of whole or fractional shares of Common Stock or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

(b) General Rule for Other Stock Incentive Agreements. If a Change of Control occurs, then, except to the extent otherwise provided in the Stock Award Agreement pertaining to a particular Award or as otherwise provided in this Plan, each Award shall be governed by applicable law and the documents effectuating the Change of Control.

10. Termination of Employment or Service. Upon the termination of employment or service by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. Unless otherwise specifically provided in the Award Agreement, each Award granted pursuant to this Plan that is an Option may be exercised, to the extent then vested, no more than three months from the date the Participant’s employment or service with the Company or its Subsidiaries terminates.

11. Assignability. Except as otherwise provided herein, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and during the lifetime of a Participant, any Award shall be exercisable only by him, or in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 11 shall be null and void. Upon a Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.

Subject to approval by the Committee in its sole discretion, other than with respect to ISOs, all or a portion of the Awards granted to a Participant under this Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (a) the spouse, parent, brother, sister, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members or (c) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests; provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this Section. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as otherwise provided herein, the term “Participant” shall be deemed to refer to the transferee. The consequences of termination of employment shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

12. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures or other obligations, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other Company act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, the Committee shall adjust: (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards; (ii) the Exercise Price in respect of such Awards; (iii) the appropriate Fair Market Value and other price determinations for such Awards and (iv) the Stock-Based Award Limitations as appropriate.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation that is not a Change of Control, the Committee shall be authorized (i) to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment or (ii) to cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise for thirty (30) days prior to such cancellation.

13. Purchase for Investment. Unless the Awards and shares of Common Stock covered by this Plan have been registered under the Act, as amended, each person receiving shares of Common Stock pursuant to an Award under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

14. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of the minimum amount of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes at the minimum rate required by law. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

15. Amendments or Termination. The Company may amend, alter or discontinue this Plan, except that no amendment or alteration that would impair the rights of any Participant under any Award that he has been granted shall be made without his consent, and no amendment or alteration shall be effective prior to approval by the Company’s stockholders to the extent such approval is determined by the Board to be required by applicable laws, regulations or exchange requirements.

16. Restrictions. No shares of Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. The Award Agreement may include provisions for the repurchase by the Company of Common Stock acquired pursuant to an Award and repurchase of the Participant’s Option rights.

17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18. Indemnification. The Company shall indemnify and hold harmless any member of the Board or any Committee and other individuals, including Employees and Directors, performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, committee member or individual.

19. Rule 16b-3. It is intended that this Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of this Plan or any such Awards would disqualify this Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

20. No Guarantee of Employment or Board Service. The granting of any Award shall not impose upon the Company any obligation to maintain any Participant as an Employee or an Director and shall not diminish the power of the Company to discharge any Participant at any time.

21. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

22. Effective Date of Plan. This Plan as amended and restated shall be effective as of the Effective Date, subject to the approval of this Plan as amended and restated by the stockholders of the Company within twelve (12) months of the adoption of this Plan by the Board. Unless terminated earlier by the Board, this Plan shall terminate as of the tenth (10th) anniversary of the Effective Date and no further Awards shall be made after such date. Termination of this Plan shall not affect Awards made prior to the termination date.

23. Code Section 409A Compliance. It is the intent of the Company that the provisions of the Plan and any Award Agreement comply with or, as applicable, be deemed exempt from, Code Section 409A and related regulations and Treasury pronouncements.

TODCO	YOUR VOTE IS IMPORTANT AUTHORIZE YOUR PROXY BY INTERNET /TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxypush.com/the		1-866-390-5240
• Go to the Web site address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Internet and telephone voting is available through 11:59 p.m. Eastern Time on July 10, 2007, the day prior to special meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

☐

ê  PLEASE DETACH ALONG THE PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED  ê

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (X) in Black or Blue ink.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

    PROPOSAL 1. ADOPTION OF MERGER AGREEMENT

	FOR	AGAINST	ABSTAIN

Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, effective March 18, 2007, by and among Hercules Offshore, Inc., TODCO and THE Hercules Offshore Drilling Company LLC, a wholly owned subsidiary of Hercules, pursuant to which, among other things, TODCO will be merged with and into THE Hercules Offshore Drilling Company LLC.

	☐	☐	☐	To change the address on your record, please check the box at the right. ☐
PROPOSAL 2. ADJOURN OR POSTPONE SPECIAL MEETING
To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving Proposal 1.	☐	☐	☐	The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the Proposals. If any other business properly comes before the Special Meeting, the proxies will have discretionary authority to vote this proxy with respect thereto in accordance with their judgment.

S C A N L I N E

NOTE: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving the full title of such. If signer is a partnership, please sign in partnership name by authorized person.

Date Share Owner sign here	Co-Owner sign here

PROXY
TODCO
Proxy for the Special Meeting of Stockholders to
be held at 9:00 a.m. on July 11, 2007

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of TODCO (the “Company”), revoking all previous proxies, hereby appoints Jan Rask, T. Scott O’Keefe, Dale W. Wilhelm and Michael P. Donaldson and each of them, each with full power of substitution, to vote the shares of the undersigned at the above-stated Special Meeting and any adjournment(s) or postponement(s) thereof.

(Continued and to be dated and signed on the reverse side.)

To include any comments, please mark this box. ☐	TODCO P.O. BOX 11139 NEW YORK, N.Y. 10203-0139

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